UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Apco Oil and Gas International Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APCO OIL AND GAS INTERNATIONAL INC.

One Williams Center, 35th Floor

Tulsa, Oklahoma 74172

[—], 2014

Dear Shareholder:

You are cordially invited to attend an extraordinary general meeting of the shareholders of Apco Oil and Gas International Inc. (the “Company”) to be held at [—] a.m., local time, on [—], 2014, at One Williams Center, 720 level, Community Room, Tulsa, Oklahoma, 74172.

On October 2, 2014, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Pluspetrol Resources Corporation, a company incorporated under the laws of the Cayman Islands (“Parent”) and Pluspetrol Black River Corporation, a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). The Merger Agreement was unanimously approved by the Company’s board of directors (the “Board”). At the extraordinary general meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement (and the plan of merger exhibited thereto) and a proposal to approve, on a non-binding advisory basis, the “golden parachute” compensation that certain executive officers of the Company will or may receive in connection with the Merger. The Merger Agreement (including the plan of merger exhibited thereto) is attached as Annex A to the enclosed proxy statement.

If our shareholders approve and adopt the Merger Agreement (and the plan of merger exhibited thereto) and the Merger is subsequently completed, you will be entitled to receive $14.50 in cash, for each share of the Company you own immediately prior to the effective time of the Merger (unless you have properly and validly perfected your statutory dissenter rights with respect to the Merger) without interest and less any applicable withholding taxes.

After careful consideration, our Board determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interest of, the Company and its shareholders, and unanimously recommended that our shareholders adopt the Merger Agreement (and the plan of merger exhibited thereto) at the extraordinary general meeting. Our Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement to be voted on by the Company shareholders at the extraordinary general meeting, as described in this proxy statement.

In considering the recommendation of the Board, you should be aware that some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of shareholders generally.

The Securities and Exchange Commission has adopted rules that require us to seek a non-binding advisory vote with respect to certain payments that will or may be made to the Company’s executive officers in connection with the Merger. Accordingly, at the extraordinary general meeting, you will be asked to consider and vote upon a proposal to approve, on a non-binding advisory basis, the “golden parachute” compensation that certain executive officers of the Company will or may receive in connection with the Merger. Our Board recommends that you vote “FOR” the proposal to approve, the “golden parachute” compensation that will or may be received by certain executive officers of the Company in connection with the Merger.

The Merger cannot be consummated unless the Merger Agreement is adopted by the affirmative vote of the holders of at least two-thirds of all shares attending and voting at the extraordinary general meeting either in person or by proxy. Our majority shareholder, WPX Energy, Inc. (“WPX”), the holder of approximately 69% of the shares of the Company, has entered into a Power of Attorney pursuant to which it has instructed Appleby Trust (Cayman) Ltd., a designee of Parent, to vote WPX’s shares of the Company in favor of the approval and adoption of the Merger Agreement and the plan of merger and to vote against approvals of any proposal made in opposition to, competition with, or that would result in a breach of the Merger Agreement. The power of attorney automatically terminates upon the termination of the Merger Agreement pursuant to its terms. The number of Company shares held by WPX and underlying the Power of Attorney is sufficient to adopt the Merger Agreement (and the plan of merger exhibited thereto). The Company is nonetheless soliciting your vote and distributing the attached proxy statement because (i) the laws of the Cayman Islands require the Merger to be approved by way of a special resolution of the shareholders of the Company and do not permit the Merger to be approved by written resolution unless the resolution is adopted unanimously by all shareholders (therefore the Company is required to hold a shareholders meeting to approve the Merger), (ii) the NASDAQ listing rules require that the Company solicit proxies and provide proxy statements for all meetings of shareholders, and (iii) in consideration of the foregoing clauses “(i)” and “(ii),” the Company agreed to do so in the Merger Agreement.

Your vote is requested, regardless of the number of shares of the Company you own. Whether or not you attend the meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope prior to the meeting. If you mark “abstain” on your proxy card or attend the meeting and vote to abstain, it will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement and “AGAINST” the proposal regarding “golden parachute” compensation. If you fail to vote your shares or do not attend the meeting, it will have no effect on the adoption of the Merger Agreement and no effect on the proposal regarding “golden parachute” compensation. If you attend the meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

If your shares are held in “street name” by your broker, bank or other nominee, your broker, bank, or other nominee will be unable to vote your shares without instructions from you. You should instruct your broker, bank or other nominee how to vote your Company shares in accordance with the instructions provided by your broker, bank or other nominee. The failure to instruct your broker, bank or other nominee to vote your Company shares “FOR” the approval of the proposal to adopt the Merger Agreement (and the plan of merger exhibited thereto) will have no effect on the adoption of the Merger Agreement.

The proxy statement attached to this letter provides you with information about the proposed Merger and the extraordinary general meeting. We encourage you to read the entire proxy statement carefully, including the annexes thereto and any documents incorporated by reference. You may also obtain more information about the Company from the documents we have filed with the Securities and Exchange Commission. If you have any questions about the extraordinary general meeting or the Merger after reading the proxy statement, you may contact the Company’s proxy solicitor, Morrow & Co., LLC, at (888) 681-0976.

Thank you for your cooperation and continued support.

Sincerely,

Richard E. Muncrief

Chairman of the Board

APCO OIL AND GAS INTERNATIONAL INC.

One Williams Center, 35th Floor

Tulsa, Oklahoma 74172

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD [—]

An extraordinary general meeting of shareholders of Apco Oil and Gas International Inc., a Cayman Islands exempted company limited by shares (the “Company”), will be held at [—] a.m., on [—], 2014 at One Williams Center, 720 level, Community Room, Tulsa, Oklahoma, 74172 for the following purposes:

1.	To vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 2, 2014 (as it may be amended from time to time, the “Merger Agreement”) and the plan of merger exhibited thereto, by and among Pluspetrol Resources Corporation, a company incorporated under the laws of the Cayman Islands (“Parent”), Pluspetrol Black River Corporation, a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, as more fully described in the accompanying proxy statement, pursuant to which Merger Sub will be merged with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”);

2.	To consider and vote on a proposal to approve, on a non-binding and advisory basis, certain executive compensation matters. See “The Merger – Interests of the Company’s Directors and Officers in the Merger” beginning on page 47; and

3.	To transact such other business as may properly come before the extraordinary general meeting, or any adjournment or postponement of the extraordinary general meeting, by or at the direction of the Board of Directors of the Company.

Only holders of record of the Company’s Ordinary Shares, par value $0.01, and the Company’s Class A Shares, par value $0.01, (collectively, the “Company Shares”) at the close of business on [—], 2014 are entitled to notice of and to vote at the extraordinary general meeting and any adjournment or postponement therefor. A list of shareholders of record is available for inspection at the Company’s corporate headquarters, located at One Williams Center, 35th Floor, Tulsa, Oklahoma 74172.

Your vote is requested, regardless of the number of shares of the Company you own.

The adoption of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the Company Shares attending and voting at the extraordinary general meeting either in person or by proxy. Our majority shareholder, WPX Energy, Inc. (“WPX”), the holder of approximately 69% of the Company Shares, has entered into a Power of Attorney pursuant to which it has instructed Appleby Trust (Cayman) Ltd., a designee of Parent, to vote WPX’s Company Shares in favor of the approval and adoption of the Merger Agreement and the plan of merger and to vote against approvals of any proposal made in opposition to, competition with, or that would result in a breach of the Merger Agreement. The Power of Attorney automatically terminates upon the termination of the Merger Agreement pursuant to its terms. The number of Company Shares held by WPX and underlying the Power of Attorney is sufficient to adopt the Merger Agreement (and the plan of merger exhibited thereto). The Company is nonetheless soliciting your vote and distributing the attached proxy statement because (i) the laws of the Cayman Islands require the Merger to be approved by way of a special resolution of the shareholders of the Company and do not permit the Merger to be approved by written resolution unless the resolution is adopted unanimously by all shareholders (therefore the Company is required to hold a shareholders meeting to approve the Merger), (ii) the NASDAQ listing rules require that the Company solicit proxies and provide proxy statements for all meetings of shareholders, and (iii) in consideration of the foregoing clauses “(i)” and “(ii),” the Company agreed to do so in the Merger Agreement. The adoption of the proposal to approve “golden parachute” compensation requires the affirmative vote of the holders of a majority of the Company Shares present in person or represented by proxy at the extraordinary general meeting and voting on the matter.

Under Cayman Islands law, the Company’s shareholders who comply with the applicable requirements of section 238 of the Cayman Companies Law may have the right, under certain circumstances, to object to the Merger and exercise dissenter rights, including rights to seek payment of the fair value of their Company Shares as described on page 76 of the accompanying proxy statement.

Whether or not you plan to attend the extraordinary general meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope prior to the extraordinary general meeting to ensure that your Company Shares will be represented at the extraordinary general meeting if you are unable to attend. If you mark “abstain” on your proxy card or attend the meeting and vote to abstain, it will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement, but will have no effect on the proposal regarding “golden parachute” compensation. If you fail to vote your shares or do not attend the meeting, it will have no effect on the adoption of the Merger Agreement and no effect on the proposal regarding “golden parachute” compensation. If your Company Shares are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your Company Shares in accordance with the instruction provided by your broker, bank or other nominee. Shareholders may submit their vote by proxy or by mail. For further details, see the discussion on page 22 of the enclosed proxy statement. To ensure that your vote is recorded promptly, please vote by proxy as soon as possible, whether or not you plan to attend the extraordinary general meeting.

Our Board unanimously recommends that you vote “FOR” the adoption of the Merger Agreement and “FOR” the approval, on a non-binding advisory basis, of certain execution compensation matters

The proxy statement attached to this letter provides you with information about the proposed Merger and the extraordinary general meeting. We encourage you to read the entire proxy statement carefully, including the annexes thereto and any documents incorporated by reference. You may also obtain more information about the Company from the documents we have filed with the Securities and Exchange Commission. If you have any questions about the extraordinary general meeting or the Merger after reading the proxy statement, would like additional copies of the proxy statement or need help voting your Company Shares, you may contact the Company’s proxy solicitor, Morrow & Co., LLC, at (888) 681-0976.

By Order of the Board of Directors

Stephen E. Brilz

Corporate Secretary

SUMMARY TERM SHEET

This Summary Term Sheet, together with the “Questions and Answers About the Merger and the Extraordinary General Meeting,” highlights selected information in this proxy statement and may not contain all the information that may be important to you. We encourage you to read carefully this entire proxy statement, including its annexes and the documents we refer to or incorporate by reference in this proxy statement. Each item in this Summary Term Sheet includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 82.

In this proxy statement, the terms “Apco,” the “Company,” “we,” “our” and “us” refer to Apco Oil and Gas International Inc. and its subsidiaries, unless the context requires otherwise. We refer to Pluspetrol Resources Corporation as “Parent,” and Pluspetrol Black River Corporation as “Merger Sub.” When we refer to the “Merger Agreement,” we mean the Agreement and Plan of Merger, dated as of October 2, 2014, as it may be amended from time to time, by and among Parent, Merger Sub and the Company, pursuant to which Merger Sub will be merged with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). Ordinary shares and Class A shares of the Company are referred to, collectively, as the “Company Shares.”

Parties to the Merger (page 19)

The Company, a Cayman Islands exempted company limited by shares, is an international oil and gas exploration and production company with a focus on South America. The Company’s corporate offices are located at One Williams Center, 35th Floor, Tulsa, Oklahoma, 74172 and its telephone number is (539) 573-2164. The Company Shares are currently listed on the NASDAQ Global Select Market (“NASDAQ”) under the trading symbol “APAGF.”

Parent, through its affiliates, develops oil and gas exploration and exploitation activities in Latin America and Angola. Merger Sub is a wholly-owned subsidiary of Parent and was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business except activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Parent and Merger Sub’s principal executive offices are located at Muiderstraat 7/A, 101 1PZ Amsterdam, The Netherlands and their telephone number is +31 20 662 2199. Parent and Merger Sub’s registered offices are located at Clifton House 75 Fort Street, Grand Cayman KY-1104, Cayman Islands and their telephone number is +1 345 949 4900.

Certain Effects of the Merger (page 46)

The Merger Agreement provides that, at the time that (i) the plan of merger required under the Cayman Islands Companies Law (the “Companies Law”) and (ii) a declaration by both a director of Merger Sub and a director of the Company made in accordance with the Companies Law (collectively, the “Merger Filing Documents”) are filed with the Registrar of Companies of the Cayman Islands (or at such later time as may be jointly designated by Parent and the Company and specified in the Merger Filing Documents), which we refer to as the “Effective Time,” Merger Sub will, upon the terms and subject to the conditions set forth in the Merger Agreement, merge with and into the Company with the Company surviving the Merger as a wholly-owned subsidiary of Parent. We sometimes use the term “Surviving Company” in this proxy statement to refer to the Company as the surviving entity following the Merger. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent, will cease to be an independent, publicly-traded company and you will cease to have any rights in the Company as a shareholder.

If the Merger is completed, each outstanding Company Share outstanding owned immediately prior to the Effective Time (other than any Company Share held by the Company, any subsidiary of the Company (as treasury shares (if applicable) or otherwise), Parent or Merger Sub, in each case, immediately prior to the Effective Time or other than any Company Share held by any holder who properly exercises dissenter rights under Section 238 of the Companies Law) will be converted into the right to receive $14.50 in cash, without interest and less any applicable withholding taxes. As a result of the Merger, Company shareholders will no longer have any interest in, and will no longer be shareholders of, the Company, and will not participate in any of the Company’s future earnings or growth, if any. Company Shares will no longer be listed on the NASDAQ, and the registration of such shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Merger Consideration (page 54)

If the Merger is completed, each Company Share outstanding immediately prior to the Effective Time (other than shares owned by the Company, its wholly-owned subsidiaries, Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, shares held in the Company’s treasury and shares held by any shareholders who have properly and validly perfected their statutory dissenter rights with respect to the Merger in accordance with the Companies Law) will be cancelled and extinguished and converted into the right to receive $14.50 in cash (the “Merger Consideration”), without interest and less any applicable withholding taxes.

When the Merger is Expected to be Completed

We currently anticipate that the Merger will be completed in either the fourth quarter of 2014 or the first quarter of 2015. However, there can be no assurances that the Merger will be completed at all or, if completed, that it will be completed in the fourth quarter of 2014 or the first quarter of 2015.

The Extraordinary General Meeting (page 20)

The extraordinary general meeting will be held at [—] a.m., local time, on [—], at One Williams Center, 720 level, Community Room, Tulsa, Oklahoma, 74172. At the extraordinary general meeting, you will be asked (i) to consider and vote upon a proposal to adopt the Merger Agreement (and the plan of merger exhibited thereto), thereby approving the Merger (the “merger proposal”), (ii) to consider and vote on a proposal to approve, on a non-binding advisory basis, certain executive compensation matters, which we refer to as the “compensation proposal,” and (iii) to act upon other business as may properly come before the extraordinary general meeting or any adjournment or postponement thereof. See “Questions and Answers About the Merger and the Extraordinary General Meeting” beginning on page 11 and “The Extraordinary General Meeting” beginning on page 20.

Vote Required for Approval (page 21)

The adoption of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the Company Shares attending and voting at the extraordinary general meeting either in person or by proxy. Each outstanding Company Share on the record date entitles the holder to one vote at the extraordinary general meeting. WPX Energy, Inc. (“WPX”), the holder of approximately 69% of the Company Shares, has entered into a power of attorney (the “Power of Attorney”) pursuant to which it has instructed Appleby Trust (Cayman) Ltd., a designee of Parent, to vote WPX’s Company Shares in favor of the approval and adoption of the Merger Agreement and the plan of merger and to vote against approvals of any proposal made in opposition to, competition with, or that would result in a breach of the Merger Agreement. The Power of Attorney terminates upon the termination of the Merger Agreement pursuant to its terms. The number of Company Shares held by WPX and underlying the Power of Attorney is sufficient to adopt the Merger Agreement (and the plan of merger exhibited thereto). The Company is nonetheless soliciting your vote and distributing this proxy statement because (i) the laws of the Cayman Islands require the Merger to be approved by way of a special resolution of the shareholders of the Company and do not permit the Merger to be approved by written resolution unless the resolution is adopted unanimously by all shareholders (therefore the Company is required to hold a shareholders meeting to approve the Merger), (ii) the NASDAQ listing rules require that the Company solicit proxies and provide proxy statements for all meetings of shareholders, and (iii) in consideration of the foregoing clauses “(i)” and “(ii),” the Company agreed to do so in the Merger Agreement. The adoption of the proposal to approve “golden parachute” compensation requires the affirmative vote of the holders of a majority of the Company Shares present in person or represented by proxy at the extraordinary general meeting and voting on the matter.

Record Date and Quorum (page 20)

You are entitled to vote at the extraordinary general meeting if you owned Company Shares at the close of business on [—], 2014, the record date for the extraordinary general meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the Company Shares issued and outstanding as of the close of business on the record date will constitute a quorum. On the record date, there were 29,441,243 Company Shares outstanding.

WPX has agreed in the Power of Attorney to have its shares represented at the extraordinary general meeting and, as a result, there is expected to be a quorum of the holders of the majority of the outstanding Company Shares at the extraordinary general meeting.

Voting of Proxies (page 22)

Any Company shareholder entitled to vote, whose Company Shares are registered in such shareholder’s name, may submit a proxy by returning the enclosed proxy card by mail, which must be received by [—], or may vote in person by appearing at the extraordinary general meeting.

If your Company Shares are held in “street name” by a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your Company Shares using the instructions provided by your broker, bank or other nominee. If you do not provide your broker, bank or other nominee with instructions, your Company Shares will not be voted and that will no effect on the merger proposal and no effect on the proposal regarding “golden parachute” compensation proposal.

Revocability of Proxies (page 22)

Any shareholder who executes and returns a proxy card may revoke or change their proxy at any time before it is voted at the extraordinary general meeting by:

•	attending the extraordinary general meeting and voting in person;

•	properly submitting a later-dated proxy by mail; or

•	sending us a written notice of revocation prior to the extraordinary general meeting.

Please note that if you hold your Company Shares in “street name” through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Recommendation of the Board of Directors (page 20)

The Company’s board of directors (the “Board”), at a meeting on October 2, 2014, unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s shareholders, (ii) approved the Merger Agreement, (iii) approved the Merger and the other transactions contemplated by the Merger Agreement and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the Company shareholders approve the adoption of the Merger Agreement. The Board unanimously recommends that you vote “FOR” the merger proposal and “FOR” the compensation proposal.

For a discussion of the material factors considered by our Board in making its recommendation, see “The Merger – Purpose of and Reasons for the Merger; Recommendation of the Board” beginning on page 34.

Interests of the Company’s Directors and Executive Officers in the Merger (page 47)

In considering the recommendation of our Board, you should be aware that some of our directors and executive officers have interests in the Merger that may be different from, or in addition to, your interests as a shareholder and that may present actual or potential conflicts. These interests include, among others:

•	continued indemnification obligations applicable to the period six years after completion of the Merger; and

•	severance payments and benefits if a qualifying termination of employment were to occur following the completion of the Merger.

Our Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Merger Agreement and to recommend that the Company’s shareholders vote in favor of adopting the Merger Agreement and the compensation proposal. For the approximate value of the potential benefits that could be received by the officers and the directors, see “The Merger – Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 47.

“Golden Parachute” Compensation (page 48)

Certain compensation will be paid or may become payable by WPX to certain of the Company’s named executive officers in connection with the Merger pursuant to arrangements entered into with WPX.

Shares Held by Company Directors, Executive Officers and WPX (page 21)

As of the close of business on [—], the record date, the Company’s directors and executive officers held and are entitled to vote, in the aggregate, 884 Company Shares, representing less than 1% of the aggregate Company Shares outstanding as of the record date. The directors and executive officers of the Company intend to vote their shares “FOR” the merger proposal and “FOR” the compensation proposal.

As of the close of business on [—], 2014, the record date, WPX held and is entitled to vote, in the aggregate, 20,301,592 Company Shares, representing approximately 69% of the aggregate Company Shares outstanding as of the record date. These Company Shares are subject to a Power of Attorney pursuant to which WPX has instructed Appleby Trust (Cayman) Ltd., a designee of Parent, to vote WPX’s Company Shares in favor of the approval and adoption of the Merger Agreement and the plan of merger and to vote against approvals of any proposal made in opposition to, competition with, or that would result in a breach of the Merger Agreement. The number of Company Shares held by WPX and underlying the Power of Attorney is sufficient to adopt the Merger Agreement (and the plan of merger exhibited thereto). The Power of Attorney automatically terminates upon the termination of the Merger Agreement pursuant to its terms.

Opinion of Jefferies LLC (page 36)

In connection with the Merger, the Company’s financial advisor, Jefferies LLC, which we refer to as “Jefferies,” delivered a written opinion, dated October 2, 2014, to the Board to the effect that, based upon and subject to the qualifications, limitations and assumptions stated therein and as of the date of the opinion, from a financial point of view, the Merger Consideration to be offered to the shareholders of the Company pursuant to the Merger Agreement was fair to such shareholders. The full text of the written opinion, which describes the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated herein by reference. You should read the opinion carefully in its entirety. Jefferies’s opinion was provided to the Board in connection with its evaluation of the Merger Consideration provided for in the Merger from a financial point of view. Jefferies’s opinion does not address any other aspects or implications of the Merger and does not constitute a recommendation to any holders of shares of the Company as to how such holder should vote or act on any matters with respect to the proposed Merger. See “The Merger – Opinion of Jefferies LLC” beginning on page 36.

Regulatory Matters (page 51)

The Merger will require approval from Argentine antitrust authorities and the parties will file, within one week following the consummation of the Merger, the requisite filings under Argentine antitrust laws. The approval of Argentine antitrust authorities is not a condition to the closing of the Merger and the approval process will take place after the Merger has closed. The closing of the Merger is not subject to the receipt of any regulatory or governmental approvals.

Certain Material United States Federal Income Tax Consequences (page 49)

The receipt of cash in exchange for Company Shares pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, shareholders will recognize gain or loss equal to the difference between the amount of cash received and the adjusted tax basis of the Company Shares surrendered. Company shareholders who are U.S. holders generally will be subject to U.S. federal income tax on any gain recognized in connection with the Merger. Company shareholders who are non-U.S. holders generally will not be subject to U.S. income tax on any gain recognized in connection with the Merger unless the shareholder has certain connections to the United States. However, the tax consequences of the Merger to a Company shareholder will depend on the shareholder’s particular circumstances, and Company shareholders should consult their own tax advisors to determine the tax consequences to them of the Merger based on their particular circumstances.

You are urged to read the discussion in the section entitled “The Merger – Certain Material United States Federal Income Tax Consequences” beginning on page 49 and to consult your tax advisor as to the United States federal income tax consequences of the Merger, as well as the effects of state, local and non-United States tax laws or any other United States federal tax laws.

Restrictions on Solicitations of Other Offers and Change in Recommendation (page 61)

The Merger Agreement restricts our ability to solicit or engage in discussion or negotiations with third parties regarding specified transactions involving the Company or its assets or subsidiaries. Notwithstanding these restrictions, if, at any time prior to the adoption of the Merger Agreement by the Company’s shareholders, (i) the Board receives an unsolicited, written acquisition proposal (as defined below in “The Merger Agreement – Restrictions on Solicitations of Other Offers”) that the Board or any committee of the Board determines in good faith to be bona fide, (ii) the Board or any committee of the Board determines in its good faith judgment, based on information then available and after consulting with outside counsel and a nationally recognized third-party financial advisor, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior offer (as defined below in “The Merger Agreement – Restrictions on Solicitations of Other Offers”), and (iii) after consultation with outside counsel, the Board or any committee of the Board determines in good faith that the failure to take certain actions would reasonably be expected to be inconsistent with the Board’s fiduciary duties under law, then the Company may, subject to the terms and conditions of the Merger Agreement, at any time prior to the adoption of the Merger Agreement by the Company’s shareholders, furnish information to the person or persons making such acquisition proposal, participate in discussions or negotiations with such person or persons and take such actions as more fully described in “The Merger Agreement – Restrictions on Solicitations of Other Offers.” Notwithstanding the restrictions set forth above, the Company was entitled substantially contemporaneously with the public announcement of the Merger Agreement to waive the “don’t ask/don’t waive” provisions of any standstill provisions contained in any confidentiality agreement in effect on the date of the Merger Agreement. The Company waived such provisions on October 3, 2014 and, as required by the terms of the Merger Agreement, notified Parent of the identity of the parties receiving the benefit of such waiver.

In addition, our Board is not permitted to: (i) (A) withdraw (or qualify, amend or modify in a manner adverse to Parent), or propose publicly to withdraw (or to qualify, amend or modify, in a manner adverse to Parent), the Board recommendation in favor of adoption of the Merger Agreement, (B) fail to publicly reaffirm the Board recommendation in favor of adoption of the Merger Agreement within five business days after Parent so requests in writing (provided however that Parent shall only be entitled to request such reaffirmation no more than three times), (C) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any tender offer or exchange offer by a third party for 15% or more of the outstanding Company Shares within ten business days after the commencement of such tender offer or exchange offer; (D) approve, adopt or recommend any acquisition proposal or propose publicly to approve, adopt or recommend, any acquisition proposal or (E) approve, adopt, recommend or enter into any alternative acquisition agreement or propose publicly to approve, adopt, recommend or enter into, any alternative acquisition agreement (any such action being referred to as an “adverse recommendation change”). However, at any time prior to obtaining the Company shareholder approval, the Board may, if the Board determines in its good faith judgment, after consulting with outside counsel, that the failure to effect an adverse recommendation change would reasonably be expected to be inconsistent with the Board’s fiduciary duties under law (x) make an adverse recommendation change in response to an intervening circumstance (as defined below in “The Merger Agreement – Restrictions on Solicitations of Other Offers”) and subject to the matching rights of Parent or (y) in response to a superior offer, make an adverse recommendation change and cause the Company to terminate the Merger Agreement and enter into one or more definitive alternative acquisition agreements with respect to a superior offer, subject to certain conditions, including paying a $15,450,000 termination fee to Parent and subject to the matching rights of Parent, as more fully described in “The Merger Agreement – Restrictions on Solicitations of Other Offers” and “The Merger Agreement – Company Board Recommendation; Termination in Connection with a Superior Offer.”

Conditions to the Completion of the Merger (page 66)

Each party’s obligation to consummate the Merger is subject to the satisfaction (or to the extent permitted by law) waiver of the following conditions:

•	the Company’s shareholders shall have voted to adopt the Merger Agreement (and the plan of merger exhibited thereto); and

•	no governmental authority shall have enacted, issued, promulgated, enforced or entered into any law or order, or threatened or commenced any proceeding, which is then pending or in effect and seeks to enjoin or otherwise prohibit, or has the effect of enjoining or otherwise prohibiting, the consummation of the Merger.

Parent’s and Merger Sub’s obligation to consummate the Merger is subject to the satisfaction (or to the extent permitted by law) waiver of the following conditions:

•	each of the representations and warranties of the Company contained in the Merger Agreement being accurate as of the date of the Merger Agreement and as of the date of the closing (except where such representation specifies otherwise), subject to the materiality standards described in “The Merger Agreement – Conditions to the Completion of the Merger”;

•	the Company shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the closing date;

•	since the date of the Merger Agreement, there shall not have occurred any change, event, effect or circumstance that, individually or in the aggregate, has had a material adverse effect (as defined below in “The Merger Agreement – Representations and Warranties”);

•	the Company shall have delivered to Parent a certificate, dated as of the closing date, and signed by an executive officer of the Company certifying that the closing conditions described in the bullet points above have been satisfied;

•	all consents of the Company’s secured creditors required under the Companies Law have been made, given or obtained on terms acceptable to the Parent, acting reasonably; and

•	the transactions contemplated by the Irrevocable Offer, dated October 2, 2014, from Parent to WPX (the “Irrevocable Offer”) shall have been consummated or will be consummated concurrently with the closing of the Merger.

The Company’s obligation to consummate the merger is subject to the satisfaction (or to the extent permitted by law) waiver of the following conditions:

•	each of the representations and warranties of the Parent and Merger Sub contained in the Merger Agreement being accurate as of the date of the Merger Agreement and as of the date of the closing (except where such representation specifies otherwise), subject to the materiality standards described in “The Merger Agreement – Conditions to the Completion of the Merger”;

•	Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the closing date; and

•	Parent shall have delivered to the Company a certificate, dated as of the closing date, and signed by an executive officer of Parent certifying that the closing conditions described in the bullet points above have been satisfied.

Termination of the Merger Agreement (page 68)

The Merger Agreement may be terminated and the Merger may be abandoned (before or after the adoption of the Merger Agreement by the Company’s shareholders):

•	by mutual consent of the Company and Parent;

•	by Parent or the Company, if:

•	the Effective Time shall not have occurred before 5:00 p.m. (New York City time) on July 2, 2015 (the “Termination Date”); provided, that the right to terminate the Merger Agreement shall not be available to a party if such party has breached or violated any of its covenants, agreements or other obligations hereunder and such breach or violation has been the principal cause of or directly resulted in (1) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger prior to the Termination Date or (2) the failure of the Merger Closing to occur by the Termination Date;

•	any governmental authority shall have enacted, issued, promulgated, enforced or entered into any law or order, or threatened or commenced any proceeding, which is then pending or in effect and seeks to enjoin or otherwise prohibit, or has the effect of enjoining or otherwise prohibiting, the consummation of the Merger , and such law or order or injunction shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement shall have used reasonable best efforts to prevent, oppose or remove such law or order or injunction; or

•	if the shareholders’ meeting for the purpose of voting upon the adoption of the Merger Agreement has occurred and the Company shareholders vote against the adoption of the Merger Agreement;

•	by the Company, if:

•	Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement,

subject to certain cure rights, which breach or failure to perform, individually or in the aggregate, would give rise to a failure of certain conditions to the closing of the Merger so long as certain other conditions are satisfied; or

•	at any time prior to the adoption of the Merger Agreement by the Company’s shareholders, (A) the Board has determined to enter into one or more definitive agreements with respect to a superior offer; (B) the Company shall have complied with the terms and conditions of the non-solicitation provisions with respect to such superior offer; (C) concurrently with the termination of the Merger Agreement the Company enters into one or more definitive agreements with respect to such superior offer; and (D) the Company pays to Parent a termination fee of $15,450,000; and

•	by Parent, if:

•	the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, subject to certain cure rights, which breach or failure to perform, individually or in the aggregate, would give rise to a failure of certain conditions to the closing of the Merger so long as certain other conditions are satisfied; or

•	at any time prior to the meeting of the Company’s shareholders to adopt the Merger Agreement (and the plan of merger exhibited thereto), if (A) the Board makes an adverse recommendation change or (B) the Company commits an Intentional Breach (as defined below) of its obligations under the non-solicitation provisions or provisions with respect to the meeting of the Company’s shareholders to adopt the Merger Agreement (and the plan of merger exhibited thereto) and file this proxy statement.

Termination Fees; Expenses (page 69)

The Company has agreed to pay the Parent a termination fee of $15,450,000, which we refer to as the “Termination Fee,” if the Merger Agreement is terminated by:

•	(i) (A) by either Parent or the Company because the Effective Time has not occurred prior to the Termination Date or (B) by Parent because the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement and (ii) (A) the Company receives or has received an acquisition proposal from a third party after the date of the Merger Agreement or an acquisition proposal becomes publicly known at or prior to such termination and (B) within 12 months of termination, (1) the Company enters into a definitive agreement with respect to an acquisition proposal (whether or not the same acquisition proposal described in clause (ii)(A) above) or (2) an acquisition proposal (whether or not the same acquisition proposal described in clause (ii)(A) above) is consummated by the Company;

•	by the Company, in order to enter into an acquisition agreement with respect to a superior offer; or

•	by Parent, because of an adverse recommendation change made by the Board or because the Company has committed an Intentional Breach (as defined below) of its obligations under the non-solicitation provisions or of its obligations with respect to calling or holding the extraordinary general meeting and with respect to preparing or filing this proxy statement.

Limitations on Remedies (page 70)

The Merger Agreement permits both Parent and the Company to obtain an injunction, decree of specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

Other than Parent and Merger Sub’s ability to recover damages in respect of an Intentional Breach, the Termination Fee constitutes the maximum aggregate liability of the Company and its subsidiaries for damages in connection with the Merger Agreement or any of the transactions contemplated by the Merger Agreement.

For purposes of the Merger Agreement, “Intentional Breach” means, with respect to any representation, warranty, agreement or covenant, an action or omission (including a failure-to-cure circumstance) taken or omitted to be taken on or after the date of the Merger Agreement that the breaching Person intentionally takes (or fails to take) and knows would, or would reasonably be expected to, cause or constitute a material breach of such representation, warranty, agreement or covenant.

Market Price (page 78)

The Company Shares are listed on NASDAQ under the trading symbol “APAGF.” On October 2, 2014, which was the last full trading day before the Company announced the transaction, the Company’s shares closed at $12.64 per share. On [—], which was the last trading day before the date of this proxy statement, the Company’s shares closed at $[—] per share.

Power of Attorney (page 71)

In connection with the Company and Parent entering into the Merger Agreement, WPX entered into the Power of Attorney. The Power of Attorney instructs Appleby Trust (Cayman) Ltd., a designee of Parent, to vote WPX’s Company Shares in favor of the approval and adoption of the Merger Agreement and the plan of merger and to vote against approvals of any proposal made in opposition to, competition with, or that would result in a breach of the Merger Agreement. The number of Company Shares held by WPX and underlying the Power of Attorney comprise approximately 69% of the Company Shares and is sufficient to adopt the Merger Agreement (and the plan of merger exhibited thereto).

The Power of Attorney automatically terminates upon the termination of the Merger Agreement pursuant to its terms.

Irrevocable Offer (page 72)

In connection with the Merger Agreement, WPX accepted an Irrevocable Offer, dated October 2, 2014, from Parent, pursuant to which WPX will sell to Parent all of the Company’s interests in Apco Argentina, S.A., an Argentine corporation in which WPX owns a five percent interest, and Northwest Argentina Corporation, a Utah corporation, which is a wholly-owned subsidiary of WPX. One of the conditions to the Merger is that the transactions contemplated by the Irrevocable Offer shall have been consummated or will be consummated concurrently with the closing of the Merger.

The Irrevocable Offer may be terminated and the transactions contemplated by the Irrevocable Offer may be abandoned at any time prior to the closing of such transactions by the mutual written consent of WPX and Parent. The Irrevocable Offer will automatically be terminated if the Merger Agreement has been terminated in accordance with its terms.

As described below in “Irrevocable Offer,” the Irrevocable Offer restricts WPX’s ability to solicit or engage in discussion or negotiations with third parties regarding specified transactions involving the Company or its assets or subsidiaries and there are certain circumstances following termination of the Irrevocable Offer in which WPX will be obligated to pay Parent a fee.

Dissenter Rights (page 76)

Under Cayman Islands law, the Company’s shareholders who comply with the applicable requirements of Section 238 of the Companies Law may have the right, under certain circumstances, to object to the Merger and exercise dissenter rights, including rights to seek payment of the fair value of their Company Shares. It is possible that if you exercise your dissenter rights, the fair value of your Company Shares determined under Section 238 of the Companies Law could be more than, the same as, or less than the $14.50 in cash, without interest and less any applicable withholding taxes, for each Company Share that you would otherwise receive as consideration in the Merger. You need not vote against any of the proposals at the extraordinary general meeting in order to exercise your dissenter rights under the Companies Law.

Litigation Related to the Merger (page 52)

Following the October 3, 2014 announcement that the Company had entered into the Merger Agreement, three putative class actions were filed in the District Court of Tulsa County in the State of Oklahoma on behalf of purported shareholders of the Company against the Company, its directors and WPX and one putative class action was filed in the United States District Court for the Northern District of Oklahoma on behalf of purported shareholders of the Company against the Company, its directors, Parent and Merger Sub. Each of the actions alleges that the Company’s directors breached their fiduciary duties to the Company’s shareholders by agreeing to sell the Company for inadequate consideration, by engaging in a flawed sales and negotiation process, by agreeing to improper deal-protection terms in the Merger Agreement and by approving this proxy statement as filed with the SEC on October 31, 2014, which allegedly contained material misrepresentations and omissions. Additionally, each of the actions alleges that certain of our directors had conflicts of interest in approving the Merger due to their respective affiliations with WPX. The action naming Parent and Merger Sub as defendants further alleges that Parent and Merger Sub aided and abetted the Company’s directors’ breaches of fiduciary duties to the Company’s shareholders and that the Company’s directors violated certain provisions of the Exchange Act. Each of the actions seeks, among other relief, declaratory and injunctive relief against the Merger and costs and fees.

The Company believes the allegations in all of these actions are without merit and intends to vigorously defend these matters.

One of the conditions to the closing of the Merger is that no governmental authority shall have issued any order which seeks to enjoin or otherwise prohibit, or has the effect of enjoining or otherwise prohibiting, the consummation of the Merger. If the plaintiffs are successful in obtaining an injunction prohibiting the completion of the Merger on the terms contained in the Merger Agreement, then such injunction may prevent or delay the Merger from becoming effective.

Additional Information (page 82)

You can find more information about the Company in the periodic reports and other information we file with the United States Securities and Exchange Commission, or the “SEC.” The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see “Where You Can Find More Information” beginning on page 82.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE EXTRAORDINARY GENERAL MEETING

The following questions and answers address briefly some questions you may have regarding the extraordinary general meeting and the proposed Merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, including the annexes and the documents we refer to or incorporate by reference in this proxy statement.

Q:	Why am I receiving these materials?

A:	You are receiving this proxy statement and the proxy card because you own Company Shares as of the record date. Our Board is providing these proxy materials to give you information for use in determining how to vote your Company Shares in connection with the extraordinary general meeting.

The Merger and Related Transactions

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. Under the terms of the Merger Agreement, if the Merger Agreement is adopted by the Company’s shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Company as a wholly-owned subsidiary of Parent. After the Merger, the Company Shares will cease to be traded on NASDAQ and we will no longer be subject to the periodic reporting requirements under the Exchange Act.

Q:	As a shareholder, what will I receive in the Merger?

A:	Upon completion of the Merger, you will be entitled to receive the Merger Consideration in cash without interest and less any required withholding taxes, for each Company Share that you own, unless you have properly and validly perfected your statutory dissenter rights under the Companies Law with respect to the Merger. For example, if you own 100 Company Shares at the Effective Time, you will be entitled to $1,450 in cash in exchange for your Company Shares, less any required withholding taxes. You will not own shares in the Surviving Company.

Q:	What vote of our shareholders is required to adopt the Merger Agreement (and the plan of merger exhibited thereto), thereby approving the Merger?

A:	Adoption of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the Company Shares attending and voting at the extraordinary general meeting either in person or by proxy. Accordingly, a failure to vote will have no effect on the adoption of the Merger Agreement but an abstention will have the same effect as a vote “AGAINST” adoption of the Merger Agreement. For the purpose of the vote on the Merger, each Company Share will carry one vote.

Q:	Are any shareholders already committed to vote in favor of approving and adopting the Merger Agreement?

A:	Yes. WPX, the holder of approximately 69% of the Company Shares, has entered into a Power of Attorney pursuant to which it has instructed Appleby Trust (Cayman) Ltd., a designee of Parent, to vote WPX’s Company Shares in favor of the approval and adoption of the Merger Agreement and the plan of merger and to vote against approvals of any proposal made in opposition to, competition with, or that would result in a breach of the Merger Agreement. The number of Company Shares held by WPX and underlying the Power of Attorney is sufficient to adopt the Merger Agreement (and the plan of merger exhibited thereto). The Power of Attorney automatically terminates upon the termination of the Merger Agreement pursuant to its terms.

Accordingly, we expect the Merger Agreement (and the plan of merger exhibited thereto) to be adopted at the extraordinary general meeting unless the Merger Agreement is terminated prior to such meeting.

Q:	Why am I being asked to vote on the approval and adoption of the Merger Agreement if a sufficient number of Company Shares for passage have already been committed to vote in favor of approval and adoption?

A:	The Company is soliciting your vote and distributing this proxy statement because (i) the laws of the Cayman Islands require the Merger to be approved by way of a special resolution of the shareholders of the Company and do not permit the Merger to be approved by written resolution unless the resolution is adopted unanimously by all shareholders (therefore the Company is required to hold a shareholders meeting to approve the Merger), (ii) the NASDAQ listing rules require that the Company solicit proxies and provide proxy statements for all meetings of shareholders, and (iii) in consideration of the foregoing clauses “(i)” and “(ii),” the Company agreed to do so in the Merger Agreement.

Q:	When is the Merger expected to be completed?

A:	We are working toward completing the Merger as quickly as possible, and we anticipate that it will be completed in either the fourth quarter of 2014 or the first quarter of 2015. However, the exact timing and likelihood of completion of the Merger cannot be predicted because the Merger is subject to certain conditions, including adoption of the Merger Agreement by our shareholders. Neither we nor Parent nor Merger Sub are obligated to complete the Merger unless and until the applicable closing conditions in the Merger Agreement have been satisfied or waived. See “The Merger Agreement – Conditions to the Completion of the Merger” beginning on page 66.

Q:	What effects will the proposed Merger have on the Company?

A:	Upon completion of the proposed Merger, the Company will cease to be a publicly-traded company and will be a wholly-owned subsidiary of Parent. As a result, you will no longer have any interest in our future earnings or growth, if any. Following completion of the Merger, shares of the Company will no longer be listed on NASDAQ and the registration of such shares under the Exchange Act will be terminated.

Q:	What are the material U.S. federal income tax consequences of the Merger to me?

A:	The receipt of cash in exchange for Company Shares pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your Company Shares. If you are a U.S. holder (as defined in the section entitled “The Merger – Certain Material U.S. Federal Income Tax Considerations with Respect to the Merger”), you generally will be subject to U.S. federal income tax on any gain recognized in connection with the Merger. If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on any gain recognized in connection with the Merger unless you have certain connections to the United States. However, the tax consequences of the Merger to you will depend on your particular circumstances, and you should consult your own tax advisor to determine how the Merger will affect you. For a more detailed summary of the tax consequences of the Merger, see “The Merger – Certain Material U.S. Federal Income Tax Considerations with Respect to the Merger” beginning on page 49.

Q:	What happens if the Merger is not completed?

A:	If the Merger Agreement is not adopted by our shareholders, or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, we will remain as a public company and the Company Shares will continue to be registered under the Exchange Act and listed and traded on NASDAQ. Under specified circumstances, we may be required to pay Parent the Termination Fee and/or reimburse Parent for certain fees and expenses. See “The Merger Agreement – Effect of Termination; Termination Fee” beginning on page 69 and “The Merger Agreement – Remedies” beginning on page 70.

The Extraordinary General Meeting

Q:	When and where is the extraordinary general meeting of our shareholders?

A:	The extraordinary general meeting of shareholders will be held at [—] a.m., local time, on [—], at One Williams Center, 720 level, Community Room, Tulsa, Oklahoma, 74172.

Q:	What matters will be voted on at the extraordinary general meeting?

A:	You will be asked to consider and vote on the following proposals:

•	adoption of the Merger Agreement (and the plan of merger exhibited thereto), which we refer to as the “merger proposal”;

•	a proposal to approve, on a non-binding and advisory basis, certain executive compensation matters which we refer to as the “compensation proposal”; and

•	any other proposal as may properly come before the extraordinary general meeting or any adjournments or postponements of the extraordinary general meeting by or at the direction of the Board.

Q:	How does the Board recommend that I vote?

A:	Our Board unanimously recommends that our shareholders vote “FOR” the merger proposal and “FOR” the compensation proposal. You should read “The Merger – Purpose of and Reasons for the Merger; Recommendation of the Board” beginning on page 34 for a discussion of the factors that our Board considered in deciding to recommend the adoption of the Merger Agreement. In addition, in considering the recommendation of our Board with respect to the Merger Agreement, you should be aware that some of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of shareholders generally. See “The Merger – Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 47.

Q:	Who can attend and vote at the extraordinary general meeting?

A:	All shareholders of record as of the close of business on [—], the record date for the extraordinary general meeting, are entitled to receive notice of and to attend and vote at the extraordinary general meeting, or any adjournment or postponement thereof. If you wish to attend the extraordinary general meeting and your Company Shares are held in an account at a broker, bank or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date. “Street name” holders who wish to vote at the extraordinary general meeting will need to obtain a proxy from the broker, bank or other nominee that holds their Company Shares.

Q:	What happens if I sell or otherwise transfer my Company Shares after the record date but before the extraordinary general meeting?

A:	The record date for the extraordinary general meeting is earlier than the date of the extraordinary general meeting and the date the Merger is expected to be completed. If you sell or otherwise transfer your Company Shares after the record date but before the extraordinary general meeting, you will retain your right to vote at the extraordinary general meeting, but you will transfer the right to receive the Merger Consideration. Even if you sell or otherwise transfer your Company Shares after the record date, we urge you to complete, sign, date and return the enclosed proxy.

Q:	What is a quorum?

A:

The presence at the extraordinary general meeting, in person or by proxy, of the holders of a majority of the outstanding Company Shares at the close of business on the record date and entitled to vote constitutes a quorum for the purposes of the extraordinary general meeting. Abstention and broker non-votes (if any) are counted as present for the purpose of determining whether a quorum is present.

WPX has agreed in the Power of Attorney to have its Company Shares represented at the extraordinary general meeting and, as a result, there is expected to be a quorum of the holders of the majority of the outstanding Company Shares at the extraordinary general meeting.

Q:	Why am I being asked to cast a non-binding advisory vote to approve the “golden parachute” compensation that certain executive officers of the Company will or may receive in connection with the Merger?

A:	The SEC has adopted rules that require us to seek a non-binding advisory vote with respect to certain payments that will or may be made to the Company’s named executive officers in connection with the Merger. Certain of our named executive officers are entitled to receive such payments from WPX pursuant to arrangements entered into with WPX. See “The Merger - Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 47.

Q:	What vote of our shareholders is required to approve the non-binding proposal regarding the “golden parachute” compensation that certain executive officers of the Company will or may receive in connection with the Merger?

A:	Approval of the non-binding proposal regarding the “golden parachute” compensation that certain executive officers of the Company will or may receive in connection with the Merger requires the affirmative vote of the holders of a majority of the Company Shares present in person or represented by proxy at the extraordinary general meeting and voting on the matter at the extraordinary general meeting. Accordingly, a failure to vote or an abstention will have no effect on this proposal.

Q:	What will happen if our shareholders do not approve the “golden parachute” compensation at the extraordinary general meeting?

A:	Approval of the “golden parachute” compensation payable under existing agreements that certain executive officers of the Company will or may receive in connection with the Merger is not a condition to completion of the Merger. The vote with respect to the “golden parachute” compensation is an advisory vote and will not be binding on the Company. Therefore, if the Merger is approved by our shareholders and completed, the “golden parachute” compensation will still be paid to the named executive officers if and when due.

Q:	How do I cast my vote if I am a holder of record?

A:	If you were a holder of record as of the close of business on [—], you may vote in person at the extraordinary general meeting or by submitting a proxy for the extraordinary general meeting. You can submit your proxy to [—] by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope.

If you properly sign and transmit your proxy, but do not indicate how you want to vote, your proxy will be voted “FOR” the merger proposal and “FOR” the compensation proposal.

Q:	How do I cast my vote if my Company Shares are held in “street name” by my broker, bank or other nominee?

A:

If you hold your Company Shares in “street name,” which means your Company Shares are held of record on [—] by a broker, bank or other nominee, you must provide the record holder of your Company Shares with instructions on how to vote your Company Shares by completing the enclosed voting instruction form or by submitting voting instructions using the Internet or telephone if your bank, broker or other nominee makes those methods available. If you do not provide voting instructions to your broker, bank or other nominee, your Company Shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or other nominee can register your Company Shares as being present at the extraordinary general meeting for purposes of determining the presence of a quorum but will not be able to vote on matters for which specific authorization is required. Organizations who hold Company Shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters, such as the proposal to adopt the Merger Agreement (and the plan of merger exhibited thereto) and the compensation proposal. If you do not instruct your broker, bank or other nominee how to vote, or do not attend the extraordinary general meeting and vote in person with a legal proxy from your broker, bank or other nominee, it will have no effect on the merger proposal and no effect on the compensation proposal. Please refer to the instructions you receive from your broker, bank or other nominee to see if you may submit voting instructions using the Internet or telephone.

Q:	Should I send in my share certificates now?

A:	NO. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES NOW. Promptly after the completion of the Merger, the paying agent will mail to you a letter of transmittal with instructions for exchanging your Company Share certificates for the Merger Consideration. Please do not send in your share certificates with your proxy card. If you do not have share certificates – that is, if you hold your Company Shares in “street name,”– then your broker, bank, or other nominee will contact you regarding payment of the Merger Consideration.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the extraordinary general meeting by properly submitting a later-dated proxy by mail or attending the extraordinary general meeting in person and voting. You may also revoke your proxy by delivering a notice of revocation to the Company’s Corporate Secretary at One Williams Center, 35th Floor, Tulsa, Oklahoma, 74172, Attention: Corporate Secretary, prior to the vote at the extraordinary general meeting. If your Company Shares are held in street name, you must contact your broker, bank or other nominee to revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your Company Shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Company Shares. If you are a holder of record and your Company Shares are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive.

Q:	Am I entitled to exercise dissenter rights under the Companies Law instead of receiving the Merger Consideration for any Company Shares?

A:	Yes. As a holder of Company Shares, you are entitled to exercise dissenter rights under the Companies Law in connection with the Merger if you take certain actions and meet certain conditions. See “Dissenter Rights” beginning on page 76.

Q:	Do I have to vote against the approval and adoption of the Merger Agreement in order to exercise dissenter rights under the Companies Law?

A:	No. You need not vote against any of the proposals at the extraordinary general meeting in order to exercise your dissenter rights under the Companies Law.

Q:	When can I expect to receive the Merger Consideration for my Company Shares?

A:	After the completion of the Merger, you will be sent, in a separate mailing, a letter of transmittal and other documents to be completed and delivered to the paying agent for the Merger in order to receive the Merger Consideration. Once you have submitted your properly completed documents to the paying agent, including an executed letter of transmittal and stock certificates, if applicable, the paying agent will send you the Merger Consideration payable in respect of Company Shares held by you.

Q:	What happens if I return my proxy card but I do not indicate how to vote?

A:	If you properly return your proxy card, but do not include instructions on how to vote, your Company Shares will be voted “FOR” the approval of the merger proposal and “FOR” the compensation proposal. We do not currently intend to present any other proposals for consideration at the extraordinary general meeting. If other proposals requiring a vote of shareholders are brought before the extraordinary general meeting in a proper manner, the persons named in the enclosed proxy card, if properly authorized, will have discretion to vote the shares they represent in accordance with their best judgment.

Q:	What happens if I abstain from voting?

A:	If you mark “abstain” on your proxy card or attend the meeting and vote to abstain, it will have the same effect as a vote “AGAINST” the merger proposal and “AGAINST” the compensation proposal.

Q:	Will any proxy solicitors be used in connection with the extraordinary general meeting?

A:	Yes. To assist in the solicitation of proxies, the Company has engaged Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut, 06902 (“Morrow”).

Q:	Who will count the votes?

A:	The votes will be counted by Morrow who will act as the inspector of election appointed for the extraordinary general meeting.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes and the documents we refer to or incorporate by reference into this proxy statement, and then mail your completed, dated and signed proxy card in the enclosed prepaid return envelope as soon as possible in accordance with the instructions provided on the enclosed proxy card, so that your shares can be voted at the extraordinary general meeting of shareholders.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. YOU WILL RECEIVE DETAILED INSTRUCTIONS AND A LETTER OF TRANSMITTAL CONCERNING EXCHANGE OF YOUR STOCK CERTIFICATES IF THE MERGER IS CONSUMMATED.

Q:	Who can help answer my questions?

A:	If you have any questions about the Merger or how to submit your proxy, or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact Morrow, the Company’s proxy solicitor toll free at (888) 681-0976. If you hold Company Shares in “street name” through a broker, bank or other nominee, you should also contact your broker, bank or other nominee.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including, without limitation, statements regarding the expected benefits and closing of the Merger, the management of the Company and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this document are based on information available to the Company on the date hereof. It should not be assumed that the statements made herein remain accurate as of any future date. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements.

There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These factors include, but are not limited to, the following:

•	failure of the shareholders to adopt the Merger Agreement (and the plan of merger exhibited thereto);

•	failure to consummate the Merger or any delay in consummating the Merger;

•	competitive responses to the proposed Merger;

•	changes in laws or regulations;

•	changes in general economic conditions

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the possibility that the Company could be required to pay a $15,450,000 fee in connection therewith;

•	the failure to satisfy the conditions to the consummation of the Merger;

•	business uncertainty and contractual restrictions during the pendency of the Merger;

•	adverse outcomes of pending or threatened litigation or government investigations;

•	the failure of the Merger to close for any other reason;

•	the amount of the costs, fees and expenses related to the Merger;

•	diversion of management’s attention from ongoing business concerns;

•	the effect of the announcement of the Merger on our business and customer relationships, operating results and business generally, including our ability to retain key employees;

•	risks that the proposed transaction disrupts current plans and operations; and

•	the possible adverse effect on our business and the price of our common stock if the Merger is not completed in a timely fashion or at all.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks detailed in the section entitled “Risk Factors” in our most recent filing on Forms 10-Q and 10-K (See “Where You Can Find More Information” beginning on page 82). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to the Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. The Company undertakes no obligation (and expressly disclaims any obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

PARTIES TO THE MERGER

The Company

Apco Oil and Gas International Inc.

One Williams Center 35th Floor

Tulsa, Oklahoma 74172

(539) 573-2164

The Company is an international oil and gas exploration and production company with a focus on South America. The Company began exploration and production activities in Argentina in the late 1960s. The Company is an exempted company limited by shares under the laws of the Cayman Islands.

Our shares are publicly traded on NASDAQ under the symbol “APAGF.”

The Company’s principal executive offices are located at One Williams Center 35th Floor, Tulsa, Oklahoma 74172, our telephone number is (539) 573-2164, and our website address is www.apcooilandgas.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Detailed descriptions about our business and financial results are contained in our annual report on Form 10-K for the year ended December 31, 2013, and our more recent reports filed with the SEC, which we incorporate into this proxy statement by reference. See “Where You Can Find More Information” beginning on page 82.

Parent

Pluspetrol Resources Corporation

Muiderstraat 7/A, 101 1PZ Amsterdam

The Netherlands

+31 20 662 2199

Parent, through its affiliates, develops oil and gas exploration and exploitation activities in Latin America and Angola. Parent is incorporated under the laws of the Cayman Islands.

Parent’s principal executive offices are located at Muiderstraat 7/A, 101 1PZ, Amsterdam, The Netherlands and its telephone number is +31 20 662 2199. Parent’s registered offices are located at Clifton House 75 Fort Street, Grand Cayman KY-1104, Cayman Islands and its telephone number is +1 345 949 4900.

Merger Sub

Pluspetrol Black River Corporation

Muiderstraat 7/A, 101 1PZ Amsterdam

The Netherlands

+31 20 662 2199

Merger Sub is a wholly-owned subsidiary of Parent and was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated in the Merger Agreement. Merger Sub has not engaged in any business except activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Merger Sub will be merged with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement, with the Company continuing as the Surviving Company and a wholly-owned subsidiary of Parent.

Merger Sub’s principal executive offices are located at Muiderstraat 7/A, 101 1PZ, Amsterdam, The Netherlands and its telephone number is +31 20 662 2199. Merger Sub’s registered offices are located at Clifton House 75 Fort Street, Grand Cayman KY-1104, Cayman Islands and its telephone number is +1 345 949 4900.

THE EXTRAORDINARY GENERAL MEETING

This proxy statement is being provided to the holders of the Company Shares as part of a solicitation of proxies by the Board for use at the extraordinary general meeting to be held at the date, time and place specified below.

Date, Time, Place and Purpose of the Extraordinary General Meeting

This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by our Board for use at our extraordinary general meeting of shareholders to be held at [—] [a.m.], local time, on [—], 2014, at One Williams Center, 720 level, Community Room, Tulsa, Oklahoma 74172, and at any adjournments or postponements of the meeting. The purpose of the extraordinary general meeting is to:

•	consider and vote on the adoption of the Merger Agreement (and the plan of merger exhibited thereto), which we refer to as the “merger proposal”; and

•	consider and vote on a proposal to approve, on a non-binding and advisory basis, certain executive compensation matters, which we refer to as the “compensation proposal.”

At this time, the Company knows of no other matters to be submitted to our shareholders at the extraordinary general meeting. If any other matters properly come before the extraordinary general meeting or any adjournment or postponement of the extraordinary general meeting, it is the intention of the persons named in the enclosed proxy card to vote the Company Shares they represent in accordance with their judgment.

Our shareholders must adopt the Merger Agreement (and the plan of merger exhibited thereto) for the Merger to occur. If our shareholders fail to adopt the Merger Agreement (and the plan of merger exhibited thereto), the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about [—], 2014.

Recommendation of the Board of Directors

The Board, at a meeting described above on October 2, 2014, unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s shareholders, (ii) approved the Merger Agreement, (iii) approved the Merger and the other transactions contemplated by the Merger Agreement and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the Company shareholders approve the adoption of the Merger Agreement. For a discussion of the material factors considered by the Board in reaching its conclusions, see “The Merger-Purpose of and Reasons for the Merger; Recommendation of the Board.”

The Board unanimously recommends that you vote “FOR” the merger proposal and “FOR” the compensation proposal.

Record Date and Quorum

The holders of record of the Company Shares as of the close of business on [—], 2014, the record date for the extraordinary general meeting, are entitled to receive notice of, and to vote at, the extraordinary general meeting. On the record date, there were 29,441,243 Company Shares outstanding and held by [—] holders of record.

A quorum of shareholders is necessary to hold a valid extraordinary general meeting. The presence, in person or by proxy, of a majority of the aggregate outstanding Company Shares entitled to vote at the extraordinary general meeting will constitute a quorum for purposes of the extraordinary general meeting. Abstentions are counted as “present” for determining a quorum. Each uninstructed broker or bank vote, also called “broker non-vote,” will also be counted as “present” for determining a quorum.

As a result of the Power of Attorney entered into by WPX, there is expected to be a quorum of shareholders at the extraordinary general meeting.

Required Vote for Approval

The merger proposal requires for its approval the affirmative vote of the holders of two-thirds of the Company Shares attending and voting at the extraordinary general meeting either in person or by proxy.

The compensation proposal requires for its approval the affirmative vote of the holders of a majority of the Company Shares attending and voting at the extraordinary general meeting either in person or by proxy.

Pursuant to the Power of Attorney, WPX, who holds approximately 69% of the Company Shares, granted to a designee of Parent the power to vote WPX’s Company Shares in favor of the merger proposal unless the Merger Agreement is terminated pursuant to its terms. The number of Company Shares held by WPX and underlying the Power of Attorney is sufficient to adopt the Merger Agreement (and the plan of merger exhibited thereto). Accordingly, we expect the Merger Agreement (and the plan of merger exhibited thereto) to be adopted at the extraordinary general meeting unless the Merger Agreement is terminated prior to such meeting. The Company is nonetheless soliciting your vote and distributing this proxy statement because (i) the laws of the Cayman Islands require the Merger to be approved by way of a special resolution of the shareholders of the Company and do not permit the Merger to be approved by written resolution unless the resolution is adopted unanimously by all shareholders (therefore the Company is required to hold a shareholders meeting to approve the Merger), (ii) the NASDAQ listing rules require that the Company solicit proxies and provide proxy statements for all meetings of shareholders, and (iii) in consideration of the foregoing clauses “(i)” and “(ii),” the Company agreed to do so in the Merger Agreement.

Effect of Abstentions and Broker Non-Votes

It is important that you vote your shares. If you mark “abstain” on your proxy card or attend the meeting and vote to abstain with respect to the merger proposal or the compensation proposal, it will have the same effect as a vote “AGAINST” the merger proposal and “AGAINST” the compensation proposal. If you fail to vote with respect to the merger proposal or the compensation proposal, it will have no effect on the merger proposal and no effect on the compensation proposal. A failure to return a proxy card will have no effect on the merger proposal and no effect on the compensation proposal. A failure to instruct your broker, bank or other nominee to vote will have no effect on the merger proposal and no effect on the compensation proposal.

If the merger proposal is not approved by holders of the requisite number of Company Shares, then the transaction will not occur. If the compensation proposal is not approved by holders of the requisite number of Company Shares, then such compensation will still be payable, subject only to the conditions applicable thereto, if the Merger is completed.

Shares Held by Company Directors, Executive Officers and WPX

As of the close of business on [—], 2014, the record date, the Company’s directors and executive officers held and are entitled to vote, in the aggregate, 884 Company Shares, representing less than 1% of the aggregate Company Shares outstanding as of the record date. The directors and executive officers of the Company intend to vote their shares “FOR” the merger proposal and “FOR” the compensation proposal.

As of the close of business on [—], 2014, the record date, WPX held and is entitled to vote, in the aggregate, 20,301,592 Company Shares, representing approximately 69% of the aggregate Company Shares outstanding as of the record date. Pursuant to the Power of Attorney, WPX granted to a designee of Parent the power to vote WPX’s Company Shares “FOR” the merger proposal unless the Merger Agreement is terminated pursuant to its terms. The number of Company Shares held by WPX and underlying the Power of Attorney is sufficient to adopt the Merger Agreement (and the plan of merger exhibited thereto).

Power of Attorney

In connection with the Company and Parent entering into the Merger Agreement, WPX entered into the Power of Attorney. The Power of Attorney instructs Appleby Trust (Cayman) Ltd., a designee of Parent, to vote WPX’s Company Shares in favor of the approval and adoption of the Merger Agreement and the plan of merger and to vote against approvals of any proposal made in opposition to, competition with, or that would result in a breach of the Merger Agreement. The number of Company Shares held by WPX and underlying the Power of Attorney comprise approximately 69% of the Company Shares and is sufficient to adopt the Merger Agreement (and the plan of merger exhibited thereto).

The Power of Attorney automatically terminates upon the termination of the Merger Agreement pursuant to its terms. Accordingly, we expect the Merger Agreement (and the plan of merger exhibited thereto) to be adopted at the extraordinary general meeting unless the Merger Agreement is terminated prior to such meeting.

Proxies and Revocation

If you are a shareholder of record of your Company Shares and you submit a proxy by returning a signed and dated proxy card by mail that is received by the Company at any time prior to the closing of the polls at the extraordinary general meeting, your shares will be voted at the extraordinary general meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the merger proposal and “FOR” the compensation proposal and in accordance with the recommendations of the Board on any other matters properly brought before the extraordinary general meeting, or at any adjournment or postponement thereof, for a vote.

If your Company Shares are held in “street name,” you will receive instructions from your brokerage firm, bank, trust or other nominee that you must follow in order to have your Company Shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. Brokers who hold Company Shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as adoption of the Merger Agreement or the compensation proposal, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are represented at the extraordinary general meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker or other nominee holds your Company Shares in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.

Proxies received by the Company at any time prior to the closing of the polls at the extraordinary general meeting that have not been revoked or superseded before being voted, will be voted at the extraordinary general meeting.

You have the right to change or revoke your proxy at any time before the vote taken at the extraordinary general meeting by:

•	attending the extraordinary general meeting and voting in person;

•	properly submitting a later-dated proxy by mail; or

•	delivering a written notice to the Company Corporate Secretary at One Williams Center, 35th Floor, Tulsa, Oklahoma, 74172, Attention: Corporate Secretary, prior to the vote at the extraordinary general meeting.

Please note that if you hold your shares in “street name” through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Adjournment and Postponements

Although it is not currently expected, the Company may adjourn, postpone or recess the extraordinary general meeting (i) with the consent of Parent, (ii) in the absence of quorum or (iii) once, for no more than 30 days to allow reasonable additional time for the filing and distribution of supplemental or amended disclosure which the Board has determined in good faith (after consultation with its outside legal counsel) is required under Section 14(a) of the Exchange Act and the related rules and regulations promulgated by the SEC for the purpose of soliciting additional proxies. If adjourned, postponed or recessed, the Company will publicly announce the new meeting date. Any adjournment, postponement or recess of the extraordinary general meeting will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use at the extraordinary general meeting as adjourned or postponed.

Dissenter Rights

Shareholders are entitled to dissenter rights under the Companies Act in connection with the Merger. This means that a dissenting registered shareholder of the Company is entitled to payment of the fair value of his or her Company Shares upon dissenting to the Merger. You may vote at the extraordinary general meeting, and you need not vote against any of the proposals at the extraordinary general meeting in order to exercise your Dissenter Rights under the Companies Law. However, in the event you exercise Dissenter Rights, a vote by you in favor of the approval and adoption of the Merger Agreement and the plan of merger exhibited thereto at the extraordinary general meeting could deprive you of standing to seek a determination from the Grand Court (defined below) of whether the fair value for your Company Shares exceeds the Merger Consideration. To exercise your Dissenter Rights, the following procedures must be followed:

•	you must give written notice of objection (“Notice of Objection”) to the Company prior to the vote to approve the Merger. The Notice of Objection must include a statement that you propose to demand payment for your Company Shares if the Merger is authorized by the resolution at the extraordinary general meeting;

•	within 20 days immediately following the date on which the vote approving the Merger is made, the Company must give written notice of the authorization (“Approval Notice”) to each dissenting shareholder who has served a Notice of Objection;

•	within 20 days immediately following the date on which the Approval Notice is given (the “Dissent Period”), the dissenting shareholder must give a written notice of his or her decision to dissent (a “Notice of Dissent”) to the Company stating his or her name and address, the number and class of the Company Shares with respect to which he or she dissents, and a demand for payment of the fair value of his or her Company Shares. A dissenting shareholder must dissent in respect of all the Company Shares which he or she holds;

•	within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the date on which the plan of merger is filed with the Registrar of Companies of the Cayman Islands, whichever is later, the Surviving Company, must make a written offer (a “Fair Value Offer”) to each dissenting shareholder to purchase their Company Shares at a price determined by the Company to be the fair value of such Company Shares;

•	if, within 30 days immediately following the date of the Fair Value Offer, the Company and a dissenting shareholder agree upon the price to be paid for such dissenter’s Company Shares, the Company shall pay such amount to such dissenting shareholder forthwith;

•

if, within 30 days immediately following the date of the Fair Value Offer, the Company and a dissenting shareholder fail to agree on the price to be paid for the Company Shares owned by such dissenting shareholder, then, within 20 days immediately following the date of the expiry of such 30-day period, the Company must, and the dissenting shareholder may, file a petition with the Grand Court of the Cayman Islands (the “Grand Court”) for a determination of the fair value of the Company Shares held by all dissenting shareholders who have served a Notice of Dissent and who have not agreed the fair value of their Company Shares with the Company. The petition by the Company must be accompanied by a verified list containing the names and addresses of all members who have filled a Notice of Dissent and who have not agreed the fair value of their Company Shares with the Company; and

•	at the hearing of a petition at which the dissenting shareholders are entitled to participate, the Grand Court will determine, (a) the fair value of the Company Shares of such dissenting shareholders as it finds are involved together with a fair rate of interest (if any) and (b) the costs of the proceeding and the allocation of such costs among the parties.

Notwithstanding the foregoing, at the Effective Time, such dissenter’s Company Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such dissenter shall cease to have any rights with respect thereto, except the right to receive the fair value of such Company Shares in accordance with the provisions of section 238 of the Companies Law.

Your failure to follow exactly the procedures specified under the Companies Law will result in the loss of your dissenter rights. See “Dissenter Rights” and the text of the Cayman Islands dissenter rights statute, section 238 of the Companies Law attached as Annex C. In view of the complexity of the Companies Law, shareholders who may wish to pursue dissenter rights should consult their legal and financial advisors.

Solicitation of Proxies

This proxy solicitation is being made by and paid for by the Company on behalf of the Board. In addition to soliciting shareholders by mail, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Company Shares registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our directors, officers and employees, without additional compensation, may also be made of some shareholders in person or by mail, telephone or email following the original solicitation. The Company has retained Morrow to assist it in the solicitation of proxies for the extraordinary general meeting and will pay Morrow a fee of approximately $5,500 plus certain costs associated with additional services, if required. The Company also has agreed to reimburse Morrow for out-of-pocket expenses and to indemnify them against certain losses arising out of its proxy solicitation services.

Other Matters

The Board knows of no other matters to be brought before the extraordinary general meeting. If any other matters are properly brought before the extraordinary general meeting, the persons appointed in the accompanying proxy intend to vote the Company Shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

You should not return your share certificate or send documents representing Company Shares with the proxy card. If the Merger is completed, the paying agent for the Merger will send you a letter of transmittal and instructions for exchanging your Company Shares for the Merger Consideration.

Questions and Additional Information

If you have more questions, need assistance in submitting your proxy or voting your Company Shares, or need additional copies of this proxy statement or the enclosed proxy card, you should contact the Company in writing at Apco Oil and Gas International Inc., One Williams Center, 35th Floor, Tulsa, Oklahoma, 74172, Attention: Corporate Secretary, or by telephone at (539) 573-2164. You may also contact the Company’s proxy solicitor, Morrow, toll free at (888) 681-0976.

THE MERGER

Background of the Merger

The Board and the Company’s senior management in the ordinary course periodically review and assess strategic alternatives available to the Company to enhance shareholder value. Pursuant to an existing administrative services agreement between WPX and the Company, WPX employees provide management services to the Company at all times, including during such reviews and assessments. As part of such reviews and assessments over the past few years, the Board took into consideration its views on the challenges facing the Company including, among others, the political environment in both Argentina and Colombia, the capital expenditures that would be required for future growth and the challenges facing the Company in financing those capital expenditures, as well as upcoming renewal dates for certain concessions from the Argentine government, particularly in Río Negro.

In early March 2013, representatives from WPX, the holder of approximately 69% of the Company Shares, informed Mr. Keith Bailey, an independent director on the Board, that WPX was considering the potential benefits of various alternatives associated with its equity ownership of the Company, including pursuing a sale of its Company Shares. As part of such discussion, the representatives from WPX requested that, should WPX proceed with a sale of its Company Shares, the Company assist in providing certain confidential information about the Company to potential purchasers of such Company Shares.

Subsequently, on March 6, 2013, the Board held a meeting at which WPX’s interest in pursuing a sale of its Company Shares was discussed. The Board discussed the need for Mr. Bailey and Messrs. Robert J. LaFortune, Piero Ruffinengo and John H. Williams, the independent directors of the Company at that time (the “Independent Directors”), to interact directly with WPX on behalf of the Company and to assist in responding to WPX’s request that the Company agree to provide certain confidential information about the Company to potential buyers in connection with the sale process for WPX’s Company Shares.

On March 12, 2013, the Independent Directors convened to discuss WPX’s request that the Company provide certain confidential information about the Company to potential buyers of WPX’s Company Shares. The Independent Directors identified certain threshold issues to be discussed with WPX, including whether the Company’s minority shareholders would have the opportunity to participate in WPX’s sale of its Company Shares, prior to agreeing to disclose non-public information about the Company to potential buyers of WPX’s Company Shares.

Following the March 12, 2013 meeting, the Independent Directors held conference calls with representatives of WPX to discuss the issues identified at their earlier meeting. During such calls, representatives from WPX informed the Independent Directors that WPX had no interest in, and would not support, a sale of all of the outstanding Company Shares (as opposed to a sale of only the Company Shares held by WPX).

On March 21, 2013, the Independent Directors convened to further discuss the potential sharing of non-public information about the Company with potential buyers of WPX’s Company Shares. At the meeting, the Independent Directors decided to engage Paul Hastings LLP (“Paul Hastings”) to assist it in responding to WPX’s requests during the sale process for WPX’s Company Shares.

On April 2, 2013 and April 8, 2013, the Independent Directors held meetings with a representative of Paul Hastings to further discuss WPX’s request that the Company provide certain confidential information about the Company to potential buyers of WPX’s Company Shares. The representative from Paul Hastings later consulted with special Cayman Islands counsel concerning the directors’ obligations with respect to the Company’s confidential information. Following such discussions, the Independent Directors concluded that the Company should be party to the confidentiality agreements that would be used to protect the Company’s confidential information in connection with the sale of WPX’s Company Shares.

On April 22, 2013, Party A, a privately-held oil and gas company, along with its financial advisor, approached WPX on an unsolicited basis expressing its desire to purchase all of WPX’s Company Shares.

On May 7, 2013, the Board held a meeting at which WPX’s interest in pursuing a sale of its Company Shares was discussed. In connection therewith, the Board determined it was necessary to form a special committee (the “Special Committee”) to interact directly with WPX on behalf of the Company to address any matters that may arise with respect to the potential sale by WPX of its Company Shares including, but not limited to (i) the disclosure of non-public Company information to prospective purchasers or their advisors; (ii) the method of or process for the disclosure of non-public Company information and the preservation of the confidentiality of such information that is or may be disclosed; (iii) the compliance by the Company with all applicable laws and regulations regarding the potential sale by WPX of its Company Shares and/or the disclosure of Company information and (iv) the publication of any press release, market dissemination or announcement by the Company in connection with the potential sale by WPX of its Company Shares. Messrs. Bailey and LaFortune, two of the Independent Directors, were appointed as the sole members of the Special Committee with Mr. Bailey appointed to serve as the Chairman. Following its formation, the Special Committee continued to consult with Paul Hastings.

On May 8, 2013, the Special Committee, with the assistance of Paul Hastings, reviewed and approved a form confidentiality agreement to govern the sharing of confidential Company information with potential buyers of WPX’s Company Shares. The confidentiality agreements were drafted such that they were entered into by and among WPX, the Company and the potential acquirer.

From May 15, 2013 to May 23, 2013, WPX negotiated changes to the form confidentiality agreement with Party A. On May 23, 2013, WPX and the Company executed a confidentiality agreement with Party A. Party A subsequently commenced its due diligence process.

On May 21, 2013 and May 30, 2013, the Special Committee held meetings to further discuss WPX’s potential sale of its Company Shares and the sharing of confidential information concerning the Company with potential buyers of WPX’s Company Shares.

Throughout June, July and August 2013, Party A performed due diligence and held meetings with WPX and the Company’s management. However, by the end of August 2013, Party A had not yet been able to secure financing for the potential purchase of WPX’s Company Shares. In light of Party A’s inability to secure financing, WPX advised the Board that WPX had elected to proceed with a full marketing process for its Company Shares. WPX, with the assistance of Merrill Lynch, Pierce, Fenner & Smith Incorporated, WPX’s financial advisor in connection with the potential sale of WPX’s Company Shares (“WPX’s Financial Advisor”), and input from the Company, subsequently began developing marketing materials for the sale of WPX’s Company Shares (the “Marketing Materials”). WPX also included in the sale process, separate and apart from its Company Shares, its interests (the “WPX Argentine Interests”) in Apco Argentina, S.A., a subsidiary of the Company of which WPX owns 5%, and Northwest Argentina Corporation, an entity in which WPX owns 100% of the equity interests and whose operations are complementary to those of the Company. WPX estimated the value of the WPX Argentine Interests to range from $5 million to $10 million.

Beginning in September 2013, the Marketing Materials were distributed to approximately 80 parties, including private equity firms and oil and gas corporations from North and South America, Europe and Asia that were identified by WPX in consultation with WPX’s Financial Advisor as being potential acquirers of WPX’s Company Shares. Ultimately, 19 of the recipients of the Marketing Materials, including an affiliate of Parent, expressed an interest in receiving further information about the potential acquisition of WPX’s Company Shares.

Beginning in October 2013, the Company and WPX negotiated confidentiality agreements with interested parties, each of which also included various negotiated “standstill” provisions prohibiting the prospective acquirer from acquiring any securities or assets of the Company or entering into certain other transactions or arrangements with respect to the Company without the consent of the Board. Throughout the process for the sale of WPX’s Company Shares, the Special Committee was consulted with respect to revisions to certain of the terms in the confidentiality agreements. The Special Committee was also regularly updated by representatives from WPX as to the identity of the parties that had executed confidentiality agreements.

Between October 1, 2013 and January 20, 2014, the Company and WPX entered into confidentiality agreements with 13 interested parties, including an affiliate of Parent (such confidentiality agreement with an affiliate of Parent, the “Parent CA”).

Beginning in early November 2013, the interested parties who had executed confidentiality agreements and who had expressed a continued interest in acquiring WPX’s Company Shares were granted access to a virtual data room that contained key business, financial, regulatory, legal and other information concerning the Company, including financial projections. In addition, at the Company’s direction, certain additional non-public information was provided to certain interested parties in limited responses to specific diligence questions raised by such parties and their advisors. During this time, the Special Committee was updated by representatives from WPX as to the identity of interested parties that were given access to the virtual data room.

Beginning in November 2013, representatives from WPX, with assistance from WPX’s Financial Advisor and input from the Company, developed marketing materials specifically highlighting the potential value in the Company’s assets in the Vaca Muerta shale and the possibility that such assets, if fully developed, could significantly enhance the Company’s financial performance (the “Vaca Muerta Materials”). The Vaca Muerta Materials were sent to three targeted oil and gas corporations. In December 2013, WPX held meetings with each of the three oil and gas corporations to further discuss the potential of the Company’s assets in the Vaca Muerta, the scientific data available, as well as the capital expenditures required to fully develop the assets. Following the meetings, one of the corporations expressed an interest in further discussions. The interested corporation later executed a confidentiality agreement and attended a presentation by WPX regarding the Vaca Muerta assets on February 3, 2014 at the offices of WPX’s Financial Advisor in Houston, Texas.

On November 6, 2013, the Special Committee held a meeting to further discuss WPX’s potential sale of its Company Shares and the sharing of confidential information concerning the Company with potential buyers of WPX’s Company Shares.

During the period from December 4, 2013 to December 13, 2013, representatives from WPX gave presentations to five interested parties, including Party A, at the offices of WPX’s Financial Advisor in Houston, Texas.

During the period from January 20, 2014 to January 22, 2014, representatives from WPX gave presentations to four interested parties, including an affiliate of Parent, at the offices of WPX’s Financial Advisor in Buenos Aires, Argentina.

In February 2014, at the direction of WPX, WPX’s Financial Advisor sent process letters to the seven remaining interested parties inviting each of them to submit written indications of interests for WPX’s Company Shares by March 11, 2014. At this time, WPX engaged Weil, Gotshal & Manges LLP (“Weil”) to draft a form share purchase agreement for bidders to use in connection with WPX’s sale of its Company Shares and the WPX Argentine Interests.

By the March 11, 2014 deadline, each of Party A, Party B, a privately-held oil and gas company with operations in Latin America, Asia and the Middle East, and Party C, a privately-held oil and gas company with operations in Argentina, submitted indications of interest to purchase all of WPX’s Company Shares and the WPX Argentine Interests. Party A offered $316 million of total consideration of which $304.7 million was attributed to WPX’s Company Shares (equating to $15.00 per share) and the remainder attributed to the WPX Argentine Interests with 50% of the consideration in cash and the remaining 50% in the form of a five-year note payable to WPX. Party B offered $300 million in cash in total consideration for WPX’s Company Shares and the

WPX Argentine Interests and did not indicate the portion of such consideration attributable to WPX’s Company Shares. Party C offered total consideration of $162 million in cash of which $155 million was attributed to WPX’s Company Shares (equating to $7.54 per share) and the remainder attributed to the WPX Argentine Interests. Parent did not provide an indication of interest and informed WPX that it was not yet prepared to submit an offer.

Following receipt of the indications of interest, WPX informed the Special Committee that it had elected to continue discussions with Party A and Party B. Following such discussions, on April 14, 2014, WPX entered into an exclusivity agreement with Party A pursuant to which WPX agreed to negotiate exclusively with Party A for the sale of WPX’s Company Shares until May 29, 2014. As of April 14, Party A increased the cash component of its offer to 70% with the remaining 30% of consideration in the form of a five-year note payable to WPX.

From April 2014 through July 2014, Party A conducted extensive due diligence on the Company and engaged numerous third-party advisors. On May 26 and May 27, 2014, representatives from WPX and members of Company management and staff held meetings with Party A at the Company’s offices in Buenos Aires, Argentina.

From May 2014 through July 2014, representatives from WPX and counsel to Party A exchanged drafts of a share purchase agreement and held telephonic negotiations regarding the potential purchase of the Company Shares held by WPX. At WPX’s request, Weil assisted in the negotiations with Party A. During this time, Party A and WPX elected to extend exclusivity until July 3, 2014 to allow for completion of due diligence items and negotiation of the stock purchase agreement. During the course of the negotiations, Party A revised its original offer to $312 million in total consideration for WPX’s Company Shares and the WPX Argentine Interests (with the amount attributable to the Company Shares held by WPX remaining at $15.00 per share) with 70% of the consideration in cash and the remaining 30% of consideration in the form of a five-year note payable to WPX.

WPX allowed its exclusivity period with Party A to expire on July 3, 2014, but agreed to continue to provide Party A with information about the Company on a non-exclusive basis. Following the expiration of WPX’s exclusivity period with Party A, WPX, in consultation with its advisors, determined to engage in a limited and more focused marketing process for WPX’s Company Shares. At the direction of WPX, WPX’s Financial Advisor contacted parties previously involved in the process as well as new parties that came forward and had indicated an interest in the potential purchase of Company Shares held by WPX. In response to the outreach efforts, three new parties and four parties previously involved in the process (including Parent), expressed an interest in further discussions.

On July 7, 2014, Parent communicated to WPX that it was interested in acquiring WPX’s Company Shares for $11.34 per share in cash. WPX responded that it was not interested in a transaction at that price.

On July 11, 2014, a representative from Parent met with representatives from WPX to discuss Parent’s offer of $11.34 per share. At such meeting, Parent also expressed its desire to purchase all of the Company Shares (and not just the Company Shares held by WPX) for $11.34 per share. WPX again reiterated that it was not interested in a transaction at that price.

Between July 16, 2014 and August 7, 2014, the Company and WPX negotiated and entered into confidentiality agreements with the three new interested parties.

On July 30, 2014, representatives of the Argentine government announced that Argentina would imminently be in default on approximately $20 billion worth of sovereign debt obligations.

On August 5, 2014, the Board held a meeting at which it received an update from representatives of WPX regarding the process for the sale of the Company Shares held by WPX.

Between August 5, 2014 and August 18, 2014, representatives from WPX gave presentations to each of the three new interested parties at the offices of WPX’s Financial Advisor in Houston, Texas.

On August 8, 2014, Party A informed representatives from WPX that one of its equity partners had elected to withdraw from the proposed transaction and that, while Party A had secured another equity partner, several more months of due diligence would be required by the new equity partner to assess the Company and the effects of the Argentine government’s default on its sovereign debt, prior to Party A being in a position to enter into a definitive agreement regarding the purchase of WPX’s Company Shares. Representatives from WPX met with Party A and its new equity partner on August 12, 2014 and they confirmed to WPX their desire to purchase WPX’s Company Shares and reiterated the need for additional time.

Also on August 12, 2014, the Company’s senior management held a conference call with representatives of Parent to discuss diligence matters. Later that day, Parent submitted a non-binding offer to WPX (the “August 12 Offer”) to purchase all of the Company Shares (as opposed to solely the Company Shares held by WPX) for $15.00 per share in cash and to purchase the WPX Argentine Interests for $2.00, which equated to total consideration of approximately $442 million of which approximately $305 million would be payable in respect of the Company Shares held by WPX. On August 12, 2014, the Nasdaq closing sale price of the Company Shares was $13.46 per share.

In August 2014, WPX received non-binding offers for its Company Shares and the WPX Argentine Interests from each of Party B, Party D, a publicly-traded oil and gas company with operations in Argentina, Party E, a publicly-traded integrated energy company with oil and gas assets in Argentina, Party F, a privately-held investment fund with investments in financial, telecommunications and industrial assets primarily in Latin America, and Party G, a publicly-traded conglomerate with oil and gas exploration activities in the United States and other businesses primarily focused in North and South America. Party B submitted a revised non-binding offer of $310 million in cash in total consideration for WPX’s Company Shares and the WPX Argentine Interests with 70% of the consideration in cash and the remaining 30% in a five-year note payable to WPX. Party D indicated a non-binding offer in the range of $270 million to $300 million in cash in total consideration for WPX’s Company Shares and the WPX Argentine Interests. Party E submitted a non-binding offer of $200 million in cash in total consideration for WPX’s Company Shares and the WPX Argentine Interests. None of Party B, D or E indicated the portion of their non-binding offer attributable solely to WPX’s Company Shares. Each of Party F and Party G made verbal indications of a non-binding offer for WPX’s Company Shares at or around the then-current Nasdaq trading price for the Company Shares. Party G noted that its non-binding offer was contingent upon the Company’s extension of the Río Negro concession.

Late in August 2014, WPX determined that Parent’s offer represented the best offer, in that the offer contemplated the highest price per share without the need for financing and free of other contingencies and that, as a result, it had the best chance of being consummated. Thereafter, Mr. Bryan Guderian, the Chief Executive Officer of the Company, a member of the Board and the Senior Vice President of Business Development for WPX, informed Mr. Bailey of Parent’s offer. Mr. Guderian indicated to Mr. Bailey that WPX had determined that Parent’s offer represented the best offer for the Company Shares and despite its earlier desire not to participate in a transaction for a sale of all of the Company Shares, it was supportive of the potential transaction. Subsequently, Mr. Bailey informed the other member of the Special Committee of Parent’s offer and the committee members agreed that the offer should be presented to the entire Board. On August 22, 2014, the members of the Special Committee also consulted with Paul Hastings regarding Parent’s offer and determined that it was advisable for the Company to engage its own financial advisor to provide advice on the fairness of Parent’s offer from a financial point of view.

On August 29, 2014, WPX entered in an exclusivity agreement with Parent pursuant to which WPX agreed to negotiate exclusively with Parent until September 28, 2014. On August 29, 2014, the Company and an affiliate of Parent entered into an amendment to the Parent CA. Among other things, the amendment provided that any negotiations with respect to the August 12 Offer and any transaction arising thereunder would not be subject to the “standstill” provisions of the Parent CA.

In early September 2014, the Company engaged Weil to serve as its counsel with respect to the potential sale of all of the Company Shares to Parent. Thereafter, WPX had separate internal counsel representing its interests throughout the remainder of the process for the sale of all of the Company Shares to Parent. The Company also engaged Maples and Calder (“Maples”) to serve as the Company’s special Cayman Islands counsel. Pursuant to the existing administrative services agreement between WPX and the Company, WPX employees continued to provide administrative, legal, and management services to the Company and, as a result thereof, employees of WPX also served as representatives of the Company throughout the negotiations for the potential sale of all of the Company Shares to Parent.

On September 4, 2014, the Board held a meeting at the Company’s offices in Tulsa, Oklahoma to receive an update from WPX regarding the offer from Parent and to discuss the Company’s views with respect to such offer. Representatives from WPX’s Financial Advisor, WPX, Weil and Maples also attended portions of the meeting. During this meeting, a representative from WPX’s Financial Advisor summarized potentially interested parties that were identified and solicited in the potential sale of WPX’s Company Shares, and the responses received from such potentially interested parties.

A representative from WPX then made a presentation to the Board summarizing the terms of Parent’s offer and informed the Board that WPX was willing to sell the WPX Argentine Interests to Parent for the de minimis consideration of $2.00, an amount which was significantly below WPX’s own valuation for the WPX Argentine Interests and the amounts offered for the WPX Argentine Interests by previously interested parties. The representative from WPX advised the Board that WPX had concluded that Parent’s offer was a compelling one and recommended that the Board move forward with respect to a potential transaction between the Company and Parent as contemplated by Parent’s offer.

A representative from Maples then reviewed with the Board its fiduciary duties under Cayman Islands law and under the Company’s governing documents in connection with its consideration of a sale of all of the Company Shares. Representatives from Weil also reviewed with the Board its views as to the typical process for transactions of this nature and provided advice with respect to public company sale transactions generally. The members of the Board then engaged in a discussion expressing their views on Parent’s offer and whether it was in the best interests of the Company’s shareholders to engage in a transaction at the current time. As part of the discussion, the Board considered the risks and challenges facing the Company including the increasingly volatile economic and political conditions in Argentina and the significant capital expenditures that would be required to explore and develop the Company’s assets in the Vaca Muerta. The Board also considered WPX’s desire to sell its Company Shares and, that, in the event WPX sold its Company Shares on its own, the Company’s minority shareholders would not benefit from the transaction. The Board acknowledged and recognized that the earlier sale process undertaken by WPX was a process solely for WPX’s Company Shares and discussed whether such process was an adequate proxy for a process for the sale of all of the Company Shares as opposed to just WPX’s Company Shares. The Board concluded that none of the parties contacted in the earlier process for the sale of WPX’s Company Shares was prohibited from making an offer for all of the Company Shares and that the limited interest from potential buyers in the earlier process stemmed from the fact that the Company is a non-operated business and that interest in the business from potential buyers would not increase based on whether all of the Company Shares were for sale or only WPX’s Company Shares. The Board also discussed that the only offer for the entire Company that had been received was Parent’s offer and expressed concern that if the Company pursued other offers, Parent would withdraw its offer. The Board also noted that Parent’s offer did not have a debt financing component or any funding contingencies that would potentially disrupt closing of the transaction. The Board further discussed the fact that Parent’s offer was not contingent upon the Company’s extension of the Río Negro concession and that it provided the same consideration to the minority shareholders as to WPX. The Board then determined it was in the best interests of all of the Company’s shareholders to move forward with Parent’s offer. In connection with that determination, the Board appointed an ad-hoc transaction advisory group (the “TAG”) to oversee discussions and negotiations with Parent, it being understood, however, that the potential transaction would remain subject to approval by the Board. The Board appointed Messrs. Bailey and Guderian and Mr. J. Kevin Vann, a director of the Company and Senior Vice President and Chief Financial Officer of WPX, to the TAG. The Board also determined it advisable and appropriate to engage an independent financial advisor to advise the Board with respect to the transaction proposed by Parent. Accordingly, the Board resolved to engage Jefferies to act as its financial advisor with respect to the transaction proposed by Parent. Jefferies was recommended to the Board by Mr. Bailey due to its expertise and independence as it had not done any work for the Company, WPX or Parent in the previous two years.

Later that day on September 4, 2014, Parent sent a draft merger agreement to the Company. From September 4, 2014 until the execution of the Merger Agreement, Weil and Cleary Gottlieb Steen & Hamilton LLP (“Cleary”), counsel to Parent, exchanged various drafts of, and continued to negotiate the terms of, the merger agreement and the ancillary agreements to the merger agreement.

On September 5, 2014, the TAG held a telephonic meeting, in which representatives from Weil and WPX also attended. Weil reviewed the key provisions of the draft merger agreement and, among other things, noted that the draft agreement did not permit the Board to terminate the agreement to accept a superior offer. The TAG emphasized that it was important for the Company to have the ability to accept a superior offer post-signing and instructed Weil to negotiate for such a provision. Weil also advised that in reviewing the confidentiality agreements entered into among the Company, WPX and the previously interested parties, it noted that the agreements contained “don’t ask/don’t waive” provisions in the standstill obligations and, given the number of previously interested parties contacted, that it would be advisable for the Company to obtain the ability to waive such provisions in order to permit a post-signing market check from all potential bidders. The TAG further discussed the merger agreement with Weil and instructed Weil to convey the TAG’s views with respect to various aspects of the draft merger agreement.

Later in the day on September 5, 2014, Weil conveyed to Cleary the TAG’s views with respect to various aspects of the draft merger agreement.

On September 10, 2014, the Company engaged Jefferies to serve as its financial advisor and, if requested, to provide a fairness opinion to the Board.

On September 15, 2014, the Board held a telephonic meeting in which representatives from Weil and Maples participated. Representatives from Weil updated the Board on the status of negotiations with Parent, indicating that a revised draft of the merger agreement from Cleary was forthcoming. The Board discussed its concerns about shopping for a competing offer and the risk that the Company would lose the offer from Parent. The Board agreed that it did not want to jeopardize a deal with Parent to pursue the remote possibility that there was a competing offer available, but that the Company should negotiate for a right to terminate the merger agreement if an unsolicited superior offer was made.

From September 16, 2014 until the execution of the Merger Agreement, the parties and their respective counsel exchanged drafts of the Merger Agreement, the Power of Attorney and the Irrevocable Offer and discussed and negotiated proposals with respect to all three documents. Through the course of negotiations the parties agreed to (i) include provisions making it clear that the Power of Attorney would terminate immediately upon the termination of the Merger Agreement (ii) a termination fee of $15,450,000, which termination fee Parent had initially proposed would be $20,000,000, (iii) a tail period of 12 months following which a termination fee may, in certain circumstances, be payable to Parent, which period Parent initially proposed as 18 months, (iv) revise the definition of “material adverse effect” in a manner that would limit the circumstances under which it could be invoked and (v) eliminate a provision initially proposed by Parent pursuant to which the Company would be obligated to pay Parent’s expenses following a termination of the Merger Agreement by Parent as a result of breach by the Company of its representations, warranties or covenants under the Merger Agreement. Throughout the negotiations, the TAG was consulted and provided guidance to the Company’s representatives with respect to Parent’s proposals.

The Company and Weil participated in the negotiation of the Power of Attorney due to the impact of the Power of Attorney on the receipt of shareholder approval and the ability of the Board to entertain and accept a superior offer should one arise. The Company and Weil also participated in the negotiation of the Irrevocable Offer, as the consummation of the transactions contemplated by the Irrevocable Offer (concurrently with the Merger) was a condition to the closing of the Merger under the Merger Agreement and the Irrevocable Offer contained provisions regarding non-solicit obligations of WPX and post-termination fees payable by WPX to Parent in certain circumstances where a sale of the Company, a material portion of its assets or WPX’s Company Shares occurred.

On September 19, 2014, Parent contacted the Company to suggest that both parties and their respective counsel hold in-person meetings the following week to finalize the Merger Agreement.

From September 24, 2014 to September 26, 2014, representatives from Parent, Cleary, the Company, WPX and Weil held meetings at the offices of Weil in Dallas, Texas. The parties reviewed and negotiated the open points in the merger agreement and the ancillary agreements. Throughout the negotiations, representatives from the Company consulted with members of the TAG regarding Parent’s proposals and received guidance from the TAG in addressing Parent’s proposals. During these negotiations, on the evening of September 24, 2014, Parent raised a diligence matter that materially affected its view of the value of the Company. Parent requested protection for this matter and various proposals were discussed between the parties.

On the morning of September 25, 2014, the parties reconvened their meeting. During that meeting, representatives of the Company and Parent further discussed various means of providing protection to Parent with respect to the diligence matter. Among the proposals, Parent requested that the purchase price be reduced to $14.11 per share in cash. The parties negotiated throughout the morning, and ultimately agreed on a tentative adjustment to the purchase price resulting in a price of $14.50 per share in cash, subject to review by the TAG and approval by the Board. As part of the negotiations regarding the reduced purchase price, WPX and Parent agreed that the provisions of the Irrevocable Offer relating to the IO Post-Termination Fees (as defined below in “Irrevocable Offer”) would not be amended as a result of the reduction in price. The parties then finalized the remaining open points in the merger agreement through October 2, 2014.

On October 1, 2014, the TAG held a meeting in which representatives from WPX and Weil also participated. Weil reviewed with the members of the TAG the discussions regarding the purchase price adjustment, as well as the proposed terms of the draft merger agreement, Power of Attorney and Irrevocable Offer. During this meeting, the TAG determined that, subject to the receipt of the fairness opinion from Jefferies with respect to the fairness of the transaction from a financial point of view, it was willing to unanimously recommend that the Board move forward with the transactions contemplated by the merger agreement with Parent.

Later that day on October 1, 2014, the Board held a meeting, in which representatives from WPX, Weil and Jefferies also participated. A representative of Weil updated the Board on the status of negotiations with Parent and summarized in detail the terms of the merger agreement, including the material changes to the merger agreement since the last Board meeting on September 15, 2014, as well as the reduction in the purchase price from $15.00 per share to $14.50 per share. Weil also noted that the terms of the proposed merger agreement permitted the Company to waive the “don’t ask/don’t waive” provisions in the confidentiality agreements entered into with previously interested parties and to terminate the merger agreement in order to accept a superior offer. Weil also reviewed the provisions of the Irrevocable Offer relating to the IO Post-Termination Fees. As part of its discussions with the Board, Weil also discussed the work it had done for WPX, which included the representation of WPX in its earlier negotiations with Party A regarding the sale of WPX’s Company Shares, and the fact that Weil was also representing a consortium that included Parent with respect to an unrelated matter.

Representatives from Jefferies then presented its financial analysis of the proposed transaction with Parent. Jefferies reviewed with the Board the process undertaken by WPX beginning in May 2013 and described the process as being broad-based given that approximately 80 potential buyers had been contacted, although only a handful of indications of interest were received. Jefferies noted that in the previous 18 months, the Company’s share price had fluctuated quite a bit and that the premium represented by Parent’s offer was still high relative to historic prices. Jefferies also described to the Board a number of benchmarking points used in its analysis and noted that the Company is a non-operated business in that it has only non-operated interests in the producing properties in which it participates. In response to an inquiry from the Board regarding comparisons of operating companies versus non-operating companies, Jefferies noted that, generally, non-operated companies are valued at a discount compared to operating companies. The representatives from Jefferies stated that, in their preliminary view, Parent’s offer of $14.50 per share was within the range of fairness. Following its discussion with the Board, Jefferies stated that it was prepared to deliver its opinion to the Company, upon request by the Board, that Parent’s offer of $14.50 per share was fair, from a financial point of view, to the Company’s shareholders.

On October 2, 2014, the Board reconvened to review the final terms of the proposed transaction with Parent. Representatives from WPX, Weil, Maples and Jefferies also participated in the meeting. A representative from Maples again reviewed with the Board its fiduciary duties to shareholders under Cayman Islands law. A representative from WPX reviewed with the Board the process undertaken by WPX beginning in May 2013 with respect to the sale of the Company Shares held by WPX. The representative from WPX noted that marketing materials had been sent to approximately 80 potential buyers and that Parent’s offer was the only offer received for all of the Company Shares. A representative from Weil also reviewed with the Board the terms of the final merger agreement, including the changes made since the meeting of the Board the previous day. A representative from Jefferies then summarized its presentation from the previous day’s meeting regarding its financial analysis of Parent’s offer, and responded to certain questions posed by members of the Board. Jefferies noted that it understood a broad-based process had been undertaken by WPX over the past 18 months and that there were risks associated with the Company and the Argentine economy. Jefferies then orally delivered its opinion, which was subsequently confirmed in writing, that, as of October 2, 2014 and subject to the limitations and qualifications as more fully described below in the section entitled “The Merger – Opinion of our Financial Advisor – Opinion of Jefferies,” that Parent’s offer of $14.50 per share was fair, from a financial point of view, to the Company’s shareholders. The members of the Board then engaged in a discussion regarding the information presented by WPX, Weil and Jefferies. As part of its discussion, the Board noted that WPX’s agreement to pay to Parent an IO Post-Termination Fee in connection with certain transactions following termination of the Merger Agreement (including the sale of the Company or a material portion of its assets) did not bind the minority shareholders. The Board also noted that the Power of Attorney terminated effective upon termination of the Merger Agreement, meaning that there was no restriction on WPX’s ability to vote in favor of an alternative transaction following termination of the Merger Agreement. The Board also noted that WPX’s agreement to sell the WPX Argentine Interests for de minimis consideration as part of the proposed transaction represented additional value that was foregone by WPX for the benefit of the Company’s minority shareholders. Following the discussion, the Board determined that given the political and economic environment in both Argentina and Colombia, the capital expenditures that would be required for future growth and the challenges facing the Company in financing those capital expenditures, the status of the Company as a non-operated company, the earlier process undertaken by WPX for a sale of its Company Shares, and that the minority shareholders would receive the same consideration in the Merger as WPX, the Merger was in the best interests of all of the Company’s shareholders. Following further discussion, the Board unanimously adopted resolutions which, among other things (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s shareholders, (ii) approved the Merger Agreement, (iii) approved the Merger, the plan of merger and the other transactions contemplated by the Merger Agreement and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the Company shareholders approve the adoption of the Merger Agreement and the plan of merger exhibited thereto.

Late in the evening of October 2, 2014, the Company and Parent executed the Merger Agreement. At approximately 5:30 a.m. Central Time on October 3, 2014, the Company and WPX each issued a press release announcing the transaction.

On October 3, 2014, the Company and WPX sent notices to 12 previously interested parties that had executed confidentiality agreements containing “don’t ask/don’t waive” provisions notifying such parties that the “don’t ask/don’t waive” provisions had been waived.

Purpose of and Reasons for the Merger; Recommendation of the Board

The purpose of the Merger is to enable the Company’s shareholders to realize the value of their investment in the Company through their receipt of the $14.50 per share Merger Consideration in cash, without interest.

The Board

The Board, at a meeting described above on October 2, 2014, unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s shareholders, (ii) approved the Merger Agreement, (iii) approved the Merger and the other transactions contemplated by the Merger Agreement and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the Company shareholders approve the adoption of the Merger Agreement.

In connection with its determination, the Board considered the following substantive factors as being generally positive or favorable, each of which the Board believed supported a decision to proceed with the Merger Agreement:

•	its understanding of the business, operations, financial condition, earnings and prospects of the Company, including the Company’s prospects as an independent company;

•	the risks inherent in the future operations of the Company, such as the capital expenditure requirements for growth in operations, the ability to finance such capital expenditures required, and the risks related to the Company’s negotiations with the province of Río Negro to obtain a ten-year non-operated concession extension for the portion of the Entre Lomas concession in that province;

•	the current state of the economic and political conditions in the countries in which the Company operates and general uncertainty surrounding forecasted economic conditions, both in the near term and in the long term, within our industry;

•	that during the sale process conducted by WPX for a sale of its Company Shares, approximately 80 parties were contacted but only a few indications of interest were received and only Parent made an offer for all of the Company Shares as opposed to only the Company Shares held by WPX and Parent’s offer represented the highest all-cash offer per share for the Company Shares received by either WPX or the Company;

•	that the all-cash Merger Consideration of $14.50 per share will provide the Company’s shareholders with the ability to immediately monetize their investment in the Company at a certain value, while avoiding the risks inherent in the Company’s long-term business plan;

•	the fact that the Merger Consideration and the other terms of the Merger Agreement resulted from negotiations between the Transaction Advisory Group and the Board and the Company’s legal and financial advisors with Parent and its legal advisors, and the Board’s belief that $14.50 per share in cash for each Company Share represented the highest per share consideration reasonably available;

•	the financial analyses and opinion of Jefferies addressed to the Board that, as of October 2, 2014, and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the Merger Consideration of $14.50 per share to be received by the holders of Company Shares in the Merger was fair, from a financial point of view, to such shareholders as more fully described in “Opinion of Jefferies LLC” below and Annex B;

•	that WPX, as the holder of approximately 69% of the Company Shares and as party to the Power of Attorney, would receive the same consideration for their Company Shares as will be received by all other holders of the Company Shares and that all of the holders of the Company Shares would share equally in the control premium being paid by Parent even though WPX may have been in a position to demand a disproportionate share of the control premium;

•	the Board’s belief that the Merger was more favorable to shareholders than the potential value that might result from other alternatives potentially available to the Company;

•	the inclusion in the Merger Agreement that, subject to compliance with the terms and conditions of the Merger Agreement, the Company is permitted to furnish information to and conduct negotiations with third parties that make a bona fide, written, unsolicited alternative acquisition proposal;

•	that, subject to compliance with the terms and conditions of the Merger Agreement, the Company is permitted to terminate the Merger Agreement under certain circumstances in order to enter into an agreement with respect to a superior offer upon payment of a $15,450,000 termination fee;

•	that the minority shareholders of the Company will receive the same consideration as WPX;

•	that WPX entered into the Power of Attorney, which among other things, grants to a designee of Parent the power to vote WPX’s Company Shares in favor of the adoption of the plan of merger and the Merger Agreement unless the Merger Agreement is terminated pursuant to its terms;

•	that WPX agreed to sell its interests in Apco Argentina, S.A. and Northwest Argentina Corporation to Parent concurrently with the consummation of the Merger;

•	that the end date of July 2, 2015 under the Merger Agreement allows for sufficient time to complete the Merger;

•	the likelihood that the Merger would be completed, and completed in a reasonably prompt time frame;

•	the other terms and conditions of the Merger Agreement, described under “The Merger Agreement” beginning on page 53 of this proxy statement, which the Transaction Advisory Group and the Board, after consulting with legal counsel, considered to be reasonable and consistent with precedents deemed relevant; and

•	that Company shareholders who do not vote in favor of adoption of the Merger Agreement may exercise dissenter rights under Section 238 of the Companies Law.

The Board was also aware of and considered the following risks and other factors concerning the Merger Agreement and the Merger as being generally negative or unfavorable:

•	that the Merger, while providing certainty of cash value to the Company’s shareholders, would not allow the Company’s shareholders to have any ongoing equity participation in the Surviving Company following the closing of the Merger, meaning that the Company’s shareholders will cease to participate in our potential future earnings or growth, and will not benefit from any increases in the value of the Company Shares following the closing of the Merger;

•	that the announcement and pendency of the Merger could result in the disruption of our business, including the possible diversion of management and employee attention, potential employee attrition and potential adverse effects on our business relationships;

•	that if the Merger is not completed, the Company may be adversely affected due to potential disruptions in its operations;

•	the requirement that the Company pay Parent a termination fee of $15,450,000 if the Company enters into an agreement related to a superior offer or the Merger Agreement is terminated under other circumstances;

•	that the Company is subject to restrictions on the conduct of its business prior to the consummation of the Merger, which may delay or prevent the Company from undertaking business opportunities that may arise during the pendency of the Merger, whether or not the Merger is completed;

•	that the proposed Merger will be a taxable transaction for U.S. federal income tax purposes for holders of Company Shares;

•	the risk that, while the Merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed even if approved by our shareholders; and

•	that the Merger is conditioned on the consummation of certain transactions pursuant to the Irrevocable Offer, dated October 2, 2014 (the “Irrevocable Offer”), from Parent to WPX, pursuant to which WPX has agreed to sell its interests in Apco Argentina, S.A. and Northwest Argentina Corporation to Parent.

In addition, the Board was aware of and considered the interests that certain of the Company’s directors and executive officers have with respect to the Merger that differ from, or are in addition to, their interests as shareholders of the Company, as described in “Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 47.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In view of the large number of factors considered by the Board in connection with the evaluation of the Merger Agreement and the Merger and the complexity of these matters, the Board did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching a decision, nor did the Board evaluate whether these factors were of equal importance. In addition, each director may have given different weight to the various factors. The Board’s determinations and recommendations were based upon the totality of the information considered. The Board conducted discussions of, among other things, the factors described above, including asking questions of our management and our financial and legal advisors, and unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s shareholders, (ii) approved the Merger Agreement, (iii) approved the Merger and the other transactions contemplated by the Merger Agreement and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the Company shareholders approve the adoption of the Merger Agreement.

The Board unanimously recommends that you vote “FOR” the merger.

Opinion of Jefferies LLC

Summary

Jefferies has delivered its opinion to the Board to the effect that, as of October 2, 2014, and based upon and subject to the various considerations and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Shares pursuant to the Merger Agreement was fair, from a financial point of view, to those holders. The full text of the written opinion of Jefferies, dated October 2, 2014, is attached to this proxy statement as Annex B. We urge you to read that opinion carefully and in its entirety. Jefferies’ opinion was provided to the Board in connection with the Board’s consideration of the Merger and addresses only the fairness, from a financial point of view and as of the date of Jefferies’ opinion, of the Merger Consideration to be received by the holders of the Company Shares pursuant to the Merger Agreement and does not address any other aspect of the Merger. Jefferies’ opinion does not constitute a recommendation as to how any holder of the Company Shares should vote on the Merger or any matter related thereto.

Opinion of Jefferies

Jefferies served as the Board’s financial advisor in connection with the Merger. The Board selected Jefferies, an internationally recognized investment banking and advisory firm, based on Jefferies’ qualifications, expertise and reputation. On October 2, 2014, Jefferies rendered to the Board its written opinion to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth therein, the Merger Consideration of $14.50 per share in cash to be received by holders of the Company Shares pursuant to the Merger Agreement was fair, from a financial point of view, to those holders.

The full text of Jefferies’ opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated by reference herein its entirety. The Company encourages shareholders to read the Jefferies opinion carefully and in its entirety. Jefferies’ opinion was provided to the Board in connection with the Board’s consideration of the Merger and addresses only the fairness, from a financial point of view and as of the date of Jefferies’ opinion, of the Merger Consideration to be received by the holders of the Company Shares pursuant to the Merger Agreement and does not address any other aspect of the Merger. Jefferies’ opinion does not constitute a recommendation as to how any holder of the Company Shares should vote on the Merger or any matter related thereto. The summary of Jefferies’ opinion is qualified in its entirety by reference to the full text of the opinion.

In arriving with its opinion, Jefferies, among other things:

•	reviewed a draft dated September 30, 2014 of the Merger Agreement;

•	reviewed certain publicly available financial and other information about the Company;

•	reviewed certain information furnished to Jefferies by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

•	held discussions with members of senior management of the Company concerning the matters described in the preceding two bullet points;

•	reviewed the share trading price history and valuation multiples for the Company Shares and compared them with those of certain publicly-traded companies that Jefferies deemed relevant;

•	compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Jefferies deemed relevant;

•	analyzed the discounted unlevered free cash flows of the Company; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of the management of the Company that management was not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of, the Company. Jefferies was not furnished with any such evaluations or appraisals and did not assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by Jefferies, Jefferies’ opinion noted that projecting future results of any company is inherently subject to uncertainty. The Company informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. Jefferies expressed no opinion as to the Company’s financial forecasts or the assumptions on which they are made.

Jefferies’ opinion is based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies became aware after the date of its opinion.

Jefferies made no independent investigation of any legal or accounting matters affecting the Company, and Jefferies assumed the correctness in all respects of all legal, tax and accounting advice given to the Company and the Board material to Jefferies’ analysis, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to the Company and its shareholders. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the transaction to any holder of Company Shares. In rendering its opinion, Jefferies assumed that the final form of the Merger Agreement would be substantially similar to the last draft reviewed by it in all respects material to Jefferies’ opinion. Jefferies also assumed that in the course of obtaining the necessary regulatory or third-party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger.

Jefferies was not requested to and did not provide advice concerning the structure, the specific amount of the Merger Consideration, or any other aspects of the Merger, or to provide services other than the delivery of its opinion. Jefferies was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. Jefferies did not participate in negotiations with respect to the terms of the Merger and related transactions. Consequently, Jefferies assumed that such terms are the most beneficial terms from the Company’s perspective that could under the circumstances be negotiated among the parties to such transactions, and Jefferies expressed no opinion as to whether any alternative transaction might result in consideration more favorable to the Company’s shareholders than that contemplated by the Merger Agreement.

Jefferies’ opinion was solely for the use and benefit of the Board in connection with its consideration of the Merger, and Jefferies’ opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Jefferies’ opinion did not constitute a recommendation as to how any holder of the Company Shares should vote on the Merger or any matter related thereto. Jefferies’ opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of Company Shares. Jefferies’ expressed no opinion as to the price at which Company Shares will trade at any time. Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the consideration to be received by holders of Company Shares.

In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies’ opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Jefferies’ view of the Company’s actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies’ own experience and judgment.

In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond the Company’s and Jefferies’ control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value of the Company Shares do not purport to be appraisals or to reflect the prices at which the Company Shares may actually be sold. The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the Merger Consideration to be received by holders of the Company Shares pursuant to the Merger, and were provided to the Board in connection with the delivery of Jefferies’ opinion.

The following is a summary of the material financial and comparative analyses performed by Jefferies in connection with Jefferies’ delivery of its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses.

Comparable Public Company Analysis

Using publicly-available information and information provided by the Company’s management, Jefferies analyzed the trading multiples of the Company and the corresponding trading multiples of the following exploration and production, energy, or oil and gas companies with a focus in Argentina or in other parts of Latin America. Although none of the selected publicly-traded companies are directly comparable to the Company, the companies were chosen because they have certain characteristics that are similar to those of the Company. These are referred to as the “Apco Selected Comparable Companies”:

Argentina Focused	Other Latin America Focused
• Americas Petrogas • Andes Energia PLC • Crown Point Energy Inc. • Madalena Energy Inc. • Petrobras Argentina • YPF SA	• BPZ Resources • Canacol Energy Ltd. • Ecopetrol S.A. • GeoPark Holdings Ltd. • Gran Tierra Energy • Pacific Rubiales	• Parex Resources Inc. • Petroamerica • QGEP Participacoes SA

In its analysis, Jefferies derived and compared multiples for the Company and the Apco Selected Comparable Companies, calculated as follows:

•	the total enterprise value divided by proved and probable reserves, which is referred to as “Enterprise Value/2P”;

•	the total enterprise value divided by proved reserves, which is referred to as “Enterprise Value/Proved”; and

•	the total enterprise value divided by barrels of oil equivalent per day, which is referred to as “Enterprise Value/Boe/D.”

This analysis indicated the following:

Comparable Public Company Multiples

Argentina Focused

Benchmark	Mean	Median
Enterprise Value/2P	$12.48	$12.46
Enterprise Value/Proved	$21.75	$13.06
Enterprise Value/Boe/D	$85,010	$28,190

Other Latin America Focused

Benchmark	Mean	Median
Enterprise Value/2P	$16.73	$15.38
Enterprise Value/Proved	$29.66	$26.68
Enterprise Value/Boe/D	$64,150	$64,025

Using a reference range of $5.00 to $15.00 per barrel of oil equivalent for the Company’s Enterprise Value/2P, Jefferies determined an implied enterprise value for the Company, then subtracted negative net debt of approximately $24 million to determine an implied equity value. This analysis indicated a range of implied values per share of the Company Shares of $12.78 to $36.76 using Enterprise Value/2P, compared to the Merger Consideration of $14.50 per Company Share.

Using a reference range of $10.00 to $25.00 per barrel of oil equivalent for the Company’s Enterprise Value/Proved, Jefferies determined an implied enterprise value for the Company, then subtracted negative net debt of approximately $24 million to determine an implied equity value. This analysis indicated a range of implied values per share of the Company Shares of $12.45 to $29.93 using Enterprise Value/Proved, compared to the Merger Consideration of $14.50 per Company Share.

Using a reference range of $20,000 to $60,000 per barrel of oil equivalent per day for the Company’s Enterprise Value/Boe/D, Jefferies determined an implied enterprise value for the Company, then subtracted negative net debt of approximately $24 million to determine an implied equity value. This analysis indicated a range of implied values per share of the Company Shares of $9.37 to $26.52 using Enterprise Value/Boe/D, compared to the Merger Consideration of $14.50 per Company Share.

No company utilized in the comparable company analysis is identical to the Company. In evaluating the selected companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s and Jefferies’ control. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using comparable company data.

Selected Comparable Transactions Analysis

Using publicly-available information and other information, Jefferies examined the following 18 transactions involving exploration and production, energy, or oil and gas companies with transaction values greater than $10,000,000 since January 1, 2011. While none of the companies that participated in the selected transactions is directly comparable to the Company, and none of the transactions in the selected transactions analysis is directly comparable to the Merger, Jefferies selected these transactions because each involved exploration and production, energy, or oil and gas assets or operations located within Argentina. The transactions considered and the month and year each transaction was announced were as follows:

Date Announced	Acquiror	Seller
Shale / Tight Gas
8/29/2014	Petronas	YPF
4/10/2014	Chevron	YPF
4/5/2014	Shell	Total
12/13/2013	Pluspetrol	YPF
9/27/2013	Wintershall	GyP
9/24/2013	DOW	YPF
6/16/2013	Chevron	YPF
1/31/2012	Shell	Medanito S.A.
8/30/2011	ExxonMobil	Americas Petrogas

Date Announced	Acquiror	Seller
Conventional / Other
6/13/2014	Medanito S.A	Chanares
6/1/2014	Petrobras Argentina	Petroleo Brasileiro
5/29/2014	Madalena Energy	Gran Tierra Energy
2/13/2014	YPF	Apache
1/31/2014	YPF	Petrobras Argentina
11/19/2013	New Times Energy	Pluspetrol
3/26/2012	Crown Point Energy	Antrim Energy
6/27/2011	President Energy	Tripetrol Petroleum
1/18/2011	Gran Tierra Energy	Petrolifera Petroleum

Using publicly-available estimates and other information for each of these transactions, Jefferies reviewed the enterprise value as a multiple of the target company’s (i) transaction value divided by proven and probable reserves, which is referred to as “Transaction Value/2P,” and (ii) transaction value divided by barrels of oil equivalent per day, which is referred to as “Transaction Value/Boe/D.”

This analysis indicated the following:

Selected Comparable Transactions Multiples

Benchmark	Mean	Median
Transaction Value/2P	$11.86	$9.67
Transaction Value/Boe/D	$37,557	$34,551

Using a reference range of $5.00 to $10.00 per barrel of oil equivalent for the Company’s Transaction Value/2P, Jefferies determined an implied enterprise value for the Company, then subtracted negative net debt of approximately $24 million to determine an implied equity value. This analysis indicated a range of implied values per share of the Company Shares of $12.78 to $24.77 using Transaction Value/2P, compared to the Merger Consideration of $14.50 per Company Share.

Using a reference range of $20,000 to $40,000 per barrel of oil equivalent per day for the Company’s Transaction Value/Boe/D, Jefferies determined an implied enterprise value for the Company, then subtracted negative net debt of approximately $24 million to determine an implied equity value. This analysis indicated a range of implied values per share of the Company Shares of $9.37 to $17.95 using Transaction Value/Boe/D, compared to the Merger Consideration of $14.50 per Company Share.

No transaction utilized as a comparison in the comparable transaction analysis is identical to the Merger. In evaluating the Merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the Company’s and Jefferies’ control. Mathematical analysis, such as determining the average or the median, is not in itself a meaningful method of using comparable transaction data.

“Life-of-Field” Net Asset Value Analysis

Jefferies performed a “Life-of-Field” net asset value analysis (which is a discounted cash flow analysis of the Company’s 3P reserve report provided to Jefferies which report included the Company’s 2013 audited proved reserve report (the “Reserves Report”)) to estimate the present value of the free cash flows of the Company using financial projections from the Reserves Report plus internally generated forecasted cash flows for the recent Colombia discovery and discount rates ranging from 18.0% to 20.0%. The Company’s 3P reserve report provided to Jefferies assumed the successful extension of certain concessions in Argentina, including the Río Negro concession, on acceptable terms. The range of discount rates applied in the Life-of-Field net asset value is based on Jefferies’ analysis of the Company’s weighted average cost of capital, which was based on industry-

accepted methodologies including the Capital Asset Pricing Model. To determine the implied total enterprise value for the high end of the range for the Company, Jefferies included $160,000,000 of value based on $0 – $1,000 per acre of value prescribed to 130,330 acres prospective for the Vaca Muerta and $0 – $250 per acre of value prescribed to 120,000 remaining acres in the Neuquen Basin. To determine the implied total equity value for the Company, Jefferies subtracted negative net debt of approximately $24 million from the implied total enterprise value for the Company. This analysis indicated a range of implied values per share of the Company Shares of $9.51 to $15.64, compared to the Merger Consideration of $14.50 per Company Share.

Premiums Paid Data

For informational purposes only, Jefferies also provided data with respect to the premium to be paid in the transaction relative to selected precedent transactions. Using publicly-available information, Jefferies analyzed the premiums offered in selected corporate transactions since 2005 with a transaction value less than $1,000,000,000 and a North American listed oil and gas company as the target.

For each of these transactions, Jefferies calculated the premium represented by the offer price over the target company’s closing share price one day, one week and one month prior to the transaction’s announcement. This analysis indicated the following 25th percentile premiums and 75th percentile premiums for those time periods prior to announcement:

Average of All Years
Time Period Prior to Announcement	25th Percentile Premium	75th Percentile Premium
1 day	12.0%	40.1%
1 week	13.8%	44.8%
1 month	15.4%	47.2%

Using the above premiums and the closing prices per share of the Company Shares one day prior to September 18, 2014, this analysis indicated a range of implied value per share of the Company Shares of approximately $14.20 (25th percentile) to $17.76 (75th percentile), compared to the Merger Consideration of $14.50 per share of the Company Shares.

Using the above premiums and the closing prices per share of the Company Shares one week prior to September 18, 2014, this analysis indicated a range of implied value per share of the Company Shares of approximately $14.42 (25th percentile) to $18.34 (75th percentile), compared to the Merger Consideration of $14.50 per share of the Company Shares.

Using the above premiums and the closing prices per share of the Company Shares one month prior to September 18, 2014, this analysis indicated a range of implied value per share of the Company Shares of approximately $15.87 (25th percentile) to $20.24 (75th percentile), compared to the Merger Consideration of $14.50 per share of the Company Shares.

Jefferies’ opinion was one of many factors taken into consideration by the Board in making its determination to approve the Merger and should not be considered determinative of the views of the Board or management with respect to the Merger or the Merger Consideration.

Jefferies was selected by the Board based on Jefferies’ qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

In the ordinary course of business, Jefferies and its affiliates may trade or hold securities of the Company or WPX and/or their respective affiliates for Jefferies’ own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities.

The Board selected Jefferies based on Jefferies’ qualifications, expertise and reputation. Pursuant to an engagement agreement between the Company and Jefferies dated September 10, 2014, the Company has agreed to pay Jefferies a fee in the amount of approximately $500,000 that was payable upon Jefferies’ delivery of its opinion (regardless of the conclusion reached therein). In addition, the Company has agreed to reimburse Jefferies for reasonable expenses incurred, including certain fees and disbursements of Jefferies’ legal counsel. The Company also has agreed to indemnify Jefferies and certain related parties against liabilities arising out of or in connection with the services rendered and to be rendered by it under its engagement.

Certain Company Financial Projections

Nature of the Financial Projections

The Company does not, as a matter of course, publicly release long-term projections regarding its expectations of future financial performance due to, among other things, the uncertainty of the underlying assumptions and estimates. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or U.S. generally accepted accounting principles (“GAAP”). However, in the view of the Company’s management, the prospective financial information was prepared on a reasonable basis, reflects the best then-available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company. Moreover, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

Neither Ernst & Young LLP, the independent registered public accounting firm of the Company for 2014, nor any other independent accountant has examined, compiled or performed any procedures with respect to the accompanying prospective financial information and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect to such information or its achievability, does not assume any responsibility for the prospective financial information and disclaims any association with the prospective financial information. The Ernst & Young LLP report regarding the historical financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, relates to the Company’s historical financial information, and does not extend to the prospective financial information and should not be read to do so.

As part of its evaluation of the transaction, the Company’s management prepared certain financial information regarding the Company’s future operations for its fiscal years 2014 through 2018 and provided such information to Jefferies in connection with the preparation of its projections and opinion summarized in the section entitled “The Merger – Opinion of Jefferies LLC” beginning on page 36. A summary of these projections is included below in order to give shareholders access to certain non-public unaudited projections that were utilized in connection with the process leading up to entering into the Merger Agreement. The Company cautions that these projections are subjective in many respects and that uncertainties are inherent in prospective financial information of any kind. While the financial projections have been prepared in good faith, no assurance can be given regarding future events. Neither the Company nor any of its respective affiliates, officers, directors, advisors or other representatives has made or makes any representation or can give any assurance to any shareholder or any other person regarding the ultimate performance of the Company in relation to the information set forth below. In addition, the Company does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing or arising since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, the Company does not intend to update or revise the prospective financial information to reflect changes in general economic or industry conditions.

The internal financial forecasts of the Company, which were used as a basis for preparing the projections, are inherently uncertain and, although considered reasonable by the management of the Company as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Although the projections were prepared with numeric specificity, such projections reflect numerous and varying assumptions made by the management of the Company, including various estimates and assumptions that may not be realized, and are subject to significant variables, uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased due to the length of time in the future over which these assumptions apply. The assumptions in early periods have a compounding effect on the projections shown for the later periods. Thus, any failure of an assumption to be reflective of actual results in an early period would have a greater effect on the projected results failing to be reflective of actual events in later periods. Important factors that may affect or cause the information below to materially vary from actual results include, but are not limited to, industry performance, general business, economic, political, market, regulatory and financial conditions, and other matters such as those referenced under “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Company’s most recent annual and quarterly reports filed with the SEC on Forms 10-K and 10-Q, respectively and in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” of this proxy statement beginning on page 17. These financial projections are forward-looking statements, and in light of the uncertainties inherent in forward-looking information of any kind, the Company cautions you against relying on this information. Accordingly, there can be no assurance that the assumptions made in preparing the internal financial forecasts upon which the projected financial information set forth below was based will be realized or that the prospective results are necessarily indicative of the actual future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

The summary projections set forth below summarize the projections prepared by the Company’s management prior to the execution of the Merger Agreement.

THE COMPANY HAS NOT UPDATED OR REVISED, NOR DOES IT INTEND TO UPDATE OR REVISE, THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING OR ARISING SINCE THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR, EXCEPT TO THE EXTENT REQUIRED BY LAW.

Summary of Certain Financial Projections Reviewed by the Board and Jefferies, the Company’s Financial Advisor

In connection with the Board’s evaluation of the transaction, the Company’s management provided certain financial information regarding the Company’s future operations for its fiscal years 2014 through 2018 (and which are referred to as the “Company’s Projections for the Company Provided to Parent and Jefferies”) that were provided to Parent as well as to Jefferies in connection with the preparation of its opinion.

Company’s Projections for the Company Provided to Parent and Jefferies (in $ thousands)

	2014	2015	2016	2017	2018
Income Before Taxes	$59,142	65,195	38,602	23,875	13,349

Net Income	39,884	42,061	25,577	14,506	7,302

In preparing the Company’s Projections for the Company Provided to Parent and Jefferies, the Company’s management made numerous assumptions about the Company’s industry and markets and its ability to execute on its business plan, taking into account that the Company does not operate in any of the areas in which it has an interest. In particular, management made assumptions that included, but were not limited to, the following items:

•	amounts and nature of future capital expenditures including the allocation of capital to exploratory and developmental opportunities;

•	the ability to obtain joint venture budget approvals in accordance with the Company’s projections;

•	volumes of future oil, gas and LPG production consistent with the assumptions in the Reserves Report with respect to the Company’s proved oil and natural gas reserves and the estimates associated with the 2014 Colombia discovery potential;

•	expansion and growth of our business and operations including the number of rigs and pace of development;

•	estimates of proved oil and gas reserves;

•	the results of exploration drilling and future development drilling potential;

•	the productive potential of the Vaca Muerta shale in the Company’s core areas;

•	cash flow from operations or results of operations including the assumptions regarding dividends paid by equity investments;

•	oil and natural gas prices including governmental influence on those prices in the countries where the Company does business, the participation in certain government hydrocarbon incentive programs, and demand for those products;

•	successful extension of certain concessions in Argentina, including the Río Negro concession, on acceptable terms; and

•	the future economic, regulatory and political environment, including such items as inflation, taxation, foreign currency valuation and ability to transfer funds into and out of the countries in which the Company operates.

Jefferies, in consultation with the Company’s management, prepared certain financial information regarding the Company’s future operations for its fiscal years 2014 through 2028 (and which are referred to as the “Risked Projections for the Company” and the “Unrisked Projections for the Company”). The Risked Projections for the Company and the Unrisked Projections for the Company were based upon the Company’s Projections for the Company Provided to Parent and the Reserves Report. Additionally, the Risked Projections for the Company included specific risk adjustments (described below) applied to the proved, probable and possible reserves of the Company. The Risked Projections for the Company and Unrisked Projections for the Company were provided to the Board in connection with its review of the transaction and used by Jefferies in connection with the preparation of its opinion.

Risked Projections for the Company (in $mm)

	2014	2015	2016	2017	2018	2019	2020	Remainder
EBITDA(1)	$165.4	$174.6	$137.5	$149.6	$151.2	$147.0	$139.5	$479.0
Free Cash Flow(2)	12.9	40.1	33.5	75.3	65.2	70.5	70.3	$307.2

Unrisked Projections for the Company (in $mm)

	2014	2015	2016	2017	2018	2019	2020	Remainder
EBITDA(1)	$190.3	$210.3	$200.8	$242.1	$273.6	$283.7	$285.1	$1,288.0
Free Cash Flow(2)	7.6	39.3	48.5	105.8	91.5	114.0	106.9	696.6

(1)	“EBITDA” is defined as earnings before interest, taxes, depreciation, depletion and amortization
(2)	“Free Cash Flow” is defined as EBITDA less cash, taxes and total capex.

In preparing the Risked Projections for the Company and the Unrisked Projections for the Company, Jefferies, in consultation with the Company’s management, made numerous assumptions about the Company’s industry, markets and products and its ability to execute on its business plan. In particular, Jefferies made assumptions that included, but were not limited to, the following items:

•	Corporate Income Tax Expense: Jefferies assumed an Argentine corporate income tax rate of 35% and used straight-line depreciation of capital costs over a 10-year period.

•	General and Administrative Expense. Jefferies assumed a total general and administrative expense of $18 – 19 million per year (inclusive of the Company’s 40.1% share of the total general and administrative expense of Petrolera Entre Lomas S.A. (“PELSA”)).

•	Specific Risk Adjustments. With respect to the oil and gas production and revenues and the operating and capital costs applicable to each of the Company’s reserve categories, Jefferies assumed the following risk adjustments: (i) 100% credit for proved developed reserves; (ii) 75% credit for proved undeveloped reserves; (iii) 50% credit for probable reserves; and (iv) 10% credit for possible reserves.

Certain Effects of the Merger; Effects on the Company if the Merger is not Completed

Certain Effects of the Merger

If the Merger Agreement is adopted by the Company’s shareholders and the other conditions to the closing of the Merger are either satisfied or waived and the Merger is consummated as contemplated by the Merger Agreement, Merger Sub will be merged with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement, with the Company continuing as the Surviving Company and a wholly-owned subsidiary of Parent. As a result of the Merger, your Company Shares will be converted into the right to receive the Merger Consideration (or for those holders of Company Shares who properly elect to exercise dissenter’s rights, the right to seek payment of fair value).

At the Effective Time, (i) each Company Share issued and outstanding immediately prior to the Effective Time (other than the excluded shares) will be automatically converted into the right to receive the Merger Consideration without interest and less any applicable withholding taxes, (ii) each Company Share held by the Company, any subsidiary of the Company (as treasury shares (if applicable) or otherwise), Parent or Merger Sub, in each case, immediately prior to the Effective Time, will automatically be cancelled and retired and will cease to exist without consideration and (iii) each share, par value of $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, will be converted into and become one newly and validly issued, fully paid and non-assessable ordinary share, par value $0.01 per share, of the Surviving Company and constitute the only outstanding share of the Surviving Company in the Merger.

The Company Shares held by any holder who is entitled to dissenter rights under Section 238 of the Companies Law and who has delivered to the Company a written objection to the Merger pursuant to Section 238 of the Companies Law will not receive Merger Consideration.

Following the Merger, the entire equity in the Surviving Company will be directly owned by Parent. If the Merger is completed, Parent will be the beneficiary of the Company’s future earnings and growth, if any, and will be entitled to vote on corporate matters affecting the Company following the Merger. Similarly, Parent will also bear the risks of ongoing operations, including, among other things, the risks of any decrease in the Company’s value after the Merger.

The Company Shares are currently registered under the Exchange Act and are quoted on NASDAQ under the symbol “APAGF.” Following the Merger, the Company will be a privately-held company, and there will be no public market for the Company Shares. After the Merger, the Company Shares will cease to be quoted on NASDAQ and price quotations with respect to sales of Company Shares stock in the public market will no longer be available. In addition, the Company Shares will no longer be registered under the Exchange Act. As a result, the Company will be a privately-held company and there will be no public market for the Company Shares. This will make certain provisions of the Exchange Act, such as the requirement of furnishing of proxy information or information statements in connection with shareholders’ meetings no longer applicable to the Company. After the Effective Time, the Company will also no longer be required to file periodic reports with the SEC on account of the Company Shares.

Subject to applicable law, each of the Company, Parent and Merger Sub will take all necessary action to ensure that the directors of Merger Sub will become the directors of the Surviving Company effective as of and immediately following the Effective Time. Upon consummation of the Merger, the officers of Merger Sub will be the initial officers of the Surviving Company. If Merger Sub has no officers, then upon consummation of the Merger, the Surviving Company will have no initial officers, as permitted under the law of the Cayman Islands. Following the Merger, the memorandum of association and articles of association will be amended and restated in their entirety by a special resolution of the shareholders of the Surviving Company in accordance with the Merger Agreement, the articles of association of the Surviving Company and the Companies Law.

Following the Merger, the memorandum of association and articles of association of the Surviving Company will be amended and restated in their entirety by a special resolution of the shareholders of the Surviving Company in accordance with the articles of association of the Surviving Company and in accordance with the law of the Cayman Islands.

Effects on the Company if the Merger is not Completed

If the Merger is not completed for any reason, then our shareholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, the Company will remain a public company and the Company Shares will continue to be registered under the Exchange Act and quoted on NASDAQ. In addition, if the Merger is not completed, the Company expects that its management will operate its business in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities to which they currently are subject, including, among other things, the nature of the industry on which our business largely depends, and general industry, economic, regulatory and market conditions.

In the event the Merger is not completed, the Board will continue to evaluate and review the Company’s business operations, prospects and capitalization and make such changes as are deemed appropriate to enhance shareholder value. If the Merger is not consummated for any reason, there can be no assurance that any other transaction acceptable to the Company will be offered or that the Company’s business, prospects or results of operations will not be adversely impacted.

If the Merger Agreement is terminated under certain circumstances, the Company will be obligated to pay Parent a termination fee of $15,450,000. For a description of the circumstances triggering payment of these termination fees, see “The Merger Agreement – Effect of Termination; Termination Fee.”

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of our Board with respect to the Merger Agreement, you should be aware that certain of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally, as more fully described below. Our Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Merger Agreement and recommend that the Company’s shareholders vote in favor of adopting the Merger Agreement. See “The Merger – Background of the Merger” and “The Merger – Purpose of and Reasons for the Merger; Recommendation of the Board” for a further discussion of these matters.

Retention Agreement

WPX (including its subsidiaries and affiliates) and Mr. Michael Kyle, President and Chief Operating Officer of the Company, entered into a retention agreement (the “Retention Agreement”) pursuant to which Mr. Kyle is entitled to receive a total cash payment from WPX equal to $100,000 within 30 days following the closing of the Merger; provided, that the closing of the Merger occurs by December 31, 2014 and (i) Mr. Kyle is employed by WPX on the closing date of the Merger (regardless of whether Mr. Kyle is terminated by WPX or terminates his employment with WPX following the closing of the Merger) or (ii) if Mr. Kyle’s employment is terminated by WPX without “cause” (as defined in the Retention Agreement) prior to the closing of the Merger. Mr. Kyle is also required to keep confidential certain of the Company’s confidential and proprietary information at all times.

Additionally, under the terms of the Retention Agreement, if Mr. Kyle’s employment with WPX is terminated solely due to a change of control of the Company and he is not offered a comparable position with a successor entity, Mr. Kyle will be eligible to receive the following severance benefits from WPX pursuant to the terms and conditions of the WPX Executive Severance Pay Plan (the “WPX Severance Plan”): (i) a lump-sum payment in an amount equal to his annualized base salary; (ii) a lump-sum payment equal to the average of actual payments received by Mr. Kyle under the WPX Annual Incentive Plan (“AIP”) during the three consecutive AIP payouts immediately preceding his termination and (iii) a payment equal to the monthly premium for COBRA continuation coverage for the medical and prescription coverage elected by Mr. Kyle multiplied by 12.

All payments under the Retention Agreement will be paid to Mr. Kyle by WPX and no payments will be payable by the Company.

Merger-Related Compensation for Company Named Executive Officers

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation. The “golden parachute” compensation that may be paid or become payable to these individuals is subject to a non-binding advisory vote of the Company’s shareholders, as described under “Advisory Vote Regarding Certain Executive Compensation that May Be Paid or Become Payable in Connection with the Merger” and assumes the following:

•	the price per Company Share paid by Parent in the Merger is $14.50; and

•	the Merger closed on [—], which is the last practicable date prior to the filing of this proxy statement.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Other ($)	Total ($)
Bryan K. Guderian, Chief Executive Officer	—	58	—	—	—	58
Michael Kyle, President and Chief Operating Officer	459,735	687,501	—	19,581	—	1,166,817
Benjamin A. Holman, Chief Financial Officer	—	725	—	—	—	725

(1)	As described above, the amount represents the “single trigger” lump-sum cash payment of $100,000 that Mr. Kyle would be entitled to receive from WPX under the Retention Agreement upon the closing of the Merger and the “double-trigger” lump-sum cash payment Mr. Kyle would be entitled to receive from WPX under the WPX Severance Plan following a qualifying termination of employment after the closing of the Merger.
(2)

This amount equals the number of Company Shares held by the named executive officer multiplied by the Merger Consideration. For Mr. Kyle, this amount is the “double-trigger” payment from WPX equal to the number of shares of unvested time-based and performance-based restricted stock of WPX for which vesting would be accelerated following a qualifying termination of employment after the closing of the Merger multiplied by the NYSE closing sale price of WPX’s common stock on November 24, 2014 of $16..30. Mr. Kyle does not own any Company Shares.
(3)	As described above, Mr. Kyle will be eligible to receive a “double-trigger” payment from WPX equal to the monthly premium for COBRA continuation coverage for the medical and prescription coverage elected by Mr. Kyle multiplied by 12 under the WPX Severance Plan following a qualifying termination of employment after the closing of the Merger.

Indemnification

For a period of six years from the Effective Time, to the extent permitted by applicable law, the memorandum of association and articles of association and other organizational documents of the Surviving Company and its subsidiaries will contain provisions with respect to the indemnification and exculpation of current and former directors and officers, that are no less favorable to such persons than those set forth in the memorandum of association and articles of association and other organizational documents of the Company and its subsidiaries as in effect as of the date of the Merger Agreement.

Director Compensation

The Board approved additional fees to be paid to the chairperson and member of the Special Committee in recognition of the additional time commitment required of the members of the Special Committee. The chair of the Special Committee is to be paid $1,500 for each Special Committee meeting attended and each member of the Special Committee who is not the chairperson of the Committee will receive a fee of $1,000 for each Special Committee meeting attended.

Certain Material US Federal Income Tax Consequences

The following is a summary of certain material United States federal income tax considerations applicable to our shareholders of the receipt of cash in exchange for Company Shares pursuant to the Merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable United States Treasury Regulations, judicial authority and administrative rulings and practice, all as in effect on the date of this proxy statement. All of these authorities are subject to change, possibly on a retroactive basis and to differing interpretations, all of which could result in tax considerations different from those described below. This discussion assumes that the Company Shares are held as capital assets (generally, as property held for investment). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular shareholder in light of such shareholder’s unique investment circumstances, or to shareholders subject to special treatment under the United States federal income tax laws (for example, life insurance companies, dealers or brokers in securities or currencies, traders in securities that elect to apply a mark-to-market method of tax accounting, tax-exempt organizations, financial institutions, United States expatriates, controlled foreign corporations, passive foreign investment companies, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, shareholders who hold Company Shares as part of a hedging, “straddle,” conversion or other integrated transaction, shareholders who acquired their Company Shares through the exercise of employee stock options or other compensation arrangements, or shareholders who receive cash pursuant to the exercise of dissenter rights). In addition, this discussion is general in nature and does not address the application of the Medicare tax on net investment income under Section 1411 of the Code, or any state, local, alternative minimum, estate, gift or non-United States taxation that may be applicable to a particular shareholder.

If a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holds Company Shares, the tax treatment of a partner generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company Shares, you should consult your own tax advisor.

Company shareholders should consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for Company Shares pursuant to the Merger (including the application and effect of the alternative minimum tax, the Medicare tax on net investment income and any state, local or non-United States income and other tax laws).

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company Shares that is:

•	an individual who is a citizen or a resident of the United States (as determined for U.S. federal income tax purposes);

•	a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state in the United States or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to United States federal income tax on all of its income regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes) of Company Shares that is not a U.S. holder.

U.S. Holders

The receipt of cash in the Merger generally will be a taxable transaction to U.S. holders for United States federal income tax purposes. Generally, a U.S. holder of shares of Company Shares will recognize gain or loss equal to the difference between the amount of cash received in the Merger and such holder’s adjusted tax basis in the Company Shares converted into the right to receive cash pursuant to the Merger. Gain or loss will be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction) owned by a U.S. holder. If the Company Shares have been held for more than one year, the gain or loss generally will be long-term capital gain or loss, and will be short-term capital gain or loss if the shares have been held for one year or less. Long-term capital gains recognized by non-corporate U.S. holders may be subject to reduced tax rates. The deductibility of capital losses is subject to several limitations.

Information returns will be filed with the Internal Revenue Service in connection with payments to a U.S. holder pursuant to the Merger, unless the U.S. holder is an exempt recipient. Under the United States federal income tax backup withholding rules, the paying agent generally will be required to withhold 28% of all payments to which a U.S. holder is entitled in the Merger, unless the U.S. holder (1) is a corporation or comes within other exempt categories and demonstrates this fact or (2) provides its correct tax identification number (generally a social security number, in the case of an individual, or employer identification number in the case of other shareholders), certifies under penalties of perjury that the number is correct, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each U.S. holder should complete, sign and return to the paying agent for the Merger the Internal Revenue Service Form W-9 that each shareholder will receive with the letter of transmittal following completion of the Merger in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the paying agent. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above may be credited against a holder’s United States federal income tax liability, if any, or refunded by the Internal Revenue Service provided that the required information is furnished to the Internal Revenue Service in a timely manner. Each U.S. holder should consult such holder’s own tax advisors as to the qualifications for an exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

Any gain realized on the receipt of cash pursuant to the Merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with a United States trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at graduated United States federal income tax rates applicable to United States persons (as defined under the Code), and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax may apply to its effectively connected earnings and profits for the taxable year at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s gain realized in the Merger (unless an exception is provided under an applicable treaty), which may be offset by U.S. source capital losses of the non-U.S. holder, if any.

A non-U.S. holder may be subject to information reporting, and, in certain circumstances, backup withholding may apply to the cash received pursuant to the Merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. person (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption. To avoid backup withholding, non-U.S. holders generally must submit a properly executed Form W-8BEN or Form W-8BEN-E, “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting” or other applicable Form W-8. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above may be credited against a non-U.S. holder’s United States federal income tax liability, if any, or refunded by the Internal Revenue Service provided that the required information is furnished to the Internal Revenue Service in a timely manner. Each non-U.S. holder should consult its own tax advisors as to the qualifications for an exemption from backup withholding and the procedures for obtaining such exemption.

The foregoing discussion of certain material United States federal income tax consequences is not intended to be, and should not be construed as, legal or tax advice to any holder of Company Shares. You should consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or non-United States income and other tax laws) of the receipt of cash in exchange for Company Shares pursuant to the Merger.

Regulatory Matters

In connection with the Merger, the Company is required to make certain filings with, and comply with certain laws of, various federal, state and foreign governmental agencies, including: (i) the filing with the SEC of certain reports under the Exchange Act, including this proxy statement, as may be required in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement and otherwise complying with U.S. federal securities laws, (ii) the filing of the Merger Filing Documents with the Cayman Registrar and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business and (iii) filings required under the rules of NASDAQ.

The Merger will require approval from Argentine antitrust authorities and the parties will file, within one week following the consummation of the Merger, the requisite filings under Argentine antitrust laws. The approval of Argentine antitrust authorities is not a condition to the closing of the Merger and the approval process will take place after the Merger has closed.

The Merger is not subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the reporting and waiting requirements of any other United States antitrust law and the Company is not aware of any other material regulatory consents that are required in connection with the Merger.

Delisting and Deregistration of the Company Shares

The Company Shares are currently registered under the Exchange Act and are quoted on NASDAQ under the symbol “APAGF.” If the Merger is completed, the Company will become a privately-held company that is directly owned by Parent, with no public market for the Company Shares. As a result, the Company Shares will be delisted from and cease to be quoted on NASDAQ and will be deregistered under the Exchange Act. This will make certain provisions of the Exchange Act, such as the requirement of furnishing of proxy information or information statements in connection with shareholders’ meetings no longer applicable to the Company. After the Effective Time, the Company will also no longer be required to file periodic reports with the SEC on account of the Company Shares.

Litigation Related to the Merger

Following the October 3, 2014 announcement that the Company had entered into the Merger Agreement, three putative class actions were filed in the District Court of Tulsa County in the State of Oklahoma on behalf of purported shareholders of the Company against the Company, its directors and WPX. The first putative class action, which is captioned Michael Italiaander v. Apco Oil and Gas International Inc. et al., CJ-2014-04027, was filed on October 23, 2014 (the “Italiander Action”). The plaintiff in the Italiander Action filed an amended complaint on November 12, 2014. The second putative class action, which is captioned Brian Buckholz v. Apco Oil and Gas International Inc. et al., CJ-2014-04416, was filed on November 17, 2014 (the “Buckholz Action”). The third putative class action, which is captioned Shiva Y. Stein v. Apco Oil and Gas International Inc. et al., CJ-2014-04417, was also filed on November 17, 2014 (the “Stein Action”). A fourth putative class action, which is captioned Assad v. Apco Oil and Gas International Inc. et al., 4:14-cv-00707-GKF-TLW, was filed in the United States District Court for the Northern District of Oklahoma on behalf of purported shareholders of the Company against the Company, its directors, Parent, and Merger Sub on November 24, 2014 (the “Assad Action”) (together with the Italiander Action, the Buckholz Action, and the Stein Action, the “Shareholder Actions”).

Each of the Shareholder Actions alleges that the Company’s directors breached their fiduciary duties to the Company’s shareholders by agreeing to sell the Company for inadequate consideration, by engaging in a flawed sales and negotiation process, by agreeing to improper deal-protection terms in the Merger Agreement, and by approving this proxy statement as filed with the SEC on October 31, 2014, which allegedly contained material misrepresentations and omissions. Additionally, each of the Shareholder Actions alleges that certain of the Company’s directors had conflicts of interest in approving the Merger due to their respective affiliations with WPX. The Assad Action further alleges that Parent and Merger Sub aided and abetted the Company’s directors’ breaches of fiduciary duties to the Company’s shareholders; that the Company’s directors violated Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder; and that the Company’s directors, Parent, and Merger Sub violated Section 20(a) of the Securities Exchange Act of 1934. Each of the Shareholder Actions seeks, among other relief, declaratory and injunctive relief against the Merger and costs and fees.

The Company believes the allegations in the Shareholder Actions are without merit and intends to vigorously defend these matters.

One of the conditions to the closing of the Merger is that no governmental authority shall have issued any order which seeks to enjoin or otherwise prohibit, or has the effect of enjoining or otherwise prohibiting, the consummation of the Merger. If the plaintiffs are successful in obtaining an injunction prohibiting the completion of the Merger on the terms contained in the Merger Agreement, then such injunction may prevent or delay the Merger from becoming effective.

THE MERGER AGREEMENT

This section of the proxy statement summarizes material provisions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. The Company encourages you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement and described in this summary. The Merger Agreement contains representations and warranties made by and to the Company, Parent and Merger Sub as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue because of a change in circumstances or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that may be made by each party to the other, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

The Merger

The Merger Agreement provides that, at the Effective Time, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into the Company, in accordance with the Companies Law and upon the terms and subject to the conditions set forth in the Merger Agreement, and the separate corporate existence of Merger Sub will cease and the Company will continue as the Surviving Company in the Merger as a wholly-owned subsidiary of Parent. As the Surviving Company, the Company will continue to exist following the Merger.

The closing of the Merger will occur on the third business day after satisfaction or (to the extent permitted by law) waiver of the conditions to the Merger (other than those conditions that require the delivery of a document or certificate or taking of any other action at the closing of the Merger, but subject to the satisfaction, or to the extent permitted by law, waiver by the appropriate party of all such conditions to the closing of the Merger), but if the Company is required to file its Quarterly Report on Form 10-Q or Annual Report on Form 10-K (or any amendment to any forms, documents or reports required to be filed and previously filed with the SEC) within 10 days of such date, the closing of the Merger will occur on the first business day following the filing of such report or amendment. The Merger will become effective on the date and time that the Merger Filing Documents are registered by the Registrar of Companies of the Cayman Islands or at a later time as agreed to by the parties.

Effects of the Merger

The Surviving Company will be a privately-held company and the Company’s current shareholders will cease to have any ownership interest in the Surviving Company or rights as Company shareholders. Therefore, such current shareholders will not participate in any future earnings or growth of the Surviving Company and will not benefit from any appreciation in value of the Surviving Company.

Subject to applicable law, each of the Company, Parent and Merger Sub will take all necessary action to ensure that the directors of Merger Sub will become the directors of the Surviving Company effective as of and immediately following the Effective Time. Upon consummation of the Merger, the officers of Merger Sub will be the initial officers of the Surviving Company. If Merger Sub has no officers, then upon consummation of the Merger, the Surviving Company will have no initial officers, as permitted under the law of the Cayman Islands. All directors and officers of the Surviving Company will hold their positions until their successors are duly elected or appointed and qualified or their earlier death, incapacitation, retirement, resignation or removal.

Following the Merger, the memorandum of association and articles of association of the Surviving Company will be amended and restated in their entirety by a special resolution of the shareholders of the Surviving Company in accordance with the articles of association of the Surviving Company and in accordance with the law of the Cayman Islands.

Following the completion of the Merger, the Company Shares will be delisted from NASDAQ and deregistered under the Exchange Act, and cease to be publicly traded. As a result, the Company will become a privately-held company and there will be no public market for the Company Shares. This will make certain provisions of the Exchange Act, such as the requirement of furnishing proxy information or information statements in connection with shareholders’ meetings no longer applicable to the Company. After the Effective Time, the Company will also no longer be required to file periodic reports with the SEC on account of the Company Shares.

Merger Consideration and the Conversion of Company Shares

Except as noted below, each Company Share issued and outstanding immediately prior to the Effective Time will be automatically converted at the Effective Time into the right to receive $14.50 in cash, which we refer to as the “Merger Consideration,” without interest and less any applicable withholding taxes. The following Company Shares will not receive the Merger Consideration:

•	Company Shares held by the Company or any subsidiary of the Company (as treasury shares (if applicable) or otherwise), which shares shall automatically be cancelled and retired and shall cease to exist without consideration;

•	Company Shares (if any) held by Parent or Merger Sub, in each case, immediately prior to the Effective Time, which shares shall automatically be cancelled and retired and shall cease to exist without consideration; and

•	Company Shares held by any holder who is entitled to dissenter rights under Section 238 of the Companies Law and who has delivered to the Company a written objection to the Merger pursuant to Section 238 of the Companies Law.

At the Effective Time, each holder of a share certificate or book-entry shares (other than Company Shares held by the Company, any subsidiary of the Company, Parent, Merger Sub or any holder who is entitled to dissenter rights under Section 238 of the Companies Law and who has delivered to the Company a written objection to the Merger pursuant to Section 238 of the Companies Law) which immediately prior to the Effective Time represented Company Shares, shall cease to have any rights with respect to such Company Shares other than the right to receive, upon surrender of such share certificate or book-entry share, the Merger Consideration, without interest thereon, for each such Company Share held by such holder.

Each share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued share of the Surviving Company and constitute the only outstanding share of the Surviving Company.

Payment Procedures

Prior to the Effective Time, Parent shall designate a bank or trust company, which bank or trust company shall be reasonably acceptable to the Company, for the payment of the Merger Consideration. Immediately prior to the filing of the Merger Filing Documents, Parent shall deposit, or cause to be deposited, with the paying agent cash sufficient to pay the aggregate Merger Consideration to the holders of the Company Shares.

As promptly as practicable following the Effective Time and in any event not later than the fifth business day thereafter, the Surviving Company will cause the paying agent to mail (and to make available for collection by hand) to each holder of record of a share certificate or book-entry share a letter of transmittal and instructions advising such holder how to surrender such holder’s certificates for the Merger Consideration. The paying agent, upon the later of the Effective Time and the surrender of a share certificate (or affidavit of loss in lieu thereof), together with a duly completed and validly-executed letter of transmittal and such other documents as may be reasonably required by the instructions to such letter of transmittal, will pay the holder of such share certificate the Merger Consideration payable pursuant to the provisions of the Merger Agreement. A holder of a book-entry share will not be required to deliver a share certificate or an executed letter of transmittal to the paying agent in order to receive the Merger Consideration in respect of such book-entry share. Each holder of any book-entry share will automatically, upon the Effective Time (or, at any later time at which such book-entry shares are so converted), be entitled to receive and the paying agent will pay as promptly as practicable after the Effective Time, the Merger Consideration payable in respect of such book-entry share.

At the Effective Time, the register of members of the Company will be closed, and there will be no further registrations of transfers of the Company Shares that were outstanding immediately prior to the Effective Time. If any share certificates are presented to the Surviving Company or Parent for transfer following the Effective Time, they shall be cancelled against delivery of the Merger Consideration for each Company Share formerly represented by such share certificates in accordance with the terms of the Merger Agreement.

Any portion of the Merger Consideration deposited with the paying agent that remains unclaimed by former shareholders of the Company six months after the Effective Time shall be delivered to the Surviving Company or Parent (as directed by Parent), upon demand, and any such shareholders prior to the Merger who have not complied with the payment procedures shall thereafter look only to the Parent or the Surviving Company, as applicable, for the payment of the Merger Consideration.

None of Parent, Merger Sub, the Company, the Surviving Company or the paying agent will be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property or escheat law.

If any share certificates shall have been lost, stolen or destroyed, the shareholder will have to make an affidavit of that fact and, if required by the Surviving Company, post a bond in customary and reasonable amount as indemnification against any claim that may be made against it with respect to such share certificate in order for the paying agent to deliver the applicable Merger Consideration with respect to such lost, stolen or destroyed certificate.

Parent will bear all costs, fees and expenses incurred in connection with the retention and engagement of the paying agent.

Representations and Warranties

The Company makes various representations and warranties to Parent and Merger Sub in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications. The Company’s representations and warranties relate to, among other things:

•	the organization, qualification, good standing and power and authority of the Company and its subsidiaries to conduct their respective businesses;

•	the capitalization of the Company and its subsidiaries and PELSA;

•	the Company’s and its subsidiaries’ and PELSA’s governing documents;

•	the Company’s ownership interest in PELSA;

•	the Company’s power and authority to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, the enforceability against the Company of the Merger Agreement and the inapplicability of anti-takeover statutes or regulations;

•	the required consents and approvals of governmental authorities in connection with the transactions contemplated by the Merger Agreement;

•	the possession of permits and licenses by the Company, PELSA and their respective subsidiaries necessary for the Company, PELSA and their respective subsidiaries to conduct their respective businesses as currently conducted;

•	compliance with applicable laws and regulations;

•	the Company’s SEC filings since March 10, 2011, including the financial statements contained therein;

•	the Company’s disclosure controls and procedures and internal controls over financial reporting;

•	the absence of a material adverse effect (as defined below), and certain other changes or events related to the Company, PELSA and their respective subsidiaries since December 31, 2013 through the date of the Agreement;

•	the absence of certain undisclosed liabilities;

•	the absence of legal proceedings and investigations;

•	environmental matters;

•	employee benefit plans;

•	intellectual property matters;

•	tax matters;

•	material contracts;

•	real property matters;

•	labor matters;

•	insurance matters;

•	compliance with the U.S. Foreign Corrupt Practices Act of 1977 and similar laws;

•	title to direct working interests in certain concessions;

•	the receipt by the Company of a fairness opinion from Jefferies;

•	the absence of any undisclosed broker fees;

•	bank accounts and powers of attorney;

•	affiliate transactions; and

•	the absence of other representations and warranties made by Parent or Merger Sub other than those contained in the Merger Agreement.

You should be aware that these representations and warranties are made by the Company to Parent and Merger Sub and may be subject to important limitations and qualifications agreed to by Parent and Merger Sub.

Many of the representations and warranties made by the Company to Parent and Merger Sub in the Merger Agreement are qualified by a “materiality” or “material adverse effect” standard. For purposes of the Merger Agreement, “material adverse effect” means any (a) change, event, effect, or circumstance that, individually or in the aggregate, would reasonably be expected to prevent or materially affect the ability of the Company to consummate on or prior to the Termination Date the Merger and the other transactions contemplated by this Merger Agreement, (b) expropriatory act (as defined below) or (c) change, event, effect, or circumstance that, individually or in the aggregate, has resulted, or would reasonably be expected to result, in a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. However, for clauses (a) and (c) above, changes, events, effects, or circumstances that result from the following shall not be taken into account in determining whether there has been, or is reasonably expected to be, a material adverse effect:

•	(i) any changes, events, effects, or circumstances generally affecting the international oil and gas industry or markets; (ii) any changes, events, effects, or circumstances in general international economic regulatory or political conditions or the international financial, credit or securities markets in general; (iii) fluctuations in the value of any currency; (iv) any change in any Law or GAAP (or other interpretation thereof); (v) the commencement, escalation or worsening of war or armed hostilities or the occurrence of acts of terrorism or sabotage; (vi) earthquakes, hurricanes, floods, other natural disasters or acts of God (except in, each case, to the extent that the Company and its subsidiaries, taken as a whole, are disproportionately affected as compared to other companies in the oil and gas industry in Argentina and Colombia (in which case, the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, is or is reasonably expected to be a material adverse effect));

•	any failure of the Company to meet any internal or external projections or forecasts or any estimates of earnings, revenues or other metrics or any changes in the market price or trading volume of the Company Shares after the date of the Merger Agreement; and

•	the announcement or pendency of the Merger Agreement or any of the transactions contemplated by the Merger Agreement (including any adverse effect resulting from the identity of Parent or any of its affiliates or other actions taken by them (other than actions taken pursuant to the Merger Agreement or consented to in writing by the Company), including the impact thereof on relationships, contractual or otherwise, with the Company’s, or any of its subsidiaries’ agents, customers, suppliers, vendors, licensees, licensors, lenders, partners, employees or regulators).

For purposes of the Merger Agreement, “expropriatory act” means any act of confiscation, seizure, nationalization, requisition, sequestration or similar act occurring after the date of the Merger Agreement caused by or on behalf of any governmental authority of Argentina or Colombia, as applicable, for any purpose and irrespective of whether it is on just terms or results in any compensation and whether or not made pursuant to or in contemplation of or claiming the authority or force of any law or order, which directly or indirectly: (a) deprives or would reasonably be expected to deprive, in any material respect, the Company and its subsidiaries, taken as a whole, or PELSA and its subsidiaries, taken as a whole, of, or otherwise adversely affect in any material respect or would reasonably be expected to adversely affect in any material respect, any part of the Company’s or PELSA’s shareholding or direct or indirect ownership interest in the Company Operations (as defined in the Merger Agreement) or adversely affect in any material respect the economic benefits to be derived therefrom (including dividends or other distributions); (b) deprives or prevents or would reasonably be expected to deprive, in any material respect, the Company and its subsidiaries, taken as a whole, or PELSA and its subsidiaries, taken as a whole, or prevents or otherwise adversely affects or would reasonably be expected to otherwise adversely affect in any material respect the exercise by, the Company, PELSA or any of their respective subsidiaries of rights in or pertaining to the Company’s or PELSA’s ownership interest in the Company Operations; or (c) deprives or would reasonably be expected to deprive the Company Operations of any material part of its fixed and/or current assets, income or revenue. For the purposes of this definition, any series of related measures, whether or not simultaneous or consecutive, undertaken by or on behalf of any governmental authority of Argentina or Colombia, as applicable, after the date of this Agreement shall be regarded as one measure if their combined effect constitutes (directly or indirectly) an expropriatory act.

The Merger Agreement also contains various customary representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	the organization, qualification, good standing and power and authority of the Parent and Merger Sub to conduct their respective businesses;

•	Parent’s and Merger Sub’s power and authority to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement and the enforceability against Parent and Merger Sub of the Merger Agreement;

•	the required consents and approvals of governmental authorities in connection with the transactions contemplated by the Merger Agreement;

•	the absence of conflicts with, creation of liens or defaults under Parent’s governing documents, certain agreements or applicable laws as a result of entering in the Merger Agreement and the consummation of the Merger;

•	the absence of legal proceedings and investigations;

•	Parent’s sufficiency of funds to consummate the Merger;

•	Merger Sub’s capitalization;

•	accuracy of information supplied by Parent or Merger Sub for inclusion in this proxy statement;

•	Parent’s and Merger Sub’s investigation with respect to the Company and its subsidiaries;

•	the absence of any undisclosed broker fees;

•	certain specified tax matters; and

•	the absence of other representations and warranties made by the Company other than those contained in the Merger Agreement.

Conduct of Company’s Business Prior to Closing

Under the Merger Agreement, the Company has agreed that, except as (a) may be required by law, (b) may be expressly agreed to in writing by Parent (which agreement shall not be unreasonably withheld, conditioned or delayed) or (c) set forth in disclosure schedules to the Merger Agreement, the Company shall, and shall cause each of its subsidiaries to:

•	Carry on its business in the ordinary course consistent with past practice and use reasonable best efforts to preserve substantially intact its current business organizations;

•	Keep available the services of its current officers and employees;

•	Preserve its relationships with significant governmental authorities, joint venture partners, customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and similar persons having significant business dealings or other material relationships with the Company or any of its subsidiaries; and

•	Preserve the goodwill and maintain satisfactory relationships with persons having material business relationships with the Company and any of its subsidiaries.

Notwithstanding its obligations under the Merger Agreement to operate in the ordinary course as described above, the Company has also agreed that, except as (a) may be required by law, (b) may be expressly agreed to in writing by Parent (which agreement shall not be unreasonably withheld, conditioned or delayed) or (c) set forth in disclosure schedules to the Merger Agreement, it will not, and will not permit any of its subsidiaries to:

•	amend or otherwise modify the Company’s memorandum of association or its articles of association (or, in any material respect, such equivalent organizational or governing documents of any of its subsidiaries), other than as contemplated by the Merger Agreement;

•	except for transactions among the Company and its wholly-owned subsidiaries or among the Company’s wholly-owned subsidiaries, issue, sell, pledge, dispose, encumber or grant any shares, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares or rights settled in cash or other property based in whole or in part on the value of such shares;

•	(i) declare, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, other than dividends paid by PELSA or any wholly-owned subsidiary of the Company either to the Company or any wholly-owned subsidiary of the Company; (ii) split, combine or reclassify any shares of capital stock or other equity interests; or (iii) redeem, purchase or otherwise acquire any shares of capital stock or other equity interests;

•	except in the ordinary course of business or as required pursuant to the Company Benefit Plans (as defined in the Merger Agreement) in effect as of the date of the Merger Agreement or as otherwise required by law, (i) increase the compensation or other benefits payable or to become payable to employees, directors or executive officers or grant any new short or long term incentive compensation awards, (ii) grant any severance or termination pay to, or enter into any severance agreement with, any employee, director or executive officer, (iii) enter into, terminate or amend any employment agreement with any employee or executive officer, (iv) terminate, establish, adopt, enter into or amend or terminate any of the Company Benefit Plans (or arrangement that would be a Company Benefit Plan were it effective as of the date of the Merger Agreement) or (v) enter into any new, or amend any existing, collective bargaining agreement;

•	terminate the employment of any employee of the Company or its subsidiaries who is a party to any employment agreement and who makes in excess of $50,000 annually, other than as a direct result of such employee’s (i) willful failure to perform the duties or responsibilities of his employment, (ii) engaging in serious misconduct, or (iii) being convicted of or entering a plea of guilty to any crime;

•	forgive any loans to employees, officers or directors or any of their respective affiliates;

•	grant, accelerate the vesting of, confer or award options, convertible securities, restricted stock, restricted stock units, performance stock units, stock appreciation rights or other rights to acquire any capital stock or any equity-based award based in whole or in part on capital stock, whether settled in cash, securities or other property, or take any action not otherwise contemplated by the Merger Agreement to cause to be exercisable any otherwise unexercisable option or other equity-based award under any existing plan;

•	acquire (including by merger, consolidation, or acquisition of stock or assets) any ownership interests in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof other than acquisitions of assets up to an aggregate amount of $100,000, supplies, dealer accounts and inventory, in each case, in the ordinary course of business consistent with past practice;

•	dispose of, transfer, lease, license, mortgage, pledge, encumber or subject to a lien any material assets of the Company or any of its subsidiaries, other than (i) Company Owned IP (as defined in the Merger Agreement), to the extent permitted in the bullet point below, (ii) sales of inventory made in the ordinary course of business consistent with past practice or (iii) in connection with any transaction solely between the Company and any wholly-owned subsidiary of the Company or among any wholly-owned subsidiaries of the Company;

•	dispose of, transfer, lease, license, mortgage, pledge or encumber certain material Company Owned IP (other than non-exclusive licenses granted to end users in connection with sales of finished products in the ordinary course of business);

•	abandon, allow to lapse or fail to maintain any material intellectual property rights in the Company Owned IP;

•	incur any Indebtedness (as defined in the Merger Agreement) or guarantee any Indebtedness for any person other than incurrences of or guarantees for unsecured Indebtedness in an aggregate amount not to exceed $100,000 and in the ordinary course of business consistent with past practice;

•	adopt any budget, work program or operating plan or otherwise authorize, make any commitment with respect to any capital expenditure or amend or make any capital expenditure not contemplated by the capital expenditure budget included in the disclosure schedules to the Merger Agreement;

•	amend, terminate, cancel or materially modify or waive, release or assign any material rights or claims with respect to any Company Material Contract (as defined in the Merger Agreement) other than in the ordinary course of business or (ii) enter into any new contract that if entered into prior to the date of the Merger Agreement, would have been a Company Material Contract or (iii) take any action that results in any breach of or constitutes a default under or results in the cancellation of any Company Material Contract;

•	invest the cash of the Company or any of its subsidiaries other than in the ordinary course of business consistent with past practice;

•	loan, advance, invest or make a capital contribution to or in any person, other than a wholly-owned subsidiary of the Company;

•	waive, release, assign, settle or compromise any (i) governmental complaint or (ii) claims, liabilities or obligations arising out of, related to or in connection with litigation other than for compromises, settlements or agreements that (x) involve only the payment of monetary damages not in excess of $100,000 in any single instance and $250,000 in the aggregate and in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its subsidiaries or (y) are permitted under the Merger Agreement with respect to shareholder litigation;

•	make any material change in accounting principles, policies, practices, procedures or methods in effect at December 31, 2013, except (i) as required by GAAP (or any interpretation or enforcement thereof) or Regulation S-X of the Exchange Act or other rule or regulation promulgated by the SEC, or (ii) as required by applicable law;

•	except as required by law or the published interpretation or enforcement thereof, make or rescind any material tax election, change any material tax method, file any amended tax return that is material, or settle or compromise any material federal, state, provincial, local or foreign income tax liability;

•	fail to maintain in full force and effect insurance policies covering the Company and its subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

•	convene any regular or special meeting (or any adjournment thereof) of the Company’s shareholders (other than the shareholders’ meeting for the purpose of voting upon the adoption of the Merger Agreement and, not prior to March 31, 2015, the annual shareholders’ meeting of the Company) or enter into any contract or understanding or arrangement with respect to the voting or registration of the Company Shares or any other equity interests of the Company;

•	enter into any new line of business outside the Company’s existing business segments;

•	enter into, modify or terminate any transactions or contracts with any affiliate of the Company;

•	amend or modify in any material respect the engagement letter of any of the Company’s financial advisors; or

•	enter into any binding contract or agreement to do any of the foregoing.

Restrictions on Solicitations of Other Offers

The Company agreed to, and to cause its subsidiaries and their respective representatives to, (i) immediately following entry into the Merger Agreement cease and cause to be terminated all existing discussions or negotiations with any third party conducted prior to entry into the Merger Agreement with respect to any acquisition proposal (as defined below) or acquisition inquiry (as defined below) and (ii) promptly following entry into the Merger Agreement, request that all confidential information provided by or on behalf of the Company or any of its affiliates to such third party in connection with such discussions or negotiations be returned or destroyed.

The Company has agreed it will not, and will not authorize or permit any of its subsidiaries to, and will cause its and their respective representatives not to, directly or indirectly:

•	initiate, solicit or knowingly encourage or knowingly facilitate the making of an acquisition proposal or acquisition inquiry;

•	other than informing third parties of the existence of the non-solicitation provisions contained in the Merger Agreement, engage in negotiations or discussions with, or furnish any non-public information concerning the Company or any of its subsidiaries to, any third party who has made or in response to an acquisition proposal or acquisition inquiry; or

•	resolve or agree to do any of the foregoing.

Notwithstanding the restrictions set forth above, the Company was entitled substantially contemporaneously with the public announcement of the Merger Agreement, to waive the “don’t ask/don’t waive” provisions of any standstill provisions contained in any confidentiality agreement in effect on the date of the Merger Agreement. The Company waived such provisions on October 3, 2014 and, as required by the terms of the Merger Agreement, notified Parent of the identity of the parties receiving the benefit of such waiver.

The Company has agreed that any violation of the restrictions set forth above by any subsidiary or representative of the Company will be a breach of the Merger Agreement by the Company.

Notwithstanding the aforementioned restrictions, if, at any time prior to the adoption of the Merger Agreement by the Company’s shareholders, (i) the Board receives an unsolicited, written acquisition proposal that the Board or any committee of the Board determines in good faith to be bona fide, (ii) the Board or any committee of the Board determines in its good faith judgment, based on information then available and after consulting with outside counsel and a nationally recognized third-party financial advisor, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior offer (as defined below), and (iii) after consultation with outside counsel, the Board or any committee of the Board determines in good faith that the failure to take the actions described in clauses (A), (B) and (C) below would reasonably be expected to be inconsistent with the Board’s fiduciary duties under the law of the Cayman Islands, then the Company may, at any time prior to the adoption of the Merger Agreement by the Company’s shareholders (A) furnish information to the person or persons (and its or their representatives and potential financing sources) making such acquisition proposal but only after such person or persons enter into a confidentiality agreement with terms no less restrictive of such person or persons than the confidentiality agreement entered into by and between the Company and Pluspetrol S.A. (an “Acceptable Confidentiality Agreement”), (B) participate in discussions or negotiations with such person or persons (and its or their representatives and potential financing sources) regarding any such acquisition proposal made by such person or persons and (C) waive the applicable standstill provisions of the

Acceptable Confidentiality Agreement no more than once and solely to the extent necessary to permit a third party to make, on a confidential basis to the Board, one acquisition proposal following the entry of such third party into an Acceptable Confidentiality Agreement (it being understood that any revisions made to such acquisition proposal from the time such discussions and negotiations permitted pursuant to the non-solicitation provisions of the Merger Agreement shall have commenced until such time that the Board has delivered to Parent a notice of superior offer with respect to such acquisition proposal shall constitute one and the same acquisition proposal) and; provided, that the Company shall give written notice to Parent after any such determination by the Board, in each case before taking any of the actions described in the foregoing clauses (A), (B) and (C). The Company will promptly (and in any event, within 24 hours) provide Parent with all non-public information regarding the Company and its subsidiaries that is provided by the Company to a person or persons (or its or their representatives or potential financing sources) pursuant to the immediately preceding sentence to the extent not previously provided to Parent or its representatives.

For purposes of the Merger Agreement, an “acquisition proposal” is any offer or proposal (other than an offer or proposal made or submitted by or on behalf of Parent) relating to any acquisition transaction.

For purposes of the Merger Agreement, an “acquisition inquiry” is an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for nonpublic information made or submitted by or on behalf of Parent) that could reasonably be expected to lead to an acquisition proposal.

For purposes of the Merger Agreement, an “acquisition transaction” is any transaction or series of related transactions with a person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) concerning any (i) merger, consolidation, business combination, recapitalization, share exchange, share sale, liquidation, dissolution, joint venture or similar transaction involving the Company or any of its subsidiaries if, as a result of any such transaction, such person or “group” would own assets, revenues or net income of the Company or any of its subsidiaries, individually or in the aggregate constituting 15% or more of the consolidated assets, revenues or net income of the Company and its subsidiaries, taken as a whole; (ii) sale, lease, license or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of the Company (including equity interests of any of its subsidiaries or any equity interests representing any of the shares of PELSA held directly or indirectly by the Company (the “PELSA Interest”)) or any subsidiary of the Company representing 15% or more of the consolidated assets, revenues or net income of the Company and its subsidiaries, taken as a whole; (iii) issuance or sale or other disposition (including by way of merger, consolidation, business combination, share exchange, share sale, joint venture or similar transaction) of equity interests representing any of the PELSA Interest or 15% or more of the issued and outstanding equity securities of the Company or any of its subsidiaries whose assets, revenues or net income, individually or in the aggregate constitute 15% or more of the consolidated assets, revenues or net income of the Company and its subsidiaries, taken as a whole; (iv) transaction or series of transactions (including any tender offer, purchase, acquisition or exchange offer) in which any Person or “group” would acquire beneficial ownership or the right to acquire beneficial ownership of equity interests representing 15% or more of the issued and outstanding equity securities of the Company or the PELSA Interest or any of the Company’s subsidiaries whose assets, revenues or net income, individual or in the aggregate constitute 15% or more of the consolidated assets, revenues or net income of the Company and its subsidiaries, taken as a whole; or (v) any combination of the foregoing.

For purposes of the Merger Agreement, a “superior offer” means any bona fide written acquisition proposal (except that, for purposes of this definition, the references in the definition of acquisition transaction to “15%” shall be replaced by “80%”) that (i) results in equal consideration being paid in respect of each Company Share (regardless of class of Company Share), (ii) is not conditioned on receipt of financing and (iii) is determined in good faith by the Board, after consulting with a nationally recognized third-party financial advisor and outside legal counsel, to be (A) reasonably capable of being consummated on a timely basis and (B) more favorable to the holders of Company Shares, from a financial point of view, than the Merger, taking into account any changes to the financial and other terms of the Merger Agreement proposed by Parent to the Company pursuant to the terms of the Merger Agreement and any other factors that the Board deems in good faith appropriate. In the event that WPX is entitled to receive at least $15.00 per Company Share (and all other holders of Company Shares are entitled to receive an equal or greater amount of consideration per Company share) pursuant to any changes to the financial and other terms of the Merger Agreement proposed in writing by Parent to the Company pursuant to the match right provisions of the Merger Agreement described below, the Company shall consider the changes to the financial and other terms of the Merger Agreement proposed by Parent for purposes of determining whether or not there has been a superior offer as though WPX was to receive the same consideration per Company Share as the other holders of Company Shares.

Company Board Recommendation; Termination in Connection with a Superior Offer

The Board has resolved to recommend and has unanimously recommended that the Company’s shareholders adopt the Merger Agreement (and the plan of merger exhibited thereto). The Board shall not (i) (A) withdraw (or qualify, amend or modify in a manner adverse to Parent), or propose publicly to withdraw (or to qualify, amend or modify, in a manner adverse to Parent), the Board recommendation in favor of adoption of the Merger Agreement, (B) fail to publicly reaffirm the Board recommendation in favor of adoption of the Merger Agreement within five business days after Parent so requests in writing (provided however that Parent shall only be entitled to request such reaffirmation no more than three times), (C) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any tender offer or exchange offer by a third party for 15% or more of the outstanding Company Shares within ten business days after the commencement of such tender offer or exchange offer; (D) approve, adopt or recommend any acquisition proposal or propose publicly to approve, adopt or recommend, any acquisition proposal or (E) approve, adopt, recommend or enter into any alternative acquisition agreement or propose publicly to approve, adopt, recommend or enter into, any alternative acquisition agreement (any such action in the foregoing clauses (A) through (E) being referred to as an “adverse recommendation change”).

Notwithstanding the above restrictions or anything else in the Merger Agreement to the contrary, at any time prior to obtaining the Company shareholder approval, the Board may, if the Board determines in its good faith judgment, after consulting with outside counsel, that the failure to effect an adverse recommendation change would reasonably be expected to be inconsistent with the Board’s fiduciary duties under law (x) make an adverse recommendation change in response to an intervening circumstance (as defined below) or (y) in response to a superior offer, make an adverse recommendation change and cause the Company to terminate the Merger Agreement and enter into one or more definitive alternative acquisition agreements with respect to a superior offer pursuant to the terms of the Merger Agreement as further described in “Termination of the Merger Agreement” below.

An adverse recommendation change due to an intervening circumstance may not be made unless (A) the Company shall have delivered to Parent a written notice advising Parent that the Board intends to effect an adverse recommendation change as a result of an intervening circumstance (a “notice of intervening circumstance”) (it being understood that the delivery of such notice shall not itself constitute an adverse recommendation change) and specifying, in reasonable detail, the reasons for such action; (B) at least four business days shall have elapsed following the delivery of such notice of intervening circumstance; (C) during such period of four business days, the Company shall have, and shall have instructed its financial advisors and outside legal counsel to have, negotiated in good faith with Parent (if Parent shall have requested in writing that the Company and its financial advisors and outside legal counsel to so negotiate) regarding adjustments to the terms and conditions of the Merger Agreement as would enable the Board to determine not to effect an adverse recommendation change; and (D) the Board shall have in good faith taken into account any revisions to the terms and conditions of this Agreement that are reflected in any proposed definitive amendments thereto that are countersigned by Parent and Merger Sub and delivered to the Company by 5:00 p.m. Eastern Time on the last day of such period of four Business Days.

For purposes of the Merger Agreement, “intervening circumstance” means any change, event, effect or circumstance that affects, or would reasonably be expected to affect, the business, assets or operations of the Company that is unknown and is not reasonably foreseeable to the Board as of the date of the Merger Agreement and becomes known to the Board prior to obtaining the Company shareholder approval that the Board determines in good faith makes it appropriate to consider an adverse recommendation change.

An adverse recommendation change in response to a superior offer, may not be made, and the Merger Agreement may not be terminated in order to enter into a definitive agreement with respect to such superior offer, unless (A) the Company shall have delivered to Parent a written notice advising Parent that the Board intends to make an adverse recommendation change and terminate the Merger Agreement pursuant to its terms (a “notice of superior offer”) (it being understood that the delivery of such notice shall not itself constitute an adverse recommendation change), specifying in reasonable detail the material terms and conditions of such superior offer, accompanied by a copy of the then-current form of any agreement with respect to such superior offer that the Company has received from the person that made such superior offer (the “third party offeror”); (B) at least four business days shall have elapsed following the delivery of such notice of superior offer (it being agreed that (x) any third party offeror subject to an Acceptable Confidentiality Agreement (as defined in the Merger Agreement) or an Existing Confidentiality Agreement (as defined in the Merger Agreement) shall not be permitted pursuant to the terms of such Acceptable Confidentiality Agreement or Existing Confidentiality Agreement or any waiver granted pursuant to the terms of the Merger Agreement to make any additional acquisition proposals or modify or amend the financial or other material terms of such superior offer in response to adjustments to the terms and conditions of the Merger Agreement made by Parent pursuant to the terms of the Merger Agreement and (y) any amendment to the financial or other material terms of such superior offer made by a third party offeror not subject to an Acceptable Confidentiality Agreement (as defined in the Merger Agreement) or an Existing Confidentiality Agreement (as defined in the Merger Agreement) will require a new notice of superior offer, except that the applicable time period for purposes of requirement with respect to such new notice of superior offer shall be reduced to two business days from the four business days otherwise contemplated); (C) during such four-business-day (or, if applicable, such two-business-day) period following the delivery of such notice of superior offer, the Company shall have, and if requested by Parent, shall have instructed its financial advisors and outside legal counsel to have, negotiated in good faith with Parent regarding adjustments to the terms and conditions of the Merger Agreement as would enable the Board to determine not to make an adverse recommendation change and terminate the Merger Agreement in accordance with its terms; and (D) the Board shall have in good faith taken into account any revisions to the terms and conditions of the Merger Agreement proposed in writing by Parent to the Company by 5:00 p.m. Eastern Time on the last day of such period of four business days (or, if applicable, two-business-day period); provided that in the event WPX is receiving at least $15.00 per Company Share (and all other holders of Company Shares are entitled to receive an equal or greater amount or consideration per Company Share) pursuant to such revisions, the Company shall consider such revisions as though WPX were entitled to receive the same consideration per Company Share as the other holders of Company Shares.

In order to enter into an alternative acquisition agreement with respect to a superior offer, the Company must terminate the Merger Agreement in accordance with the terms of the Merger Agreement. See “Termination of the Merger Agreement” and “Effect of Termination; Termination Fee” below.

Shareholders Meeting

The Merger Agreement requires the Board to, as promptly as reasonably practicable (and in any event within five business days following the date the SEC staff advises the Company that it has no further comments to the proxy statement), establish a record date for a meeting of its shareholders for the purpose of voting upon the adoption of the Merger Agreement, establish the earliest reasonably practicable date for such meeting of its shareholders (which shall be no more than 40 days after the SEC staff advises the Company that it has no further comments to the proxy statement) and mail to the holders of Company Shares as of such record date this proxy statement.

Unless the Board has made an adverse recommendation change, the Company shall use its reasonable best efforts to solicit proxies in favor of the adoption of the Merger Agreement. In addition, the Company is permitted to adjourn or postpone the Company stockholder meeting:

•	with the consent of Parent;

•	in the absence of a quorum; or

•	once, for no more than thirty days to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Board has determined in good faith (after consultation with its outside legal counsel) is required under Section 14(a) of the Exchange Act and the related rules and regulations promulgated by the SEC and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s shareholders prior to the meeting of the shareholders.

Indemnification

For a period of six years from the Effective Time, to the extent permitted by applicable law, the memorandum of association and articles of association and other organizational documents of the Surviving Company and its subsidiaries will contain provisions with respect to the indemnification and exculpation of current and former directors and officers, that are no less favorable to such persons than those set forth in the memorandum of association and articles of association and other organizational documents of the Company and its subsidiaries as in effect as of the date of the Merger Agreement.

Consents and Filings

Each of the parties to the Merger Agreement has agreed to use (and cause each of their applicable affiliates and subsidiaries to use) its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, as promptly as practicable, the Merger and the other transactions contemplated by the Merger Agreement.

In addition to the foregoing, each of the parties has agreed to use its respective reasonable best efforts to:

•	cause the conditions to the Merger set forth in the Merger Agreement to be satisfied as promptly as practicable;

•	obtain any consents, approvals, orders, waivers and authorizations of, actions or nonactions by, any governmental authority or any third party necessary in connection with consummation of the transactions contemplated by the Merger Agreement, including the Merger; and

•	execute and deliver any additional instruments necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of the Merger Agreement and to carry out fully the purposes of the Merger Agreement.

Notwithstanding any of the obligations discussed above, the Merger Agreement does not require Parent or any of its subsidiaries, or permit the Company or any of its subsidiaries (without the prior consent of Parent), to:

•	litigate with any government authority to obtain approval, authorization or consent to the Merger,

•	agree to

•	any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of the Company, Parent, the Surviving Company or any of their respective subsidiaries or affiliates or of any amount (other than a de minimis amount) of such entities’ businesses, assets or properties;

•	the imposition of any limitation (other than a de minimis limitation) on the ability of the Company, Parent, the Surviving Company, or any of their respective subsidiaries or affiliates to conduct their respective businesses or own any shares or assets or to acquire, hold or exercise full rights of ownership of their respective businesses and, in the case of Parent, the businesses of the Surviving Company and its subsidiaries;

•	the imposition of any impediment (other than a de minimis impediment) on Parent, the Surviving Company or any of their respective subsidiaries or affiliates under any laws; or

•	pay any amounts (other than de minimis amounts) or otherwise agree to provide any benefit or undertaking to be subject to any limitation or restriction to any governmental authority other than in respect of customary and established filing fees and other payments required as of the date hereof by law.

Each party has agreed to:

•	reasonably cooperate with respect to all discussions, submissions, negotiations and other communications with all governmental authorities in connection with all waiting periods, authorizations, consent or waivers required to consummate the transactions contemplated by the Merger Agreement;

•	promptly and fully inform the other party of any written or material oral communication received from or given to any governmental authority;

•	permit the other party to review any submission required to be made by the Company to any governmental authority prior to its submission;

•	consult with the other party in advance of any meeting, conference or material discussion required by any governmental authority; and

•	if permitted to do so by the relevant governmental authority, give the other party the opportunity to attend and participate in any such meetings, conferences and discussions.

Other Covenants

The Merger Agreement contains addition agreements between the Company and Parent relating to, among other things:

•	access to information of the Company by Parent;

•	public announcements of the Merger Agreement and the transactions contemplated under the Merger Agreement;

•	exemptions from Rule 16b-3 promulgated under the Exchange Act;

•	director resignations;

•	shareholder litigation relating to the transactions contemplated by the Merger Agreement and the settlement of such litigation;

•	termination of affiliate transactions; and

•	elections under section 338(g) of the Code.

Conditions to the Completion of the Merger

Each party’s obligation to consummate the Merger is subject to the satisfaction (or to the extent permitted by law) waiver of the following conditions:

•	the Company’s shareholders shall have voted to adopt the Merger Agreement (and the plan of merger exhibited thereto); and

•	no governmental authority shall have enacted, issued, promulgated, enforced or entered into any law or order, or threatened or commenced any proceeding, which is then pending or in effect and seeks to enjoin or otherwise prohibit, or has the effect of enjoining or otherwise prohibiting, the consummation of the Merger.

In addition, Parent and Merger Sub’s obligation to consummate the Merger is subject to the satisfaction (or to the extent permitted by law) waiver of the following conditions:

•	(i) certain of the representations and warranties of the Company with respect to (a) its capitalization and subsidiaries and (b) required consents and approvals of governmental authorities in connection with the transactions contemplated by the Merger Agreement and (ii) each of the representations and warranties of the Company with respect to (a) its authority to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, (b) the absence of a material adverse effect on the Company since December 31, 2013, (c) antitakeover statutes, and (d) the absence of undisclosed brokers’ fees, shall be true and correct in all respects as of the date of the Merger Agreement and the closing date (as though made on and as of the closing date), except, for certain de minimis inaccuracies with respect to certain representations and warranties with respect to the Company’s capitalization;

•	(i) certain of the representations and warranties of the Company with respect to its capitalization and subsidiaries and (ii) each of the representations and warranties of the Company with respect to the Company’s title to direct working interests in certain concessions, shall be true and correct in all material respects (without giving effect to any qualifications as to materiality or material adverse effect or other similar qualifications contained therein) as of the date of the Merger Agreement and the closing date;

•	each of the other representations and warranties of the Company set forth in the Merger Agreement that (x) are not made as of a specific date shall be true and correct as of the date of the Merger Agreement and the closing date (as though made on and as of the closing date), and (y) are made as of a specific date shall be true and correct as of such date, except where the failure of such representations and warranties to be true and correct, without giving effect to any qualifications as to materiality or material adverse effect or other similar qualifications contained therein, would not have, individually or in the aggregate, a material adverse effect;

•	the Company shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the closing date;

•	since the date of the Merger Agreement, there shall not have occurred any change, event, effect or circumstance that, individually or in the aggregate, has had a material adverse effect;

•	the Company shall have delivered to Parent a certificate, dated as of the closing date, and signed by an executive officer of the Company certifying that the closing conditions described in the bullet points above have been satisfied;

•	all consents of the Company’s secured creditors required under the Companies Law have been made, given or obtained on terms acceptable to the Parent, acting reasonably; and

•	the transactions contemplated by the Irrevocable Offer shall have been consummated or will be consummated concurrently with the closing of the Merger.

In addition, the Company’s obligation to consummate the Merger is subject to the satisfaction (or to the extent permitted by law) waiver of the following conditions:

•	each of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement, without giving effect to any qualifications as to materiality or other similar qualifications contained therein, shall be true and correct as of the date of the Merger Agreement and the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct as would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Parent or Merger Sub to consummate the Merger;

•	Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the closing date; and

•	Parent shall have delivered to the Company a certificate, dated as of the closing date, and signed by an executive officer of Parent certifying that the closing conditions described in the bullet points above have been satisfied.

None of Parent, Merger Sub or the Company may rely on the failure of a condition to be satisfied if such failure was caused by such party’s failure to perform its obligations under the Merger Agreement or otherwise to comply with its obligations under the Merger Agreement.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by the Company shareholders:

•	by mutual written consent of the Company and Parent;

•	by either Parent or the Company, if:

•	the Effective Time shall not have occurred before the Termination Date; provided, that the right to terminate the Merger Agreement shall not be available to a party if such party has breached or violated any of its covenants, agreements or other obligations hereunder and such breach or violation has been the principal cause of or directly resulted in (1) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger prior to the Termination Date or (2) the failure of the Merger Closing to occur by the Termination Date;

•	any governmental authority shall have enacted, issued, promulgated, enforced or entered into any law or order, or threatened or commenced any proceeding, which is then pending or in effect and seeks to enjoin or otherwise prohibit, or has the effect of enjoining or otherwise prohibiting, the consummation of the Merger , and such law or order or injunction shall have become final and non-appealable so long as the party seeking to terminate the Merger Agreement has used reasonable best efforts to prevent, oppose or remove such law or order or injunction; or

•	if the shareholders’ meeting for the purpose of voting upon the adoption of the Merger Agreement has occurred and the Company shareholders vote against the adoption of the Merger Agreement; or

•	by the Company, if:

•	Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform, individually or in the aggregate, (x) would give rise to a failure of certain conditions to the closing of the Merger and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by Parent or Merger Sub on or before the earlier of (i) the Termination Date and (ii) the date that is 30 days following the receipt by Parent of written notice from the Company of such breach or failure so long as the Company is not then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•	at any time prior to the adoption of the Merger Agreement by the Company’s shareholders, (A) the Board has determined to enter into one or more definitive agreements with respect to a superior offer; (B) the Company shall have complied with the terms and conditions of the non-solicitation provisions with respect to such superior offer; (C) concurrently with the termination of the Merger Agreement the Company enters into one or more definitive agreements with respect to such superior offer; and (D) the Company pays to Parent the a termination fee of $15,450,000; or

•	by Parent, if:

•

the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform, individually or in the aggregate, (x) would give rise to the failure of certain conditions to the closing of the Merger and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by the Company on or before the earlier of (i) the Termination Date and (ii) the date that is 30 days following the receipt by the Company of written notice from Parent of such breach or failure so long as neither Parent nor Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•	at any time prior to the meeting of the Company’s shareholders to adopt the Merger Agreement (and the plan of merger exhibited thereto), if (A) the Board makes an adverse recommendation change or (B) the Company commits an Intentional Breach of its obligations under the non-solicitation provisions or provisions with respect to the meeting of the Company’s shareholders to adopt the Merger Agreement (and the plan of merger exhibited thereto) and file this proxy statement.

Effect of Termination; Termination Fee

The Company has agreed to pay to Parent a termination fee of $15,450,000 if the Merger Agreement is terminated:

•	(i) (A) by either Parent or the Company because the Effective Time has not occurred prior to the Termination Date or (B) by Parent because the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement and (ii) (A) the Company receives or has received an acquisition proposal from a third party after the date of the Merger Agreement or an acquisition proposal becomes publicly known at or prior to such termination and (B) within 12 months of termination, (1) the Company enters into a definitive agreement with respect to an acquisition proposal (whether or not the same acquisition proposal described in clause (ii)(A) above) or (2) an acquisition proposal (whether or not the same acquisition proposal described in clause (ii)(A) above) is consummated by the Company (a “Post-Termination Fee”);

•	by the Company, in order to enter into an acquisition agreement with respect to a superior offer (a “Superior Offer Fee”); or

•	by Parent, because of an adverse recommendation change made by the Board or because the Company has committed an Intentional Breach of its obligations with respect to calling or holding the extraordinary general meeting and with respect to preparing or filing this proxy statement (an “Adverse Recommendation/Breach Fee”).

If the Company fails to pay when due the termination fee, then the Company will reimburse Parent for all fees, costs and expenses incurred in connection with any action taken to collect payment and in connection with the enforcement by Parent of its rights; and the Company will pay to Parent interest on the overdue amount at a rate per annum 300 basis points over the “prime rate.”

Amendment; Waiver

The Merger Agreement may be amended with the approval of the parties at any time prior to the Effective Time. After any adoption of the Merger Agreement by the holders of Company Shares, no amendment will be made which by law requires further approval of such holders without the further approval of such holders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

No failure on the part of any party to exercise any right or remedy under the Merger Agreement, and no delay on the part of any party in exercising any right or remedy under the Merger Agreement, will operate as a waiver of such right or remedy. No single or partial exercise of any such right or remedy will preclude any other or further exercise thereof or of any other right or remedy.

At any time prior to the Effective Time, the parties may (i) extend the time for performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, or (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement.

Remedies

The Merger Agreement permits both Parent and the Company to obtain an injunction, decree of specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

In the event (i) the remedy of specific performance contemplated by the Merger Agreement is not available to the Company, (ii) the Company seeks and obtains a judgment granting specific performance against Parent but the Company is unable to enforce such judgment against Parent promptly for any reason or (iii) the Company declines, for whatever reason, to seek the remedy of specific performance contemplated by the Merger Agreement, the Company (and no other person) shall have the right to seek to obtain damages (to the extent proven and taking into account other reasonably available combination opportunities) based on the lost shareholder premium (based on the NASDAQ quoted stock price as of the date of the Merger Agreement) in the event of Parent’s or Merger Sub’s material breach of this Agreement that constituted a failure of any of the conditions to Merger Closing from being satisfied. Parent and Merger Sub shall each be jointly and severally liable for any such damages for which Parent and/or Merger Sub are found liable.

Subject to Parent’s right to specific performance (described above), in the event the termination fee is paid to Parent, the payment of the termination fee shall constitute the sole and exclusive remedy of Parent under the Merger Agreement other than the right to seek damages payable as a result of an Intentional Breach (as defined in the Merger Agreement) of the Merger Agreement.

Other than Parent and Merger Sub’s ability to recover damages in respect of an Intentional Breach, the termination fee of $15,450,000 shall constitute the maximum aggregate liability of the Company and its subsidiaries for damages in connection with the Merger Agreement or any of the transactions contemplated by the Merger Agreement.

POWER OF ATTORNEY

This section of the proxy statement summarizes material provisions of the Power of Attorney. This summary does not purport to be complete and may not contain all of the information about the Power of Attorney that is important to you. The following summary is qualified in its entirety by reference to the complete text of the Power of Attorney, which is attached as Annex D to this proxy statement and incorporated into this proxy statement by reference. The Company encourages you to read carefully the Power of Attorney in its entirety, as the rights and obligations of the parties are governed by the express terms of the Power of Attorney and not by this summary or any other information contained in this proxy statement.

In connection with the Company and Parent entering into the Merger Agreement, WPX, holding approximately 69% of the Company Shares, entered into the Power of Attorney. The Power of Attorney instructs Appleby Trust (Cayman) Ltd., a designee of Parent, to vote WPX’s Company Shares in favor of the approval and adoption of the Merger Agreement and the plan of merger and to vote against approvals of any proposal made in opposition to, competition with, or that would result in a breach of the Merger Agreement. The number of Company Shares held by WPX and underlying the Power of Attorney is sufficient to adopt the Merger Agreement (and the plan of merger exhibited thereto).

Accordingly, we expect the Merger Agreement (and the plan of merger exhibited thereto) to be adopted at the extraordinary general meeting unless the Merger Agreement is terminated prior to such meeting. The Power of Attorney automatically terminates upon the termination of the Merger Agreement pursuant to its terms.

IRREVOCABLE OFFER

This section of the proxy statement summarizes material provisions of the Irrevocable Offer. This summary does not purport to be complete and may not contain all of the information about the Irrevocable Offer that is important to you. The following summary is qualified in its entirety by reference to the complete text of the Irrevocable Offer, which is attached as Annex E to this proxy statement and incorporated into this proxy statement by reference. The Company encourages you to read carefully the Irrevocable Offer in its entirety, as the rights and obligations of the parties are governed by the express terms of the Irrevocable Offer and not by this summary or any other information contained in this proxy statement.

In connection with the Merger Agreement, WPX accepted an Irrevocable Offer, dated October 2, 2014, from Parent, pursuant to which the WPX will sell to Parent all of the Company’s interests in Apco Argentina, S.A., an Argentine corporation (“Apco Argentina”) in which WPX owns a five percent interest, and Northwest Argentina Corporation, a Utah corporation (“Northwest”), which is a wholly-owned subsidiary of WPX. One of the conditions to the Merger is that the transactions contemplated by the Irrevocable Offer shall have been consummated or will be consummated concurrently with the closing of the Merger.

Conditions to Closing of the Irrevocable Offer

Parent’s obligations to consummate the transactions contemplated by the Irrevocable Offer are subject to the following conditions:

•	no governmental authority shall have enacted, issued, promulgated, enforced or entered into any law or order, or threatened or commenced any proceeding, which is then pending or in effect and seeks to enjoin or otherwise prohibit, or has the effect of enjoining or otherwise prohibiting, the consummation of the transactions contemplated by the Irrevocable Offer;

•	WPX shall have performed in all material respects all of its obligations under the Irrevocable Offer at or prior to the closing date of the transactions contemplated by the Irrevocable Offer;

•	certain representations and warranties with respect to the ownership and transfer of the interests of Northwest and Apco Argentina and the representation and warranty regarding the absence of undisclosed broker fees shall be true and correct in all respects (other than de minimis inaccuracies with respect to certain representations and warranties regarding the ownership and transfer of interests of Northwest and Apco Argentina) as of the date of the Irrevocable Offer and as of the closing the transactions contemplated by the Irrevocable Offer and the remaining representations and warranties made by WPX in the Irrevocable Offer shall be true and correct in all material respects as of the date of the Irrevocable Offer and as of the closing the transactions contemplated by the Irrevocable Offer, in each case with the same effect as if then made (except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be tested as of such earlier date);

•	certain designees of Parent shall have been elected to the board of directors of Apco Argentina and Northwest immediately following the closing of the transactions contemplated by the Irrevocable Offer and WPX’s designees to such boards of directors shall have resigned effective immediately following the Closing;

•	WPX shall have delivered to Parent certain deliverables evidencing the transfer of the interests in Apco Argentina and Northwest;

•	at least two days prior to the consummation of the transactions contemplated by the Irrevocable Offer, WPX shall have converted Northwest to a limited liability company and such limited liability company shall not be treated as a corporation for U.S. federal, state, or local tax purposes; and

•	the transactions contemplated by the Merger Agreement shall have been consummated or shall be consummated substantially concurrently with the Closing.

WPX’s obligations to consummate the transactions contemplated by the Irrevocable Offer are subject to the following conditions:

•	no governmental authority shall have enacted, issued, promulgated, enforced or entered into any law or order, or threatened or commenced any proceeding, which is then pending or in effect and seeks to enjoin or otherwise prohibit, or has the effect of enjoining or otherwise prohibiting, the consummation of the transactions contemplated by the Irrevocable Offer;

•	Parent shall have performed in all material respects all of its obligations under the Irrevocable Offer at or prior to the closing date of the transactions contemplated by the Irrevocable Offer;

•	each of the representations and warranties made by Parent in the Irrevocable Offer shall be true and correct in all respects as of the date of the Irrevocable Offer and as of the closing the transactions contemplated by the Irrevocable Offer, in each case with the same effect as if then made (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be tested as of such earlier date), except for such failures to be true and correct as would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Parent to consummate the transactions contemplated by the Irrevocable Offer;

•	Parent shall have paid the purchase price to WPX pursuant to the terms of the Irrevocable Offer; and

•	the transactions contemplated by the Merger Agreement shall have been consummated or shall be consummated substantially concurrently with the Closing.

Restrictions on Solicitations of Other Offers in the Irrevocable Offer

WPX has agreed to, and to cause its subsidiaries and their respective representatives to:

•	immediately following entry into the Irrevocable Offer cease and cause to be terminated all existing discussions or negotiations with any third party conducted prior to entry into the Irrevocable Offer with respect to any bona fide offer or proposal concerning (i)(a) any sale or transfer of all or a material portion of the assets of the Company and its subsidiaries taken as a whole, (b) any sale or transfer of the Company Shares or the shares of Apco Argentina or Northwest held by WPX or (c) any merger or similar transaction involving the Company and its subsidiaries or Northwest or (ii) any inquiry that could reasonably be expected to lead to such an offer or proposal; and

•	promptly following entry into the Irrevocable Offer request that all confidential information provided by or on behalf of WPX or any of its affiliates to such third party in connection with such discussions or negotiations be returned or destroyed.

WPX has agreed it will not, and will not authorize or permit any of its subsidiaries to, and will cause its and their respective representatives not to, directly or indirectly:

•	initiate, solicit or knowingly encourage or knowingly facilitate the making of any bona fide offer or proposal concerning (i)(a) any sale or transfer of all or a material portion of the assets of the Company and its subsidiaries taken as a whole, (b) any sale or transfer of the Company Shares or the shares of Apco Argentina or Northwest held by it or (c) any merger or similar transaction involving the Company and its subsidiaries or Northwest or (ii) any inquiry that could reasonably be expected to lead to such an offer or proposal;

•	other than informing third parties of the existence of the non-solicitation provisions contained in the Irrevocable Offer, engage in negotiations or discussions with, or furnish any non-public information concerning the Company, Northwest or any of their respective subsidiaries to, any third party who has made or in response to a proposal or inquiry described in the foregoing bullet; or

•	resolve or agree to do any of the foregoing.

Notwithstanding the restrictions set forth above, WPX was entitled substantially contemporaneously with the public announcement of the Merger Agreement to waive the “don’t ask/don’t waive” provisions of any standstill provisions contained in any confidentiality agreement in effect on the date of the Merger Agreement. WPX waived such provisions on October 3, 2014 and, as required by the terms of the Irrevocable Offer, notified Parent of the identity of the parties receiving the benefit of such waiver.

Termination of the Irrevocable Offer; Post-Termination Fees

The Irrevocable Offer may be terminated and the transactions contemplated by the Irrevocable Offer may be abandoned at any time prior to the closing of such transactions by the mutual written consent of WPX and Parent. The Irrevocable Offer will automatically be terminated if the Merger Agreement has been terminated in accordance with its terms. As described below, in certain circumstances following termination of the Irrevocable Offer detailed below, WPX will be obligated to pay Parent a fee (an “IO Post-Termination Fee”).

•	If the Irrevocable Offer is terminated because the Merger Agreement has been terminated and a Post-Termination Fee or a Superior Offer Fee is payable to Parent under the Merger Agreement, WPX shall pay to Parent an amount equal to (i) the excess of (a) the per Company Share consideration actually paid to WPX and its affiliates in connection with the related acquisition proposal over (b) $15.00 multiplied by (ii) the number of Company Shares in respect of which WPX received consideration in such acquisition proposal.

•	If the Irrevocable Offer is terminated because the Merger Agreement has been terminated in connection with an Intentional Breach by the Company of its obligations under the non-solicitation provisions of the Merger Agreement or the provisions of the Merger Agreement with respect to the meeting of the Company’s shareholders to adopt the Merger Agreement (and the plan of merger exhibited thereto) and file this proxy statement and an Adverse Recommendation/Breach Fee is payable to Parent under the Merger Agreement and within 12 months of the termination of the Irrevocable Offer the Company enters into an agreement with respect to an acquisition proposal or an acquisition proposal is consummated, WPX shall pay to Parent an amount equal to (i) the excess, of (a) the per Company Share consideration actually paid to WPX and its affiliates in connection with the related acquisition proposal over (b) $15.00 multiplied by (ii) the number of Company Shares in respect of which WPX received consideration in such acquisition proposal.

•	If the Irrevocable Offer is terminated because the parties have agreed to terminate the Irrevocable Offer or because Merger Agreement has been terminated and prior to such termination WPX committed an Intentional Breach of its obligations under the non-solicit covenants contained in the Irrevocable Offer described above and within 12 months of the termination of the Irrevocable Offer the Company enters into an agreement with respect to an acquisition proposal or an acquisition proposal is consummated, WPX shall pay to Parent an amount equal to the (i) excess of (a) the per Company Share consideration actually paid to WPX and its affiliates in connection with the related acquisition proposal over (b) $15.00 multiplied by (ii) the number of Common Shares in respect of which WPX received consideration in such acquisition proposal.

•	If the Irrevocable Offer is terminated because Parent has terminated the Merger Agreement in connection with the Company’s breach or failure to perform any of its representations, warranties or covenants set forth in the Merger Agreement or the Company’s Intentional Breach of its obligations under the non-solicitation provisions of the Merger Agreement or of its obligations with respect to calling or holding the extraordinary general meeting with respect to preparing or filing this proxy statement and within 12 months of the termination of the Irrevocable Offer, WPX enters into an agreement to sell all or any of the Company Shares held by it, WPX shall pay to Parent an amount equal to (i) the excess of (a) the per Company Share consideration actually paid to WPX in connection with such sale over (b) $15.00 multiplied by (ii) the number of Company Shares sold by WPX in connection with such sale.

•	If the Irrevocable Offer is terminated because the parties have agreed to terminate the Irrevocable Offer or because Merger Agreement has terminated and prior to such termination WPX committed an Intentional Breach of its obligations under the non-solicit covenants contained in the Irrevocable Offer described above and within 12 months of the termination of the Irrevocable Offer, WPX enters into an agreement to sell all or any of the Company Shares held by it, WPX shall pay to Parent an amount equal to (i) the excess of (a) the per Company Share consideration actually paid to WPX in connection with such sale over (b) $15.00 multiplied by (ii) the number of Company Shares sold by WPX in connection with such sale.

•	If the Irrevocable Offer is terminated because the Merger Agreement has terminated because the Merger has not occurred prior to the Termination Date and WPX has received a proposal regarding the acquisition of the Company, a material portion of the Company’s assets or the shares of the Company, Apco Argentina or Northwest held by it prior to any such termination and within 3 months of the termination of the Irrevocable Offer, WPX enters into an agreement to sell all or any of the Company Shares held by it, WPX shall pay to Parent an amount equal to (i) the excess of (a) the per Company Share consideration actually paid to WPX in connection with such sale over (b) $15.00 multiplied by (ii) the number of Company Shares sold by WPX in connection with such sale.

For purposes of the Irrevocable Offer an “Intentional Breach” by WPX means with respect to any representation, warranty, agreement or covenant, an action or omission (including a failure to cure circumstances) taken or omitted to be taken on or after the date of the Merger Agreement that WPX intentionally takes (or fails to take) and knows would, or would reasonably be expected to, cause or constitute a material breach of such representation, warranty, agreement or covenant.

DISSENTER RIGHTS

The following is a brief summary of the rights of holders of Company Shares to object to the Merger and receive payment of the fair value of their Company Shares (“Dissenter Rights”). This summary is not a complete statement of the law, and is qualified in its entirety by the complete text of Section 238 of the Companies Law, a copy of which is attached as Annex C to this proxy statement. If you are contemplating the possibility of objecting to the Merger, you should carefully review the text of Annex C, particularly the procedural steps required to exercise Dissenter Rights. These procedures are complex and you should consult your Cayman Islands legal counsel. If you do not fully and precisely satisfy the procedural requirements of the Cayman Companies Law, you will lose your Dissenter Rights.

Requirements for Exercising Dissenter Rights

A dissenting registered shareholder of the Company is entitled to payment of the fair value of his or her Company Shares upon dissenting to the Merger.

The exercise of your Dissenter Rights will preclude the exercise of any other rights by virtue of holding Company Shares in connection with the Merger, other than the right to seek relief on the grounds that the Merger is void or unlawful. You may vote at the extraordinary general meeting, and you need not vote against any of the proposals at the extraordinary general meeting in order to exercise your Dissenter Rights under the Companies Law. However, in the event you exercise Dissenter Rights, a vote by you in favor of the approval and adoption of the Merger Agreement and the plan of merger exhibited thereto at the extraordinary general meeting could deprive you of standing to seek a determination from the Grand Court (defined below) of whether the fair value for your Company Shares exceeds the Merger Consideration. To exercise your Dissenter Rights, the following procedures must be followed:

•	you must give written notice of objection (“Notice of Objection”) to the Company prior to the vote to approve the Merger. The Notice of Objection must include a statement that you propose to demand payment for your Company Shares if the Merger is authorized by the resolution at the extraordinary general meeting;

•	within 20 days immediately following the date on which the vote approving the Merger is made, the Company must give written notice of the authorization (“Approval Notice”) to each dissenting shareholder who has served a Notice of Objection;

•	within 20 days immediately following the date on which the Approval Notice is given (the “Dissent Period”), the dissenting shareholder must give a written notice of his or her decision to dissent (a “Notice of Dissent”) to the Company stating his or her name and address, the number and class of the Company Shares with respect to which he or she dissents and a demand for payment of the fair value of his Company Shares. A dissenting shareholder must dissent in respect of all the Company Shares which he or she holds;

•	within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the date on which the plan of Merger is filed with the Registrar of Companies of the Cayman Islands, whichever is later, the Surviving Company, must make a written offer (a “Fair Value Offer”) to each dissenting shareholder to purchase their Company Shares at a price determined by the Company to be the fair value of such Company Shares;

•	if, within 30 days immediately following the date of the Fair Value Offer, the Company and a dissenting shareholder agree upon the price to be paid for such dissenter’s Company Shares, the Company shall pay such amount to such dissenting shareholder forthwith;

•

if, within 30 days immediately following the date of the Fair Value Offer, the Company and a dissenting shareholder fail to agree on the price to be paid for the Company Shares owned by such dissenting shareholder, then, within 20 days immediately following the date of the expiry of such 30-day period, the

Company must, and the dissenting shareholder may, file a petition with the Grand Court of the Cayman Islands (the “Grand Court”) for a determination of the fair value of the Company Shares held by all dissenting shareholders who have served a Notice of Dissent and who have not agreed the fair value of their Company Shares with the Company. The petition by the Company must be accompanied by a verified list containing the names and addresses of all members who have filed a Notice of Dissent and who have not agreed the fair value of their Company Shares with the Company; and

•	at the hearing of a petition at which the dissenting shareholders are entitled to participate, the Grand Court will determine, (a) the fair value of the Company Shares of such dissenting shareholders as it finds are involved together with a fair rate of interest (if any) and (b) the costs of the proceeding and the allocation of such costs among the parties.

Notwithstanding the foregoing, at the Effective Time, such dissenter’s Company Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such dissenter shall cease to have any rights with respect thereto, except the right to receive the fair value of such Company Shares in accordance with the provisions of Section 238 of the Companies Law.

All notices and petitions must be executed by or for the registered shareholder, fully and correctly, as such shareholder’s name appears on the register of members of the Company. If the Shares are held by a fiduciary, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. If the Company Shares are held by or for more than one person such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a registered shareholder; however, the agent must identify the registered owner and expressly disclose the fact that, in exercising the notice, he is acting as agent for the registered holder. A person having a beneficial interest in Company Shares registered in the name of another person, such as a broker or nominee, must act promptly to cause the registered holder to follow the steps summarized above and in a timely manner to exercise whatever Dissenter Rights attached to the Company Shares.

You must be a registered holder of Company Shares in order to exercise your Dissenter Rights.

If you do not satisfy each of these requirements, you cannot exercise your Dissenter Rights and will be bound by the terms of the Merger Agreement and the plan of merger. Submitting a signed proxy card that does not direct how the Company Shares represented by that proxy are to be voted will give the proxy discretion to vote as it determines appropriate. In addition, failure to vote your Company Shares, or a vote against the merger proposal, the plan of merger and the transactions contemplated by the Merger Agreement, including the Merger, will not alone entitle you to exercise your Dissenter Rights and will not satisfy the notice requirements with respect to your Dissenter Rights. You must send all notices to the Company’s Corporate Secretary at One Williams Center, 35th Floor, Tulsa, Oklahoma, 74172, Attention: Corporate Secretary.

If you are considering dissenting, you should be aware that the fair value of your Company Shares determined under Section 238 of the Companies Law could be more than, the same as, or less than the $14.50 in cash without interest for each Company Share that you would otherwise receive as consideration in the Merger. In addition, in any proceedings for determination of the fair value of the Company Shares covered by a Notice of Dissent, the Company and Parent intend to assert that the Merger Consideration of $14.50 is equal to the fair value of each of your Company Shares. You may also be responsible for the cost of any appraisal proceedings.

The provisions of Section 238 of the Companies Law are technical and complex. If you fail to comply strictly with the procedures set forth in Section 238, you will lose your Dissenter Rights. You should consult your Cayman Islands legal counsel if you wish to exercise Dissenter Rights.

MARKET PRICE AND DIVIDEND INFORMATION

The Company Shares trade on NASDAQ under the trading symbol “APAGF.” The following table sets forth, for the periods indicated, the range of high and low sales prices for the Company Shares by quarter.

Calendar Quarters	High	Low
2014
4th Quarter (through October 27, 2014)	$14.90	$12.07
3rd Quarter	14.90	11.03
2nd Quarter	16.04	12.64
1st Quarter	16.06	10.99
2013
4th Quarter	$16.43	$13.32
3rd Quarter	17.64	11.50
2nd Quarter	13.67	8.82
1st Quarter	15.44	12.22
2012
4th Quarter	$16.37	$8.88
3rd Quarter	22.16	15.17
2nd Quarter	68.24	17.24
1st Quarter	83.35	65.20

For the two most recent fiscal years, the Company paid a dividend of $0.02 per share on January 4, 2012 and April 12, 2012. Under the terms of the Merger Agreement, the Company cannot declare, authorize, make or pay any dividend, other than dividends paid by PELSA or any wholly-owned subsidiary of the Company either to the Company or any wholly-owned subsidiary of the Company.

The closing sales price of the Company Shares on NASDAQ on October 2, 2014, the day immediately prior to our public announcement that we had entered into the Merger Agreement, was $12.64 per share. The closing sales price of the Company Shares on NASDAQ on November 24, 2014, the day immediately prior to the date of this proxy statement, was $14.19 per share. As of November 24, 2014, there were 29,441,243 Company Shares outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Class A and ordinary shares as of October [—], 2014 by (i) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A and ordinary shares; (ii) each director; (iii) each of our named executive officers; and (iv) all of our directors and named executive officers as a group.

Name and Address of Beneficial Owners(1)	Number of Class A Shares Beneficially Owned		Percent of Class A	Number of Ordinary Shares Beneficially Owned		Percent of Ordinary Shares
WPX Energy, Inc. One Williams Center Tulsa, Oklahoma 74172	20,301,592	(2)	100%	—		68.96%

NSB Advisors LLC 200 Westage Business Center Drive, Suite 228, Fishkill, New York 12524	—		—	2,604,046	(3)	8.84%
Keith E. Bailey	0		*	804	(4)	*
Bryan K. Guderian	0		*	4		*
Benjamin A. Holman	0		*	50		*
Michael Kyle	0		*	0		*
Robert J. LaFortune	0		*	20		*
Richard E. Muncrief	0		*	1		*
Piero Ruffinengo	0		*	4		*
J. Kevin Vann	0		*	1		*
All directors and executive officers as a group (8 persons)	0		*	884		*

*	Less than 1%
(1)	This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13G filed with the SEC. The percentages shown are based on 9,139,651 ordinary shares outstanding as of October [—], 2014 and 20,301,592 ordinary shares issuable upon the conversion of all outstanding Class A Shares. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise listed, the address of each shareholder is: c/o Apco Oil and Gas International Inc., One Williams Center, 35th Floor, Tulsa, Oklahoma 74172.
(2)	Class A shares have 85% of the voting power as a class with respect to the election and removal of our directors. The Class A shares and ordinary shares have identical rights and preferences in all other respects, including with respect to dividend rights. The Class A shares will automatically convert into ordinary shares if neither The Williams Companies, Inc. nor WPX beneficially owns, separately or in the aggregate, directly or indirectly, at least 50% of our aggregate outstanding Class A shares and ordinary shares.
(3)	A Schedule 13G filed with the SEC on February 13, 2013, indicates that NSB Advisors (“NSB”) is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1904 and has sole dispositive power of 2,604,046 of our ordinary shares and shared dispositive power over 0 of these shares. NSB has no sole or shared voting power over these shares.
(4)	Includes 800 shares held in trust by Mr. Bailey.

ADVISORY VOTE REGARDING CERTAIN EXECUTIVE COMPENSATION

The Board recognizes the significant interest of the Company’s shareholders in executive compensation matters. In accordance with the Dodd-Frank Wall Street reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and pursuant to Section 14A of the Exchange Act, we are providing our shareholders with an opportunity to cast an advisory vote to approve the compensation payable to our named executive officers in connection with the Merger payable pursuant to arrangements entered into with WPX and as disclosed in this proxy statement. We are asking our shareholders to adopt the following resolution at the extraordinary general meeting:

“RESOLVED, that the shareholders of Apco Oil and Gas International Inc. approve, on an advisory basis, the compensation that will or may become payable to the named executive officers as disclosed pursuant to Item 402(t) of Regulation S-K and as set forth in this proposal titled “Advisory Vote Regarding Certain Executive Compensation” and as further described in “The Merger – Interests of the Company’s Directors and Executive Officers in the Merger.”

This resolution, commonly referred to as a “say on golden-parachute” resolution, will be considered approved if it receives the affirmative vote of a majority of the Company Shares represented in person or by proxy at the meeting and voting on the matter. Abstentions and broker non-votes will have no effect.

The descriptions of the payments contained in the section entitled “The Merger – Interests of the Company’s Directors and Executive Officers in the Merger” as well as the table entitled “Golden Parachute Compensation” is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation of each named executive officer in connection with the Merger and that will or may become payable to the named executive officers. We are asking our shareholders to approve, on a non-binding advisory basis, the “golden parachute” compensation that will or may become payable by WPX to the named executive officers as set forth in the table below and as described in “The Merger – Interests of the Company’s Directors and Executive Officers in the Merger.”

The following table reflects the compensation and benefits that will or may be paid or provided to each of the named executive officers in connection with the Merger as described in “The Merger – Interests of the Company’s Directors and Executive Officers in the Merger.” Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. Further, calculations are based on (i) an assumed closing date of the Merger on [—], which is the last practicable date prior to the filing of this proxy statement, and (ii) the price per Company Share paid by Parent in the Merger is $14.50.

“Golden Parachute” Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Other ($)	Total ($)
Bryan K. Guderian, Chief Executive Officer	—	58	—	—	—	58

Michael Kyle, President and Chief Operating Officer	459,735	687,501	—	19,581	—	1,166,817

Benjamin A. Holman, Chief Financial Officer	–	725	—	—	—	725

(1)	As described above, the amount represents the “single trigger” lump-sum cash payment of $100,000 that Mr. Kyle would be entitled to receive from WPX under the Retention Agreement upon the closing of the Merger and the “double-trigger” lump-sum cash payment Mr. Kyle would be entitled to receive from WPX under the WPX Severance Plan following a qualifying termination of employment after the closing of the Merger.
(2)	This amount equals the number of Company Shares held by the named executive officer multiplied by the Merger Consideration. For Mr. Kyle, this amount is the “double-trigger” payment from WPX equal to the number of shares of unvested time-based and performance-based restricted stock of WPX for which vesting would be accelerated following a qualifying termination of employment after the closing of the Merger multiplied by the NYSE closing sale price of WPX’s common stock on November 24, 2014 of $16.30. Mr. Kyle does not own any Company Shares.
(3)	As described above, Mr. Kyle will be eligible to receive a “double-trigger” payment from WPX equal to the monthly premium for COBRA continuation coverage for the medical and prescription coverage elected by Mr. Kyle multiplied by 12 under the WPX Severance Plan following a qualifying termination of employment after the closing of the Merger.

Vote Required and Board of Directors Recommendation

The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. You may vote to approve the proposal to adopt the Merger Agreement and not vote to approve this proposal on “golden parachute” compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on either the Company or Parent regardless of whether the Merger is completed. Accordingly, as the compensation to be paid in connection with the Merger is contractual with respect to the named executive officers, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the Merger is completed. The vote required to approve this proposal is the affirmative vote of the holders of a majority of the Company Shares present in person or represented by proxy at the extraordinary general meeting and voting on the matter.

The Board unanimously recommends a vote “FOR” the advisory resolution on the compensation that will or may be received by our named executive officers in connection with the proposed merger.

FUTURE SHAREHOLDER PROPOSALS

If the Merger is completed, Parent will become our sole shareholder. As a result, we will no longer have any public shareholders, and there will be no public participation in any future meetings of shareholders. However, if the Merger is not completed, we expect to hold a 2015 annual meeting of shareholders next year.

Shareholder proposals intended for inclusion in our proxy statement for our 2015 annual general meeting pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Apco Oil and Gas International Inc., 3500 One Williams Center, Tulsa, Oklahoma, 74172 and must be received by December 12, 2014. If we change the date of the 2015 annual general meeting by more than 30 days from the anniversary of the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials.

In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act of 1934, such proposals must be received by the Corporate Secretary at the above address by February 26, 2015. If we change the date of the 2015 annual general meeting by more than 30 days from the anniversary of the date of our 2014 annual general meeting, then the proposal must be received a reasonable time before we send our proxy materials.

A shareholder who wishes to nominate a candidate for election to the Board at the 2015 annual general meeting is required to give written notice addressed to the Corporate Secretary at the above address of his or her intention to make such a nomination. The notice of nomination must be received by the Corporate Secretary by [—].

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

In some cases, only one copy of the proxy statement is being delivered to multiple shareholders sharing an address. However, this delivery method, called “householding,” is not being used if we have received contrary instructions from one or more of the shareholders sharing an address. Brokers with account holders who are our shareholders will also be householding our proxy materials. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement at a shared address to which a single copy of the documents was delivered. To request a separate delivery of these materials now or in the future, a shareholder may submit a written request to Investor Relations, Apco Oil and Gas International Inc., One Williams Center, MD 35-8, Tulsa, Oklahoma 74172 or call (539) 573-9360. Additionally, any shareholders who are presently sharing an address and receiving multiple copies of the proxy statement and who would prefer to receive a single copy of such materials may instruct us accordingly by directing that request to us in the manner provided above. If you have received notice from your broker that they will be householding communications to your address and you would prefer to receive a separate set of materials, please notify your broker. Shareholders who currently receive multiple copies of the materials at their addresses and would like to request householding of their communications should also contact their brokers.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and other informational requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Such material may also be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov.

The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. However, nothing in this proxy statement shall be deemed to incorporate information furnished to, but not filed with, the SEC. Any statement in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded to the extent a statement contained in (1) this proxy statement, or (2) any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes such statement.

The documents listed below (as such documents may be amended from time to time) contain important information about the Company and its financial condition, and are incorporated by reference in this proxy statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 7, 2014;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013 from our Definitive Proxy Statement on Schedule 14A for our 2014 Annual Meeting of Stockholders, filed with the SEC on March 20, 2014, and our supplement to such Definitive Proxy Statement, filed with the SEC on March 27, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 8, 2014 and August 6, 2014 respectively;

•	our Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K) filed with the SEC on March 20, 2014, April 25, 2014, August 6, 2014, and October 3, 2014; and

•	all documents filed with the SEC by the Company pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the date of the extraordinary general meeting.

In the event of conflicting information in these documents, you should rely on the information in the latest filed documents.

Each person to whom a copy of this proxy statement is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing us at Investor Relations, Apco Oil and Gas International Inc., One Williams Center, MD 35-8, Tulsa, Oklahoma 74172 or calling (539) 573-9360.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE EXTRAORDINARY GENERAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [—]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A: MERGER AGREEMENT

ANNEX B: OPINION OF JEFFERIES LLC

ANNEX C: DISSENTER RIGHTS

ANNEX D: POWER OF ATTORNEY

ANNEX E: IRREVOCABLE OFFER

ANNEX A

EXECUTION

AGREEMENT AND PLAN OF MERGER

By and Among

PLUSPETROL RESOURCES CORPORATION,

PLUSPETROL BLACK RIVER CORPORATION,

and

APCO OIL AND GAS INTERNATIONAL INC.

Dated as of October 2, 2014

A-ii

A-iii

THIS AGREEMENT AND PLAN OF MERGER, dated as of October 2, 2014 (this “Agreement”), is made by and among Pluspetrol Resources Corporation, a company incorporated under the Laws of the Cayman Islands (“Parent”), Pluspetrol Black River Corporation, a Caymans Island exempted company limited by shares and a wholly-owned Subsidiary of Parent (“Merger Sub”), and Apco Oil and Gas International, Inc., a Cayman Islands exempted company limited by shares (the “Company”).

W I T N E S S E T H:

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby and by the plan of merger attached as Exhibit A hereto (the “Plan of Merger”), including the Merger, are advisable, fair to and in the best interests of the Company and the shareholders of the Company and (ii) approved this Agreement and the transactions contemplated hereby and thereby, including the Merger (as defined below), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Companies Law (as defined below);

WHEREAS, the Company Board has unanimously recommended adoption of this Agreement and the Plan of Merger by its shareholders and directed that this Agreement and the Plan of Merger be submitted to its shareholders for adoption;

WHEREAS, as an inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, concurrently with the execution of this Agreement, WPX Energy, Inc. (“Shareholder”) has executed and delivered to Parent (i) that Power of Attorney set forth as Exhibit B hereto (the “Power of Attorney”), providing that, among other things, such shareholder will vote their Class A Shares (as defined below) in favor of the approval of this Agreement, the Plan of Merger and the Merger.

WHEREAS, in connection with entry into this Agreement, Parent and Shareholder have entered into a stock purchase agreement in the form set forth as Exhibit C hereto (the “Transaction Agreement”);

WHEREAS, Merger Sub will merge with and into the Company, with the Company continuing as the surviving company in the merger (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and the Companies Law, whereby, except as expressly provided in Section 3.1, each issued and outstanding Ordinary Share and each issued and outstanding Class A Share (collectively, the “Company Shares”) immediately prior to the Effective Time, will be canceled and converted into the right to receive the Merger Consideration as provided herein; and

WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement and as follows:

“Acquisition Inquiry” means an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for nonpublic information made or submitted by or on behalf of Parent) that could reasonably be expected to lead to an Acquisition Proposal.

“Acceptable Confidentiality Agreement” shall mean a confidentiality agreement with a Third Party containing terms no less restrictive of the Third Party that is party to such agreement and its Affiliates and Representatives than the terms set forth in the Confidentiality Agreement with respect to Parent and its Affiliates and Representatives, including with respect to standstill provisions (but not including any waiver of such standstill provisions for the benefit of Parent or its Affiliates).

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by or on behalf of Parent) relating to any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions with a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) concerning any (i) merger, consolidation, business combination, recapitalization, share exchange, share sale, liquidation, dissolution, joint venture or similar transaction involving the Company or any of its Subsidiaries if, as a result of any such transaction, such Person or “group” would own assets, revenues or net income of the Company or any of its Subsidiaries, individually or in the aggregate constituting fifteen percent (15%) or more of the consolidated assets, revenues or net income of the Company and its Subsidiaries, taken as a whole; (ii) sale, lease, license or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of the Company (including Equity Interests of any of its Subsidiaries or any Equity Interests representing any of the PELSA Interest) or any Subsidiary of the Company representing fifteen percent (15%) or more of the consolidated assets, revenues or net income of the Company and its Subsidiaries, taken as a whole; (iii) issuance or sale or other disposition (including by way of merger, consolidation, business combination, share exchange, share sale, joint venture or similar transaction) of Equity Interests representing any of the PELSA Interest or fifteen percent (15%) or more of the issued and outstanding equity securities of the Company or any of its Subsidiaries whose assets, revenues or net income, individually or in the aggregate constitute fifteen percent (15%) or more of the consolidated assets, revenues or net income of the Company and its Subsidiaries, taken as a whole; (iv) transaction or series of transactions (including any tender offer, purchase, acquisition or exchange offer) in which any Person or “group” would acquire beneficial ownership or the right to acquire beneficial ownership of Equity Interests representing fifteen percent (15%) or more of the issued and outstanding equity securities of the Company or the PELSA Interest or any of the Company’s Subsidiaries whose assets, revenues or net income, individual or in the aggregate constitute fifteen percent (15%) or more of the consolidated assets, revenues or net income of the Company and its Subsidiaries, taken as a whole; or (v) any combination of the foregoing.

“Adverse Recommendation Change” shall have the meaning set forth in Section 6.5(c).

“Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Affiliated Group” shall mean an affiliated group as defined in Section 1504 of the Code (or any analogous combined consolidated or unitary group defined under income Tax Law).

“Agreement” shall have the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” shall have the meaning set forth in Section 6.5(c).

“Anticorruption Laws” shall mean (i) the FCPA, (ii) the U.K. Bribery Act 2010 and (iii) any other Law promulgated by any Governmental Authority applicable to the Company and its Subsidiaries relating to bribery or corruption.

“Antitrust Laws” shall mean any Laws intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment.

“Approval Time” shall have the meaning set forth in Section 6.5(b).

“Articles of Association” shall have the meaning set forth in Section 4.1.

“Book-Entry Shares” shall have the meaning set forth in Section 3.1(b).

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York or, in all cases under this Agreement other than the last sentence of Section 6.2(a), the Cayman Islands are authorized or obligated by Law or executive order to close and shall consist of the time period from 12:01 a.m. through 12:00 midnight at such location.

“Cayman Registrar” shall have the meaning set forth in Section 2.3.

“Certificates” shall have the meaning set forth in Section 3.1(b).

“Class A Shares” shall mean the Class A Shares of the Company, par value $0.01 per share.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Companies Law” shall have the meaning set forth in Section 2.1.

“Company” shall have the meaning set forth in the Preamble.

“Company Benefit Plan” shall mean each “employee pension benefit plan” (as defined in Section 3(2) of ERISA), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), whether or not subject to ERISA, and each other plan, program, agreement, arrangement or policy relating to pension, retirement, stock options, stock purchases or other equity or equity-based compensation, deferred compensation, bonus, incentive, severance, retention, fringe benefits or employee benefits, including individual employment, retention, change in control and severance agreements, in each case (i) maintained or contributed to, or required to be maintained or contributed to, by the Company or any of its Subsidiaries providing for payments or benefits for or to any current or former employees, individual consultants (including personal services companies), directors, or officers of the Company or any of its Subsidiaries and/or their dependents or (ii) pursuant to which the Company or its Subsidiaries have any liability, but not including any Multiemployer Plan.

“Company Board” shall have the meaning set forth in forth in the Recitals.

“Company Board Recommendation” shall have the meaning set forth in Section 4.3(b).

“Company Concessions Contract” has the meaning set forth in Section 4.21,

“Company Disclosure Schedule” shall mean the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement.

“Company ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any other Person that, together with the Company or any of its Subsidiaries, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Company Lease” shall mean any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

“Company Material Contract” shall have the meaning set forth in Section 4.16(a).

“Company Operations” shall mean the exploration and production operations of the Company (or in which the Company has a direct or indirect interest) as of the date hereof in (i) the following provinces in Argentina: Neuquen, Rio Negro, Salta, Tierra del Fuego and Santa Cruz and (ii) the following provinces in Colombia: Casanare, Boyaca and Antioquia.

“Company Owned IP” shall mean all Intellectual Property Rights owned by the Company or its Subsidiaries.

“Company Permits” shall have the meaning set forth in Section 4.5.

“Company Registered IP” shall have the meaning set forth in Section 4.14(a).

“Company SEC Documents” shall have the meaning set forth in Section 4.7(a).

“Company Shareholder” shall mean each holder of Company Shares.

“Company Shares” shall have the meaning set forth in the Recitals.

“Confidentiality Agreement” shall mean the Confidentiality Agreement among Shareholder, the Company and Pluspetrol S.A., dated October 10, 2013, as amended from time to time.

“Consent Fee” have the meaning set forth in Section 6.3(d).

“Contract” shall mean any binding contract, agreement, arrangement, understanding, commitment, franchise, trust, indenture, instrument, note, deed, obligation, lease, purchase order or license, whether written or otherwise.

“Contracting Parties” shall have the meaning set forth in Section 9.12.

“control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise.

“Core PELSA Documents” shall mean (i) Letter addressed by the Company to Compañía Naviera Perez Companc S.A., Carlos A. Perez Companc and Petrolera Perez Companc, S.A.M. on April 1, 1968; (ii) Letter addressed to the Company by Compañía Naviera Perez Companc S.A., Alicia Perez Companc, María Carmen Sundblad de Perez Companc, Jorge Gregorio Perez Companc, Carlos A. Perez Companc and Juan Mario Bustos on August 12, 1968; (iii) Joint Venture Agreement (convenio de sociedad accidental) for the exploitation of the Entre Lomas Block by and among the Company, Compañía Naviera Pérez Companc S.A. and Petrolera Perez Companc S.A.M. dated August 12, 1968; (iv) Stockholders´ Agreement between Carlos Perez Companc and the Company dated September 6,1974; (v) Memorandum of Understanding among the Company, Petrolera Perez Companc S.A.M. and Compañia Naviera Perez Companc S.A. dated August 16, 1979, as amended on the same date; (vi) Memorandum of Understanding among Petrolera Perez Companc S.A., Compañia Naviera Perez Companc S.A. and the Company dated January 31,1986; (vii) Accounting Procedure for the Entre Lomas Block effective February 1, 2000; (viii) Memorandum of Understanding among Petrolera Perez Companc S.A., Pecom Energía S.A., Jorge Gregorio Perez-Companc and the Company, dated March 1, 2001; (ix) Letter by the Company to Jorge Gregorio Perez-Companc, María Carmen Sundblad de Perez Companc, Sudacia S.A. and Goyaike S.A., dated August 20, 2002; (x) Letter from María Carmen Sunblad de Pérez Companc and Sudacia S.A. to the Company, dated October 10, 2002; (xi) Letter from the Company to María Carmen Sunblad de Pérez Companc and Sudacia S.A., dated October 22, 2002, (xii) Joint Venture Agreement entered into among the Company, PELSA and PESA on January 26, 2009 for the joint operation and exploitation of the Bajada del Palo Hydrocarbons’ Exploitation Concession; (xiii) Decree No. 1054/2009 issued by the Governor of the Province of

Neuquén, approving a certain assignment of interests in connection with the Bajada del Palo Hydrocarbons’ Exploitation Concession; (xiv) Memorandum of Understanding entered into among the Company, PELSA and PESA on April 18, 2007 in connection with a joint bid on the Agua Amarga Exploration Permit and (xv) Joint Venture Agreement entered into among the Company, PELSA and PESA on June 4, 2010 for the joint operation and exploitation of the Agua Amarga Exploration Permit.

“Damages” shall mean damages, costs, fees, expenses, liabilities, penalties or losses of any kind excluding special and punitive damages and consequential damages that were not reasonably foreseeable as of the date hereof.

“Dissenting Shares” shall have the meaning set forth in Section 3.4.

“EDGAR” shall mean the Electronic Data Gathering, Analysis, and Retrieval system maintained by the SEC.

“Effective Time” shall have the meaning set forth in Section 2.3.

“Electronic Data Room” shall mean the electronic dataroom hosted by the Shareholder and known as “Project Black River.”

“Environmental Claim” shall mean any claim, action, cause of action, suit, proceeding, demand or written notice alleging potential liability (including potential liability for costs of investigation or remediation, governmental response costs, property damages, and personal injuries), based on Environmental Law or arising out of or resulting from the use, exposure to, Release, or threatened Release of Hazardous Substances.

“Environmental Laws” shall mean all Laws relating to pollution or protection of the environment, natural resources or (to the extent relating to exposure to Hazardous Substances) human health or safety, including all Laws relating to the use, exposure to, Release, or threatened Release of Hazardous Substances.

“Environmental Permits” shall mean any permit, license, approval or other authorization required under any Environmental Laws.

“Equity Interest” means any share, capital stock, partnership, limited liability company, membership, member or similar interest in any Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor, or the value of which is determined in reference thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Fund” shall have the meaning set forth in Section 3.2(a).

“Existing Confidentiality Agreement” shall have the meaning set forth in Section 6.5(a).

“Expropriatory Act” shall mean any act of confiscation, seizure, nationalization, requisition, sequestration or similar act occurring after the date of this Agreement caused by or on behalf of any Governmental Authority of Argentina or Colombia, as applicable, for any purpose and irrespective of whether it is on just terms or results in any compensation and whether or not made pursuant to or in contemplation of or claiming the authority or force of any Law or Order, which directly or indirectly: (a) deprives or would reasonably be expected to deprive, in any material respect, the Company and its Subsidiaries, taken as a whole, or PELSA and its Subsidiaries, taken as a whole, of, or otherwise adversely affect in any material respect or would reasonably be expected to adversely affect in any material respect, any part of the Company’s or PELSA’s shareholding or direct or indirect ownership interest in the Company Operations or adversely affect in any material respect the economic benefits to be derived therefrom (including dividends or other distributions); (b) deprives or prevents or would reasonably be expected to deprive, in any material respect, the Company and its Subsidiaries, taken as a whole, or PELSA and its Subsidiaries, taken as a whole, or prevent or otherwise adversely affects or would reasonably be expected to otherwise adversely affect in any material respect the exercise by, the Company, PELSA or any of their respective Subsidiaries of rights in or pertaining to the Company’s or PELSA’s ownership interest in the Company Operations; or (c) deprives or would reasonably be expected to deprive the Company Operations of any material part of its fixed and/or current assets, income or revenue. For the purposes of this definition, any series of related measures, whether or not simultaneous or consecutive, undertaken by or on behalf of any Governmental Authority of Argentina or Colombia, as applicable, after the date of this Agreement shall be regarded as one measure if their combined effect constitutes (directly or indirectly) an Expropriatory Act.

“FCPA” shall have the meaning set forth in Section 4.20.

“GAAP” shall mean the United States generally accepted accounting principles.

“Governmental Authority” shall mean any supranational, United States (federal, state or local), or foreign government, or any political subdivision thereof, or any governmental, regulatory, judicial or administrative authority, agency, board, bureau, commission or similar authority.

“Hazardous Substance” shall mean any substance, material or waste defined or otherwise characterized or regulated under applicable Environmental Law as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” or words of similar meaning and regulatory effect, including but not limited to, any petroleum or petroleum products, asbestos and asbestos containing materials, and polychlorinated biphenyls.

“Hydrocarbon Agreement” shall mean any Contract with respect to interests or rights relating to Hydrocarbons or revenues derived therefrom, including: exploration and exploitation concessions and licenses; agreements providing for royalties and/or overriding royalties; agreements with respect to bonuses, production payments, net profit interests and other nonworking interests and non-operating interests; Hydrocarbon leases, joint and other operating agreements, production sharing agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds and royalty deeds; Hydrocarbon sales, exchange and processing contracts and agreements; agreements with respect to surface interests, fee interests, reversionary interests, reservations and concessions; and all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing (including, for purposes of this Agreement, any Concession Contract).

“Hydrocarbons” means oil, condensate, gas, casing head gas and other liquid or gaseous hydrocarbons or any combination or constituents thereof, including sulphur and other constituents extracted therefrom.

“Indebtedness” shall mean, with respect to any Person, without duplication: (a) any obligations for borrowed money; (b) any obligations evidenced by bonds, notes, debentures, letters of credit or similar instruments; (c) any obligations under conditional sale, title retention or similar agreements or arrangements creating an obligation with respect to the deferred purchase price of securities or similar assets (including “earn-out” payments) and any obligations under any conditional sale, title retention or similar agreements or arrangements with respect to the deferred purchase price of goods or services that are due more than 90 days following entry into such agreements or arrangements; (d) any obligations relating to advance payments for goods or services; (e) any capital lease obligations; (f) any net obligations in respect of interest rate, currency or commodity swaps, collars, caps, hedges, futures contract, forward contract, option or other derivative instruments or arrangements; (g) any accrued interest, premiums, penalties, breakages, “make whole amounts” and other obligations relating to the foregoing that would be payable in connection with the repayment of the foregoing; and (h) any obligations to guarantee any of the foregoing types of obligations on behalf of any Person; provided, however, that, with respect to the Company, “Indebtedness” shall not be deemed to include any intercompany Indebtedness owing by the Company to any of its wholly-owned Subsidiaries, by a wholly-owned Subsidiary of the Company to the Company or by one wholly-owned Subsidiary of the Company to another wholly-owned Subsidiary of the Company.

“Indemnitee” shall mean any individual who, on or prior to the Effective Time, (i) (A) was an employee of the Company or (B) served on behalf of the Company as an employee of any of the Company’s Subsidiaries and, in each case, is identified by name and title on Section 1.2 of the Company Disclosure Schedule, (ii) was an officer or director, of the Company or (iii) served on behalf of the Company as an officer or director of any of the Company’s Subsidiaries or any of their predecessors in their capacities as such.

“Intervening Circumstance” shall mean any Event that affects, or would reasonably be expected to affect, the business, assets or operations of the Company that is unknown and is not reasonably foreseeable to the Company Board as of the date of this Agreement and becomes known to the Company Board prior to the Approval Time that the Company Board determines in good faith makes it appropriate to consider an Adverse Recommendation Change.

“Intellectual Property Rights” shall mean all intellectual property rights, in any jurisdiction, whether registered or unregistered, including all rights in and to (i) patents, patent applications, invention disclosures and utility models (“Patents”); (ii) trademarks, service marks, logos, trade dress, trade names, corporate names and all other designations of origin (“Trademarks”), together with the goodwill symbolized by any of the foregoing; (iii) copyrights, designs and copyrightable subject matter (“Copyrights”); (iv) rights in computer programs and software (whether in source code, object code, or other form); (v) trade secrets and rights in other confidential information, including rights in ideas, proprietary information, know-how, inventions (whether patentable or unpatentable and whether or not reduced to practice), improvements, proprietary processes, technology, technical data, algorithms, specifications, formulae, models, and methodologies, customer lists and supplier lists, and industrial designs (“Trade Secrets”); (vi) Internet domain names; and (vii) all applications and registrations for the foregoing.

“Intentional Breach” shall mean, with respect to any representation, warranty, agreement or covenant, an action or omission (including a failure to cure circumstances) taken or omitted to be taken on or after the date hereof that the breaching Person intentionally takes (or fails to take) and knows would, or would reasonably be expected to, cause or constitute a material breach of such representation, warranty, agreement or covenant.

“Investments” shall have the meaning set forth in Section 4.2(d).

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” shall mean (i) with respect to the Company, the actual knowledge of the individuals set forth on Section 1.1(a) of the Company Disclosure Schedule after due and reasonable inquiry of any other senior executives having responsibility for such matters and (ii) with respect to Parent or Merger Sub, the actual knowledge of the individuals set forth on Section 1.1(a) of the Parent Disclosure Schedule after due and reasonable inquiry of any other senior executives having responsibility for such matters.

“Law” shall mean, with respect to any Person, domestic (federal, state or local), statute, code, ordinance, tribal or foreign law, rule, regulation, Order, writ or award promulgated by any Governmental Authority to which such Person or any of its business or businesses is subject.

“Liabilities” shall have the meaning set forth in Section 2.4.

“License Agreement” shall mean any Contract pursuant to which the Company, PELSA or any of their respective Subsidiaries is granted a license to or right to use or exploit (including by means of a covenant not to sue) Intellectual Property Rights or proprietary rights owned or controlled by third parties.

“Lien” shall mean liens (statutory or other), claims, mortgages, encumbrances, pledges, security interests (including, in respect of shares, depositary receipts for such shares having been issued), easements, hypothecation, rights-of-way, claims, covenants, conditions, restrictions (including transfer restrictions), options, rights of first offer or refusal, third-party rights, limitations on voting rights, encroachments, title defects or charges of any kind or nature whatsoever, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

“Material Adverse Effect” shall mean any (a) change, event, effect, or circumstance (“Event”) that, individually or in the aggregate, would reasonably be expected to prevent or materially affect the ability of the Company to consummate on or prior to the Termination Date the Merger and the other transactions contemplated by this Agreement, (b) Expropriatory Act or (c) Event that, individually or in the aggregate, has resulted, or would reasonably be expected to result, in a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in the case of the foregoing clauses (a) and (c), Events to the extent resulting from the following shall not be taken into account in the determination of whether there has been, or is reasonably expected to be, a Material Adverse Effect: (i) any Events generally affecting the international oil and gas industry or markets; (ii) any Events in general international economic, regulatory or political conditions or the international financial, credit or securities markets in general; (iii) fluctuations in the value of any currency; (iv) any failure of the Company to meet any internal or external projections or forecasts or any estimates of earnings, revenues or other metrics or any changes in the market price or trading volume of the Company Shares after the date hereof; provided that the exception in this clause (iv) shall not prevent or otherwise affect a determination that any Event not otherwise excluded by clauses (i), (ii), (iii), (v), (vi), (vii) or (viii) underlying such a failure or change has resulted in, or contributed to, a Material Adverse Effect; (v) any change in any Law or GAAP (or other interpretation thereof); (vi) the commencement, escalation or worsening of war or armed hostilities or the occurrence of acts of terrorism or sabotage; (vii) the announcement or pendency of this Agreement or any of the transactions contemplated hereby (including any adverse effect resulting from the identity of Parent or any of its Affiliates or other actions taken by them (other than actions taken pursuant to this Agreement or consented to in writing by the Company), including the impact thereof on relationships, contractual or otherwise, with the Company’s, or any of its Subsidiaries’, agents, customers, suppliers, vendors, licensees, licensors, lenders, partners, employees or regulators) and (viii) earthquakes, hurricanes, floods, other natural disasters or acts of God, except in the case of each of clauses (i), (ii), (iii), (v), (vi) and (viii) to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared to other companies in the oil and gas industry in Argentina and Colombia (in which case, the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, is or is reasonably expected to be a Material Adverse Effect).

“Material Company Lease” shall mean any Company Lease (a) which has annual rent obligations in excess of $50,000; (b) for the Company’s offices in Tulsa Oklahoma; (c) for the Company’s offices in Buenos Aires, Argentina; or (d) for the Company’s offices in Bogota, Colombia.

“Memorandum of Association” shall have the meaning set forth in Section 4.1.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Closing” shall have the meaning set forth in Section 2.2.

“Merger Closing Date” shall have the meaning set forth in Section 2.2.

“Merger Consideration” shall have the meaning set forth in Section 3.1(b).

“Merger Filing Documents” shall have the meaning set forth in Section 2.3.

“Merger Sub” shall have the meaning set forth in the Preamble.

“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 3(37) of ERISA.

“NASDAQ” shall mean The NASDAQ Capital Market.

“New York Court” shall have the meaning set forth in Section 9.10.

“Notice of Intervening Circumstance” shall have the meaning set forth in Section 6.5(d)(i).

“Notice of Superior Offer” shall have the meaning set forth in Section 6.5(d)(ii).

“Order” shall mean any decree, order, stipulation, award, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority.

“Ordinary Shares” shall mean the ordinary shares of the Company, par value $0.01 per share.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Disclosure Schedule” shall have the meaning set forth in ARTICLE V.

“Parent Information” shall have the meaning set forth in Section 6.2(c).

“Paying Agent” shall have the meaning set forth in Section 3.2(a).

“PELSA” shall mean Petrolera Entre Lomas S.A., an Argentine corporation.

“PELSA Financial Statements” shall mean the audited financial statements of PELSA for the financial years 2011, 2012 and 2013.

“PELSA Interest” shall mean the 47,181,947 total shares of PELSA which include 26,767,820 voting shares of PELSA held directly and indirectly by the Company (including through the Company’s ownership of 95% of Apco Argentina S.A.) and 20,414,127 preferred shares of PELSA held directly by the Company.

“Permitted Liens” shall mean: with respect to properties or assets, (a) any Lien for Taxes, assessments and other governmental charges not yet due or delinquent or due but being contested in good faith and for which adequate accruals or reserves have been established on the latest audited financial statements included in the Company SEC Documents; (b) construction, mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar Liens, arising or incurred in the ordinary course of business; provided, that the underlying obligations (i) are not yet due and payable or (ii) if due, are being contested in good faith by appropriate proceeding; and (c) with respect to real properties, (i) any zoning and other land use restrictions not violated by the current improvements or current use in any material respect, (ii) survey exceptions, utility easements, rights of way and similar agreements, easements, covenants, reservations, restrictions and Liens typical for the applicable property type and locality, and (iii) Liens disclosed on existing title reports or existing surveys copies of which have been made available to Parent; provided, that, in the case of clauses (c)(i), (c)(ii) and (c)(iii), none of the foregoing, individually or in the aggregate, materially impairs current occupancy, materially detracts from the value of, or materially impairs, and is not reasonably expected to, materially impair, the present or continued use and operation of the affected asset (and excluding in all events any Liens securing the payment of money).

“Person” shall mean an individual, a corporation (including a not-for-profit corporation), general or limited partnership, limited liability company, unlimited liability company, joint venture, association, Governmental Authority, unincorporated organization, trust or any other entity of any kind or nature.

“Plan of Merger” shall have the meaning set forth in the Recitals.

“Power of Attorney” shall have the meaning set forth in the Recitals.

“Proceeding” shall have the meaning set forth in Section 4.11.

“Proxy Statement” shall have the meaning set forth in Section 6.2(a).

“Proxy Statement Clearance Date” shall mean the first date on which the SEC (or staff of the SEC) has, orally or in writing, confirmed that (a) it has no further comments on the Proxy Statement, or (b) it does not intend to review the Proxy Statement.

“Record Date” shall have the meaning set forth in Section 6.2(d).

“Register” shall have the meaning set forth in Section 3.1(c).

“Release” shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater and surface or subsurface strata).

“Representatives” shall mean, with respect to any Person, any Subsidiary of such Person and such Person’s and each of its respective Subsidiaries’ directors (in their capacity as such), officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors or representatives.

“Requisite Shareholder Approval” shall have the meaning set forth in Section 4.3(a)

“Restraints” shall have the meaning set forth in Section 7.1(b).

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shareholder” shall have the meaning set forth in the Recitals.

“Shareholders’ Meeting” shall have the meaning set forth in Section 6.2(d).

“Subsidiary” of any Person, shall mean any corporation, partnership, joint venture or other legal entity of which such Person (itself or together with any other Subsidiary or Subsidiaries), (i) owns, directly or indirectly, more than fifty percent (50%) of the stock or other Equity Interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (ii) otherwise controls, directly, or indirectly through one or more intermediaries, or both, such corporation or other legal entity.

“Superior Offer” shall mean any bona fide written Acquisition Proposal (except that, for purposes of this definition, the references in the definition of Acquisition Transaction to “15%” shall be replaced by “80%”) that (i) results in equal consideration being paid in respect of each Company Share (regardless of class of Company Share), (ii) is not conditioned on receipt of financing and (iii) is determined in good faith by the Company Board, after consulting with a nationally recognized third party financial advisor and outside legal counsel, to be (A) reasonably capable of being consummated on a timely basis and (B) more favorable to the holders of Company Shares, from a financial point of view, than the Merger, taking into account any changes to the financial and other terms of this Agreement proposed by Parent to the Company pursuant to Section 6.5(d)(ii) and any other factors that the Company Board deems in good faith appropriate; provided that, in the event the Shareholder is entitled to receive at least $15.00 per Company Share (and all other Company Shareholders are entitled to receive an equal or greater amount of consideration per Company Share) pursuant to any proposed changes to the financial and other terms of this Agreement proposed by Parent in writing to the Company pursuant to Section 6.5(d)(ii)), the Company shall consider the changes to the financial and other terms of this Agreement proposed by Parent as though the Shareholder was to receive the same consideration per Company Share as the other Company Shareholders.

“Surviving Company” shall have the meaning set forth in Section 2.1.

“Target Closing Date” shall have the meaning set forth in Section 2.2.

“Tax” shall mean any and all taxes, assessments, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties, additions to tax, additional amounts in respect of the foregoing, and any obligations or payments to any Person with respect to any of the foregoing) imposed by any Governmental Authority or taxing authority including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; customs’ duties, tariffs, and similar charges.

“Tax Return” shall mean any return, declaration, report information statement, claim for refund or other document, including any schedule or attachment thereto filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Termination Date” shall have the meaning set forth in Section 8.1(b)(i).

“Termination Fee” shall have the meaning set forth in Section 8.3(a).

“Third Party” shall mean any Person or group other than Parent, Merger Sub and their respective Affiliates.

“Third Party Offeror” shall have the meaning set forth in Section 6.5(d)(ii).

“Total Merger Consideration” shall have the meaning set forth in Section 3.1(b).

“Transaction Agreement” shall have the meaning set forth in the Recitals.

“Transaction Agreement Termination Fee” means the Termination Fee (as defined in the Transaction Agreement).

ARTICLE II

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Companies Law of the Cayman Islands (2013 Revision) (as amended) (the “Companies Law”), at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue its corporate existence under the name “Apco Oil and Gas International Inc.” as the surviving company (the “Surviving Company”) and shall continue to be governed by the Laws of the Cayman Islands.

Section 2.2 Merger Closing. The closing of the Merger (the “Merger Closing”) will take place at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 (a) at 10:00 a.m., New York City time, on the third Business Day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in ARTICLE VII (other than those conditions that require the delivery of a document or certificate or taking of any other action at the Merger Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver by the appropriate party of all such conditions at the Merger Closing) (such date, the “Target Closing Date”); provided, however, that if the Company is required to file its Quarterly Report on Form 10-Q or Annual Report on Form 10-K (or any amendment to any previously filed Company SEC Document) within 10 days of the Target Closing Date, the Merger Closing shall take place on the first Business Day following the filing of such report or (b) such other time or date as mutually agreed to in writing by the parties hereto. The date on which the Merger Closing occurs is referred to in this Agreement as the “Merger Closing Date.”

Section 2.3 Effective Time. Subject to the provisions of this Agreement, as promptly as reasonably practicable on the Merger Closing Date, the parties shall cause the Merger to be consummated by (a) filing with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”) such documents as may be required in accordance with the applicable provisions of the Companies Law or by Law to make the Merger effective, including (but not limited to) (i) the Plan of Merger as referred to in Section 233(3) of the Companies Law and (ii) a declaration by a director of Merger Sub and a director of the Company made in accordance with Section 233(9) of the Companies Law (together, the “Merger Filing Documents”) and (b) making such other filings or recordings and taking such other actions as may be required in accordance with the applicable provisions of the Companies Law or by Law to make the Merger effective hereinafter. The Merger shall become effective on such date and time as the Merger Filing Documents are registered by the Cayman Registrar or at such other date and time as Parent and the Company shall agree and specify in the Merger Filing Documents in accordance with the Companies Law. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time.”

Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Companies Law. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Company shall possess all properties (including choses in action), undertakings, goodwill, benefits, immunities rights, privileges, powers and franchises of the Company and Merger Sub, and all of the mortgages, charges, security interests, Contracts, claims, obligations, liabilities, debts, commitments and duties of any kind whatsoever, whether, fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of contract or tort, based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto (“Liabilities”) of the Company and Merger Sub shall become the Liabilities of the Surviving Company.

Section 2.5 Memorandum of Association and Articles of Association of the Surviving Company. Immediately following the Effective Time, the memorandum of association and articles of association of the Surviving Company shall be amended and restated in their entirety by a special resolution of the shareholders of the Surviving Company in accordance with the articles of association of the Surviving Company and the Companies Law. Notwithstanding the foregoing, such amended and restated memorandum of association and articles of association of the Surviving Company shall contain the indemnification provisions as contemplated by Section 6.6.

Section 2.6 Board of Directors. Subject to Law, each of the parties hereto shall take all necessary action to ensure that the board of directors of the Surviving Company effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the memorandum of association and articles of association of the Surviving Company until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, incapacitation, retirement, resignation or removal in accordance with the memorandum of association and articles of association of the Surviving Company.

Section 2.7 Officers. From and after the Effective Time, the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Company, until their respective successors are duly elected or appointed and qualified in accordance with Law or their earlier death, incapacitation, retirement, resignation or removal.

ARTICLE III

EFFECT OF THE MERGER ON SHARE CAPITAL;

EXCHANGE OF CERTIFICATES

Section 3.1 Effect on Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

(a) Cancellation of Treasury Shares and Certain Other Company Securities. Each Company Share held by the Company or any Subsidiary of the Company (as treasury shares (if applicable) or otherwise) or held by Parent or Merger Sub, in each case, immediately prior to the Effective Time, shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

(b) Conversion of Company Shares. Each Company Share issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 3.1(a) and, except as provided in Section 3.4, the Dissenting Shares) shall be converted into the right to receive $14.50 in cash (such sum, the “Merger Consideration”), without interest. For purposes of this Agreement, “Total Merger Consideration” shall mean the product of (x) the number of Company Shares issued and outstanding (other than shares canceled pursuant to Section 3.1(a) and, except as provided in Section 3.4, the Dissenting Shares) immediately prior to the Effective Time and (y) the Merger Consideration. Each Company Share to be converted into the right to receive the Merger Consideration as provided in the first sentence of this Section 3.1(b) shall, by virtue of the Merger and without any action on the part of the holders thereof, be automatically canceled and shall cease to exist, and the holders of share certificates (the “Certificates”) or book-entry shares (“Book-Entry Shares”) which immediately prior to the Effective Time represented such Company Shares shall cease to have any rights with respect to such Company Shares other than the right to receive, upon surrender of such Certificates (or affidavits of loss in lieu thereof in accordance with Section 3.3) or Book-Entry Shares in accordance with Section 3.2, the Merger Consideration, without interest thereon, for each such Company Share held by them.

(c) Conversion of Merger Sub Share Capital. Each share, par value of $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) newly and validly issued, fully paid and non-assessable ordinary share, par value $0.01 per share, of the Surviving Company and constitute the only outstanding share of the Surviving Company and the register of members of the Surviving Company (“Register”) shall promptly be updated to reflect such conversion.

Section 3.2 Exchange of Certificates.

(a) Designation of Paying Agent; Deposit of Exchange Fund. Prior to the Effective Time, Parent shall designate a bank or trust company, which bank or trust company shall be reasonably acceptable to the Company (the “Paying Agent”), it being agreed by the parties that Computershare Trust Company, N.A., Bank of New York Mellon, HSBC or Deutsche Bank is acceptable, for the payment of the Merger Consideration as provided in Section 3.1(b). Parent shall pay all costs, fees and expenses incurred in connection with the retention and engagement of the Paying Agent. Immediately prior to the filing of the Merger Filing Documents with the Cayman Registrar, Parent shall deposit, or cause to be deposited with the Paying Agent, for the benefit of the holders of Company Shares outstanding immediately prior to the Effective Time (other than holders of shares to be canceled pursuant to Section 3.1(a) and, except as provided in Section 3.4, the Dissenting Shares) cash constituting an amount equal to the Total Merger Consideration (such Total Merger Consideration as deposited with the Paying Agent, the “Exchange Fund”). In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 3.1(b), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment. Parent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Company Shares from and after the Effective Time and (ii) applied promptly to making the payments pursuant to Section 3.1(b). The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.1.

(b) As promptly as practicable following the Effective Time and in any event not later than the fifth (5th) Business Day thereafter, the Surviving Company shall cause the Paying Agent to mail (and to make available for collection by hand) to each holder of record of a Certificate or Book-Entry Shares that immediately prior to the Effective Time represented outstanding Company Shares (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent and which shall be in the form (including customary provisions with respect to delivery of an “agent’s message” with respect to Book-Entry Shares) and have such other provisions as Parent may reasonably specify (subject to the Company’s approval (such approval not to be unreasonably withheld, delayed or conditioned)) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

(c) Surrender Procedures.

(i) Certificates. Upon the later of the Effective Time and surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, Parent shall cause the Paying Agent to pay in exchange therefor as promptly as practicable, the Merger Consideration pursuant to the provisions of this ARTICLE III, and the Certificates surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares that is not registered in the register of members of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) and the Person requesting such payment shall pay, or cause to be paid, any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Except with respect to Dissenting Shares, until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the Company Shares theretofore represented by such Certificate have been converted pursuant to Section 3.1(b). No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this ARTICLE III. In lieu thereof, each holder of record of Book-Entry Shares whose Company Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time (or, at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, the Merger Consideration.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains unclaimed by the applicable former shareholders of the Company six (6) months after the Effective Time shall be delivered to the Surviving Company or Parent (as directed by Parent), upon demand, and any such shareholders prior to the Merger who have not theretofore complied with this ARTICLE III shall thereafter look only to the Parent or the Surviving Company (as applicable) for payment of their claims for Merger Consideration in respect thereof, and Parent or the Surviving Company (as applicable) shall be responsible for the payment of such amounts.

(e) No Liability. None of Parent, Merger Sub, the Company, the Surviving Company or the Paying Agent shall be liable to any Person in respect of any cash held in the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date on which any Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such Certificate shall, to the extent permitted by Law, become the property of the Surviving Company, and any holder of such Certificate who has not theretofore complied with this ARTICLE III with respect thereto shall thereafter look only to the Surviving Company for payment of its claim for Merger Consideration in respect thereof (if any).

(f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Company; provided, that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this ARTICLE III, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Shares in the amount of such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement, and (iii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to the Surviving Company or Parent, as directed by Parent.

Section 3.3 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such Person of a bond, in such customary and reasonable amount as the Surviving Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this ARTICLE III.

Section 3.4 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, Company Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to appraisal rights under Section 238 of the Companies Law, and who has delivered to the Company a written objection to the Merger pursuant to Section 238 of the Companies Law (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration as provided in Section 3.1(b) but instead the holders of such Dissenting Shares shall be entitled only to such rights as are granted by the Companies Law. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 238 of the Companies Law. Notwithstanding the foregoing, if any such holder shall have failed to perfect or prosecute or shall have otherwise waived, effectively withdrawn or lost his or her rights under Section 238 of the Companies Law or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Companies Law, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under Section 238 of the Companies Law shall cease and such shares shall no longer be considered Dissenting Shares for purposes hereof and such holder’s Company Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, as provided in Section 3.1(b). The Company shall give Parent (A) prompt notice of any demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to Law that are received by the Company relating to the Company shareholders’ rights of dissention, and (B) the opportunity to the extent permitted by Law to participate in all negotiations and proceedings with respect to demand for determining the fair value of the Dissenting Shares under the Companies Law. Except with the prior written consent of the Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not voluntarily make any payment with respect to or any demands for appraisal and shall not settle or offer to settle any such demands.

Section 3.5 Withholdings. Parent, the Company, the Surviving Company and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration, and any amounts otherwise payable pursuant to this Agreement to any holder of Company Shares, if any, such amounts as Parent, the Company, the Surviving Company or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Company, the Surviving Company or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, the Company, the Surviving Company or the Paying Agent.

Section 3.6 Transfers; No Further Ownership Rights. At the Effective Time, the Register of the Company shall be closed, and from and after the Effective Time, there shall be no further registration of transfers of the Company Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of the Company Shares immediately prior to the Effective Time shall cease to have any rights with respect to such Company Shares (other than the right to receive the Merger Consideration attributable to such Company Shares in accordance with the terms of this Agreement), except as otherwise provided herein or by Law. If Certificates are presented to the Surviving Company or Parent for transfer following the Effective Time, they shall be canceled against delivery of the Merger Consideration, as provided for in Section 3.1(b), for each Company Share formerly represented by such Certificates. All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares.

Section 3.7 Change in Shares. If between the date of this Agreement and the Effective Time any outstanding Company Shares shall have been changed into a different number of shares or a different class, solely by reason of any share dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such share dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction and to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such action; provided, that nothing in this Section 3.7 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (i) the Company SEC Documents filed and publicly available after March 10, 2011 but prior to the date hereof (but excluding any forward-looking disclosures set forth in any risk factor section, any disclosure in any section relating to forward-looking statements and any other disclosures included in any such form, report, schedule, statement or other document to the extent they are predictive or forward-looking in nature) (provided that in no event shall any disclosure in such Company SEC Documents qualify or limit the representations and warranties in Section 4.1, Section 4.2 or Section 4.3) (ii) the corresponding section of the Company Disclosure Schedule (it being understood that any information set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and each other representation and warranty set forth in this ARTICLE IV solely to the extent that it is reasonably apparent on its face that such information is relevant to such other representation and warranty), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.1 Organization and Qualification; Subsidiaries. Each of the Company, PELSA and each of their respective Subsidiaries is a corporation or legal entity duly incorporated, organized or formed, validly existing and (to the extent applicable) in good standing, under the Laws of its jurisdiction of incorporation, organization or formation. Each of the Company, PELSA and each of their respective Subsidiaries has the requisite corporate or similar entity power and authority to conduct its business as it is now being conducted. Each of the Company, PELSA and each of their respective Subsidiaries is duly qualified or licensed as a foreign entity to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so licensed, qualified or in good standing has not had, individually or in the aggregate, a Material Adverse Effect. The copies of (a) the Memorandum of Association of the Company (the “Memorandum of Association”) and Articles of Association of the Company (the “Articles of Association”), in each case, as most recently filed with the Company SEC Documents and (b) the Register, register of directors and officers, register of mortgages and charges and minute books are, in each case, complete and correct copies of such documents.

Section 4.2 Capitalization; Subsidiaries.

(a) As of the date hereof, the authorized share capital of the Company is $600,000.00 and consists of 60,000,000 shares with a par value of $0.01. As of September 30, 2014, (i) 9,139,650 Ordinary Shares were issued and outstanding, (ii) 20,301,592 Class A Shares were issued or outstanding and (iii) no shares were held in treasury. No share capital of, or other equity or voting interests in, the Company, or options, warrants or other rights to acquire any such shares or securities were issued, reserved for issuance or outstanding. All outstanding shares in the capital of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

(b) There are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements, commitments or contracts of any kind to which the Company or any of its Subsidiaries or, to the Knowledge of the Company, PELSA or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or, to the Knowledge of the Company, PELSA or any of its Subsidiaries is bound obligating the Company, PELSA or any of their respective Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company, PELSA or any of their respective Subsidiaries or obligating the Company, PELSA or any of their respective Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. Except for the Power of Attorney and as otherwise set forth in Section 4.2(a), there are no outstanding contractual obligations of the Company or any of its Subsidiaries or, to the Knowledge of the Company, PELSA or any of its Subsidiaries affecting the voting rights of or requiring the repurchase, redemption, issuance, creation or disposition of any Equity Interests in the Company, PELSA or any of their respective Subsidiaries. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, since the close of business on September 30, 2014, the Company has not issued any of its shares, or securities convertible into or exchangeable for such shares or any other Equity Interests in the Company as of such date. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company Shareholders may vote.

(c)

(i) Each outstanding share of capital stock of, or other Equity Interests in, each Subsidiary of the Company and PELSA and each Subsidiary of PELSA (A) is (to the extent such concept is applicable) duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights, and (B) is owned, directly or indirectly, free and clear of all Liens, by the Company (or in the case of a Subsidiary of PELSA, PELSA) or such other Person listed in Section 4.2(c)(i) of the Company Disclosure Schedule as owning such share. The PELSA Interest is duly recorded in the Stock Registry Book of PELSA in accordance with Law. Section 4.2(c)(i) of the Company Disclosure Schedule contains a correct and complete list as of the date of this Agreement of all the Subsidiaries of the Company, PELSA and all of the Subsidiaries of PELSA (including their names and jurisdictions of organization), the ownership interest of the Company in each of its Subsidiaries, and the ownership interest of any other Person or Persons in each Subsidiary of the Company or PELSA or any Subsidiary of PELSA.

(ii) Immediately following the Effective Time, Parent or its Subsidiaries will have good title to the PELSA Interests and the outstanding shares of capital stock or other Equity Interests of the Subsidiaries of the

Company free and clear of any Liens. The Company has made available to Parent complete and correct copies of the charter and bylaws (or similar organizational documents) of each Subsidiary of the Company and PELSA and each Subsidiary of PELSA (including, for the avoidance of any doubt, the Core PELSA Documents, as amended to date), each as in full force and effect as of the date hereof. Other than the organizational documents and the Core PELSA Documents made available to Parent pursuant to the foregoing sentence, there are no Contracts, arrangements or understandings which regulate the relationship between the shareholders of any Subsidiary of the Company or PELSA or any Subsidiary of PELSA or the governance of any Subsidiary of the Company or PELSA or any Subsidiary of PELSA.

(d) Section 4.2(d) of the Company Disclosure Schedule sets forth the name, jurisdiction of organization and the Company’s or any of its Subsidiaries’ or, to the Knowledge of the Company and as of the date hereof, PELSA’s or any of its Subsidiaries’ percentage ownership of any and all Persons in which the Company, PELSA or any of their respective Subsidiaries owns, or has the right or obligation to acquire, any Equity Interests (other than any Subsidiary of the Company or PELSA) (collectively, the “Investments”). All of the Investments are owned by the Company or one of its Subsidiaries or PELSA or one of its Subsidiaries. All Investments owned by the Company or its Subsidiaries are owned free and clear of all Liens. To the Knowledge of the Company, all of the Investments owned by PELSA or its Subsidiaries are owned free and clear of all Liens. As of the date of this Agreement, except for the capital stock or other Equity Interests of the Subsidiaries of the Company and PELSA, as applicable, and the Investments, neither the Company nor, to the Knowledge of the Company, PELSA, directly or indirectly, owns any capital stock or other voting or equity securities or interests in any Person.

(e) None of the Company, PELSA or any of their respective Subsidiaries has entered into any commitment, arrangement or agreement, or are otherwise obligated, to contribute capital, loan money or otherwise provide funds or make additional investments in any other Person. Except for the Power of Attorney, there are no shareholder agreements, voting trusts, proxies or other agreements or understandings to which the Company, PELSA or any of their respective Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of the Company, PELSA or any of their Subsidiaries or any Investment.

Section 4.3 Authority Relative to Agreement.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger, and thereby, subject solely in the case of the Merger to obtaining, at the Shareholder Meeting, the affirmative vote of the holders of two-thirds of the Company Shares attending and voting at the Shareholders’ Meeting or a unanimous written resolution of the shareholders of the Company (the “Requisite Shareholder Approval”) in favor of the adoption of the Plan of Merger and the transactions contemplated by this Agreement, including the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby, including the Merger (other than, with respect to the consummation of the Merger, the receipt of the Requisite Shareholder Approval, as well as the filing of the Merger Filing Documents with the Cayman Registrar). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, winding up, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and subject to general equitable principles).

(b) On or prior to the date hereof, the Company Board, by resolutions adopted at a meeting duly called and held, has, subject to the terms and conditions of this Agreement, unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Company Shareholders, (ii) approved this Agreement, (iii) approved the Merger and the other transactions contemplated by this Agreement and (iv) subject to the terms and conditions of Section 6.2 and Section 6.5, resolved to recommend that the Company Shareholders approve the adoption of this Agreement (the “Company Board Recommendation”) and directed that such matter be submitted for the consideration of the shareholders of the Company at the Shareholders’ Meeting, which resolutions have not been rescinded, modified or withdrawn in any way.

Section 4.4 No Conflict; Required Filings and Consents.

(a) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement or the Company’s performance of its obligations hereunder will (i) subject to, in the case of the Merger, obtaining the Requisite Shareholder Approval, conflict with or violate the Memorandum of Association or Articles of Association or the charter or bylaws (or similar organizational documents) of any of the Company’s Subsidiaries, PELSA or any of PELSA’s Subsidiaries (ii) violate the Companies Law, (iii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Section 4.4(b) have been obtained or made and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iv) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to any of the Core PELSA Documents any Company Material Contract, other than, in the case of clauses (iii) and (iv), any such conflict, violation, breach, default, right of termination, amendment, acceleration, cancellation or Lien that has not had, individually or in the aggregate, a Material Adverse Effect.

(b) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company’s performance of its obligations hereunder will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Merger Filing Documents with the Cayman Registrar and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iii) any filings required under the rules of NASDAQ and (iv) such other consents, approvals, authorizations, waivers or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, has not had, individually or in the aggregate, a Material Adverse Effect.

(c) There is no secured Indebtedness of the Company outstanding that would give rise to a consent right of a secured creditor under the Companies Law.

Section 4.5 Permits and Licenses. The Company, PELSA and each of their respective Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company, PELSA and their respective Subsidiaries to carry on their respective businesses as they are now being conducted in all material respects (the “Company Permits”), except where the failure to hold such Company Permits would not, and would not reasonably be expected to, individually or in the aggregate, result in any material liability to the Company or its Subsidiaries or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted. All such Company Permits are, in all material respects, in full force and effect and none of the Company, PELSA or any of their respective Subsidiaries is in material default or violation of any such Company Permit. None of the Company or any of its Subsidiaries has received any written notice since March 10, 2011 from any Governmental Authority threatening to suspend, revoke, withdraw, modify in any adverse respect or limit any such Company Permit. To the Knowledge of the Company, there are no circumstances or conditions (including entry into this Agreement) providing grounds for any suspension, revocation, withdrawal, adverse modification or limitation on any Company Permit. Neither the execution nor performance of this Agreement will result in the Company or any of is Subsidiaries losing the benefit of any Company Permit which it possessed immediately prior to execution of this Agreement, except any loss of benefit that would not, and would not reasonably be expected to, individually or in the aggregate, result in any material liability to the Company or its Subsidiaries or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted.

Section 4.6 Compliance with Laws. Except for instances of non-compliance, default or violation that have not had, individually or in the aggregate, a Material Adverse Effect, (i) the Company, PELSA and each of their respective Subsidiaries has been since March 10, 2011 and is in compliance with, and has not received written notice of any default or violation of, any Laws applicable to the Company, PELSA or such Subsidiary or by which any property, asset or right of the Company or such Subsidiary is bound or affected and (ii) the Company is in compliance in all respects with the applicable listing, corporate governance and other rules and regulations of NASDAQ.

Section 4.7 Company SEC Documents; Financial Statements.

(a) Since March 10, 2011, the Company has filed with the SEC all forms, documents and reports required under the Exchange Act or the Securities Act to be filed or furnished prior to the date of this Agreement by the Company with the SEC (the forms, documents, and reports filed with the SEC, including any amendments thereto since the date of their filing, the “Company SEC Documents”). As of their respective filing dates, or, if amended, superseded or restated after the date of filing, as of the date of the last such amendment or applicable subsequent filing, the Company SEC Documents (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading. The Company has made available to Parent (via EDGAR or otherwise) copies of all comment letters and other material correspondence received by the Company from the SEC since March 10, 2011 and relating to the Company SEC Documents, together with all written responses of the Company thereto. No executive officer of the Company or any of its Subsidiaries has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 with respect to any Company SEC Documents. As of the date of this Agreement, to the Knowledge of the Company, there are no outstanding or unresolved comments in such comment letters received by the Company from the SEC. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC. None of the Company’s Subsidiaries is, or since March 10, 2011 has been, required to file periodic reports with the SEC pursuant to the Exchange Act.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and their consolidated results of operations and consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material in amounts or significance and the absence of notes) in conformity with GAAP (except in the case of the unaudited statements, as permitted by Form 10-Q or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(c) Since March 10, 2011, (i) none of the Company, PELSA or any of their respective Subsidiaries nor any director or officer nor, to the Knowledge of the Company, any auditor or accountant of the Company, PELSA or any of their respective Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, PELSA or any of their respective Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company, PELSA or any of their respective Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company, PELSA or any of their respective Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company, PELSA or any of their respective Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof.

(d) The PELSA Financial Statements fairly present in all material respects the financial condition and results of operations of PELSA and its Subsidiaries as of the date thereof and for the period indicated therein, all in accordance with GAAP.

(e) No change has been made to the accounting policies or to any other accounting treatment of the Company, PELSA or any of their respective Subsidiaries, for at least three (3) years prior to the date hereof other than as required by GAAP, the Exchange Act or Law.

(f) The accounting and other records of the Company, PELSA and each of their respective Subsidiaries have been prepared and maintained in all material respects in a manner adequate for preparing audited financial statements in accordance with GAAP.

Section 4.8 Disclosure Controls and Procedures; Internal Controls over Financial Reporting. The Company (a) has established and maintains internal controls over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (b) has disclosed, based on its most recent evaluation by its chief executive officer and chief financial officer, prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies or material weakness in the design or operation of internal controls over financial reporting (as such terms are defined in paragraph (f) of Rule 13a-15 promulgated under the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. As and to the extent described in the Company SEC Documents, the Company and the Subsidiaries of the Company have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. The Company is in compliance in all material respects with all rules, regulations and requirements of the Sarbanes-Oxley Act.

Section 4.9 Absence of Certain Changes or Events. Between December 31, 2013 and the date hereof, there has not been any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Between such date and the date hereof, each of the Company, PELSA and each of their respective Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice, and none of the Company or any of its Subsidiaries has taken any action that if taken after the date of this Agreement would constitute a violation of Section 6.1(a), (b), (c), (h), (j), (l), (q), (r), (s) or (u) or with respect to any of the foregoing, (z).

Section 4.10 No Undisclosed Liabilities. Except (a) as reflected or reserved against in the Company’s financial statements or the notes thereto included in the Company SEC Documents, (b) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2013 which, individually or in the aggregate, have not had a Material Adverse Effect, (c) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (d) for liabilities under the terms of any Contracts (excluding any liabilities arising from breaches or defaults of any such Contracts) binding on the Company, PELSA or any of their respective Subsidiaries, none of the Company, PELSA or any of their respective Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether due or to become due, that are required by GAAP or IFRS, as applicable, to be reflected or reserved against on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries or on an audited balance sheet of PELSA or any of its Subsidiaries.

Section 4.11 Absence of Litigation. As of the date hereof, there is no claim, suit, action, litigation, arbitration, mediation, proceeding or investigation (each, a “Proceeding”) pending against the Company, PELSA or any of their respective Subsidiaries or, to the Knowledge of the Company, threatened against the Company, PELSA or any of their respective Subsidiaries that is, or would reasonably be expected to become, material to the Company and its Subsidiaries, taken as a whole. As of the date hereof, there are no Proceedings pending against the Company, PELSA or any of their respective Subsidiaries or, to the Knowledge of the Company, threatened against the Company, PELSA or any of their respective Subsidiaries challenging or seeking to prohibit the execution, delivery or performance of this Agreement or any of the transactions contemplated hereby. To the Knowledge of the Company, (x) no officer or director of the Company, PELSA or any of their respective Subsidiaries is a defendant in any Proceeding in connection with his or her status as an officer or director of the Company, PELSA or any of their respective Subsidiaries, and (y) no such Proceeding is threatened in writing, in either case that is, or would reasonably be expected to become, material to the Company and its Subsidiaries, taken as a whole.

Section 4.12 Environmental Matters. Except as would not be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, (a) each of the Company, PELSA and their respective Subsidiaries has been and is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by such entities of all Environmental Permits necessary to conduct the operations of the Company, PELSA and their respective Subsidiaries, and compliance with the terms and conditions thereof); (b) there is no Environmental Claim pending against the Company, PELSA or any of their respective Subsidiaries or, to the Knowledge of the Company, threatened against the Company, PELSA or any of their respective Subsidiaries; (c) none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, PELSA or any of its Subsidiaries has caused or knowingly permitted or is responsible or liable for any Releases of Hazardous Substances, whether or not on, at, in or underneath any property currently owned or leased by the Company or any of its Subsidiaries or, to the Knowledge of the Company, PELSA or any of its Subsidiaries, or any investigation or remediation relating thereto; (d) none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, PELSA or any of its Subsidiaries has entered into any Contract, undertaking, warranty or indemnity to assume actual or contingent liability for any environmental matters for which it would not otherwise be liable; and (e) the Company has delivered to, or has otherwise made available for inspection by the Parent or Merger Sub, all material non-privileged investigation reports, studies, test results or similar documents in the possession, control or custody of the Company or any Subsidiary of the Company or PELSA or any of its Subsidiaries related to environmental matters or (to the extent relating to exposure to Hazardous Substances) human health or safety matters.

Section 4.13 Employee Benefit Plans.

(a) Section 4.13(a) of the Company Disclosure Schedule contains an accurate and complete list of each material Company Benefit Plan. The Company has made available to Parent prior to the date hereof copies of the following with respect to each material Company Benefit Plan: (i) the most recent Company Benefit Plan document and all amendments and exhibits thereto; (ii) the most recent annual report on Form 5500 or similar report filed with respect to each Company Benefit Plan (if required by Law), and any exhibits thereto, and the most recent actuarial report in respect of any Company Benefit Plan that is a single employer pension plan subject to Title IV of ERISA; (iii) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required by Law and all related summaries of material modifications; (iv) the most recent IRS determination, notification, or opinion letter (or similar document required by Law), if any, received with respect to each applicable Company Benefit Plan; and (v) each trust agreement, insurance Contract, annuity Contract, or other funding arrangement in effect as of the date hereof and relating to any Company Benefit Plan.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Company Benefit Plan has been established, operated, funded (where required), registered (where required), qualified and administered in accordance with its terms and Law, including ERISA, the Code and any relevant foreign Laws and regulations. All material contributions, premiums and other payments required to be made by the Company or its Subsidiaries with respect to each Company Benefit Plan have been made on or before their due dates under Law and the terms of such Company Benefit Plan or, to the extent not required to be made or paid on or prior to the date hereof, have been fully reflected on the Company’s financial statements in accordance with GAAP. There are no pending or, to the Knowledge of the Company, threatened investigations by any Governmental Authority, termination proceedings or other claims (except routine claims for benefits in the ordinary course) against or involving any Company Benefit Plan, or the assets, fiduciaries or administrators thereof (other than routine claims for benefits), or asserting any rights to or claims for benefits under any Company Benefit Plan that is, or would reasonably be expected to become, material to the Company and its Subsidiaries, taken as a whole. With respect to each Company Benefit Plan, no material Lien or penalty imposed under the Code, ERISA or any foreign Law exists.

(c) Except as set forth in Section 4.13(c) of the Company Disclosure Schedule, (i) neither the Company, any Subsidiary of the Company nor any Company ERISA Affiliate, maintains, participates in, contributes to or has any material liability (contingent or otherwise) with respect, or has within the past six years sponsored, maintained, participated or contributed to, to any plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) no Company Benefit Plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any Company ERISA Affiliate has contributed to within the past six years or has liability (contingent or otherwise) in respect of any such multiple employer plan or Multiemployer Plan, (iii) neither the Company nor any Company ERISA Affiliate has incurred or reasonably expects to incur, either directly or indirectly, any material liability under Title IV of ERISA, or related provisions of the Code or foreign Law or regulations relating to employee benefit plans and (iv) no Company Benefit Plan that is subject to or governed by the Laws of any jurisdiction other than the United States is a defined benefit plan.

(d) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualification under the Code, and, to the Knowledge of the Company, nothing has occurred since the date of such determination or opinion letter that would reasonably be expected to result in such Company Benefit Plan ceasing to qualify.

(e) No Company Benefit Plan provides post-termination health and welfare benefits, and neither the Company nor any of its Subsidiaries has any obligation to provide any post-termination health and welfare benefits, in each case, other than health care continuation as required by Section 4980B of the Code, ERISA or similar Law of any state or foreign jurisdiction and at no expense to the Company and its Subsidiaries.

(f) Neither the execution by the Company of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan or any trust or loan related to any of those plans or agreements that will result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in the amount or value of, or any payment or benefits or obligation to fund benefits with respect to any Person or (ii) result in any “parachute payment” under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered). Except as set forth in Section 4.13(f) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries has the obligation to indemnify, hold harmless or gross-up any individual with respect to any Tax, penalty or interest under Section 280G or 409A of the Code.

(g) Neither the Company nor any Subsidiary of the Company maintains any plan, program or arrangement or is a party to any Contract that provides any material benefits or provides for material payments to any Person in, based on or measured by the value of, any equity security of, or interest in, the Company or any Subsidiary of the Company.

(h) Parent will not incur any liability with respect to the Company Benefit Plans sponsored or maintained by Shareholder and its Affiliates (excluding the Company and its Subsidiaries).

Section 4.14 Intellectual Property.

(a) Section 4.14(a) of the Company Disclosure Schedule sets forth a list of all (i) issued Patents and Patent applications, (ii) Trademark registrations and applications, (iii) Copyright applications and registrations, and (iv) Internet domain names, in each case, owned or filed by or held in the name of the Company or any of its Subsidiaries (“Company Registered IP”); indicating with respect to all items listed in items (i) through (iii), where applicable, the jurisdiction in which each of the items of Company Registered IP has been applied for, filed, issued or registered, the application/registration number and the current owner of record. The Company Registered IP listed in Section 4.14(a) of the Company Disclosure Schedule and, to the Knowledge of the Company, the other Company Registered IP is in effect, valid, enforceable and subsisting and the Company and its Subsidiaries have otherwise complied with and are in compliance with all Laws (including payment of all applicable fees) with respect to any Company Registered IP except for any non-compliance that has not had, individually or in the aggregate, a Material Adverse Effect. The Company or one of its Subsidiaries, as indicated, exclusively owns all right, title and interest in, to and under the items listed in Section 4.14(a) of the Company Disclosure Schedule.

(b) Except as would not, and would not reasonably be expected to, individually or in the aggregate, result in any material liability to the Company or its Subsidiaries or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted, each of the Company and its Subsidiaries, collectively, and PELSA and its Subsidiaries, collectively, own or have the valid right or license to use and exploit all Company Registered IP and all other material Intellectual Property Rights used, held for use or exploited in its business, in each case, free and clear of any Liens other than Permitted Liens.

(c) To the Knowledge of the Company, (i) no Company Owned IP is being infringed, misappropriated or otherwise violated by any third party and (ii) neither the Company nor any of its Subsidiaries is infringing, misappropriating or otherwise violating any Intellectual Property Rights of any third party, in each case with respect to clauses (i) and (ii), except as would not, individually or in the aggregate, reasonably be expected to result in a material liability for the Company or any of its Subsidiaries. Since March 10, 2011, none of the Company, PELSA or any of their respective Subsidiaries has received notice of any claim alleging that the Company, PELSA or any of their respective Subsidiaries is infringing, misappropriating or otherwise violating any Intellectual Property Rights or moral rights owned by any third party and there are no claims against the Company, PELSA or any of their respective Subsidiaries presently pending, or, to the Knowledge of the Company, threatened, alleging infringement, misappropriation or other violation of any third-party Intellectual Property Rights. There is no pending, or to the Knowledge of the Company, threatened Proceeding concerning the validity, enforceability or ownership of Company Owned IP. None of the Company Owned IP is subject to any outstanding Order that restricts, in any way its use, distribution, transfer, licensing or other exploitation by the Company, PELSA or any their respective Subsidiaries.

(d) Except as has not had a Material Adverse Effect, the Company, PELSA and their respective Subsidiaries have taken reasonable steps to protect, preserve and maintain the secrecy and confidentiality of the Trade Secrets (i) included in Company Owned IP and (ii) of their customers, licensors or business partners.

Section 4.15 Taxes.

(a) All material Tax Returns required by Law to be filed with any taxing authority by, or on behalf of, the Company, PELSA or any of their respective Subsidiaries have been duly filed when due (including any applicable extensions) in accordance with all Laws, and such Tax Returns are true and complete in all material respects.

(b) The Company, PELSA and each their respective Subsidiaries has duly and timely paid or has duly and timely withheld and remitted to the appropriate taxing authority all material amounts of Taxes due and payable or required by Law to be withheld and remitted, or where payment is not yet due or is being contested in good faith pursuant to appropriate procedures, has established an adequate accrual in accordance with GAAP that is reflected in the most recent financial statements.

(c) There are no material Liens for Taxes upon any property or assets of the Company, PELSA or any of their respective Subsidiaries except for Permitted Liens.

(d) There is no Proceeding pending or, to the Knowledge of the Company, threatened against or with respect to the Company, PELSA or any of their respective Subsidiaries in respect of any Tax. No extension or waiver of any statute of limitations in respect of any Tax Returns of the Company, PELSA or any of their respective Subsidiaries is currently in effect.

(e) None of the Company, PELSA or any of their respective Subsidiaries has participated in a “prohibited tax shelter transaction” as defined for purposes of Section 4965(e) of the Code.

(f) None of the Company, PELSA or any of their respective Subsidiaries (i) has been a member of an Affiliated Group (other than a group of which the Company or such entity is or was the parent), (ii) is a party to any Tax sharing, allocation, indemnification or similar agreement (other than any such agreement exclusively between or among the Company and any of its Subsidiaries or any credit or other commercial agreement the primary purpose of which does not relate to Taxes), (iii) has any liability (including any contingent liability) for any material Taxes (or any material amount calculated with reference to any portion of a Tax) of any Person other than any such Company or its Subsidiaries, including under Treasury Regulations Section 1.1502-6 (or any similar provision of Law), as transferee or successor, by Contract, intercompany agreement or otherwise (other than by reason of any credit or other commercial agreement the primary purpose of which does not relate to Taxes), or (iv) has any material liability (including any contingent liability) for any Tax or any portion of a Tax of a former Subsidiary of the Company, PELSA or any of their respective or former Subsidiaries that has been liquidated, dissolved or merged out of existence.

(g) Each of the Company, PELSA and their respective Subsidiaries is and has at all times been a resident for Tax purposes solely in its country of incorporation. Within the last five years, no written claim has been made by any taxing authority in any jurisdiction where the Company, PELSA or any of their respective Subsidiaries does not file Tax Returns that it or such Person is, or may be, subject to Tax by that jurisdiction. Within the last five years, none of the Company, PELSA or any of their respective Subsidiaries has conducted a business through a permanent establishment in a country other than the country in which such Person is resident for Tax purposes.

(h) No ruling by or arrangement with any taxing authority applies to the Company, PELSA or any of their respective Subsidiaries. None of the Company, PELSA or any of their respective Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for a taxable period (or portion thereof) beginning after the Merger Closing Date as a result of: (i) a change in method of accounting for a taxable period ending on or prior to the Merger Closing Date; (ii) a “closing agreement” as described in Section 7121 of the Code or any corresponding or similar provision of state, local or foreign income Tax law, a gain recognition agreement, Tax holiday, Tax exemption, or other agreement with a taxing authority executed on or prior to the Merger Closing Date; (iii) an installment sale or open transaction disposition made on or prior to the Merger Closing Date; or (iv) a prepaid amount received on or prior to the Merger Closing Date.

(i) There was no agreement, understanding or arrangement (as such terms are defined in Treasury Regulations Section 1.355-7(h)(1)) regarding the Merger or a similar acquisition (as such term is defined in Treasury Regulations Section 1.355-7(h)(12)) on October 26, 2011, and there was no agreement, understanding, arrangement, or substantial negotiations (as such terms are defined in Treasury Regulations Section 1.355-7(h)(1)) regarding the Merger or a similar acquisition (as such term is defined in Treasury Regulations Section 1.355-7(h)(12)) within one year after October 26, 2011 as set forth in Treasury Regulations Section 1.355-7(d)(3).

Section 4.16 Material Contracts.

(a) Section 4.16 of the Company Disclosure Schedule sets forth a correct and complete list, as of the date of this Agreement, of each Company Material Contract. For purposes of this Agreement, “Company Material Contract” means any Contract to which the Company or any of its Subsidiaries is a party that:

(i) constitutes a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act);

(ii) creates (or governs the operation of) a joint venture, alliance or partnership that is material to the Company and its Subsidiaries, taken as a whole;

(iii) is a stock purchase agreement, merger agreement, asset purchase agreement or other similar agreement (A) entered into after March 10, 2011 pursuant to which the Company or any of its Subsidiaries has made or which sets forth agreements, arrangements or understandings (including exclusivity agreements, non-binding agreements or agreements in principle) relating to a material acquisition or disposition or (B) pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn-out” or other contingent payment obligations;

(iv) is a Contract or form of Contract (A) with a supplier to the Company or any of its Subsidiaries of components or materials for use in the products of the Company or any of its Subsidiaries, (B) that is a contract manufacturing agreement or (C) that is a contract for the lease of equipment, and, in each case, such Contract, including any purchase orders under any such form of Contract, involves payments by the Company or any of its Subsidiaries or other consideration between the parties with a value in excess of $250,000 per year;

(v) relates to (A) Indebtedness having an outstanding principal amount (or equivalent) in excess of $250,000 or (B) conditional sale arrangements, the sale, securitization or servicing of loans or loan portfolios, in each case in connection with which the aggregate actual or contingent obligations of the Company or any of its Subsidiaries under such contract are greater than $250,000;

(vi) obligates the Company or any of its Subsidiaries to provide indemnification or a guarantee that would reasonably be expected to result in payments in excess of $250,000;

(vii) constitutes (A) a License Agreement (other than with respect to software licenses for off-the-shelf, commercially available software with a license fee of less than $250,000 annually); or (B) a Contract pursuant to which the Company or any of its Subsidiaries grants a license under or right to use or exploit (including by means of a covenant not to sue) any Company Owned IP;

(viii) prohibits the Company or any of its Subsidiaries (or which, following the consummation of the Merger, could restrict the ability of the Surviving Company or any of its Affiliates ) from (A) engaging or competing in any material line of business, in any geographical location or with any Person or (B) selling any products or services of or to any other Person or in any geographic region;

(ix) involves any exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including commodities, emissions allowances, renewable energy credits, currencies, interest rates, foreign currency and other indices, in each case, that is material to the business of the Company or any of its Subsidiaries;

(x) is a Material Company Lease;

(xi) is a Contract which requires or is reasonably likely to require, or pursuant to which will be made, in the aggregate either (A) annual payments or other consideration from third parties to the Company or any of its Subsidiaries with a value of at least $250,000 in the aggregate or (B) annual payments or other consideration from the Company or any of its Subsidiaries with a value of at least $250,000 in the aggregate;

(xii) contains any covenant granting “most favored nation” status that, following the consummation of the Merger, would restrict actions taken by Parent, the Surviving Company or their respective Subsidiaries or Affiliates (including PELSA and its Affiliates);

(xiii) contains a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of any other Person;

(xiv) is a collective bargaining agreement;

(xv) is a settlement or conciliation agreement with any Governmental Authority or which would require the Company or any of its Subsidiaries to pay consideration of more than $250,000;

(xvi) is with a Governmental Authority and would reasonably be expected to result in payments in excess of $250,000 in the aggregate; or

(xvii) is a Hydrocarbon Agreement.

(b) None of the Company or any of its Subsidiaries is in breach of or default under the terms of any Company Material Contract where such breach or default has had, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default has had, individually or in the aggregate, a Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company or the relevant Subsidiary party thereto, as applicable, and, to the Knowledge of the Company, is in full force and effect, except as has not had, individually or in the aggregate, a Material Adverse Effect; provided, however, that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and subject to general equitable principles. None of the Company or any of its Subsidiaries has received any written claim of default under any provision of Company Material Contract. None of the Company or any of its Subsidiaries has received any written notice from any other party to any Company Material Contract, and otherwise has no Knowledge, that such third party intends to terminate or not renew any Company Material Contract, or is seeking renegotiation thereof or substitute performance thereunder. None of the Company or any of its Subsidiaries has assigned in any manner, in whole or in part, any of its rights or obligations under or in respect of any Company Material Contract to any other Person. Complete and correct copies of all Company Material Contracts, including any assignments or amendments in respect thereof, have been made available to Parent by the Company in the Electronic Data Room.

Section 4.17 Real Property.

(a) As of the date hereof, neither the Company nor any of its Subsidiaries owns any real property.

(b) Section 4.17(b) of the Company Disclosure Schedule sets forth, as of the date hereof, a list of the Company Leases, including a street address or other description of the premises leased, use, and the Company or its Subsidiary that leases the same. Copies of all Company Leases (including all modifications, amendments, supplements, waivers and side letters thereto) have been made available to Parent. Except as has not had, individually or in the aggregate, a Material Adverse Effect, the Company or one of its Subsidiaries has a good and valid leasehold interest in each Material Company Lease, free and clear of all Liens (other than Permitted Liens), and each Material Company Lease is in full force and effect and is the valid and binding obligation of each party thereto in accordance with its terms. None of the Company or any of its Subsidiaries has received any written notice of any material event of default under any of the Material Company Leases, nor to the Knowledge of the Company is there any condition or event which, with notice or lapse of time or both, would constitute a material default under a Material Company Lease.

(c) Except as has not had, individually or in the aggregate, a Material Adverse Effect, the Company or one of its Subsidiaries owns or leases all of the material tangible personal property shown to be owned or leased by the Company or any of its Subsidiaries reflected in the latest audited financial statements included in the Company SEC Documents or acquired after the date thereof, free and clear of all Liens (other than Permitted Liens), except to the extent disposed of in the ordinary course of business consistent with past practice since the date of the latest audited financial statements included in the Company SEC Documents.

Section 4.18 Labor Matters. Except as set forth in Section 4.16(a)(xiv) of the Company Disclosure Schedule, none of the Company, PELSA or any of their respective Subsidiaries, is a party to any collective bargaining agreement with a labor union in the United States or any agreement with any works council, labor union or other similar organization outside the United States. None of the employees of the Company, PELSA or any of their respective Subsidiaries are represented by a work council, labor union or other similar organization and, to the Knowledge of the Company, there is no organizing activity by any work council, labor union or other similar organization directed at the Company, PELSA or any of their respective Subsidiaries, or any employees of the Company, PELSA and their respective Subsidiaries. None of the Company, PELSA or any of their respective Subsidiaries is the subject of any proceeding before the National Labor Relations Board or any comparable body outside the United States asserting that the Company, PELSA or any of their respective Subsidiaries has committed an unfair labor practice or seeking to compel the Company, PELSA or any of their respective Subsidiaries to bargain with any labor union, nor is there pending or, to the Knowledge of the Company, threatened in writing, nor has there been for the past five (5) years, any labor strike, walkout, work stoppage, or lockout involving the Company, PELSA or any of their respective Subsidiaries, except for any such (i) proceeding, the outcome of which has not had, individually or in the aggregate, a Material Adverse Effect; or (ii) labor strike, walkout, work stoppage, or lockout which has not had, individually or in the aggregate, a Material Adverse Effect. There are no requirements to provide notification to, or engage in consultation with, employees, former employees, employee representatives, work councils, unions, labor boards and relevant government agencies as a result of the transactions contemplated by this Agreement. None of the Company, PELSA or any of their respective Subsidiaries has violated any statute, Law, ordinance, ruling or arbitration award of any court, arbitrator or any government agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other employment or labor related matters, including Laws, rulings, and awards relating to discrimination, fair labor standards and occupational health and safety, employee classification, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees, except for any violations which do not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.19 Insurance. Except as has not had, individually or in the aggregate, a Material Adverse Effect, the Company, PELSA and each of their respective Subsidiaries maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice. All insurance policies maintained by the Company, PELSA or any of their respective Subsidiaries are in full force and effect (and were in full force and effect during the periods of time such insurance policies were purported to be in effect) other than as has not had, individually or in the aggregate, a Material Adverse Effect. The Company has made available to Parent complete and correct copies of all such insurance policies. Each of the Company, PELSA and each of their respective Subsidiaries has paid, or caused to be paid, all premiums due under such policies and are otherwise in compliance in all material respects with the terms of all such policies and have not received written notice that they are in default with respect to any obligations under such policies other than as has not had, individually or in the aggregate, a Material Adverse Effect. None of the Company, PELSA or any of their respective Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy that is held by, or for the benefit of, any of the Company, PELSA or any of their respective Subsidiaries, other than as has not had, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, as of the date of this Agreement, there is no material claim pending regarding the Company, PELSA or any of their respective Subsidiaries under any of material insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

Section 4.20 Questionable Payments. None of the Company, PELSA, any of their respective Subsidiaries and (to the Knowledge of the Company) no agent or other Person acting on behalf of any of the Company, PELSA or their respective Subsidiaries with respect to any matter relating to any of the Company, PELSA or their respective Subsidiaries has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; (c) violated any applicable Anticorruption Laws, other than the U.S. Foreign Corrupt Practices Act of 1977, as amended (including any regulations promulgated thereunder) (the “FCPA”); or (d) violated the FCPA. The Company and its Subsidiaries have policies, procedures, and internal controls reasonably designed, and which are reasonably expected to, ensure compliance with applicable Anticorruption Laws.

Section 4.21 Concessions. The Company, PELSA or one of their respective Subsidiaries has good and valid title to a direct working interest in each concession set forth on Section 4.21 of the Company Disclosure Schedule, free and clear of all Liens, and each Contract pursuant to which such direct working interest was granted or is governed (the “Company Concession Contracts”) is (x) set forth on Section 4.21(x) of the Company Disclosure Schedule and (y) is in full force and effect and is the valid and binding obligation of each party thereto in accordance with its terms. None of the Company or any of its Subsidiaries has received any written notice of any material event of default under any of the Company Concession Contracts, nor to the Knowledge of the Company is there any condition or event which, with notice or lapse of time or both, would constitute a material default under a Company Concession Contract.

Section 4.22 Opinion of Financial Advisor. The Company Board has received the opinion of Jefferies LLC on or prior to the date of this Agreement, to the effect that, as of the date of such opinion and subject to the assumptions and qualifications set forth in such opinion, the consideration to be received by the holders (other than Parent, Merger Sub and their respective Affiliates) of outstanding Company Shares pursuant to this Agreement is fair to such holders from a financial point of view. Promptly following the execution of this Agreement, the Company will make available to Parent, solely for informational purposes, a signed copy of such opinion.

Section 4.23 Antitakeover Statutes. Assuming the accuracy of the representation and warranty in Section 5.3(c), there is no anti-takeover statute or regulation, takeover-related provision in the Memorandum of Association or the Articles of Association, or stockholder rights plan or similar agreement that is applicable to Parent, this Agreement, the Power of Attorney, the Transaction Agreement or the Merger that would (a) prohibit or restrict the ability of the Company to perform its obligations under this Agreement or the Merger Filing Documents or its ability to consummate the Merger or the other transactions contemplated hereby, (b) have the effect of invalidating or voiding this Agreement, Power of Attorney, the Transaction Agreement or the Merger Filing Documents, or any provision hereof or thereof, or (c) subject Parent to any impediment or condition in connection with the exercise of any of its rights under this Agreement, the Power of Attorney, the Transaction Agreement or the Merger Filing Documents.

Section 4.24 Brokers. No broker, finder or investment banker (other than Jefferies LLC) is entitled to any brokerage, finder’s or other fee or commission from the Company or any of its Subsidiaries or Affiliates in connection with the Merger and any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has made available to Parent complete and correct copies of all letter agreements between the Company and Jefferies LLC, pursuant to which Jefferies LLC could be entitled to any payment from the Company or any of its Subsidiaries in connection with the Merger and the other transactions contemplated hereby.

Section 4.25 Bank Accounts; Powers-of-Attorney. The name and address of each bank with which the Company or any of its Subsidiaries maintains a bank account and the account name and number, all authorities and mandates (including powers of attorney), standing orders and direct debits with respect to such bank accounts are set forth in Section 4.25 of the Company Disclosure Schedule. Other than as set forth on

Section 4.25 of the Company Disclosure Schedule, there are no outstanding material powers of attorney granted by the Company or any of its Subsidiaries to any Person which are still in force and that grant general authority to enter into any Contract that would constitute a Company Material Contract on its behalf.

Section 4.26 Affiliate Transactions. Except for Contracts, transactions and other arrangements that are solely among the Company and its wholly owned Subsidiaries or the Company Benefit Plans, no (x) present or former officer or director of the Company or any of its Subsidiaries, or to the Knowledge of the Company, any immediate family member or Affiliate of any such director or officer, or (y) Affiliate of the Company or, to the Knowledge of the Company, any of such Affiliate’s Subsidiaries, or officers or directors of such Affiliate, (i) is a party to any Contract, transaction or other arrangement with the Company or any of its Subsidiaries or has any interest in any property or asset (tangible or intangible) of the Company or any of its Subsidiaries, or (ii) to the Knowledge of the Company, beneficially owns a controlling Equity Interest in a party of the type described in clause (i) above.

Section 4.27 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this ARTICLE IV, none of the Company or any of its Affiliates nor any other Person on behalf of the Company makes or has made any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. The Company acknowledges and agrees that, except for the representations and warranties made by Parent and Merger Sub in ARTICLE V (as qualified by the applicable items disclosed in the Parent Disclosure Schedule) none of the Parent, Merger Sub or any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect with respect to or on behalf of Parent, Merger Sub or any of their Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Parent, Merger Sub or any of their Subsidiaries or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby or thereby. The Company is not relying and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Parent, Merger Sub and their Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. The Company acknowledges and agrees that the representations and warranties contained in ARTICLE V (as qualified by the applicable items disclosed in the Parent Disclosure Schedule) are for risk allocation purposes and not necessarily assertions of truth.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the corresponding section of the separate disclosure schedule which has been delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”) (it being understood that any information set forth in one section or subsection of the Parent Disclosure Schedule shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and each other representation and warranty set forth in this ARTICLE V to the extent that it is reasonably apparent on its face that such information is relevant to such other representation and warranty), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 5.1 Organization and Qualification; Subsidiaries. Each of Parent and Merger Sub is a corporation or legal entity duly incorporated, organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of incorporation, organization or formation and has the requisite corporate or similar entity power and authority to conduct its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed as a foreign entity to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Parent and Merger Sub to consummate the Merger.

Section 5.2 Authority Relative to Agreement. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate or similar entity action of Parent and Merger Sub (and, with respect to Merger Sub, by its sole shareholder), and no other corporate or similar entity proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby, including the Merger (other than, with respect to the consummation of the Merger, the filing of the Merger Filing Documents with the Cayman Registrar). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, winding up, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and subject to general equitable principles).

Section 5.3 No Conflict; Required Filings and Consents.

(a) None of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, including the Merger, or performance of their obligations hereunder will (i) conflict with or violate the organizational documents of Parent, (ii) violate the Companies Law, (iii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Section 5.3(b) have been obtained or made and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (iv) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of Parent or Merger Sub is bound, other than, in the case of clauses (ii) and (iii), for any such violation, breach, default, right, termination, amendment, acceleration, or cancellation that would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Parent and Merger Sub to consummate the Merger.

(b) None of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, including the Merger, or performance of their obligations hereunder will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Merger Filing Documents with the Cayman Registrar and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business and (iii) such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Parent and Merger Sub to consummate the Merger.

(c) As of the date of this Agreement, Parent and Merger Sub do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Company Shares or other securities of the Company or any options, warrants or other rights to acquire Company Shares or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.

Section 5.4 Absence of Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of Parent, threatened in writing against either Parent or Merger Sub which seeks to, or would reasonably be expected to, individually or in the aggregate, materially impair the ability of Parent and Merger Sub to consummate the Merger.

Section 5.5 Available Funds. Parent has or will have sufficient funds to consummate the Merger on the terms contemplated by this Agreement and, at the Effective Time, Parent will have available, and will make available to Merger Sub, all of the funds necessary to consummate the Merger.

Section 5.6 Capitalization of Merger Sub. As of the date of this Agreement, the authorized share capital of Merger Sub is $50,000 and consists of 50,000 shares, each with a par value $1.00, one of which is validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof.

Section 5.7 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub in writing expressly for inclusion in the Proxy Statement shall, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to Company Shareholders or at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to statements made therein based on information supplied by the Company.

Section 5.8 Independent Investigation. Parent and Merger Sub have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, which investigation, review and analysis was performed by Parent, Merger Sub, their respective Affiliates and Representatives. Each of Parent and Merger Sub acknowledges that it, its Affiliates and their respective Representatives have been provided reasonable access to the personnel, properties, facilities and records of the Company and its Subsidiaries for such purpose. In entering into this Agreement, each of Parent and Merger Sub acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any statements, representations or opinions of any of the Company, its Affiliates or their respective Representatives (except the representations and warranties of the Company set forth in ARTICLE IV).

Section 5.9 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger and any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 5.10 Section 355(e). There was no agreement, understanding or arrangement (as such terms are defined in Treasury Regulations Section 1.355-7(h)(1)) regarding the Merger or a similar acquisition (as such term is defined in Treasury Regulations Section 1.355-7(h)(12)) on October 26, 2011, and there was no agreement, understanding, arrangement, or substantial negotiations (as such terms are defined in Treasury Regulations Section 1.355-7(h)(1)) regarding the Merger or a similar acquisition (as such term is defined in Treasury Regulations Section 1.355-7(h)(12)) within one year after October 26, 2011 as set forth in Treasury Regulations Section 1.355-7(d)(3).

Section 5.11 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this ARTICLE V, none of Parent, Merger Sub or any of their respective Affiliates nor any other Person on behalf of any of them makes any express or implied representation or warranty (and there is and has been no reliance by the Company or any of its Affiliates or Representatives on any such representation or warranty) with respect to Parent, Merger Sub or their respective businesses or with respect to any other information provided, or made available, to the Company or any of its Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Parent and Merger Sub acknowledge and agree that, except for the representations and warranties made by the Company in ARTICLE IV (as qualified by the applicable items disclosed in the Company Disclosure Schedule) neither the Company nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect with respect to or on behalf of the Company or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or Merger Sub or made available to Parent or Merger Sub in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby or thereby. Parent and Merger Sub are not relying and specifically disclaim that they are relying upon or have relied upon any such other representations or warranties that may have been made by any Person (other than representations and warranties expressly made by the Shareholder in the Transaction Agreement), and acknowledge and agree that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Each of Parent and Merger Sub acknowledge and agree that the representations and warranties (including all such representations and warranties with respect to PELSA) contained in ARTICLE IV (as qualified by the applicable items disclosed in the Company Disclosure Schedule) are for risk allocation purposes and not necessarily assertions of truth.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1 Conduct of Business by the Company Pending the Merger. Between the date of this Agreement and the earliest to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except as (a) may be required by Law, (b) may be expressly agreed in writing by Parent (which agreement shall not be unreasonably withheld, conditioned or delayed) or (c) set forth on Section 6.1of the Company Disclosure Schedule, (i) other than as expressly required by this Agreement and subject to clause (ii) below, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve substantially intact its current business organizations, to keep available the services of its current officers and employees and to preserve its relationships with significant Governmental Authorities, joint venture partners, customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and similar Persons, in each case, having significant business dealings or other material relationships with the Company or any of its Subsidiaries and to preserve the goodwill and maintain satisfactory relationships with Persons having material business relationships with the Company or any of its Subsidiaries and (ii) without limiting the generality of the foregoing clause (i), the Company shall not and shall not permit any of its Subsidiaries to and, only to the extent the Company has any right or ability to cause, use reasonable best efforts to exercise such right or ability to cause PELSA and its Subsidiaries not to:

(a) amend or otherwise modify the Memorandum of Association or the Articles of Association (or, in any material respect, such equivalent organizational or governing documents of any of the Subsidiaries of the Company), other than as contemplated by this Agreement;

(b) except for transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, issue, sell, pledge, dispose, encumber or grant any shares, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares or rights settled in cash or other property based in whole or in part on the value of such shares;

(c) (i) declare, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, other than dividends paid by PELSA, any wholly-owned Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company; (ii) split, combine or reclassify any shares of capital stock or other Equity Interests; or (iii) redeem, purchase or otherwise acquire any shares of capital stock or other Equity Interests;

(d) except in the ordinary course of business or as required pursuant to the Company Benefit Plans in effect as of the date hereof or as otherwise required by Law, (i) increase the compensation or other benefits payable or to become payable to employees, directors or executive officers or grant any new short or long term incentive compensation awards, (ii) grant any severance or termination pay to, or enter into any severance agreement with, any employee, director or executive officer, (iii) enter into, terminate or amend any employment agreement with any employee or executive officer, (iv) terminate, establish, adopt, enter into or amend or terminate any Company Benefit Plan (or arrangement that would be a Company Benefit Plan were it effective as of the date hereof) or (v) enter into any new, or amend any existing, collective bargaining agreement;

(e) terminate the employment of any employee of the Company or its Subsidiaries who is a party to any employment agreement and who makes in excess of $50,000 annually, other than as a direct result of such employee’s (i) willful failure to perform the duties or responsibilities of his employment, (ii) engaging in serious misconduct, or (iii) being convicted of or entering a plea of guilty to any crime;

(f) forgive any loans to employees, officers or directors or any of their respective affiliates;

(g) grant, accelerate the vesting of, confer or award options, convertible securities, restricted stock, restricted stock units, performance stock units, stock appreciation rights or other rights to acquire any capital stock or any equity-based award based in whole or in part on capital stock, whether settled in cash, securities or other property, or take any action not otherwise contemplated by this Agreement to cause to be exercisable any otherwise unexercisable option or other equity-based award under any existing plan;

(h) acquire (including by merger, consolidation, or acquisition of stock or assets) any ownership interests in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof other than acquisitions of assets up to an aggregate amount of $100,000, supplies, dealer accounts and inventory, in each case, in the ordinary course of business consistent with past practice;

(i) dispose of, transfer, lease, license, mortgage, pledge, encumber or subject to a Lien any material assets of the Company or any of its Subsidiaries, other than (i) Company Owned IP, to the extent permitted in (j) below, (ii) sales of inventory made in the ordinary course of business consistent with past practice or (iii) in connection with any transaction solely between the Company and any wholly-owned Subsidiary of the Company or among any wholly-owned Subsidiaries of the Company;

(j) dispose of, transfer, lease, license, mortgage, pledge or encumber any material Company Owned IP (other than non-exclusive licenses granted to end users in connection with sales of finished products in the ordinary course of business);

(k) abandon, allow to lapse or fail to maintain any material Intellectual Property Rights in the Company Owned IP;

(l) incur any Indebtedness or guarantee any Indebtedness for any Person other than incurrences of or guarantees for unsecured Indebtedness in an aggregate amount not to exceed $100,000 and in the ordinary course of business consistent with past practice;

(m) adopt any budget, work program or operating plan or otherwise authorize, make any commitment with respect to any capital expenditure or amend or make any capital expenditure not contemplated by the capital expenditure budget set forth in Section 6.1(m) of the Company Disclosure Schedule;

(n) (i) amend, terminate, cancel or materially modify or waive, release or assign any material rights or claims with respect to any Company Material Contract other than in the ordinary course of business or (ii) enter into any new Contract that if entered into prior to the date hereof, would have been required to be listed in Section 4.16 of the Company Disclosure Schedule as a Company Material Contract or (iii) take any action that results in any breach of or constitutes a default under or results in the cancellation of any Company Material Contract;

(o) invest the cash of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice; provided that the Company and its Subsidiaries shall take the actions set forth on Section 6.1(o) of the Company Disclosure Schedule;

(p) loan, advance, invest or make a capital contribution to or in any Person, other than a wholly-owned Subsidiary of the Company;

(q) waive, release, assign, settle or compromise any (i) governmental complaint or (ii) claims, liabilities or obligations arising out of, related to or in connection with litigation other than for compromises, settlements or agreements that (x) involve only the payment of monetary damages not in excess of $100,000 in any single instance and $250,000 in the aggregate and in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries or (y) are permitted under Section 6.10;

(r) make any material change in accounting principles, policies, practices, procedures or methods in effect at December 31, 2013, except (i) as required by GAAP (or any interpretation or enforcement thereof) or Regulation S-X of the Exchange Act or other rule or regulation promulgated by the SEC, or (ii) as required by applicable Law;

(s) except as required by Law or the published interpretation or enforcement thereof, make or rescind any material Tax election, change any material Tax method, file any amended Tax Return that is material, or settle or compromise any material federal, state, provincial, local or foreign income Tax liability;

(t) fail to maintain in full force and effect insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice;

(u) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(v) convene any regular or special meeting (or any adjournment thereof) of the Company Shareholders (other than the Shareholders’ Meeting and, not prior to March 31, 2015, the annual Shareholders meeting of the Company) or enter into any Contract or understanding or arrangement with respect to the voting or registration of the Company Shares or any other Equity Interests of the Company;

(w) enter into any new line of business outside the Company’s existing business segments;

(x) enter into, modify or terminate any transactions or Contracts with any Affiliate of the Company;

(y) amend or modify in any material respect the engagement letter of any of the Company’s financial advisors; or

(z) enter into any Contract to do any of the foregoing.

Section 6.2 Shareholder Meeting; Proxy Statement.

(a) Preparation and Filing of the Proxy Statement. As promptly as reasonably practicable following the date of this Agreement (and in any event, no later than 30 days after the date hereof), the Company shall prepare and cause to be filed with the SEC in preliminary form a proxy statement relating to the Shareholders’ Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Unless the Company Board shall have made an Adverse Recommendation Change in accordance with Section 6.5(c), the Proxy Statement shall include the Company Board Recommendation with respect to the Merger. The Company shall promptly notify Parent upon the receipt of any comments or other correspondence from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) regarding the Proxy Statement, including with respect to amendments or supplements to the Proxy Statement, and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements with respect to the Proxy Statement and to cause the Proxy Statement to be cleared by the SEC as promptly as practicable. The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response and shall consider any such comments in good faith. The Company, commencing 10 days after the submission to the SEC of the Proxy Statement in accordance with the first sentence of this Section 6.2(a), shall on a weekly basis run a broker search for a deemed record date of 20 Business Days after the date of each such search.

(b) Covenants of the Company with respect to the Proxy Statement. The Company shall cause the Proxy Statement, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company shall have no obligation pursuant to this Section 6.2(b) with respect to any of the Parent Information.

(c) Covenants of Parent with Respect to the Proxy Statement. Parent shall furnish to the Company all information (the “Parent Information”) concerning Parent and Merger Sub reasonably requested by the Company in connection with the Proxy Statement and required by the Exchange Act or the rules and regulations promulgated thereunder and any other Law to be set forth in the Proxy Statement, and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). The information relating to Parent or Merger Sub at the time supplied by it to the Company for inclusion in the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Mailing of Proxy Statement; Shareholders’ Meeting. The Company shall, as promptly as reasonably practicable (and in any event within five (5) Business Days following the Proxy Statement Clearance Date), (x) in compliance with Law, and by resolutions of its Board of Directors, establish the earliest reasonably practicable record date for a meeting of its shareholders (the “Record Date”), for the purpose of voting upon the adoption of this Agreement (including any adjournment or postponement thereof, the “Shareholders’ Meeting”), (y) by resolutions of its Board of Directors establish the earliest reasonably practicable date for the Shareholders’ Meeting; provided that the Shareholders’ Meeting will not be held more than forty (40) days after the Proxy Statement Clearance Date without the prior written consent of Parent, and (z) mail to the holders of Company Shares as of the Record Date the Proxy Statement. The Company shall duly call, convene and hold the Shareholders’ Meeting as promptly as reasonably practicable after the Proxy Statement Clearance Date; provided, however, that the Company may delay, postpone, recess or adjourn the Shareholders’ Meeting: (i) with the consent of Parent, (ii) in the absence of a quorum or (iii) once, for no more than thirty (30) days, to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is required under Section 14(a) of the Exchange Act and the related rules and regulations promulgated by the SEC and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s shareholders prior to the Shareholders’ Meeting. Unless the Company Board shall have made an Adverse Recommendation Change in accordance with Section 6.5(c), the Company shall use its reasonable best efforts to solicit proxies in favor of the adoption of this Agreement as contemplated by Section 4.3(a) and shall ensure that all proxies solicited in connection with the Shareholders’ Meeting are solicited in compliance with all Laws and all rules of NASDAQ. Without limiting the generality of the foregoing, the Company’s obligation to call, give notice of and hold the Shareholders’ Meeting in accordance with this Section 6.2 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Acquisition Proposal or an Adverse Recommendation Change and there shall be no vote of the Shareholders or solicitation by the Company of the written consent of the Shareholders in respect of any Acquisition Proposal prior to the Shareholders’ Meeting.

(e) Amendments to the Proxy Statement. If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of the Company’s or Parent’s Subsidiaries, or their respective officers or directors, is discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the others. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

Section 6.3 Appropriate Action; Consents; Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall (and shall cause each of their applicable Affiliates and Subsidiaries to) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing, each of the parties agrees to use its respective reasonable best efforts to (i) cause the conditions to the Merger set forth in ARTICLE VII to be satisfied as promptly as practicable, (ii) obtain any consents, approvals, orders, waivers and authorizations of, actions or nonactions by, any Governmental Authority or any third party necessary in connection with consummation of the transactions contemplated by this Agreement, including the Merger and (iii) execute and deliver any additional instruments necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require Parent or any of its Subsidiaries, or permit the Company or any of its Subsidiaries (without the prior consent of Parent), to (x) litigate with any Government Authority to obtain approval, authorization or consent to the Merger, (y) agree to (A) any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of the Company, Parent, the Surviving Company or any of their respective Subsidiaries or Affiliates or of any amount (other than a de minimis amount) of such entities’ businesses, assets or properties, (B) the imposition of any limitation (other than a de minimis limitation) on the ability of the Company, Parent, the Surviving Company, or any of their respective Subsidiaries or Affiliates to conduct their respective businesses or own any shares or assets or to acquire, hold or exercise full rights of ownership of their respective businesses and, in the case of Parent, the businesses of the Surviving Company and its Subsidiaries, or (C) the imposition of any impediment (other than a de minimis impediment) on Parent, the Surviving Company or any of their respective Subsidiaries or Affiliates under any Laws or (z) pay any amounts (other than de minimis amounts) or otherwise agree to provide any benefit or undertaking to be subject to any limitation or restriction to any Governmental Authority other than in respect of customary and established filing fees and other payments required as of the date hereof by Law.

(b) To the extent not expressly prohibited by Law, Parent and the Company shall reasonably cooperate with respect to all discussions, submissions, negotiations and other communications with all Governmental Authorities in connection with all waiting periods, authorizations, consents or waivers required to consummate the transactions contemplated by this Agreement, and, subject to reasonable concerns regarding confidentiality, each party shall keep the other reasonably informed with respect to such matters. In connection with the actions and procedures referenced in this Section 6.3, each party shall, and shall cause its Representatives to: (i) promptly and fully inform the other party of any written or material oral communication received from or given to any Governmental Authority; (ii) permit the other party to review any submission required to be made by the Company to any Governmental Authority prior to its submission; (iii) consult with the other party in advance of any meeting, conference or material discussion required by any Governmental Authority and (iv) if permitted to do so by the relevant Governmental Authority, give the other party the opportunity to attend and participate in any such meetings, conferences and discussions.

(c) In furtherance and not in limitation of the covenants of the parties contained in Section 6.3(a), and subject to the last sentence of Section 6.3(a) and to Section 6.10, if any objections are asserted or suit is instituted (or threatened to be instituted) with respect to the transactions contemplated hereby as violative of any Law by any Governmental Authority or if any suit is instituted (or threatened to be instituted) by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or which would otherwise prevent, impede or delay the consummation of the transactions contemplated hereby, each of Parent and the Company shall, subject to the other provisions of this Section 6.3 (including the last sentence of Section 6.3(a)), reasonably cooperate with each other and use its reasonable best efforts to resolve any such objections or suits so as to permit the prompt consummation of the transactions contemplated by this Agreement.

(d) Without limiting any covenant contained in this Section 6.3, Parent and the Company shall each, and shall each cause their respective Subsidiaries to use reasonable best efforts to obtain all consents and approvals of third parties (including parties to Company Material Contracts and other Contracts of the Company and its Subsidiaries) that are required in connection with the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, in no event shall Parent or any of its Affiliates or the Company or any of its Subsidiaries be obligated to bear any expense or pay any fee or grant any concession, other than de minimis expenses, fees or concessions (any such expense, fee or concession, a “Consent Fee”) in connection with obtaining any waivers, permits, approval, authorizations, qualifications or consents that are required in in connection with the consummation of the transactions contemplated hereby pursuant to the terms of any Contract to which the Company or any of its Subsidiaries is a party; provided that the Company shall (x) promptly inform Parent in writing of any request or demand for a Consent Fee received by it or its Subsidiaries and (y) pay any monetary Consent Fee if Parent undertakes to reimburse the Company for amounts paid in respect of such Consent Fee. As required under the Companies Law, the Company shall obtain the written consent of its secured creditors to the Merger in accordance with Section 7.2(f).

Section 6.4 Access to Information; Consultation; Confidentiality.

(a) From the date of this Agreement to the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company will, and will cause its Subsidiaries to, and, only to the extent the Company has any right or ability to cause, use reasonable best efforts to exercise such right or ability to cause PELSA to, provide to Parent and its authorized Representatives (x) upon reasonable notice, reasonable access during normal business hours to the Company’s and Company’s Subsidiaries’ and PELSA’s officers, employees, properties, books, Contracts and records (including Tax Returns, Tax correspondence, Tax work papers, Tax advice, correspondence with taxing authorities (including any assessments of Tax)), as Parent may reasonably request and (y) such reasonably available financial and operating information of the Company, PELSA and their respective Subsidiaries as Parent may reasonably request. Notwithstanding the foregoing, the Company shall not be required to provide access to, or cause its Subsidiaries to provide access to, or disclose any information or documents to the extent that such access would (in the reasonable judgment of the Company) (i) constitute a waiver of the attorney-client, work-product or other doctrine or privilege held by the Company or any of its Subsidiaries, (ii) violate any Contract of the Company or any of its Subsidiaries in effect as of the date hereof with respect to confidentiality or privacy, (iii) materially interfere with the conduct of the business of the Company or any of its Subsidiaries or its or their Affiliates or (iv) violate any Laws relating to the exchange of information or otherwise; provided, that in the case of clauses (i) and (iv) each party shall use its reasonable best efforts to obtain any required consents and take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure;

provided further, that in the case of clause (ii) the Company shall use reasonable best efforts to obtain a waiver from the counterparty to any such Contract so as to allow the Company to provide access to or furnish the relevant information.

(b) All information exchanged pursuant to this Section 6.4 shall be subject to the Confidentiality Agreement and the parties shall comply with, and shall cause their respective Representatives (as defined in the Confidentiality Agreement) to comply with, all of their respective obligations thereunder.

Section 6.5 Non-Solicitation; Adverse Recommendation Change.

(a) Except as permitted by this Section 6.5, from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company will not, nor shall it authorize or permit any of its Subsidiaries to, and shall cause its and their respective Representatives not to, directly or indirectly (i) initiate, solicit or knowingly encourage or knowingly facilitate the making of an Acquisition Proposal or Acquisition Inquiry (provided, that the Company shall be entitled substantially contemporaneously with the public announcement of this Agreement, to waive the “don’t ask/don’t waive” provisions of any standstill provisions contained in any confidentiality agreement in effect on the date of this Agreement (such agreement, an “Existing Confidentiality Agreement”); provided, further; that the Company shall notify Parent as to the identity of the other parties to the Existing Confidentiality Agreements to the extent not prohibited by such Existing Confidentiality Agreement and, in the event that one or more Existing Confidentiality Agreements prohibit such notification to Parent, the waiver of the “don’t ask/don’t waive” provisions for such Existing Confidentiality Agreements shall be conditioned upon the party to such Existing Confidentiality Agreement acknowledging that the Company shall not be prohibited from notifying the Parent as to the identity of such party), (ii) other than informing Third Parties of the existence of the provisions contained in this Section 6.5, engage in negotiations or discussions with, or furnish any non-public information concerning the Company or any of its Subsidiaries to, any Third Party who has made or in response to an Acquisition Proposal or Acquisition Inquiry or (iii) resolve or agree to do any of the foregoing. The Company shall, and shall cause its Subsidiaries to, and shall cause its and their respective Representatives to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or Acquisition Inquiry and (ii) promptly request that all confidential information provided by or on behalf of the Company or any of its Affiliates to any such Person in connection with such discussions or negotiations be returned or destroyed.

(b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, if after the date hereof but prior to the time that the Requisite Shareholder Approval is obtained (the “Approval Time”), (i) the Company Board receives an unsolicited, written Acquisition Proposal that the Company Board or any committee thereof determines in good faith to be bona fide, (ii) the Company Board or any committee thereof determines in its good faith judgment, based on information then available and after consulting with outside counsel and a nationally recognized third party financial advisor, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Offer, and (iii) after consultation with outside counsel, the Company Board or any committee thereof determines in good faith that the failure to take the actions described in clauses (A), (B) and (C) below would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under Law, then the Company may, at any time prior to the Approval Time (A) furnish information to the Person or Persons (and its or their Representatives and potential financing sources) making such Acquisition Proposal, but only after such Person or Persons enter into an Acceptable Confidentiality Agreement with the Company, (B) participate in discussions or negotiations with such Person or Persons (and its or their Representatives and potential financing sources) regarding any such Acquisition Proposal made by such Person or Persons and (C) waive the applicable standstill provisions of the Acceptable Confidentiality Agreement no more than once and solely to the extent necessary to permit a Third Party to make, on a confidential basis to the Company Board, one Acquisition Proposal following the entry of such Third Party into an Acceptable Confidentiality Agreement (it being understood that any revisions made to such Acquisition Proposal from the time such discussions and negotiations permitted pursuant to this Section 6.5(b) shall have commenced until such time that the Company Board has delivered to Parent a Notice of Superior Offer with respect to such Acquisition Proposal shall constitute one and the same Acquisition Proposal) and; provided, that the Company shall (x) cause the Person making such Acquisition Proposal to waive any confidentiality or other restriction existing as of the date hereof on the Company’s ability to share information with Parent regarding such Acquisition Proposal as contemplated by this Section 6.5 and (y) give written notice to Parent after any such determination by the Company Board, in each case before taking any of the actions described in the foregoing clauses (A), (B) and (C). The Company shall promptly (and in any event, within 24 hours) provide Parent with all non-public information regarding the Company and its Subsidiaries that is provided by the Company to a Person or Persons (or its or their Representatives or potential financing sources) pursuant to the immediately preceding sentence to the extent not previously provided to Parent or its Representatives.

(c) The Company Board shall not (i) (A) withdraw (or qualify, amend or modify in a manner adverse to Parent), or propose publicly to withdraw (or to qualify, amend or modify, in a manner adverse to Parent), the Company Board Recommendation, (B) fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent so requests in writing (provided however that Parent shall only be entitled to request such reaffirmation no more than three (3) times), (C) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any tender offer or exchange offer by a Third Party for fifteen percent (15%) or more of the outstanding Company Shares within ten (10) Business Days after the commencement of such tender offer or exchange offer; (D) approve, adopt or recommend any Acquisition Proposal or propose publicly to approve, adopt or recommend, any Acquisition Proposal or (E) approve, adopt, recommend or enter into any Alternative Acquisition Agreement or propose publicly to approve, adopt, recommend or enter into, any Alternative Acquisition Agreement (any such action being referred to as an “Adverse Recommendation Change”). For purposes hereof, an “Alternative Acquisition Agreement” shall mean any letter of intent, memorandum of understanding, agreement in principle, merger, acquisition, option, alliance, partnership, purchase or joint venture agreement or Contract (other than an Acceptable Confidentiality Agreement in accordance with Section 6.5(b)) (A) in respect of or relating to any Acquisition Proposal, (B) requiring, or reasonably expected to cause, the Company to abandon, terminate or materially delay the consummation of the Merger, or prohibiting the consummation of the Merger, (C) that would otherwise impede or materially interfere with the Merger or any of the other transactions contemplated by this Agreement, or (D) requiring, or reasonably expected to cause, the Company to breach the terms of this Agreement.

(d) Notwithstanding Section 6.5(c) or anything else in this Agreement to the contrary, at any time before the Approval Time, the Company Board may, if the Company Board determines in its good faith judgment, after consulting with outside counsel, that the failure to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under Law (x) make an Adverse Recommendation Change in response to an Intervening Circumstance or (y) in response to a Superior Offer, make an Adverse Recommendation Change and cause the Company to terminate this Agreement and enter into one or more definitive Alternative Acquisition Agreements with respect to a Superior Offer pursuant to Section 8.1(c)(ii); provided, that,

(i) with respect to an Adverse Recommendation Change due to an Intervening Circumstance, no such Adverse Recommendation Change may be made unless (A) the Company shall have delivered to Parent a written notice advising Parent that the Company Board intends to effect an Adverse Recommendation Change as a result of an Intervening Circumstance (a “Notice of Intervening Circumstance”) (it being understood that the delivery of such notice shall not itself constitute an Adverse Recommendation Change) and specifying, in reasonable detail, the reasons for such action; (B) at least four Business Days shall have elapsed following the delivery of such Notice of Intervening Circumstance; (C) during such period of four Business Days, the Company shall have, and shall have instructed its financial advisors and outside legal counsel to have, negotiated in good faith with Parent (if Parent shall have requested in writing that the Company and its financial advisors and outside legal counsel to so negotiate) regarding adjustments to the terms and conditions of this Agreement as would enable the Company Board to determine not to effect an Adverse Recommendation Change; and (D) the Company Board shall have in good faith taken into account any revisions to the terms and conditions of this

Agreement that are reflected in any proposed definitive amendments thereto that are countersigned by Parent and Merger Sub and delivered to the Company by 5 p.m. Eastern Time on the last day of such period of four Business Days; and

(ii) with respect to an Adverse Recommendation Change in response to a Superior Offer, no such Adverse Recommendation Change may be made, and no termination of this Agreement pursuant to Section 8.1(c)(ii) may be made, unless (A) the Company shall have delivered to Parent a written notice advising Parent that the Company Board intends to make an Adverse Recommendation Change and terminate this Agreement pursuant to Section 8.1(c)(ii) (a “Notice of Superior Offer”) (it being understood that the delivery of such notice shall not itself constitute an Adverse Recommendation Change), specifying in reasonable detail the material terms and conditions of such Superior Offer, accompanied by a copy of the then-current form of any agreement with respect to such Superior Offer that the Company has received from the Person that made such Superior Offer (the “Third Party Offeror”); (B) at least four Business Days shall have elapsed following the delivery of such Notice of Superior Offer (it being agreed that (x) any Third Party Offeror subject to an Acceptable Confidentiality Agreement or an Existing Confidentiality Agreement shall not be permitted pursuant to the terms of such Acceptable Confidentiality Agreement or Existing Confidentiality Agreement or any waiver granted pursuant to Section 6.5(a) to make any additional Acquisition Proposals or modify or amend the financial or other material terms of such Superior Offer in response to adjustments to the terms and conditions of this Agreement made by Parent pursuant to the terms of this Section 6.5(d)(ii) and (y) any amendment to the financial or other material terms of such Superior Offer made by a Third Party Offeror not subject to an Acceptable Confidentiality Agreement or an Existing Confidentiality Agreement will require a new Notice of Superior Offer, except that the applicable time period for purposes of this Section 6.5(d)(ii) with respect to such new Notice of Superior Offer shall be reduced to two Business Days from the four Business Days otherwise contemplated); (C) during such period of four Business Days (or, if applicable, such two Business Day period) following the delivery of such Notice of Superior Offer, the Company shall have, and shall have instructed its financial advisors and outside legal counsel to have, negotiated in good faith with Parent (if Parent shall have requested in writing that the Company and its financial advisors and outside legal counsel to so negotiate) regarding adjustments to the terms and conditions of this Agreement as would enable the Company Board to determine not to make an Adverse Recommendation Change and terminate this Agreement pursuant to Section 8.1(c)(ii); and (D) the Company Board shall have in good faith taken into account any revisions to the terms and conditions of this Agreement proposed in writing by Parent to the Company by 5 p.m. Eastern Time on the last day of such period of four Business Days (or, if applicable, two Business Day period); provided that, in the event that the Shareholder is receiving at least $15.00 per Company Share (and all other Company Shareholders are entitled to receive an equal or greater amount of consideration per Company Share) pursuant to any changes to the financial and other terms of this Agreement proposed by Parent to the Company pursuant to this Section 6.5(d)(ii), the Company shall consider such revised terms and conditions presented by Parent as though the Shareholder were to receive the same consideration per Company Share as the other Company Shareholders.

(e) Except to the extent prohibited by any confidentiality agreement or similar agreement entered into prior to the date hereof, the Company shall promptly (and in any event within 24 hours after any director, officer or financial advisor of the Company is notified of the receipt thereof) advise Parent in writing in the event that the Company receives any Acquisition Proposal or Acquisition Inquiry, and in connection with such notice, provide to Parent the material terms and conditions of any such Acquisition Proposal and the identity of the Third Party making any such Acquisition Proposal or Acquisition Inquiry. The Company shall (i) keep Parent reasonably informed of the status and material details (including any material change to the terms thereof) of any such Acquisition Proposal or such Acquisition Inquiry and any discussions and negotiations concerning the material terms and conditions thereof and (ii) provide to Parent as soon as practicable (and in any event within 24 hours) after receipt or delivery thereof copies of all material correspondence and other material written material exchanged between the Company or any of its Subsidiaries and any Person that describes any of the material terms or conditions of any such Acquisition Proposal or Acquisition Inquiry. Without limiting the foregoing, the Company shall promptly (and in any event within 24 hours) notify Parent in writing if it determines to begin providing information or engaging in discussions or negotiations concerning an Acquisition Proposal pursuant to

Section 6.5(b). The Company shall not, and shall cause its Subsidiaries not to, in any way contract with any Person subsequent to the date of this Agreement in a manner that would restrict the Company’s ability to provide information to Parent as required under this Agreement.

(f) The Company agrees that any violation of the restrictions set forth in Section 6.5 by any Subsidiary or Representative of the Company, including a violation by a Representative of a direction given to a Representative pursuant to the first sentence of Section 6.5(a), shall be a breach of this Section 6.5 by the Company

(g) Subject to Section 6.5(c), nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through their respective Representatives, from (i) taking and disclosing any position or disclosing any information reasonably required under Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or (ii) making any “stop, look and listen” communication to the Company’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided, that, in order to effect an Adverse Recommendation Change, the Company shall comply with Section 6.5(d).

Section 6.6 Directors’ and Officers’ Indemnification and Insurance.

(a) Parent and Merger Sub agree that all rights to exculpation and indemnification (and all rights to advancement of expenses relating thereto) for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement, including the Merger), now existing in favor of the Indemnitees as permitted by the Memorandum of Association or Articles of Association (or such equivalent organizational or governing documents of any of the Company’s Subsidiaries as in effect on the date of this Agreement), shall survive the Merger and shall continue in full force and effect in accordance with their respective terms to the extent permitted by Law. From and after the Effective Time, the Surviving Company shall indemnify, defend and hold harmless the Indemnitees, and promptly pay or advance any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement by such Indemnitees in connection with any claim, action, suit, proceeding or investigations, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to (x) any act or omission by them in their capacities as such at any time at or prior to the Effective Time or (y) the Merger, this Agreement and any transactions contemplated hereby or taken at the request of Parent, in either case, (i) in the case of the Indemnitees who are directors and officers, to the fullest extent permitted by (A) the Memorandum of Association or Articles of Association (or such equivalent organizational or governing documents of any of the Company’s Subsidiaries as in effect on the date of this Agreement) and (B) Law and (ii) in the case of the Indemnitiees who are employees, to the fullest extent required by (A) the Memorandum of Association or Articles of Association (or such equivalent organizational or governing documents of any of the Company’s Subsidiaries as in effect on the date of this Agreement) and (B) Law. For a period of six (6) year from and after the Effective Time, Parent shall, to the extent permitted by Law, cause the memorandum of association, articles of association or other organizational documents of the Surviving Company and its Subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer, employee and agent liability that are no less favorable to the Indemnitees than those set forth in the Memorandum of Association and Articles of Association and the Company’s Subsidiaries’ organizational documents as in effect on the date of this Agreement, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnitees.

(b) The Indemnitees to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6. The provisions of this Section 6.6 are intended to be for the benefit of each Indemnitee and his or her successors, heirs or representatives. The Surviving Company shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by any Indemnitee in successfully enforcing the indemnity and other obligations provided in this Section 6.6.

(c) The rights of each Indemnitee under this Section 6.6 shall be in addition to any rights such Person may have under the Memorandum of Association or Articles of Association (or equivalent organizational or governing documents of any of the Company’s Subsidiaries), certificate of incorporation, bylaws or other organizational documents of the Surviving Company or under Law.

(d) Notwithstanding any other provision of this Agreement, this Section 6.6 shall survive the consummation of the Merger indefinitely and shall be binding on all successors and assigns of the Surviving Company and its Subsidiaries, and shall be enforceable by the Indemnitees and their successors, heirs or representatives. In the event that the Surviving Company or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, Parent shall ensure that proper provision shall be made so that the successors and assigns of the Surviving Company shall succeed to the obligations set forth in this Section 6.6.

Section 6.7 Notification of Certain Matters. From and after the date hereof until the Effective Time, the Company shall give prompt notice to Parent, and Parent and Merger Sub shall give prompt notice to the Company, upon receiving Knowledge of (a) any notice, complaint, investigation or hearing (or communications indicating that the same may be contemplated) of any Governmental Authority in connection with this Agreement, the Merger or the transactions contemplated hereby, (b) any written notice of any Person (other than a Governmental Authority) alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated hereby, (c) any actions, suits, claims, investigations or proceedings that are commenced or, to such party’s Knowledge, privately threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement, the Merger or the transactions contemplated hereby, (d) any Event that would or would be reasonably likely to cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein (provided, that the failure to provide such notice under this clause (d) shall not of itself be deemed to constitute a failure of the conditions precedent set forth in Section 7.2(b) or Section 7.3(b), as applicable) or (e) any material change, effect or circumstance that would reasonably be expected to give rise to a failure of a condition precedent in Section 7.1, Section 7.2 (in the case of the Company) or Section 7.3 (in the case of Parent); provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties herein or the conditions to the obligations of the parties hereunder or the remedies available hereunder to any party.

Section 6.8 Public Announcements. The initial press release(s) announcing the execution of this Agreement shall be in a form mutually agreed upon by Parent and the Company. Each party hereto agrees not to issue any press release or make any other public announcement relating to this Agreement or the transactions contemplated hereby without the prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) of the other parties, except as may be required by Law, court process or the rules and regulations of any national securities exchange or national securities quotation system, in which case the other parties hereto shall, to the extent practicable, be given the reasonable opportunity to review and comment on any such press release or other public announcement prior to its public release. Notwithstanding any other provision of this Agreement, the requirements of this Section 6.8 shall not apply to any disclosure by (a) Company or Parent of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Merger or the transactions contemplated by this Agreement, or (b) the Company or Parent, with respect to any public announcement or public statement with respect to any Adverse Recommendation Change made in accordance with Section 6.5(d).

Section 6.9 Director Resignations.

(a) At the Merger Closing, the Company shall deliver to Parent (i) a duly executed resignation letter, in form and substance reasonably satisfactory to Parent, in respect of each member of each of the boards of directors (or other applicable governing body) of each Subsidiary of the Company which shall be effective as of the Effective Time and (ii) duly executed resignation letters, in form and substance reasonably satisfactory to

Parent, in respect of the Company’s appointees to the PELSA board of directors which in each case shall be effective as of the later of (A) the Effective Time and (B) Parent’s written instruction to the Company’s appointees that such resignation shall be deemed effective

(b) Prior to the Merger Closing Date, the Company shall use reasonable best efforts to appoint Parent’s nominees to the board of directors of PELSA in accordance with the Stockholders’ Agreement, by and among Dr. Carlos Perez Companc and the Company dated as of September 6, 1974.

Section 6.10 Shareholder Litigation. Prior to the Effective Time, the Company shall provide Parent reasonable opportunity to participate in the defense of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement. The Company will give due consideration to Parent’s advice with respect to such litigation and use its reasonable best efforts to defend or settle any unresolved litigation in accordance with Parent’s advice; provided that, except as set forth on Section 6.10 of the Company Disclosure Schedules, no settlement of any such litigation shall be agreed to without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed); provided further that after receipt of the Requisite Shareholder Approval, the Company shall, if requested by Parent, use its reasonable best efforts to defend or settle any unresolved shareholder litigation in accordance with Parent’s direction.

Section 6.11 Affiliate Transactions. Prior to the Effective Time, all Contracts between the Company or any of its Subsidiaries, on the one hand, and any of their respective Affiliates, on the other hand, including the Contracts set forth on Section 4.26 of the Company Disclosure Schedules, other than (a) Contracts listed on Section 6.11 of the Company Disclosure Schedules and (b) Contracts solely between or among the Company and its Subsidiaries, shall have been terminated as of the Merger Closing Date with no liabilities or obligations surviving such termination.

Section 6.12 Rule 16b-3 Actions. Prior to the Effective Time, the Company may take such actions as may be required to cause any dispositions of equity securities in the Company resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.13 Further Actions. Subject to the other express provisions of this Agreement, upon the request of any party, the other parties shall use reasonable best efforts to undertake as soon as reasonably practicable (or procure the undertaking as soon as reasonably practicable of) all acts including executing and delivering (or procuring the execution and delivery of) all such other documents, instruments and agreements as may be reasonably necessary for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

Section 6.14 No Section 338(g) Election. Neither Parent nor any of its Affiliates shall make an election under Section 338(g) of the Code, or any similar provision of Law, with respect to the transactions contemplated by this Agreement.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1 Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Merger Closing Date of the following conditions:

(a) the Requisite Shareholder Approval shall have been received; and

(b) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (collectively, “Restraints”), or threatened or commenced any Proceeding, which is then pending or in effect and seeks to enjoin or otherwise prohibit, or has the effect of enjoining or otherwise prohibiting, the consummation of the Merger.

Section 7.2 Conditions to the Obligations of Parent and Merger Sub. In addition to the conditions set forth in Section 7.1, the respective obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Merger Closing Date of the following further conditions:

(a) (i) each of the representations and warranties of the Company set forth in Section 4.2(a), Section 4.2(b) (except to the extent such representations and warranties relate to PELSA or any of its Subsidiaries), Section 4.2(c)(i) and the first sentence of Section 4.2(c)(ii) (Capitalization; Subsidiaries), Section 4.3 (Authority Relative to Agreement), Section 4.4(c) (No Conflict; Required Filings and Consents), the first sentence of Section 4.9 (Absence of Certain Changes or Events), Section 4.23 (Antitakeover Statutes) and Section 4.24 (Brokers) shall be true and correct in all respects as of the date of this Agreement and the Merger Closing Date (as though made on and as of the Merger Closing Date), except, with respect Section 4.2(a), to the extent that any inaccuracies would be de minimis, in the aggregate; (ii) the representations and warranties of the Company set forth in Section 4.2(b) (but only to the extent such representations and warranties relate to PELSA or any of its Subsidiaries), in the third sentence of Section 4.2(c)(ii) (Capitalization; Subsidiaries) and Section 4.21 (Concessions), shall be true and correct in all material respects (without giving effect to any qualifications as to materiality or Material Adverse Effect or other similar qualifications contained therein) as of the date of this Agreement and the Merger Closing Date; and (iii) each of the other representations and warranties of the Company set forth in ARTICLE IV that (x) are not made as of a specific date shall be true and correct as of the date of this Agreement and the Merger Closing Date (as though made on and as of the Merger Closing Date), and (y) are made as of a specific date shall be true and correct as of such date, except, in the case of this clause (iii), where the failure of such representations and warranties to be true and correct, without giving effect to any qualifications as to materiality or Material Adverse Effect or other similar qualifications contained therein, would not have, individually or in the aggregate, a Material Adverse Effect;

(b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Merger Closing Date;

(c) since the date of this Agreement, there shall not have occurred any change, event, effect or circumstance that, individually or in the aggregate, has had a Material Adverse Effect;

(d) the Company shall have delivered to Parent a certificate, dated the Merger Closing Date and signed by an executive officer of the Company certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) shall have been satisfied;

(e) all consents of the Company’s secured creditors required under the Companies Law have been made, given or obtained on terms acceptable to the Parent, acting reasonably; and

(f) The transactions contemplated by the Transaction Agreement have been consummated or will be consummated concurrently with the Merger Closing.

Section 7.3 Conditions to the Obligations of the Company. In addition to the conditions set forth in Section 7.1, the obligations of the Company to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Merger Closing Date of the following further conditions:

(a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement, without giving effect to any qualifications as to materiality or other similar qualifications contained therein, shall be true and correct as of the date of this Agreement and the Merger Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct as would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Parent or Merger Sub to consummate the Merger;

(b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Merger Closing Date;

(c) Parent shall have delivered to the Company a certificate, dated the Merger Closing Date and signed by an executive officer of Parent, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied; and

Section 7.4 Frustration of Closing Conditions. Neither Parent nor Merger Sub may rely on the failure of any conditions set forth in Section 7.1 or Section 7.2 to be satisfied as a basis for not consummating the transactions contemplated hereby or terminating this Agreement if such failure was caused by the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any conditions set forth in Section 7.1 or Section 7.3 to be satisfied as a basis for not consummating the transactions contemplated hereby or terminating this Agreement if such failure was caused by the failure of the Company to perform any of its obligations under this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated (to the extent set forth Section 8.2) at any time prior to the Effective Time, whether before or after the Requisite Shareholder Approval is obtained (except as otherwise expressly noted), as follows:

(a) by mutual written consent of each of Parent and the Company; or

(b) by either Parent or the Company, if:

(i) the Effective Time shall not have occurred on or before 5:00 p.m. (New York City time) on July 2, 2015 (the “Termination Date”); provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to a party if such party has breached or violated any of its covenants, agreements or other obligations hereunder and such breach or violation has been the principal cause of or directly resulted in (1) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger set forth in ARTICLE VII prior to the Termination Date or (2) the failure of the Merger Closing to occur by the Termination Date; or

(ii) any Restraint shall be in effect enjoining or otherwise prohibiting the consummation of the Merger, and such Restraint shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have used reasonable best efforts to prevent, oppose or remove such Restraint; or

(iii) if the Shareholders’ Meeting shall have been convened and a vote with respect to the adoption of the Plan of Merger shall have been taken thereat (or any adjournment or postponement thereof) and the Requisite Shareholder Approval shall not have been obtained; or

(c) by the Company:

(i) if Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform, individually or in the aggregate, (x) would give rise to a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by Parent or Merger Sub on or before the earlier of (i) the Termination Date and (ii) the date that is thirty (30) days following the receipt by Parent of written notice from the Company of such breach or failure; provided, however, that the Company shall not have a right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(ii) at any time prior to the Approval Time, if (A) the Company Board has determined to enter into one or more definitive Alternative Acquisition Agreements with respect to a Superior Offer; (B) the Company shall have complied with the terms and conditions of Section 6.5 with respect to such Superior Offer; (C) concurrently with the termination of this Agreement the Company enters into one or more definitive Alternative Acquisition Agreements with respect to such Superior Offer; and (D) the Company pays to Parent the Termination Fee in accordance with Section 8.3(a)(ii); or

(d) by Parent:

(i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform, individually or in the aggregate, (x) would give rise to the failure of any condition set forth in Section 7.2(a) or Section 7.2(b) and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by the Company on or before the earlier of (i) the Termination Date and (ii) the date that is thirty (30) days following the receipt by the Company of written notice from Parent of such breach or failure; provided, however, that Parent shall not have a right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(ii) at any time prior to the date of the Shareholder Meeting, if (A) the Company Board shall have effected an Adverse Recommendation Change or (B) the Company shall have committed an Intentional Breach of any of its obligations contained in Section 6.2 or Section 6.5.

Section 8.2 Effect of Termination. In the event that this Agreement is terminated in accordance with Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, and, except as set forth in this Section 8.2, this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto (or any of its Representatives), and all rights and obligations of any party hereto shall cease; provided, that if (x) such termination resulted, directly or indirectly, from the Intentional Breach of any representation, warranty, covenant or other agreement contained herein or (y) the Intentional Breach of any representation, warranty, covenant or other agreement contained herein shall cause the Merger Closing not to occur, then, notwithstanding such termination, such breaching party shall be fully liable for any and all Damages as a result of such Intentional Breach regardless of whether or not the Termination Fee has been paid or is payable; provided, further that the Confidentiality Agreement, and the provisions of Section 4.24, Section 5.7, Section 6.4(b), Section 6.8, ARTICLE I, ARTICLE VIII and ARTICLE IX shall survive any termination of this Agreement pursuant to Section 8.1.

Section 8.3 Termination Fee.

(a) If the Agreement is terminated by:

(i) (x) either Parent or the Company pursuant to Section 8.1(b)(i) or by Parent pursuant to Section 8.1(d)(i), and (y) (A) the Company receives or has received an Acquisition Proposal from a Third Party after the date hereof or an Acquisition Proposal shall have become publicly known at or prior to such termination, and (B) within twelve (12) months of such termination of this Agreement, (1) the Company enters into a definitive agreement with respect to an Acquisition Proposal (whether or not the same Acquisition

Proposal described in clause (y)(A)), or (2) an Acquisition Proposal (whether or not the same Acquisition Proposal described in clause (y)(A)) is consummated by the Company, then the Company shall pay, or cause to be paid, to Parent an amount equal to $15,450,000 (the “Termination Fee”) by wire transfer of immediately available funds on the date of, and as a condition to, the entry into such definitive agreement or such consummation, as applicable;

(ii) the Company pursuant to Section 8.1(c)(ii), then the Company shall pay to Parent the Termination Fee in cash by wire transfer immediately prior to or concurrently with the termination of this Agreement; or

(iii) by Parent pursuant to Section 8.1(d)(ii), the Company shall pay to Parent, the Termination Fee in cash by wire transfer within two Business Days after the termination of this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement and subject to Parent’s right to obtain the remedy of specific performance contemplated in Section 9.9 in lieu of such Termination Fee, in the event that the Termination Fee is paid to Parent, except with respect to any Damages payable as a result of an Intentional Breach of this Agreement, the payment of the Termination Fee shall constitute the sole and exclusive remedy of Parent, Merger Sub and their respective Affiliates (whether at law, in equity, in contract, in tort or otherwise) against the Company and its Subsidiaries and each of their respective shareholders (other than the Shareholder), former, current and future directors, officers, employees, agents and assignees for any Damages for, or with respect to, this Agreement, the transactions contemplated hereby, the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or any claims or actions under Law arising out of such breach, termination or failure. Subject to Parent and Merger Sub’s ability to recover Damages in respect of an Intentional Breach, the Termination Fee shall constitute the maximum aggregate liability of the Company and its Subsidiaries for Damages in connection with this Agreement or any of the transactions contemplated hereby. The parties acknowledge and agree that in no event shall (i) Parent or Merger Sub, or any Affiliate of Parent or Merger Sub, be entitled to obtain both (x) specific performance of this Agreement resulting in the consummation of the Merger and (y) the Termination Fee, and (ii) the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and upon the occurrence of different events; provided, that the Company, Parent and Merger Sub acknowledge that Parent shall not be entitled to receive both the Termination Fee and the Transaction Agreement Termination Fee.

(c) Each of the parties acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and (ii) without these agreements, the parties would not enter into this Agreement. If the Company fails to pay the Company Termination Fee pursuant to this Section 8.3 when due, and, in order to obtain such payment, Parent commences a suit that results in a judgment against such party for the Company Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the Company Termination Fee from the date such payment was required to be made until the date of payment at the rate per annum three hundred (300) basis points over the “prime rate” (as announced by JP Morgan or any successor thereto) in effect on the date such awarded amount was originally required to be paid.

Section 8.4 Amendment. This Agreement may be amended by mutual agreement of the parties by action taken by or on behalf of their respective boards of directors at any time before or after receipt of the Requisite Shareholder Approval; provided, however, that after the Requisite Shareholder Approval has been obtained, there shall not be any amendment that by Law requires further approval by the shareholders of the Company without such further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 8.5 Extension; Waiver. At any time prior to the Effective Time, subject to Law, any party hereto may, without limiting its rights and remedies under this Agreement, (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) subject to the proviso of the first sentence of Section 8.4, waive compliance with any agreement or condition contained herein. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.6 Expenses; Transfer Taxes. Except as expressly set forth herein (including Section 8.2), all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger or any of the other transactions contemplated by this Agreement are consummated.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement and any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance in whole or in part after the Effective Time.

Section 9.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing and sent by facsimile transmission (providing confirmation of transmission by the transmitting equipment) or e-mail of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient); provided, that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

if to Parent or Merger Sub:

Pluspetrol Resources Corporation

Muiderstraat 7/A

1011PZ Amsterdam, The Netherlands

Phone: +31 20 662 2199

Fax: +31 20 364 0323

e-mail: mstorni@pluspetrol.net

Attention: María Ximena Storni

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Phone: (212) 225-2000

Fax: (212) 225-3999

e-mail: jlewis@cgsh.com; nwhoriskey@cgsh.com

Attention: Jeffrey S. Lewis

Neil Q. Whoriskey

if to the Company:

Apco Oil and Gas International Inc.

One Williams Center, 35th Floor

Tulsa, Oklahoma 74172

Phone: (539) 573-2164

Fax: (539) 573-0576

e-mail: bryan.guderian@wpxenergy.com

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, TX 75201

Phone: (214) 746-7700

Fax: (214) 746-7777

e-mail: gdwest@weil.com; james.griffin@weil.com

Attention:      Glenn D. West

                      James R. Griffin

Section 9.3 Interpretation; Certain Definitions. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section, Appendix, Schedule, Annex or Exhibit, such reference shall be to an Article or Section of, or an Appendix, Schedule, Annex or Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole, including all Exhibits, Schedules and Annexes and Appendices, and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined herein. References to a Person are also to its successors and permitted assigns. The words “made available to Parent” or words of similar import refer to documents posted to EDGAR or the Electronic Data Room and delivered to Parent on CD-ROM at least twenty-four (24) hours prior to the date hereof. The specification of any dollar amount in any representation or warranty contained in ARTICLE IV or ARTICLE V is not intended to imply that such amount, or higher or lower amounts, are or are not material for purposes of this Agreement, and no party shall use the fact of the setting forth of any such amount in any dispute or controversy between or among the parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Schedule or the Parent Disclosure Schedule is or is not material for purposes of this Agreement. Words describing the singular number shall be deemed to include the plural and vice versa, and words denoting any gender shall be deemed to include all genders.

Section 9.4 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, illegal or incapable of being enforced under any present or future Law or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Law in a mutually acceptable manner in order that the transactions contemplated hereby are fulfilled as originally contemplated to the fullest extent possible.

Section 9.5 Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except that Parent may assign its rights and delegate its obligations hereunder to one or more of its Affiliates, including any direct or indirect wholly owned subsidiary, as long as Parent remains ultimately liable for all of Parent’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective permitted successors and permitted assigns.

Section 9.6 Entire Agreement. This Agreement (including the Exhibits, Schedules, Annexes and Appendices hereto and other documents delivered pursuant hereto) constitutes, together with the Confidentiality Agreement, the Company Disclosure Schedule and the Parent Disclosure Schedule, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof.

Section 9.7 No Third-Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, except (a) for the rights to receive consideration after the Effective Time under ARTICLE III (which shall be enforceable by the applicable holders of equity securities issued by the Company if the Effective Time shall occur), (b) as specifically provided in Section 6.6(b) (which shall be to the benefit of the parties referred to in such section). Without conferring any third-party beneficiary rights on any Company Shareholder or any other Person not party hereto, in the event (i) the remedy of specific performance contemplated in Section 9.9 is not available to the Company, (ii) the Company seeks and obtains a judgment granting specific performance against Parent but the Company is unable to enforce such judgment against Parent promptly for any reason or (iii) the Company declines, for whatever reason, to seek the remedy of specific performance contemplated in Section 9.9, the Company (and no other Person) shall have the right to seek to obtain damages (to the extent proven and taking into account other reasonably available combination opportunities) based on the lost shareholder premium (based on the NASDAQ quoted stock price as of the date hereof) in the event of Parent’s or Merger Sub’s material breach of this Agreement that constituted a failure of any of the conditions to Merger Closing from being satisfied, which right is hereby expressly acknowledged and agreed by each of Parent and Merger Sub, who shall each be jointly and severally liable for any such damages for which Parent and/or Merger Sub are found liable. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the Knowledge of any of the parties hereto. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.8 Governing Law. This Agreement and all claims, actions, proceedings or counterclaim (whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or relating to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules (other than New York General Obligations Law Sections 5-1401 and 5-1402) of such State (provided that the fiduciary duties of the Company Board, the internal corporate affairs of the Company, and the Merger and any exercise of dissention rights with respect to the Merger, shall in each case be governed by the laws of the Cayman Islands).

Section 9.9 Specific Performance.

(a) The parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy may occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, except as otherwise set forth in this Section 9.9, the parties acknowledge and agree that the parties hereto shall be entitled, without posting a bond or other indemnity, to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

(b) Each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 9.9. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 9.9. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.9, a party shall not in any respect waive its right to seek or obtain any other form of relief that may be available to a party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.9 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.9 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.9 prior or as a condition to exercising any termination right under ARTICLE VIII, nor shall the commencement of any legal proceeding pursuant to this Section 9.9 or anything set forth in this Section 9.9 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of ARTICLE VIII or pursue any other remedies under this Agreement that may be available then or thereafter.

Section 9.10 Consent to Jurisdiction.

(a) Each of Parent, Merger Sub and the Company irrevocably submits to the exclusive jurisdiction of any New York federal court (or if jurisdiction is not available therein, a New York state court) sitting in the Borough of Manhattan of the City of New York, and any appellate court from any thereof (any such court, a “New York Court”), for the purposes of any suit, action, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the other agreements contemplated hereby or any transaction contemplated hereby . Each of Parent, Merger Sub and the Company hereby agree to commence any action, suit or proceeding relating hereto in a New York federal court (or if jurisdiction is not available therein, a New York state court) sitting in the Borough of Manhattan of the City of New York. To the extent process by mail is permitted by Law, each of Parent, Merger Sub and the Company agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.10. Each of Parent, Merger Sub and the Company irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any New York federal court sitting in the Borough of Manhattan of the City of New York, and any appellate court from any thereof, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of Parent, Merger Sub and the Company irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court. Each Party agrees that any Order (including in respect of specific performance) issued by a New York Court pursuant to this Section 9.10 may be entered and enforced in any court having jurisdiction in the Cayman Islands or any other court having jurisdiction.

Section 9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.12 Non-Recourse. Except to the extent otherwise set forth in the Transaction Agreement and Power of Attorney, all claims, obligations, Liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made by the parties hereto only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). Except as set forth in the Power of Attorney and Transaction Agreement, no Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, or assignee of any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, or assignee of any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any Liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or Liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such Liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates of another Contracting Party. Without limiting the foregoing, to the maximum extent permitted by Law, except with respect to rights, claims, demands and causes of action arising under or in respect of the Transaction Agreement and the Power of Attorney, each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose Liability of a Contracting Party on any other Contracting Party’s Nonparty Affiliate in respect of this Agreement, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing in this Agreement (including the provisions of Section 5.11, Section 8.3(b) or this Section 9.12) shall limit in any way (i) the terms and conditions of the Power of Attorney or the Transaction Agreement or any rights that Parent or any of its Affiliates has thereunder against Shareholder or (ii) any party’s right to obtain Damages against the Shareholder for Intentional Breach of the Transaction Agreement.

Section 9.13 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed on the date first written above by their respective officers thereunto duly authorized.

PLUSPETROL RESOURCES CORPORATION

By:	/s/ Maria Ximena Storni
	Name:	Maria Ximena Storni
	Title:	Attorney-in-fact

PLUSPETROL BLACK RIVER CORPORATION

By:	/s/ Maria Ximena Storni
	Name:	Maria Ximena Storni
	Title:	Attorney-in-fact

Signature page to Merger Agreement

APCO OIL AND GAS INTERNATIONAL INC.

By:	/s/ Richard E. Muncrief
	Name:	Richard E. Muncrief
	Title:	Chairman of the Board

Signature page to Merger Agreement

Exhibit A

Plan of Merger

See the attached.

EXECUTION

PLAN OF MERGER

THIS PLAN OF MERGER is made on [—],

BETWEEN

(1)	Apco Oil and Gas International Inc., an exempted company incorporated in the Cayman Islands with limited liability (registered number MC-668) and whose registered office is situated at the offices of c/o Maples Corporate Services Limited, Ugland House, PO Box 309, Grand Cayman KY1-1104, Cayman Islands (Surviving Company); and

(2)	Pluspetrol Black River Corporation, an exempted company incorporated in the Cayman Islands with limited liability (registered number HL-291350) and whose registered office is situated at the offices of c/o Appleby Trust (Cayman) Ltd., Clifton House, 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands (Merging Company).

WHEREAS

(A)	The respective boards of directors of the Surviving Company and the Merging Company have approved the merger of the Companies, with the Surviving Company continuing as the surviving company (Merger), upon the terms and subject to the conditions of this Plan of Merger and pursuant to provisions of Part XVI of the Companies Law (as amended) (Companies Law).

(B)	In accordance with section 233(6) of the Companies Law, the shareholders of each of the Surviving Company and the Merging Company have approved and adopted this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Law.

(C)	Each of the Surviving Company and the Merging Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Law.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

Capitalized terms used but not defined in this Plan of Merger shall have the meaning given to them in the merger agreement among Pluspetrol Resources Corporation, the Surviving Company and the Merging Company, dated as of October 2, 2014 (as may be modified or amended from time to time) (Merger Agreement).

2.	COMPANY DETAILS

2.1	The constituent companies (as defined in the Companies Law) to this Plan of Merger are the Surviving Company and the Merging Company (Constituent Companies).

2.2	The surviving company (as defined in the Companies Law) that results from the merger of the Constituent Companies (Merger) is the Surviving Company.

2.3	The registered office of the Surviving Company upon the Effective Date is c/o Appleby Trust (Cayman) Ltd., Clifton House, 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands.

2.4	Immediately prior to the Effective Time, the authorised share capital of the Surviving Company is $600,000 divided into 60,000,000 shares each of nominal or par value $0.01 per share (each a Company Share).

2.5	Immediately prior to the Effective Time, the registered office of the Merging Company is c/o Appleby Trust (Cayman) Ltd., Clifton House, 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands.

2.6	Immediately prior to the Effective Time, the authorised share capital of the Merging Company is $50,000 divided into 50,000 shares each of nominal or par value $1.00 per share.

3.	EFFECTIVE DATE

In accordance with section 233(13) of the Companies Law, the date on which it is intended that the Merger is to take effect is the date specified as such in the notices to the Registrar signed by a director of the Surviving Company and a director of the Merging Company, respectively; being the date that the applicable documents are registered by the Registrar in accordance with the Companies Law (Effective Date).

4.	TERMS AND CONDITIONS; SHARE RIGHTS

4.1	The terms and conditions of the Merger are as follows:

(a) Each Company Share held by the Surviving Company or any Subsidiary of the Surviving Company (as treasury shares (if applicable) or otherwise) or held by Parent or Merging Company, in each case, immediately prior to the Effective Time, shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof;

(b) Each Company Share issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 4.1(a) and, except as provided in Section 4.1(d), the Dissenting Shares) shall be converted into the right to receive US$ 14.50 in cash (such sum, Merger Consideration), without interest. For purposes of this Plan of Merger, Total Merger Consideration shall mean the product of (x) the number of Company Shares issued and outstanding (other than shares canceled pursuant to Section 4.1(a) and, except as provided in Section 4.1(d), the Dissenting Shares) immediately prior to the Effective Time and (y) the Merger Consideration. Each Company Share to be converted into the right to receive the Merger Consideration as provided in the first sentence of this Section 4.1(b) shall, by virtue of the Merger and without any action on the part of the holders thereof, be automatically canceled and shall cease to exist, and the holders of share certificates (Certificates) or book-entry shares (Book-Entry Shares) which immediately prior to the Effective Time represented such Company Shares shall cease to have any rights with respect to such Company Shares other than the right to receive, upon surrender of such Certificates (or affidavits of loss in lieu thereof in accordance with Merger Agreement) or Book-Entry Shares in accordance with Merger Agreement, the Merger Consideration, without interest thereon, for each such Company Share held by them;

(c) Each share, par value of $1.00 per share, of Merging Company issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) newly and validly issued, fully paid and non-assessable ordinary share, par value $0.01 per share, of the Surviving Company and constitute the only outstanding share of the Surviving Company and the register of members of the Surviving Company (Register) shall promptly be updated to reflect such conversion; and

(d) Notwithstanding anything to the contrary contained in this Plan of Merger, Company Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to appraisal rights under Section 238 of the Companies Law, and who has delivered to the Surviving Company a written objection to the Merger pursuant to Section 238 of the Companies Law (Dissenting Shares), shall not be converted into the right to receive the Merger Consideration as provided in Section 4.1(b) but instead the holders of such Dissenting Shares shall be entitled only to such rights as are granted by the Companies Law. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 238 of the Companies Law. Notwithstanding the foregoing, if any such holder shall have failed to perfect or prosecute or shall have otherwise waived, effectively withdrawn or lost his or her rights under Section 238 of the Companies Law or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Companies Law, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under Section 238 of the Companies Law shall cease and such shares shall no longer be considered Dissenting Shares for purposes hereof and such holder’s Company Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, as provided in Section 4.1(b).

4.2	From the Effective Time, (i) the memorandum and articles of association of the Surviving Company immediately prior to the merger shall be its memorandum and articles of association with effect from the Effective Date in the form set out in the Annex A to this Plan of Merger (Articles), and (ii) the rights and restrictions attaching to the shares of nominal or par value of $0.01 each in the capital of the Surviving Corporation are as set out in the Articles.

4.3	The Cayman Islands and United States tax elections (whether federal or state) of the Surviving Company (if any) shall continue in full force and effect.

5.	TERMINATION

At any time prior to the Effective date, this Plan of Merger may be terminated in accordance with the Merger Agreement; provided that any change of the Effective Date shall not be to a date later than the ninetieth (90th) day after the date of registration of this Plan of Merger with the Registrar of Companies.

6.	SECURED CREDITORS

Neither Constituent Company has granted any fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

7.	DIRECTORS’ INTEREST IN THE MERGER

7.1	The name and address of the Director of the Surviving Company as of the Effective Date is PRC Oil & Gas B.V. whose registered office is at Muiderstraat 7A, 1011PZ Amsterdam, The Netherlands.

7.2	No director of either of the Constituent Companies will be paid any amounts or receive any benefits consequent upon the Merger.

8.	APPROVALS

8.1	This Plan of Merger has been approved in accordance with the Companies Law by the respective boards of directors (Board) of each of the Constituent Companies.

8.2	This Plan of Merger has been approved in accordance with the Companies Law by the respective shareholders of each of the Constituent Companies.

8.3	Each of the Constituent Companies agrees and undertakes with the other that it will, and will procure that a member of its Board will, give, execute and file with the Registrar such certificates, documents, declarations, undertakings and confirmations, and pay such fees, as may be required to filed pursuant to section 233 of the Companies Law in order to consummate the Merger.

9.	COUNTERPARTS

This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Plan of Merger by executing any such counterpart. Delivery of an executed counterpart of this Plan of Merger by e-mail (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Plan of Merger.

10.	GOVERNING LAW

10.1	This Plan of Merger, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of the Cayman Islands.

10.2	Each of the parties agrees that the courts of the Cayman Islands shall have jurisdiction to hear and determine any action or proceeding arising out of or in connection with this Plan of Merger, and any non-contractual obligations arising out of or in connection with it, and for that purpose each party irrevocably submits to the jurisdiction of the courts of the Cayman Islands and agrees that the process by which any such action or proceeding is begun may be served on it by being delivered in accordance with the notice provisions of this Plan of Merger.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF this Plan of Merger has been executed as a deed by the parties hereto on the date first before written.

EXECUTED as a Deed by Apco Oil and Gas International Inc.	)
)
	)	By:
)
	)	Name:
Position: Director

In the presence of:

Signature of witness

Name:

EXECUTED as a Deed by Pluspetrol Black River Corporation	)
)
	)	By:
)
	)	Name:
Position:

In the presence of:

Signature of witness

Name:

Annex A

Memorandum and Articles of Association of Surviving Company

Exhibit B

Power of Attorney

See the attached.

EXECUTION

THIS LIMITED POWER OF ATTORNEY is made on 2 October 2014.

BY	WPX Energy, Inc., a corporation incorporated under the laws of the State of Delaware whose registered office is situated at 3500 One Williams Center, Tulsa, OK 74103, United States of America (WPX).

WHEREAS	WPX is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 20,301,592 Class A Shares (Subject Shares), of a nominal or par value of US$0.01 each, in the capital of Apco Oil and Gas International Inc. (Company) and, in connection therewith, WPX has determined to irrevocably appoint the Attorney (as defined below) to be WPX’s attorney-in-fact for the purposes noted below from the date hereof through the Termination Time.

IT IS AGREED AND DECLARED THAT

1.	Capitalized terms used but not defined in this Power of Attorney shall have the meaning given to them in the merger agreement among Pluspetrol Black River Corporation and the Company, dated as of the date hereof (as may be modified or amended from time to time) (Merger Agreement).

2.	WPX hereby retains Appleby Trust (Cayman) Ltd., whose registered office is situated at Clifton House, 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands (Attorney) for the purpose of voting (or procuring the vote of) the Subject Shares at every meeting of the shareholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company and instructs the Attorney to vote (or procure the vote of) the Subject Shares only as follows:

(a)	in favor of the approval and adoption of the Merger Agreement and the Plan of Merger (which provides for, among other things, the merger of Pluspetrol Black River Corporation with and into the Company (the Merger) with the Company continuing as the surviving corporation), the approval of the Merger and the other transactions contemplated by the Merger Agreement and the Plan of Merger and any other matter that must be approved by the shareholders of the Company in order for the transactions contemplated by the Merger Agreement and the Plan of Merger to be consummated;

(b)	against approval of any proposal made in opposition to, made in competition with, or that would result in a breach of, the Merger Agreement, the Plan or Merger or the Merger or any other transactions contemplated by the Merger Agreement; and

(c)	against any of the following actions (other than those actions in furtherance of the Merger, the Plan of Merger and the Merger Agreement): (i) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of its Subsidiaries, (ii) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its Subsidiaries, (iii) any reorganization, recapitalization, extraordinary dividend, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, (iv) any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries, (v) any Acquisition Proposal with respect to the Company, (vi) to the extent submitted to a shareholder vote, any change in the business, management or Board of Directors of the Company, or (vii) any other action that (1) is intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement, (2) would result in a breach in any respect of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement, or (3) would change in any manner the dividend policy or capitalization of, including the voting rights of any class of equity interests in, the Company, collectively, the “Subject Votes”.

3.	For the services to be rendered by the Attorney hereunder, the Attorney shall be paid by WPX, concurrently with the Termination Time, a fee (Fee) in an amount equal to the aggregate of (i) US$0.01 for each time the Attorney attends, participates in or directs the exercise of any voting rights attaching to the Subject Shares (whether at any general meeting, class meeting or other meeting at which such rights are capable of being exercised or sign or execute written resolution), plus (ii) US$1.00 in connection with the passage or adoption of a resolution of the members of the Company approving the Merger.

4.	For the purpose of securing the interest of the Attorney in the Fee, WPX irrevocably and by way of security hereby appoints the Attorney as its true and lawful attorney with authority on its behalf and in its name or otherwise to exercise all rights, powers and privileges attaching to the Subject Shares or otherwise capable of being exercised by the registered holder of the Subject Shares and for such purpose to do all such acts and things and to execute all such deeds and other documents as the Attorney shall consider necessary or desirable to effect the Subject Votes, including (without prejudice to the generality of the foregoing), all or any of the following for and on behalf of WPX (in each case in such manner and on such terms as the Attorney in its absolute discretion shall think fit):

(a)	to attend, participate in and direct the exercise of any voting rights attaching to the Subject Shares at any general meeting, class meeting or other meeting at which such rights are capable of being exercised; and

(b)	to approve, complete, or otherwise sign or execute any requisition of any meeting, consent to short notice or waive notice, proxy, written resolution, agreement of the members of the Company (or any of them) or any other document capable of being signed by the registered holder of the Subject Shares.

5.	WPX hereby undertakes not to, and it shall not, exercise any of the rights, powers and privileges attaching to the Subject Shares, or otherwise capable of being exercised by the registered holder of the Subject Shares, in relation to the Subject Votes without the prior written consent of the Attorney.

6.	The Attorney may from time to time, on such terms as it thinks fit, appoint and remove a substitute (who shall not have the power of substitution) and delegate to an agent the exercise of any other power conferred by this Power of Attorney and may act concurrently with such substitute or agent. The Attorney may delegate all or any of these powers conferred by this Power of Attorney to an officer or officers of the Attorney.

7.	WPX hereby ratifies and confirms, and agrees to ratify and confirm, any acts and other things whatsoever that the Attorney shall do or purport to do by virtue of this Power of Attorney including any such acts and things done between the time of revocation of this Power of Attorney and the time of that revocation becoming known to the Attorney.

8.	By the execution of this Power of Attorney, WPX undertakes to indemnify, and hereby indemnifies, each of the persons named above as Attorney (and any substitutes or delegates of such Attorney) of WPX from and against any and all actions, proceedings, losses, costs, damages, expenses, claims, demands or other liabilities of any nature whatsoever which any or all of them may suffer or otherwise incur by reason of their exercising the powers, acting pursuant to or in reliance on this Power of Attorney.

9.	WPX shall not sell, dispose of, transfer, or assign the Subject Shares or any other ownership interests in the Company and shall cause the Company not to sell, dispose of, transfer, or assign any ownership interests in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof owned by it as of the date hereof, other as permitted pursuant to the terms and conditions of the Merger Agreement.

10.	This Power of Attorney shall remain effective and valid until the earlier of (i) termination of the Merger Agreement pursuant to its terms and (ii) immediately prior to the effective time of the Merger and it shall be deemed to be revoked at that time (such time, the “Termination Time”) and shall be of no further effect after that time.

11.	This Power of Attorney and any non-contractual obligations arising out of or in connection with this Power of Attorney shall be governed by, and construed in accordance with, the laws of the Cayman Islands. The courts of Cayman Islands shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Power of Attorney or its subject matter or formation (including any non-contractual dispute or claim).

12.	A copy of this Deed may be deposited at the registered office of the Company or with such other person as may be deemed necessary or desirable to satisfy any requirement of the Company’s articles of association or for any other purpose.

IN WITNESS whereof WPX has executed this Power of Attorney as a deed the day and year first above written.

EXECUTED AS A DEED by WPX Energy, Inc.:	)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

Exhibit C

Transaction Agreement

See the attached.

Step N°1

Amsterdam, The Netherlands, October 2, 2014

Messrs.

WPX ENERGY, INC.

3500 One Williams Center

Tulsa, OK 74172-0135

REF: IRREVOCABLE OFFER N° 001-WPX-TA-2014

Dear Sirs,

In accordance with recent negotiations, Pluspetrol Resources Corporation, a company duly organized and validly existing under the laws of the Cayman Islands and domiciled in the Cayman Islands (“Purchaser”), hereby submits this irrevocable stock purchase offer (the “Offer”) to WPX ENERGY, INC., a corporation duly organized and validly existing under the laws of Delaware and domiciled in the State of Oklahoma (“Seller”), subject to the terms and conditions set forth below (including all schedules hereto).

This Offer shall be deemed accepted if, on or before 11:59 p.m. (New York time) on October 2, 2014, Seller delivers to Purchaser a written notice of acceptance of the Offer.

If Seller were to accept this Offer pursuant to the immediately preceding paragraph, the rights and obligations under which Seller and Purchaser will be bound shall be those arising from the terms and conditions of this Offer and those terms and conditions shall govern the relationship between Seller and Purchaser relating to the subject matter thereof.

TERMS AND CONDITIONS OF THE OFFER

THIS TRANSACTION AGREEMENT (this “Agreement”) is entered into as of October 2, 2014, between Seller and Purchaser.

WHEREAS, Seller is the beneficial and record owner of (a) 16,239 shares, par value ARS 1.00 per share (the “Apco Argentina Shares”), of Apco Argentina S.A., an Argentine corporation (“Apco Argentina”); and (b) 1,000 common shares, par value $1.00 per share (the “Northwest Common Shares”) of Northwest Argentina Corporation, a Utah corporation (“Northwest Corporation”);

WHEREAS, prior to Closing (as defined below), Seller shall cause the conversion (the “Conversion”) of Northwest Corporation into a limited liability company (“Northwest LLC” and, together with Northwest Corporation, “Northwest”);

WHEREAS, subsequent to such conversion and immediately prior to Closing, Seller shall own beneficially and of record, all of the limited liability company interests (the “Northwest Interests”) in Northwest LLC; and

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Apco Argentina Shares owned beneficially and of record by Seller and the Northwest Interests owned beneficially and of record by Seller at Closing (the “Target Interests” and the acquisition of the Target Interests, the “Purchase”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions

1.1 Certain Definitions.

“Acquisition Inquiry” means an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for nonpublic information made or submitted by or on behalf of Purchaser or its Affiliates) that could reasonably be expected to lead to an Acquisition Proposal.

“Acambuco Agreements” has the meaning set forth in Section 3.4(b).

“Acquisition Proposal” has the meaning set forth in Section 7.4.

“Administrative Services Agreement” has the meaning set forth in Section 7.9(b).

“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the recitals.

“Apco” has the meaning set forth in Section 2.1.

“Apco Argentina Board” has the meaning set forth in Section 3.11.

“Apco Board” means the board of directors of Apco.

“Apco Shares” means, collectively, each issued and outstanding ordinary share of Apco, par value $0.01 per share, and each issued and outstanding Class A Share of Apco, par value $0.01 per share.

“Argentine Antitrust Approval” means the authorization required by Argentine Antitrust Laws for the transactions contemplated by this Agreement.

“Argentine Antitrust Laws” means any Law of Argentina intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment (including, without limitation, Argentine Antitrust Law Nº 25,156 as amended by Argentine Legislative Decree N° 396/2001 and implemented by, inter alia, Argentine Regulatory Decree N° 89/2001 and Argentine Resolution SDyCS N° 40/2001, as amended and complemented from time to time).

“Argentine Stock Transfer Notice” means a notice, pursuant to Section 215 of the Argentine Commercial Corporations Law, of the transfer of 16,239 shares, par value ARS 1.00 per share of Apco Argentina S.A., an Argentine corporation.

“Balance Sheet Date” means June 30, 2014.

“Beneficiaries” has the meaning set forth in Section 7.15.

“Board Designees” has the meaning set forth in Section 5.1(c).

“Business Day” means any day of the year on which national banking institutions in New York, New York and the Cayman Islands are open to the public for conducting business and are not required or authorized to close.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Company Disclosure Schedule” means the disclosure schedule delivered by Apco to Purchaser prior to the execution of the Merger Agreement.

“Consent Fee” has the meaning set forth in Section 7.2.

“Confidentiality Agreement” means the confidentiality agreement among Pluspetrol S.A., Seller and Apco dated October 10, 2013, as amended on August 29, 2014, and as further amended from time to time.

“Contract” means any contract, agreement, arrangement, understanding, commitment, franchise, trust, indenture, note, deed, obligation, bond, mortgage, loan, instrument, lease, or license, whether written or otherwise.

“Contracting Parties” has the meaning set forth in Section 8.12.

“Conversion” has the meaning set forth in the recitals.

“Current Insurance Policy” has the meaning set forth in Section 7.15.

“Damages” means damages, costs, fees, expenses, liabilities, penalties or losses of any kind excluding special and punitive damages and consequential damages that were not reasonably foreseeable as of the date hereof.

“Directors and Officers” means Keith E. Bailey, Bryan K. Guderian, Benjamin A. Holman, Michael Kyle, Robert J. LaFortune, Richard E. Muncrief, Piero Ruffinengo, and J. Kevin Vann.

“Existing Confidentiality Agreement” has the meaning set forth in Section 7.4(a).

“GAAP” means the United States generally accepted accounting principles.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Hydrocarbons” means petroleum, natural gas and all related hydrocarbons (including liquid hydrocarbons) and all other substances, whether liquids, gases or solids and whether hydrocarbons or not, produced in association with petroleum, natural gas or related hydrocarbons.

“Hydrocarbons Concession” means the concessions rights granted by Governmental Bodies which entitles the holder thereof to explore for, drill for, recover, produce, develop, remove, and dispose of Hydrocarbons.

“Indebtedness” means, with respect to any Person, without duplication: (a) any obligations for borrowed money; (b) any obligations evidenced by bonds, notes, debentures, letters of credit or similar instruments; (c) any obligations under conditional sale, title retention or similar agreements or arrangements creating an obligation with respect to the deferred purchase price of securities or similar assets (including “earn-out” payments) and any obligations under any conditional sale, title retention or similar agreements or arrangements with respect to the deferred purchase price of goods or services that are due more than 90 days following entry into such agreements or arrangements; (d) any obligations relating to advance payments for goods or services; (e) any capital lease obligations; (f) any net obligations in respect of interest rate, currency or commodity swaps, collars, caps, hedges, futures contract, forward contract, option or other derivative instruments or arrangements; (g) any accrued interest, premiums, penalties, breakages, “make whole amounts” and other obligations relating to the foregoing that would be payable in connection with the repayment of the foregoing; and (h) any obligations to guarantee any of the foregoing types of obligations on behalf of any Person; provided, however, that, with respect to the Company, “Indebtedness” shall not be deemed to include any intercompany Indebtedness owing by Northwest to any of its wholly-owned Subsidiaries, by a wholly-owned Subsidiary of Northwest to Northwest or by one wholly-owned Subsidiary of Northwest to another wholly-owned Subsidiary of Northwest.

“Intentional Breach” means, with respect to any representation, warranty, agreement or covenant, an action or omission (including a failure to cure circumstances) taken or omitted to be taken on or after the date hereof that the breaching Person intentionally takes (or fails to take) and knows would, or would reasonably be expected to, cause or constitute a material breach of such representation, warranty, agreement or covenant.

“Knowledge” (including the term “Known”) means, with respect to Seller, the actual knowledge of the individuals set forth on Schedule 1.1(a) to this Agreement after due and reasonable inquiry of any other senior executives having responsibility for such matters.

“Law” means any and all domestic (federal, state or local), statute, code, ordinance, tribal or foreign laws, rules, regulations, orders, judgments, writs, stipulations, awards, injunctions or decrees promulgated by any Governmental Body.

“Legal Proceedings” means any claim, suit, action, litigation, arbitration, mediation, proceeding or investigation.

“Liability” means mortgages, charges, security interests, claims, obligations, liabilities, debts, commitments and duties of any kind whatsoever, whether, fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of contract or tort, based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Lien” means liens (statutory or other), claims, mortgages, encumbrances, pledges, security interests (including, in respect of shares, depositary receipts for such shares having been issued), easements, hypothecation, rights-of-way, claims, covenants, conditions, restrictions (including transfer restrictions), options, rights of first offer or refusal, third-party rights, limitations on voting rights, encroachments, title defects or charges of any kind or nature whatsoever, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

“Merger” has the meaning set forth in Section 2.1.

“Merger Agreement” has the meaning set forth in Section 2.1.

“Merger Agreement Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by or on behalf of Purchaser) relating to any Merger Agreement Acquisition Transaction.

“Merger Agreement Acquisition Transaction” means an Acquisition Transaction (as defined in the Merger Agreement).

“Merger Agreement Adverse Recommendation Change” means an Adverse Recommendation Change (as defined in the Merger Agreement).

“Merger Agreement Termination Fee” means the Termination Fee (as defined in the Merger Agreement).

“Merger Closing Date” means the Merger Closing Date (as defined in the Merger Agreement).

“Negative Antitrust Decision” has the meaning set forth in Section 7.1(c).

“Nonparty Affiliates” has the meaning set forth in Section 8.12.

“Northwest” has the meaning set forth in the recitals.

“Northwest Board” has the meaning set forth in Section 3.11.

“Northwest Common Shares” has the meaning set forth in the recitals.

“Northwest Corporation” has the meaning set forth in the recitals.

“Northwest Interests” has the meaning set forth in the recitals.

“Northwest LLC” has the meaning set forth in the recitals.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Parent Disclosure Schedule” means the disclosure schedule delivered by Purchaser to Apco prior to the execution of the Merger Agreement.

“Permit” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body, including, without limitation, any Hydrocarbons Concession.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Power of Attorney” means the Power of Attorney set forth as Exhibit B to the Merger Agreement.

“PRC” has the meaning set forth in Section 2.1.

“Purchase” has the meaning set forth in the recitals.

“Purchase Price” has the meaning set forth in Section 2.2.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Disclosure Schedule” means the disclosure schedule delivered by Purchaser to Seller prior to the execution of this Agreement.

“Purchaser Documents” has the meaning set forth in Section 4.2.

“Replacement Insurance Policy” has the meaning set forth in Section 7.15.

“Representatives” means, with respect to any Person, any Subsidiary of such Person and such Person’s and each of its respective Subsidiaries’ directors (in their capacity as such), officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors or representatives.

“Restraints” has the meaning set forth in Section 5.1(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the preamble.

“Seller Disclosure Schedule” means the disclosure schedule delivered by Seller to Purchaser prior to the execution of this Agreement.

“Seller Documents” has the meaning set forth in Section 3.2.

“Subsidiary” means, with respect to any Person, a Person of which a majority of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by the first Person.

“Target Boards” has the meaning set forth in Section 3.11.

“Tax” means any and all taxes, assessments, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties, additions to tax, additional amounts in respect of the foregoing, and any obligations or payments to any Person with respect to any of the foregoing) imposed by any Governmental Body or taxing authority including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; customs’ duties, tariffs, and similar charges.

“Tax Return” means any return, declaration, report information statement, claim for refund or other document, including any schedule or attachment thereto filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Target Companies” means Apco Argentina and Northwest.

“Target Interests” has the meaning set forth in the recitals.

“Third Party” means any Person or group other than Purchaser or its Affiliates.

“Unaudited Balance Sheet” means the balance sheet of Northwest for the year ended June 30, 2014.

1.2 Other Definitional and Interpretive Matters.

(a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply

Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings. The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

Including. The word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

Sale and Purchase of Securities

2.1 Sale and Purchase of Securities. Seller is selling and delivering to Purchaser, and Purchaser is purchasing and accepting from Seller, all right, title, and interest of Seller in and to the Target Interests, free and clear of all Liens and in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 2, 2014, by and among Pluspetrol Resources Corporation, a Cayman Island exempted company limited by shares (“PRC”), Pluspetrol Black River Corporation, a Caymans Island exempted company limited by shares and a wholly-owned Subsidiary of PRC, and Apco Oil and Gas International, Inc., a Cayman Islands exempted company limited by shares (“Apco”). The closing of the purchase and sale of the Target Interests (the “Closing”) shall take (a) place at the place and time of the closing of the transactions contemplated by the Merger Agreement (the “Merger”) or (b) such other time or date as agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

2.2 Purchase Price. The aggregate consideration for the Target Interests payable hereunder shall be an amount in cash equal to $2.00 (the “Purchase Price”). On the Closing Date, Purchaser shall pay the Purchase Price to Seller by wire transfer. Contemporaneously with the delivery of the Purchase Price, Seller will cause to be delivered to Purchaser (or its designee) the certificates (or evidence of book-entry delivery) representing the Target Interests to be sold hereunder by the Seller.

ARTICLE III

Representations and Warranties of Seller

Seller hereby represents and warrants to Purchaser as follows:

3.1 Organization.

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted.

(b) As of the date hereof, Northwest is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above and has the requisite corporate power and authority to conduct its business as it is now being conducted. Following the Conversion, Northwest will be a limited liability company validly existing and in good standing under the laws of the State of Utah and will have all requisite limited liability company power and authority to conduct its business as it is now being conducted.

(c) Each of Seller and Northwest is duly qualified or licensed as a foreign entity to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so licensed, qualified or in good standing would not be material to Apco and its Subsidiaries, taken as a whole.

3.2 Authorization. Seller has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Seller in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the “Seller Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all required corporate action on the part of Seller. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by Seller, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Seller Document, when so executed and delivered will constitute, the legal, valid and binding obligation of the Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3 Conflicts; Consents of Third Parties.

(a) Except as set forth on Section 3.3(a) of the Seller Disclosure Schedule, none of the execution and delivery by Seller of this Agreement or the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Seller with any of the provisions hereof or thereof will conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws (or other organizational and governing documents) of Seller, Northwest or Apco Argentina; (ii) any Contract or Permit to which Seller, Northwest or Apco Argentina is a party or is bound or to which any of the properties or assets of Seller, Northwest or Apco Argentina are subject; (iii) any Order of any Governmental Body applicable to Seller, Northwest or Apco Argentina or by which any of the properties or assets of Seller, Northwest or Apco Argentina are bound; or (iv) any Law applicable to Seller, Northwest or Apco Argentina or any of the properties or to which any of the assets of Seller, Northwest or Apco Argentina are subject.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Seller in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by Seller with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, Orders, Permits or authorizations the failure of which to obtain would not materially impair Apco Argentina, Northwest and its Subsidiaries (taken as a whole) or Seller’s ability to consummate the transactions contemplated hereby.

3.4 Ownership and Transfer of Target Interests.

(a) The authorized capital stock of Apco Argentina consists of 324,786 shares of common stock, par value ARS 1.00 per share, of which 324,786 shares are issued and outstanding. Apco is the sole record and beneficial owner of 308,547 shares of Apco Argentina. The Apco Argentina Shares (i) represent five percent (5%) of the entire allotted, duly authorized and validly issued share capital of Apco Argentina and (ii) are duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights. The Apco Argentina Shares represent five percent (5%) of the voting rights of shareholders of Apco Argentina and are not subject to any restrictions as to voting. Other than the Apco Argentina Shares and the shares of Apco Argentina owned by Apco, there are no outstanding shares of capital stock or other equity interests of Apco Argentina.

(b) As of the date hereof through the Conversion, the authorized capital stock of Northwest consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding. As of the date hereof through the Conversion, the Northwest Common Shares represent one hundred percent (100%) of the entire allotted, duly authorized and validly issued share capital of Northwest and are duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights. Following the Conversion, the authorized limited liability company interests of Northwest will consist of one class of outstanding limited liability company interests. Following the Conversion, the Northwest Interests will represent one hundred percent (100%) of the entire allotted, duly authorized and validly issued limited liability company interests of Northwest and will be duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights. As of the date hereof through the Conversion, the Northwest Common Shares represent one hundred percent (100%) of the voting rights of shareholders of Northwest and are not subject to any restrictions as to voting. Following the Conversion, the Northwest Interests will represent one hundred percent (100%) of the voting rights of members of Northwest and will not be subject to any restrictions as to voting. Other than the Northwest Common Shares, or, following the Conversion, the Northwest Interests, there are no outstanding shares of capital stock or other equity interests of Northwest or any outstanding securities convertible into or exchangeable or exercisable for any such capital stock or equity interests. There is no Person (other than Purchaser) who is entitled to acquire or receive any shares of capital stock or other securities or equity interests of Northwest. Northwest has not conducted any operations other than those directly related to its participating interest in Acambuco pursuant to the (i) Agreement among YPF Sociedad Anónima, Bridas S.A.P.I.C, Acambuco S.A., Apco Argentina and Northwest as of August 29, 1991 (ii) Decreto 2175/91 as of October 21, 1991; (iii) Public deed 301 as of December 17, 1991; (iv) Agreement among Bridas S.A.P.I.C., Apco Argentina and Northwest, effective as of April 23, 1984 and (v) “Unión Transitoria de Empresas Área Acambuco” among Bridas S.A.P.I.C., Apco Argentina, Northwest and YPF Sociedad Anónima, effective as of September 28, 1994, as amended on November 29, 1999 and as further amended on October 19, 2007 (collectively, the “Acambuco Agreements”).

(c) Seller is the record and beneficial owner of, and has good, valid and marketable title to, the Apco Argentina Shares and the Northwest Common Shares, free and clear of any and all Liens and, following the Conversion, will be the record and beneficial owner of, and has good, valid and marketable title to, the Target Interests, free and clear of any and all Liens. Seller has the corporate power and authority to sell, transfer, assign and deliver such Target Interests as provided in this Agreement, and such delivery will convey to Purchaser good title to such Target Interests, free and clear of any and all Liens or any other restrictions on transfer (other than any restrictions on transfer under the Securities Act and any state securities Laws).

(d) Northwest does not own, directly or indirectly, any capital stock, equity interest, beneficial interest or other voting or equity securities or interest in any Person. Northwest does not act or carry on business in partnership with any other Person and is not party to any joint venture agreement.

(e) Prior to the date hereof, Seller has made available to Purchaser complete and correct copies of the articles of association, charter and bylaws (or similar organizational documents) of Northwest. Other than the organizational documents made available to Purchaser pursuant to the foregoing sentence, there are no Contracts, arrangements, shareholder agreements, voting trusts, proxies or understandings which relate to the governance of the voting, registration, transfer or issuance of shares or equity interests of any company of Northwest.

3.5 No Undisclosed Liabilities. Northwest does not have any Liabilities of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or otherwise that are required by GAAP to be reflected or reserved against on a balance sheet (or the notes thereto) of Northwest except for Liabilities (i) that are specifically stated and adequately reserved against in the Unaudited Balance Sheet or, (ii) that have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and are not, individually or in the aggregate, material to Northwest.

3.6 Contracts. Other than the Acambuco Agreements and Contracts between Northwest and its Affiliates disclosed on Section 4.26 of the Company Disclosure Schedule, Northwest is not party to any Contract.

3.7 Legal Proceeding. As of the date hereof, there is no Legal Proceeding pending, or to the Knowledge of Seller, threatened, against Northwest, Northwest’s properties (tangible or intangible) or any of Northwest’s officers or directors (in their capacities as such). As of the date hereof, there is no investigation or other proceeding pending or, to the Knowledge of Seller, threatened, against Northwest, any of Northwest’s properties (tangible or intangible) or any of Northwest’s officers or directors (in their capacities as such) by or before any Governmental Body.

3.8 Tax. Effective as of the Closing Date, Northwest LLC will be disregarded as an entity separate from Seller for purposes of U.S. federal income tax law and any applicable state or local law.

3.9 Financial Advisors.

(a) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Apco or any of its Subsidiaries or Northwest or any of its Subsidiaries in connection with the Purchase or the Merger or any of the other transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of Seller or any of its Affiliates (other than Apco and its Subsidiaries).

3.10 “Big Boy” Representation. Seller acknowledges that (i) it is a sophisticated institution engaged in the business of assessing and assuming investment risks in respect of securities, including securities such as the Target Interests, (ii) it initiated and still desires to consummate the sale of the Target Interests to Purchaser, (iii) it is fully satisfied with the Purchase Price, and the Purchase Price is all that Seller is or will be entitled to receive for the Target Interests and (iv) Purchaser is consummating this transaction with Seller in reliance on the foregoing acknowledgements.

3.11 Board Matters. Section 3.11 of the Seller Disclosure Schedule sets forth a true, correct and complete list of Seller’s designees to the board of directors or applicable governing body of (a) Apco Argentina (the “Apco Argentina Board”), and (b) Northwest (the “Northwest Board” and, together with the Apco Argentina Board, the “Target Boards”).

3.12 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this ARTICLE III and those representations and warranties expressly made by Apco set forth in Article IV of the Merger Agreement, none of Seller or any of its Affiliates nor any other Person on behalf of Seller makes or has made any express or implied representation or warranty with respect to Seller, the Target Companies or their respective businesses or with respect to any other information provided, or made available, to Purchaser or their respective Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Seller acknowledges and agrees that, except for the representations and warranties made by Purchaser in ARTICLE IV (as qualified by the applicable items disclosed in the Purchaser Disclosure Schedule) and those representations and warranties expressly set forth in Article V of the Merger Agreement (as qualified by the applicable items disclosed in the Parent Disclosure Schedule), none of Purchaser or any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Purchaser or any of its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Purchaser or any of its Subsidiaries or any other matter furnished or provided to Seller or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby or thereby. Seller is not relying and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Purchaser and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Seller acknowledges and agrees that the representations and warranties contained in ARTICLE IV (as qualified by the applicable items disclosed in the Purchaser Disclosure Schedule) and Article V of the Merger Agreement (as qualified by the applicable item disclosed in the Parent Disclosure Schedule) are for risk allocation purposes and not necessarily assertions of truth.

ARTICLE IV

Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to Seller as follows:

4.1 Organization. Purchaser is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate or similar entity power and authority to own, lease and operate properties and conduct business as it is being conducted.

4.2 Authorization. Purchaser has all necessary power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each of the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all required corporate or similar entity action on behalf of Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.3 Conflicts; Consents of Third Parties.

(a) Except as set forth on Section 4.3 of the Purchaser Disclosure Schedule, none of the execution and delivery by Purchaser of this Agreement or the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the organizational documents of Purchaser; (ii) any Contract or Permit to which Purchaser is a party or is bound or to which Purchaser or any of the properties or assets of Purchaser are subject; (iii) any Order of any Governmental Body applicable to Purchaser or by which any of the properties or assets of Purchaser are bound; or (iv) any applicable Law, other than, in the case of clauses (ii) and (iv), for any such violation, breach, default, right, termination, or cancellation that would not materially impair Purchaser’s ability to consummate the transactions contemplated hereby.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, the compliance by Purchaser with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby and thereby or the taking by Purchaser of any other action contemplated hereby, except for such consents, waivers, approvals, orders, Permits or authorizations the failure of which to obtain would not have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby.

4.4 Securities Law Matters. Purchaser (i) is acquiring the Target Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, (ii) acknowledges that the Target Interests are not registered under the Securities Act, or any state securities laws, and that the Target Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable, (iii) has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of purchasing the Target Interests being purchased by it hereunder and (iv) is able to bear the economic risk of an investment in the Target Interests for an indefinite period, including the risk of a complete loss of any such investment.

4.5 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

4.6 Financial Capability. Purchaser has or will have sufficient funds to consummate the Purchase and at the Closing will have sufficient funds to pay the Purchase Price and consummate the Purchase.

4.7 No Other Representations and Warranties. Except for the representations and warranties expressly set forth in this ARTICLE IV, none of Purchaser or any of its respective Affiliates nor any other Person on behalf of any of them makes or has made any express or implied representation or warranty (and there is and has been no reliance by Seller or any of its Affiliates or Representatives on any such representation or warranty) with respect to Purchaser or its businesses or with respect to any other information provided, or made available, to Seller or any of its Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Purchaser acknowledges and agrees that, except for the representations and warranties made by Seller in ARTICLE III (as qualified by the applicable items disclosed in the Seller Disclosure Schedule) and the representations and warranties expressly set forth in Article IV of the Merger Agreement (as qualified by the applicable items disclosed in the Company Disclosure Schedule), neither Seller nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect with respect to or on behalf of the Seller, the Target Companies or any of their respective Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Target Companies or their respective Subsidiaries or any other matter furnished or provided to Purchaser or made available to Purchaser in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby or thereby. Purchaser is not relying and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person (other than the representations and warranties made by Apco under the Merger Agreement), and acknowledges and agrees that the Seller, the Target Companies and their respective Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Purchaser acknowledges and agrees that the representations and warranties contained in ARTICLE III (as qualified by the applicable items disclosed in the Seller Disclosure Schedule) and Article IV of the Merger Agreement (as qualified by the applicable items disclosed in the Company Disclosure Schedule) are for risk allocation purposes and not necessarily assertions of truth.

4.8 Doing Business in Argentina. Purchaser acknowledges that (i) it is acquiring companies doing business in Argentina, (ii) it is familiar with the risks of doing business in Argentina and (iii) has obtained all necessary advise in this respect.

ARTICLE V

Conditions to Closing

5.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in its sole discretion in whole or in part to the extent permitted by applicable Law):

(a) No Actions. No Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (collectively, “Restraints”), or threatened or commenced any Legal Proceeding, which is then pending or in effect and seeks to enjoin or otherwise prohibit, or has the effect of enjoining or otherwise prohibiting, the consummation of the transactions contemplated by this Agreement.

(b) Performance; Representations and Warranties True and Correct. Seller shall have performed in all material respects all of its obligations hereunder to be performed by Seller at or prior to the Closing Date, and (i) each of the representations and warranties set forth in Section 3.4(a), Section 3.4(b) and Section 3.4(c) (Ownership and Transfer of Target Interests) and Section 3.9 (Financial Advisors) shall be true and correct in all respects as of the date of this Agreement and as of the Closing, except, with respect to Section 3.4(a) and Section 3.4(b), to the extent that any inaccuracies would be de minimis and (ii) each of the other representation and warranties set forth in ARTICLE III shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, in each case with the same effect as if then made (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be tested as of such earlier date);

(c) Board Matters. (i) Those individuals set forth on Schedule 5.1(c) to this Agreement shall have been duly and validly elected to the Target Boards, with such election to be effective immediately following the Closing; and (ii) each member of Seller’s designees (collectively, the “Board Designees”) to the Target Boards prior to the Closing (other than those members included on Schedule 5.1(c) to this Agreement) shall have duly and validly delivered to the applicable Target Company his or her executed resignation as a director of the applicable Target Company, subject to and effective immediately following the Closing.

(d) Deliveries. Seller shall have delivered, or caused to be delivered, to Purchaser the documents described in Section 7.10;

(e) Conversion of Northwest Corporation to Limited Liability Company. At least two days prior to the Closing Date, Seller shall have (i) effectively converted Northwest Corporation into a limited liability company pursuant to the laws of the State of Utah, and (ii) transferred the relevant certificates of conversion to Purchaser, and Seller shall not have filed an election to cause such limited liability companies to be treated as corporations for U.S. federal, state or local tax purposes; and

(f) Consummation of Other Transactions. The transactions contemplated by the Merger Agreement shall have been consummated or shall be consummated substantially concurrently with the Closing.

5.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Seller in its sole discretion in whole or in part to the extent permitted by applicable Law):

(a) No Actions. There shall be no Restraints and no Governmental Body has threatened or commenced any Legal Proceeding, which is then pending or in effect and seeks to enjoin or otherwise prohibit, or has the effect of enjoining or otherwise prohibiting, the consummation of the transactions contemplated by this Agreement.

(b) Performance; Representations and Warranties True and Correct. Purchaser shall have performed in all material respects all of its obligations hereunder to be performed by Purchaser at or prior to the Closing Date, and each of the representations and warranties contained in ARTICLE IV shall be true and correct in all respects, in each case, as of the date of this Agreement and as of the Closing Date, in each case with the same effect as if then made (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be tested as of such earlier date), except for such failures to be true and correct as would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Purchaser to consummate the Purchase.

(c) Deliveries. Purchaser shall have delivered, or caused to be delivered, to Seller (or its designee(s)) the Purchase Price by wire transfer of immediately available funds and (ii) a certificate dated the Closing Date and signed by an executive officer of Seller certifying that the conditions set forth in Section 5.2(b) shall have been satisfied.

(d) Consummation of Other Transactions. The transactions contemplated by the Merger Agreement shall have been consummated or shall be consummated substantially concurrently with the Closing.

5.3 Frustration of Closing Conditions. Neither of Purchaser or Seller may rely on the failure of any condition set forth in Section 5.1 or Section 5.2, as the case may be, if such failure was caused by such party’s failure to comply with any provision of this Agreement.

ARTICLE VI

Termination

6.1 Termination. This Agreement:

(a) may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by mutual written consent of Seller and Purchaser; or

(b) shall automatically be terminated, without any further action by any party, and the transactions contemplated hereby shall be abandoned at any time prior to the Closing if the Merger Agreement has been terminated in accordance with its terms.

6.2 Procedure Upon Termination. In the event of termination and abandonment by Purchaser or Seller, or both, pursuant to Section 6.1, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Target Interests hereunder shall be abandoned, without further action by Purchaser or Seller.

6.3 Effect of Termination. In the event of any termination of this Agreement in accordance with Section 6.1, except as set forth in this Section 6.3, this Agreement shall be terminated, and there shall be no further liability or obligation hereunder by the part of any party hereto; provided, that if (x) such termination resulted, directly or indirectly, from the Intentional Breach of any representation, warranty, covenant or other agreement contained herein or (y) the Intentional Breach of any representation, warranty, covenant or other agreement contained herein shall cause the Closing not to occur, then, notwithstanding such termination, such breaching party shall be fully liable for any and all Damages, to the extent proven, as a result of such Intentional Breach regardless of whether or not the Termination Fee or the Merger Agreement Termination Fee has been paid or is payable;

provided, further that the Confidentiality Agreement, and the provisions of Section 3.9 (Financial Advisors), Section 4.5 (Financial Advisors), Section 7.7 (Public Statements), ARTICLE I, ARTICLE VI and ARTICLE VIII shall survive any termination of this Agreement pursuant to this ARTICLE VI.

6.4 Future Sale Fee.

(a) If this Agreement is terminated pursuant to Section 6.1(b) and a Merger Agreement Termination Fee is payable to Purchaser pursuant to Section 8.3(a)(i) or 8.3(a)(ii) of the Merger Agreement, within one Business Day of Seller or its Affiliates receipt of consideration in connection with a related Merger Agreement Acquisition Proposal, Seller shall pay to Purchaser by wire transfer of immediately available funds an amount equal to the excess, if any, of (x) the consideration actually paid to Seller or its Affiliates in connection with the related Merger Agreement Acquisition Proposal (whether paid in one transaction or a series of transactions, in cash, securities or any other form and including any deferred purchase price payments, dividends, seller notes and “earn-out” payments) over (y) $15.00 multiplied by the number of Apco Shares in respect of which Seller received consideration in such Merger Agreement Acquisition Proposal.

(b) (i) If this Agreement is terminated (A) pursuant to Section 6.1(b) and a Merger Agreement Termination Fee is payable to Purchaser pursuant to Section 8.3(a)(iii) of the Merger Agreement (following a termination of the Merger Agreement pursuant to Section 8.1(d)(ii)(B) thereof) or (B) pursuant to Section 6.1(a) or Section 6.1(b) and prior to such termination Seller shall have committed an Intentional Breach of any of its obligations contained in Section 7.4 and (ii) within 12 months of the termination of this Agreement the Company enters into a definitive agreement with respect to a Merger Agreement Acquisition Proposal with a Third Party (whether or not such Third Party made an Acquisition Proposal prior to termination) or a Merger Agreement Acquisition Proposal (whether or not the applicable Third Party made an Acquisition Proposal prior to termination) is consummated, then Seller shall pay to Purchaser by wire transfer of immediately available funds an amount equal to the excess, if any, of (x) the consideration actually paid to Seller or its Affiliates in connection with such Merger Agreement Acquisition Proposal (whether paid in one transaction or a series of transactions, in cash, securities or any other form and including any deferred purchase price payments, dividends, seller notes and “earn-out” payments) over (y) $15.00 multiplied by the number of Apco Shares in respect of which Seller received consideration in such Merger Agreement Acquisition Proposal.

(c) (i) If the Agreement is terminated (A) pursuant to Section 6.1(b) and the Merger Agreement was terminated by Purchaser or Seller, as applicable, pursuant to Section 8.1(d)(i) or 8.1(d)(ii)(B) of the Merger Agreement or (B) pursuant to Section 6.1(a) or Section 6.1(b) and prior to such termination Seller shall have committed an Intentional Breach of any of its obligations contained in Section 7.4 of this Agreement, and (ii) (A) within 12 months of the termination of this Agreement following a termination of the Merger Agreement pursuant to Section 8.1(d)(i) or 8.1(d)(ii)(B) of the Merger Agreement or (B) within 12 months of the termination of this Agreement following an Intentional Breach by Seller of any of its obligations under Section 7.4 of this Agreement, Seller enters into an agreement to sell, dispose or transfer of all or any of the Apco Shares (or the economic benefit thereof) held by Seller as of the date hereof in a transaction or a series of transactions (a “Subsequent Share Sale”), Seller shall pay to Purchaser by wire transfer of immediately available funds an amount equal (x) the excess if any of (1) the per Apco Share consideration actually paid to Seller in connection with the Subsequent Share Sale (whether paid in cash, securities or any other form and including any deferred purchase price payments, seller notes and “earn-out” payments and including any consideration paid or payable for the Target Interests) over (2) $15.00 multiplied by (y) the number of Apco Shares sold by Seller in such Subsequent Share Sale.

(d) If the Agreement is (i) terminated pursuant to Section 6.1(b) and the Merger Agreement was terminated by Purchaser or Seller pursuant to Section 8.1(b)(i), (ii) Seller receives an Acquisition Proposal prior to any such termination and (iii) within 3 months of any such termination of this Agreement, Seller enters into a Subsequent Share Sale, Seller shall pay to Purchaser by wire transfer of immediately available funds an amount equal (x) the excess if any of (1) the per Apco Share consideration actually paid to Seller in connection with the

Subsequent Share Sale (whether paid in cash, securities or any other form and including any deferred purchase price payments, seller notes and “earn-out” payments and including any consideration paid or payable for the Target Interests) over (2) $15.00 multiplied by (y) the number of Apco Shares sold by Seller in such Subsequent Share Sale.

(e) If the consideration received by Seller in respect of any Merger Agreement Acquisition Proposal subject to Section 6.4(a) or Section 6.4(b) or any Subsequent Share Sale subject to Section 6.4(c) or Section 6.4(d) is not all in the form of cash, then the value of such non-cash consideration shall equal: (i) in the case of non-cash consideration in the form of securities listed on a national securities market, the volume weighted average price for such securities for (x) the five consecutive trading days ending on the trading day immediately preceding Seller’s receipt of such securities or (y) the five consecutive trading days starting with the first trading day following Seller’s receipt of such securities if such securities are first listed upon the consummation of such Merger Agreement Acquisition Proposal or Subsequent Share Sale, as applicable or (ii) in the case of all other non-cash consideration, the fair market value of such non-cash consideration as agreed between a willing buyer and a willing seller, neither under any compulsion to transact, as determined by a third-party valuation firm of international reputation that is reasonably acceptable to both Purchaser and Seller.

6.5 Termination Fee.

(a) If: (i) the Agreement is terminated by either Purchaser or Seller pursuant to Section 6.1; (ii) prior to such termination, Seller committed an Intentional Breach of any of its obligations contained in Section 7.4; and (iii) no Merger Agreement Termination Fee is payable by Apco pursuant to the terms of the Merger Agreement, then Seller shall pay to Purchaser an amount equal to $15,450,000 (the “Termination Fee”) by wire transfer within two Business Days after the termination of this Agreement; provided that the Purchaser and Seller acknowledge that Purchaser shall not be entitled to receive both the Termination Fee and the Merger Agreement Termination Fee.

6.6 Failure to Pay Amounts Due.

(a) If Seller fails to pay the Termination Fee or any amounts payable by it pursuant to Section 6.4, when due, and, in order to obtain such payment, Purchaser commences a suit that results in a judgment against Seller for such amount, Seller shall pay to Purchaser its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on such amount from the date such payment was required to be made pursuant to Section 6.4 or Section 6.5 until the date of payment at the rate per annum three hundred (300) basis points over the “prime rate” (as announced by JP Morgan or any successor thereto) in effect on the date such awarded amount was originally required to be paid.

ARTICLE VII

Covenants

7.1 Consents; Regulatory Approvals.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall (and shall cause each of their applicable Affiliates and Subsidiaries to) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, as promptly as practicable, the Purchase and the other transactions contemplated by this Agreement. Without limiting the foregoing, each of the parties agrees to use its respective reasonable best efforts to (i) cause the conditions to the Purchase set forth in ARTICLE V to be satisfied as promptly as practicable, (ii) obtain any consents, approvals (including any post-Closing approvals), orders, waivers and authorizations of, actions or nonactions by, any Governmental Bodies or any third party necessary in connection with consummation of the transactions contemplated by this Agreement, including the Purchase and (iii) execute and deliver any additional instruments necessary to consummate the Purchase and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require Purchaser or any of its Affiliates, or permit Northwest or any of their Subsidiaries (without the prior consent of Purchaser), to (x) litigate with any Government Body to obtain approval, authorization or consent to the Purchase, (y) agree to (A) any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of Northwest, Purchaser or any of their respective Subsidiaries or Affiliates or of any amount (other than a de minimis amount) of such entities’ businesses, assets or properties, (B) the imposition of any limitation (other than a de minimis limitation) on the ability of Northwest, Purchaser, or any of their respective Subsidiaries or Affiliates to conduct their respective businesses or own any shares or assets or to acquire, hold or exercise full rights of ownership of their respective businesses, or (C) the imposition of any impediment (other than a de minimis impediment) on Purchaser or any of their respective Subsidiaries or Affiliates under any Laws or (z) pay any amounts (other than de minimis amounts) or otherwise agree to provide any benefit or undertaking to be subject to any limitation or restriction to any Governmental Body or any other Person in connection with any approval by a Governmental Body other than in respect of customary and established filing fees and other payments required as of the date hereof by Law.

(b) To the extent not expressly prohibited by Law, Purchaser and Seller shall reasonably cooperate with respect to all discussions, submissions, negotiations and other communications with all Governmental Bodies in connection with all waiting periods, authorizations, consents or waivers (including any post-Closing approvals) required to consummate the transactions contemplated by this Agreement, and, subject to reasonable concerns regarding confidentiality, each party shall keep the other reasonably informed with respect to such matters. In connection with the actions and procedures referenced in this Section 7.1, each party shall, and shall cause its Representatives to: (i) promptly and fully inform the other party of any written or material oral communication received from or given to any Governmental Body, (ii) permit the other party to review any submission required to be made by Northwest or any of their respective Subsidiaries to any Governmental Body, (iii) consult with the other party in advance of any meeting, conference or material discussion required by any Governmental Body and (iv) if permitted to do so by the relevant Governmental Body, give the other party the opportunity to attend and participate in any such meetings, conferences and discussions. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 7.1 shall require (x) Purchaser to take or (y) Seller to cause Apco to take any action not required under Section 6.3 of the Merger Agreement.

(c) Each of the parties hereto shall (and shall cause its Affiliates and Subsidiaries to) as soon as practicable but in no event later than one (1) calendar week following the Closing Date, take all actions necessary to make the filings required under the Argentine Antitrust Laws. Upon request by Purchaser, Seller shall (and shall cause its Affiliates and Subsidiaries to) use its reasonable best efforts to obtain, or cause to be obtained, any applicable consents, authorizations, orders, clearances, and approvals from all Governmental Bodies required in connection with the transactions contemplated by this Agreement and the Merger Agreement. Seller shall cooperate fully with the Purchaser and its Affiliates and use reasonable best efforts to promptly seek to obtain all such consents, authorizations, orders, clearances, and approvals (including any post-Closing approvals) and to make all required registrations, declarations and filings with, and notices to, any Governmental Bodies (including in connection with any applicable Antirust Law). To the extent not expressly prohibited by Law, Seller shall reasonably cooperate with Purchaser with respect to all discussions, submissions, negotiations and other communications with all Governmental Bodies in connection with all authorizations, consents, waivers or approvals (including any post-Closing approvals) required in connection with the transactions contemplated by the Merger Agreement, and, subject to reasonable concerns regarding confidentiality, each party shall keep the other reasonably informed with respect to such matters. In connection with the actions and procedures referenced in this Section 7.1(c), Seller shall, and shall cause its Representatives to: (i) promptly and fully inform Purchaser of any written or material oral communication received from or given to any Governmental Body, (ii) permit Purchaser to review any submission required to be made by Seller to any Governmental Body, (iii) consult with Purchaser in advance of any meeting, conference or material discussion required by any Governmental Body and

(iv) if permitted to do so by the relevant Governmental Body, give Purchaser the opportunity to attend and participate in any such meetings, conferences and discussions. For the avoidance of doubt, Purchaser acknowledges that the Argentine Antitrust Approval shall not be a condition to Closing and agrees to assume all the risks related to the Argentine Antitrust Approval (or the lack thereof) and that Seller and its Affiliates shall not be required to return the Purchase Price in the event the Argentine Antitrust Approval is delayed, rejected or conditioned (a “Negative Antitrust Decision”). Purchaser shall be solely responsible to perform any and all actions required by a Negative Antitrust Decision at its own risk and cost. Seller and its Affiliates shall not be liable for any losses arising out of a Negative Antitrust Decision.

7.2 Third-Party Consents. Without limiting any covenant contained in Section 7.1, Purchaser and Seller shall each, and shall each cause their respective Subsidiaries to use reasonable best efforts to obtain all consents and approvals of third parties (including parties to Company Material Contracts (as defined in the Merger Agreement) and other Contracts of Apco and its Subsidiaries) that are required in connection with the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, in no event shall Purchaser or any of its Affiliates or Seller, Northwest or any of their respective Subsidiaries be obligated to bear any expense or pay any fee or grant any concession, other than de minimis expenses, fees or concessions (any such expense, fee or concession, a “Consent Fee”) in connection with obtaining any waivers, permits, approval, authorizations, qualifications or consents that are required in in connection with the consummation of the transactions contemplated hereby pursuant to the terms of any Contract to which Seller or Northwest or any of their respective Subsidiaries is a party; provided that Seller shall (x) promptly inform Purchaser in writing of any request or demand for a Consent Fee received by it, Northwest or their respective Subsidiaries and (y) pay any monetary Consent Fee if Purchaser undertakes to reimburse Seller for amounts paid in respect of such Consent Fee.

7.3 Notification of Certain Matters. Seller shall give prompt written notice to the Purchaser, and Purchaser shall give prompt written notice to Seller, of the occurrence, or failure to occur, of any event which occurrence or failure to occur has resulted in or would reasonably be expected to result in the failure to satisfy or be able to satisfy any of the conditions specified in Section 5.1 or Section 5.2, as applicable. For the avoidance of doubt, notices provided to either party hereto pursuant to Section 9.2 of the Merger Agreement shall be deemed delivered under this Section 7.3.

7.4 Non-Solicitation; No Transfer.

(a) From the date of this Agreement until the date and time at which the Merger becomes effective or, if earlier, the termination of this Agreement in accordance with its terms, Seller will not, nor shall it authorize or permit any of its Subsidiaries to, and shall cause its and their respective Representatives not to, directly or indirectly (i) initiate, solicit or knowingly encourage or knowingly facilitate the making of any bona fide proposal or offer (provided, that Seller shall be entitled substantially contemporaneously with the public announcement of the Merger Agreement, to waive the “don’t ask/don’t waive” provisions of any standstill provisions contained in any confidentiality agreement in effect on the date of this Agreement (such agreement, an “Existing Confidentiality Agreement”); provided further; that Seller shall notify Purchaser as to the identity of the other parties to the Existing Confidentiality Agreements to the extent not prohibited by such Existing Confidentiality Agreement and, in the event that one or more Existing Confidentiality Agreements prohibit such notification to Parent, the waiver of the “don’t ask/don’t waive” provisions for such Existing Confidentiality Agreements shall be conditioned upon the party to such Existing Confidentiality Agreement acknowledging that Seller shall not be prohibited from notifying Purchaser as to the identity of such party) concerning, (x) any sale or transfer of all or a material portion of the assets of Apco and its Subsidiaries, taken as a whole; or all or a material portion of the assets of Northwest and its Subsidiaries, taken as a whole; (y) any sale or transfer of any Apco Shares or the Target Interests or (z) any conversion, consolidation, recapitalization, merger, liquidation, dissolution or similar transaction involving Apco and its Subsidiaries or Northwest and its Subsidiaries (an “Acquisition Proposal”) or any Acquisition Inquiry, (ii) other than informing Third Parties of the existence of the provisions contained in this Section 7.4, engage in negotiations or discussions with, or furnish any non-public information concerning Apco, Northwest or any of their respective Subsidiaries to, any Third Party who has made or in response to an Acquisition Proposal or any Acquisition Inquiry or (iii) resolve or agree to do any of the foregoing. Seller shall, and shall cause its Subsidiaries to and shall cause its and their respective Representatives to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or any Acquisition Inquiry and (ii) promptly request that all confidential information provided by or on behalf of Seller or any of its Affiliates to any such Person in connection with such discussions or negotiations be returned or destroyed. Notwithstanding anything to the contrary in this Section 7.4, any actions taken by Apco, the Apco Board, the Subsidiaries or Representatives of Apco (including those Representatives of Apco that are also employees of the Seller) in accordance with the provisions of Section 6.5 of the Merger Agreement shall not constitute a breach by Seller of this Section 7.4.

(b) Seller shall promptly (and in any event within 24 hours after any director, officer or financial advisor of Seller is notified of the receipt thereof) advise Purchaser in writing in the event that Seller receives any Acquisition Proposal or Acquisition Inquiry, and in connection with such notice, provide to Purchaser the material terms and conditions (including the identity of the Third Party making any such Acquisition Proposal) of any such Acquisition Proposal. For the avoidance of doubt, any notices provided to either party hereto as required pursuant to Section 6.5 of the Merger Agreement shall be deemed delivered under this Section 7.4(b).

(c) Seller shall not (solely with respect to the Target Companies), and shall cause the Target Companies not to, sell, dispose of, transfer, or assign any ownership interests in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof owned by any of them as of the date hereof, other than asset sales or dispositions in the ordinary course of business.

7.5 Conduct of Business. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement, without the prior written consent of Purchaser, Seller shall not, in respect of the Target Companies, and shall cause Northwest not to: (a) except for the Conversion, amend or modify the organizational or constituent documents of the Target Companies, (b) pay or make any dividends, (c) issue, sell, pledge, dispose of, encumber (or authorize any of the foregoing) or authorize any additional shares of Apco Argentina Shares or Northwest Common Shares, as applicable, or of any preferred stock or any other capital stock or other equity or voting securities of any of the Target Companies, (d) sell, pledge, dispose of or encumber any material asset of either Target Company, (e) amend, terminate, assign or waive any material right under any material Contract to which either Target Company is a party other than in the ordinary course of business, (f) incur any Indebtedness, (g) adopt any budget or operating plan or otherwise authorize or make any commitment with respect to any capital expenditure, (h) settle, waive, release assign or compromise any litigation to which either Target Company is a party, other than for compromises, settlements or agreements that involve only the payment of monetary damages not in excess of $100,000 in any single instance and $250,000 in the aggregate and in any case without the imposition of equitable relief on, or the admission of wrongdoing by, any Target Company or any of its Subsidiaries or (i) except for the Conversion or as required by Law or the published interpretation or enforcement thereof, make or rescind any material Tax election, change any material Tax method, file any amended Tax Return that is material, incur any material Tax Liability, or settle or compromise any material federal, state, provincial, local or foreign income Tax liability.

7.6 Director Resignations. Seller shall cause each Board Designee to duly and validly deliver to the relevant Target Company his or her executed resignation as a director of such Target Company subject to and effective immediately following the Closing.

7.7 Public Statements.

(a) Each party hereto agrees not to issue any press release or make any other public announcement relating to this Agreement or the transactions contemplated hereby without the prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) of the other party, except as may be required by Law, court process or the rules and regulations of any national securities exchange or national securities quotation system, in which case the other parties hereto shall, to the extent practicable, be given the reasonable opportunity to review and comment on any such press release or other public announcement prior to its public release. Notwithstanding any other provision of this Agreement, the requirements of this Section 7.7 shall not apply to any disclosure by (a) Seller or Purchaser of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Purchase or the transactions contemplated by this Agreement, or (b) Seller or Purchaser, with respect to any public announcement or public statement with respect to any Merger Agreement Adverse Recommendation Change made in accordance with Section 6.5(d) of the Merger Agreement.

(b) Each of Purchaser and Seller agree that the terms of this Agreement, and the information provided to Purchaser in connection with this Agreement and the transactions contemplated hereby, shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law.

7.8 Preservation of Records. Purchaser shall use reasonable efforts to preserve and keep the records held by Purchaser or its Affiliates relating to the businesses of the Target Companies for a period of five years from the Closing Date and shall make such records and, as reasonably requested by Seller, personnel available to Seller, during regular business hours and upon reasonable advance notice and in such a manner as not to materially interfere with the normal operation of Purchaser and its Subsidiaries, as may be reasonably required by Seller in connection with any insurance claims by, Legal Proceedings or tax audits against or governmental investigations of Seller or any of its Affiliates involving the Target Companies or in order to enable Seller to comply with its obligations under this Agreement and the Seller Documents. All information obtained by Seller and its Affiliates pursuant to this Section 7.8 shall be treated confidentially by Seller and its Affiliates. If Purchaser wishes to destroy such records after that time, Purchaser shall first give 90-day written notice to Seller and Seller shall have the right at its option and expense, upon prior written notice given to such party within that 90-day period, to take possession of the records within 180 days after the date of such notice. Seller shall deliver all original records relating to the businesses of the Target Companies to Apco within 15 days of Closing. Notwithstanding anything to the contrary herein or otherwise, Purchaser shall not be required to provide access to, or cause its Subsidiaries (including, following the Merger, Apco) to provide access to, or disclose any information or documents to the extent that such access would (in the reasonable judgment of Purchaser) (i) constitute a waiver of the attorney-client, work-product or other doctrine or privilege held by the Purchaser or any of its Subsidiaries or (ii) violate any Contract of Purchaser or any of its Subsidiaries in effect as of the date hereof with respect to confidentiality or privacy, (iii) materially interfere with the conduct of the business of Purchaser or any of its Subsidiaries or its or their Affiliates or (iv) violate any Laws relating to the exchange of information or otherwise; provided, that in the case of clauses (i) and (iv), Purchaser shall use its reasonable best efforts to obtain any required consents and take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure; provided further, that in the case of clause (ii), Purchaser shall use reasonable best efforts to obtain a waiver from the counterparty to any such Contract so as to allow Purchaser to provide access to or furnish the relevant information.

7.9 Access to Information.

(a) From the date of this Agreement to the earlier of the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 6.1, Seller will, and will cause Apco and Northwest to, and will use reasonable best efforts to cause Apco Argentina to, provide to Purchaser and its authorized Representatives (i) upon reasonable notice, reasonable access during normal business hours to the Sellers’ and Apco’s and Apco’s Subsidiaries’ and Northwest’s employees, properties, books, Contracts and records (including Tax Returns, Tax correspondence, Tax work papers, Tax advice, correspondence with taxing authorities (including any assessments of Tax)), passwords of all platforms and information systems, access to all electronic data repositories, including backups, service and maintenance Contracts, and related licenses, as Purchaser may reasonably request and (ii) such reasonably available financial and operating information of Apco, Northwest and their respective Subsidiaries as Purchaser may reasonably request. From the date of this Agreement to the earlier of (x) the later of March 31, 2015 and the date that is three months after the Closing and (y) the date, if any, on which this Agreement is terminated pursuant to Section 6.1, Seller will reasonably assist Purchaser the transition and migration to Purchaser of all the information and documentation stored by Seller and pertaining to Apco, Apco’s Subsidiaries and Northwest, including information concerning administrative, accounting, reporting, planning, financial, tax and information technology activities. Notwithstanding the foregoing, Seller shall not be required to provide access to, or cause Apco or Northwest to, or use reasonable best efforts to cause Apco Argentina to, provide access to, or disclose any information or documents to the extent that such access would (in the reasonable judgment of the Seller) (i) constitute a waiver of the attorney-client, work-product or other doctrine or privilege held by the Seller or any of Apco, Northwest or Apco Argentina, (ii) violate any Contract of Seller or any of Apco, Northwest or Apco Argentina in effect as of the date hereof with respect to confidentiality or privacy, (iii) materially interfere with the conduct of the business of Seller or any of Apco, Northwest or Apco Argentina or its or their Affiliates or (iv) violate any Laws relating to the exchange of information or otherwise; provided, that in the case of clauses (i) and (iv) each party shall use its reasonable best efforts to obtain any required consents and take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure; provided further, that in the case of clause (ii) Seller shall use reasonable best efforts to obtain a waiver from the counterparty to any such Contract so as to allow Seller to provide access to or furnish the relevant information.

(b) Upon request by Purchaser, Seller shall negotiate in good faith with Purchaser regarding an agreement for the provision of services by Purchaser to Apco and its Subsidiaries following Closing through the later of (i) March 31, 2015 and (ii) the date that is three months after the Closing; provided that Purchaser may terminate the agreement prior to such date. The agreement shall be on substantially similar terms to those set forth in the Amended and Restated Administrative Services Agreement, dated May 7, 2013, between Apco and Seller (the “Administrative Services Agreement”) and the compensation for the provision of such services shall be on the same terms as those set forth in the Administrative Services Agreement.

7.10 Deliveries. At Closing, Seller shall deliver, or cause to be delivered, to Purchaser (i) the Argentine Stock Transfer Notice, (ii) stock certificates, any limited liability company interest certificates (if applicable), and/or written confirmation, or other evidence reasonably satisfactory to Purchaser that the Northwest Interests have been transferred, (iii) the Northwest Limited Liability Company Agreement, duly executed by Seller (iv) stock certificates and/or written confirmation, or other evidence reasonably satisfactory to Purchaser that the Apco Argentina Shares have been transferred, (v) the Share Registry Book (Registro de Accionistas) reflecting the transfer of the Apco Argentina Shares to Purchaser and (vi) a certificate dated the Closing Date and signed by an executive officer of Seller certifying that the conditions set forth in Section 5.1(b) shall have been satisfied.

7.11 Disclosure Schedules. Inclusion of an item in the applicable Schedules, or any references to dollar amounts, shall not constitute an acknowledgement or representation that such item is material, shall not establish any standard of materiality and shall not define further the meaning of such terms for purposes of this Agreement. Information disclosed in the Schedules shall constitute a disclosure only for the purposes of the representation and warranty that is correspondingly numbered and lettered in the Agreement and any other numbered and lettered Section of this Agreement to the extent that it is reasonably apparent upon reading the disclosure contained in such section of the applicable Schedule that such disclosure is responsive to such other numbered and lettered Section of this Agreement.

7.12 Control of Business. Notwithstanding anything in this Agreement to the contrary, Purchaser acknowledges on behalf of itself and its Affiliates and its and their directors, officers, employees, Affiliates, agents, representatives, successors and assigns that the operation of each Target Company remains in the dominion and control of such Target Company until the Closing and that none of the foregoing Persons will provide, directly or indirectly, any directions, orders, advice, aid, assistance or information to any director, officer or employee of any Target Company, except as specifically contemplated or permitted by ARTICLE VIII or as otherwise consented to in advance by an officer of such Target Company.

7.13 Conversion. Prior to the Closing Date, Seller shall cause the Conversion of Northwest from a corporation incorporated under the laws of the State of Utah to a limited liability company organized under the laws of the State of Utah. In connection with the Conversion, Seller shall cause Northwest to adopt a limited liability company agreement in a form provided by Purchaser and reasonably acceptable to Seller.

7.14 Federal Tax Status of Northwest. As of the Closing Date, Seller shall cause Northwest LLC to be disregarded as an entity separate from Seller for U.S. federal income tax purposes.

7.15 Insurance. Seller shall maintain in full force and effect through the Closing (A) the Management Liability and Company Reimbursement Insurance Policy with XL Specialty Insurance Company (including the A-Side, B-Side and C-Side policies associated therewith) (the “Current Insurance Policy”) or (B) a policy (the “Replacement Insurance Policy”) with provisions no less favorable to APCO and its Subsidiaries and their respective officers, directors and employees (the “Beneficiaries”) than to Seller and its officers, directors and employees. For the six year period immediately following the Closing, Seller shall continue in full force and effect a directors’ and officers’ liability insurance policy to cover the Directors’ and Officers’ prior service at Apco that is no less favorable to such persons than any policy covering Seller’s directors and officers. Seller shall use reasonable best efforts to make (or cause to be made) for the benefit of the Beneficiaries all claims available to it under the Current Insurance Policy or the Replacement Insurance Policy, as applicable, as promptly as practicable, and to the extent Seller shall receive proceeds on account of any claims under any such policy that are applicable to such Beneficiaries, Seller shall pay such proceeds over to the applicable Beneficiaries promptly following receipt by Seller of such amounts from the insurer.

7.16 Further Assurances. Subject to the other express provisions of this Agreement, upon the request of the other party, each of Purchaser and Seller shall use reasonable best efforts to undertake as soon as reasonably practicable (or procure the undertaking as soon as reasonably practicable of) all acts including executing and delivering (or procuring the execution and delivery of) all such other documents, instruments and agreements as may be reasonably necessary for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

ARTICLE VIII

Miscellaneous

8.1 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Seller or Purchaser, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

8.2 Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary, stamp or similar Taxes or charges, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by Purchaser.

8.3 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment will be effective as delivery of a manually executed counterparty of this agreement.

8.4 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.5 Expenses. Except as otherwise provided in this Agreement, each of Seller and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

8.6 Governing Law. This Agreement and all claims, actions, proceedings or counterclaims (whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or relating to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules (other than New York General Obligations Law Sections 5-1401 and 5-1402) of such State.

8.7 Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. Each of Purchaser and Seller irrevocably submits to the exclusive jurisdiction of any New York federal court (or if jurisdiction is not available therein, a New York state court) sitting in the Borough of Manhattan of the City of New York, and any appellate court from any thereof, for the purposes of any suit, action, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the other agreements contemplated hereby or any transaction contemplated hereby. Each of Purchaser and Seller hereby agree to commence any action, suit or proceeding relating hereto in a New York federal court (or if jurisdiction is not available therein, a New York state court) sitting in the Borough of Manhattan of the City of New York. To the extent process by mail is permitted by applicable law, each of Purchaser and Seller agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 8.7. Each of Purchaser and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any New York federal court sitting in the Borough of Manhattan of the City of New York, and any appellate court from any thereof, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of Purchaser and Seller irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court.

8.8 Specific Performance. Each party hereto agrees that money damages would not be a sufficient remedy for any breach of this Agreement by any party here and that the other party would suffer irreparable harm as a result of any such breach. Without prejudice to the rights and remedies otherwise available to the parties hereto, each party agrees that the parties shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including an injunction or specific performance, in the event of any breach or threatened breach of the provisions of this Agreement by the other party. Such remedies shall not be deemed to be exclusive remedies but shall be in addition to all other remedies available at law or equity to such other party.

8.9 Notices. Any notice, request, demand, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand delivery, mail (first class, certified mail, postage prepaid), facsimile, email of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient) or overnight courier if to any party hereto, at the address or facsimile number set forth below such party’s name on the signature pages hereto or to such other address or facsimile number as such party shall have last designated by notice to the other parties hereto in accordance with this Section 8.9. Notices sent by hand delivery shall be deemed to have been given when received or delivery is refused; notices mailed in accordance with this Section 8.9 shall be deemed to have been given three days after the date so mailed; notices sent by facsimile shall be deemed to have been given when electronically confirmed; notice sent by e-mail shall be deemed to have been given when electronically confirmed) and notices sent by overnight courier shall be deemed to have been given on the next business day after the date so sent.

8.10 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.11 Survival. The representations and warranties set forth in this Agreement shall not survive the consummation of the transactions contemplated hereby other than the representations and warranties set forth in Section 3.4 and Section 3.9 which shall survive indefinitely.

8.12 No Recourse Against Non-Parties. Except to the extent otherwise set forth in the Merger Agreement and Power of Attorney, all claims, obligations, Liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made by the parties hereto only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). Except as set forth in the Power of Attorney and the Merger Agreement, no Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, or assignee of any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, or assignee of any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any Liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or Liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such Liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates of another Contracting Party. Without limiting the foregoing, to the maximum extent permitted by Law, except with respect to rights, claims, demands and causes of action arising under or in respect of the Merger Agreement and the Power of Attorney, each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose Liability of a Contracting Party on any other Contracting Party’s Nonparty Affiliate in respect of this

Agreement, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise. Notwithstanding anything in this Agreement to the contrary (x) for the avoidance of doubt, nothing in this Agreement (including the provisions of Section 4.7 or this Section 8.12) shall limit in any way (i) the terms and conditions of the Power of Attorney or the Merger Agreement or any rights that Purchaser or any of its Affiliates has thereunder or (ii) any parties’ right to obtain Damages, to the extent proven, against Apco for Intentional Breach of the Merger Agreement and (y) following the Merger, Purchaser shall be entitled to obtain Damages, to the extent proven, from Seller for any Intentional Breach by Apco of which Seller had Knowledge of (i) the specific representations and warranties made as of the date hereof and set forth in Article IV the Merger Agreement or the representations and warranties made as of the Merger Closing Date to the standard set forth in the certificate delivered pursuant to Section 7.2(d) of the Merger Agreement and (ii) any of the covenants set forth in Article VI of the Merger Agreement to the standard set forth in the certificate delivered pursuant to Section 7.2(d); provided, that any such claim by Purchaser must be commenced within twelve (12) months following the Closing.

8.13 WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, OR PROCEEDING, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Sincerely,

PLUSPETROL RESOURCES CORPORATION

By:
Name:
Title:

Signature Page to Offer Letter

ANNEX B

Jefferies LLC

520 Madison Avenue

New York, NY 10022

tel 212.284.2300

Jefferies.com

October 2, 2014

The Board of Directors

Apco Oil and Gas International Inc.

One Williams Center

MD 35-8

Tulsa, OK 74172

Members of the Board:

We understand that Apco Oil and Gas International Inc. (the “Company”), Pluspetrol Resources Corporation (“Parent”), and Pluspetrol Black River Corporation, a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) in a transaction in which (i) each outstanding ordinary share, par value $0.01 per share, of the Company (the “Ordinary Shares”), and (ii) each outstanding Class A share, par value $0.01 per share, of the Company (the “Class A Shares,” together with the Ordinary Shares, the “Company Shares”) other than Company Shares owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company, all of which shares will be canceled, will be converted into the right to receive US$14.50 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of Company Shares pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

In arriving at our opinion, we have, among other things:

i.	reviewed a draft dated September 30, 2014 of the Merger Agreement;

ii.	reviewed certain publicly available financial and other information about the Company;

iii.	reviewed certain information furnished to us by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

iv.	held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above;

v.	reviewed the share trading price history and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed relevant;

vi.	compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant;

vii.	analyzed the discounted unlevered free cashflows of the Company; and

viii.	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, the Company, nor have we been furnished with any such evaluations or appraisals, nor do we assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. We express no opinion as to the Company’s financial forecasts or the assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Company Shares. We have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us in all respects material to our opinion. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger.

In addition, we were not requested to and did not provide advice concerning the structure, the specific amount of the Consideration, or any other aspects of the Merger, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. We did not participate in negotiations with respect to the terms of the Merger and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company’s perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any alternative transaction might result in consideration more favorable to the Company’s stockholders than that contemplated by the Merger Agreement.

It is understood that our opinion is solely for the use and benefit of the Board of Directors of the Company in its consideration of the Merger, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of Company Shares should vote on the Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of Company Shares. We express no opinion as to the price at which Company Shares will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Consideration to be received by holders of Company Shares. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.

We have been engaged by the Company to act as financial advisor to the Company in connection with the Merger and will receive a fee for our services upon delivery of this opinion. We also will be reimbursed for expenses incurred. The Company has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We may maintain a market in the securities of the Company, and in the ordinary course of our business, we and our affiliates may trade or hold securities of the Company or Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, Parent or entities that are affiliated with the Company or Parent, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of Company Shares pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

JEFFERIES LLC

Annex C

Annex C – Dissenter Rights

Companies Law (2013 Revision)

Rights of dissenters

238. (1) A member of a constituent company incorporated under this Law shall be entitled to payment of the fair value of his shares upon dissenting from a merger or consolidation.

(2) A member who desires to exercise his entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.

(3) An objection under subsection (2) shall include a statement that the member proposes to demand payment for his shares if the merger or consolidation is authorised by the vote.

(4) Within twenty days immediately following the date on which the vote of members giving authorisation for the merger or consolidation is made, the constituent company shall give written notice of the authorisation to each member who made a written objection.

(5) A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of his decision to dissent, stating-

(a)	his name and address;

(b)	the number and classes of shares in respect of which he dissents; and

(c)	a demand for payment of the fair value of his shares.

(6) A member who dissents shall do so in respect of all shares that he holds in the constituent company.

(7) Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of his shares and the rights referred to in subsections (12) and (16).

(8) Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase his shares at a specified price that the company determines to be their fair value; and if, with in thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for his shares, the company shall pay to the member the amount in money forthwith.

(9) If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires-

(a)	the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and

(b)	the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.

C-1

Companies Law (2013 Revision)

(10) A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).

(11) At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

(12) Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.

(13) The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.

(14) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.

(15) Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a surviving company, they shall be available for re-issue.

(16) The enforcement by a member of his entitlement under this section shall exclude the enforcement by the member of any right to which he might otherwise be entitled by virtue of his holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

C-2

ANNEX D

EXECUTION

THIS LIMITED POWER OF ATTORNEY is made on 2 October 2014.

BY	WPX Energy, Inc., a corporation incorporated under the laws of the State of Delaware whose registered office is situated at 3500 One Williams Center, Tulsa, OK 74103, United States of America (WPX).

WHEREAS	WPX is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 20,301,592 Class A Shares (Subject Shares), of a nominal or par value of US$0.01 each, in the capital of Apco Oil and Gas International Inc. (Company) and, in connection therewith, WPX has determined to irrevocably appoint the Attorney (as defined below) to be WPX’s attorney-in-fact for the purposes noted below from the date hereof through the Termination Time.

IT IS AGREED AND DECLARED THAT

1.	Capitalized terms used but not defined in this Power of Attorney shall have the meaning given to them in the merger agreement among Pluspetrol Black River Corporation and the Company, dated as of the date hereof (as may be modified or amended from time to time) (Merger Agreement).

2.	WPX hereby retains Appleby Trust (Cayman) Ltd., whose registered office is situated at Clifton House, 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands (Attorney) for the purpose of voting (or procuring the vote of) the Subject Shares at every meeting of the shareholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company and instructs the Attorney to vote (or procure the vote of) the Subject Shares only as follows:

(a)	in favor of the approval and adoption of the Merger Agreement and the Plan of Merger (which provides for, among other things, the merger of Pluspetrol Black River Corporation with and into the Company (the Merger) with the Company continuing as the surviving corporation), the approval of the Merger and the other transactions contemplated by the Merger Agreement and the Plan of Merger and any other matter that must be approved by the shareholders of the Company in order for the transactions contemplated by the Merger Agreement and the Plan of Merger to be consummated;

(b)	against approval of any proposal made in opposition to, made in competition with, or that would result in a breach of, the Merger Agreement, the Plan or Merger or the Merger or any other transactions contemplated by the Merger Agreement; and

(c)

against any of the following actions (other than those actions in furtherance of the Merger, the Plan of Merger and the Merger Agreement): (i) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of its Subsidiaries, (ii) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its Subsidiaries, (iii) any reorganization, recapitalization, extraordinary dividend, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, (iv) any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries, (v) any Acquisition Proposal with respect to the Company, (vi) to the extent submitted to a shareholder vote, any change in the business, management or Board of Directors of the Company, or (vii) any other action that (1) is intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement, (2) would result in a breach in any respect of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger

Agreement, or (3) would change in any manner the dividend policy or capitalization of, including the voting rights of any class of equity interests in, the Company,

collectively, the “Subject Votes”.

3.	For the services to be rendered by the Attorney hereunder, the Attorney shall be paid by WPX, concurrently with the Termination Time, a fee (Fee) in an amount equal to the aggregate of (i) US$0.01 for each time the Attorney attends, participates in or directs the exercise of any voting rights attaching to the Subject Shares (whether at any general meeting, class meeting or other meeting at which such rights are capable of being exercised or sign or execute written resolution), plus (ii) US$1.00 in connection with the passage or adoption of a resolution of the members of the Company approving the Merger.

4.	For the purpose of securing the interest of the Attorney in the Fee, WPX irrevocably and by way of security hereby appoints the Attorney as its true and lawful attorney with authority on its behalf and in its name or otherwise to exercise all rights, powers and privileges attaching to the Subject Shares or otherwise capable of being exercised by the registered holder of the Subject Shares and for such purpose to do all such acts and things and to execute all such deeds and other documents as the Attorney shall consider necessary or desirable to effect the Subject Votes, including (without prejudice to the generality of the foregoing), all or any of the following for and on behalf of WPX (in each case in such manner and on such terms as the Attorney in its absolute discretion shall think fit):

(a)	to attend, participate in and direct the exercise of any voting rights attaching to the Subject Shares at any general meeting, class meeting or other meeting at which such rights are capable of being exercised; and

(b)	to approve, complete, or otherwise sign or execute any requisition of any meeting, consent to short notice or waive notice, proxy, written resolution, agreement of the members of the Company (or any of them) or any other document capable of being signed by the registered holder of the Subject Shares.

5.	WPX hereby undertakes not to, and it shall not, exercise any of the rights, powers and privileges attaching to the Subject Shares, or otherwise capable of being exercised by the registered holder of the Subject Shares, in relation to the Subject Votes without the prior written consent of the Attorney.

6.	The Attorney may from time to time, on such terms as it thinks fit, appoint and remove a substitute (who shall not have the power of substitution) and delegate to an agent the exercise of any other power conferred by this Power of Attorney and may act concurrently with such substitute or agent. The Attorney may delegate all or any of these powers conferred by this Power of Attorney to an officer or officers of the Attorney.

7.	WPX hereby ratifies and confirms, and agrees to ratify and confirm, any acts and other things whatsoever that the Attorney shall do or purport to do by virtue of this Power of Attorney including any such acts and things done between the time of revocation of this Power of Attorney and the time of that revocation becoming known to the Attorney.

8.	By the execution of this Power of Attorney, WPX undertakes to indemnify, and hereby indemnifies, each of the persons named above as Attorney (and any substitutes or delegates of such Attorney) of WPX from and against any and all actions, proceedings, losses, costs, damages, expenses, claims, demands or other liabilities of any nature whatsoever which any or all of them may suffer or otherwise incur by reason of their exercising the powers, acting pursuant to or in reliance on this Power of Attorney.

9.	WPX shall not sell, dispose of, transfer, or assign the Subject Shares or any other ownership interests in the Company and shall cause the Company not to sell, dispose of, transfer, or assign any ownership interests in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof owned by it as of the date hereof, other as permitted pursuant to the terms and conditions of the Merger Agreement.

10.	This Power of Attorney shall remain effective and valid until the earlier of (i) termination of the Merger Agreement pursuant to its terms and (ii) immediately prior to the effective time of the Merger and it shall be deemed to be revoked at that time (such time, the “Termination Time”) and shall be of no further effect after that time.

11.	This Power of Attorney and any non-contractual obligations arising out of or in connection with this Power of Attorney shall be governed by, and construed in accordance with, the laws of the Cayman Islands. The courts of Cayman Islands shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Power of Attorney or its subject matter or formation (including any non-contractual dispute or claim).

12.	A copy of this Deed may be deposited at the registered office of the Company or with such other person as may be deemed necessary or desirable to satisfy any requirement of the Company’s articles of association or for any other purpose.

IN WITNESS whereof WPX has executed this Power of Attorney as a deed the day and year first above written.

EXECUTED AS A DEED by WPX Energy, Inc.:	)	/s/ Jeffrey Schmuhl
	)	Duly Authorised Signatory
)
	)	Name:	Jeffrey Schmuhl
)
	)	Title:	Vice President Acquisitions and Divestitures

in the presence of:

/s/ Amy Flakne Signature of Witness

Name:	Amy Flakne

Address:	One Williams Center, 3500 Tulsa, OK 74172

Occupation:	Attorney

ANNEX E

Step N°1

Amsterdam, The Netherlands, October 2, 2014

Messrs.

WPX ENERGY, INC.

3500 One Williams Center

Tulsa, OK 74172-0135

REF: IRREVOCABLE OFFER N° 001- WPX-TA-2014

Dear Sirs,

In accordance with recent negotiations, Pluspetrol Resources Corporation, a company duly organized and validly existing under the laws of the Cayman Islands and domiciled in the Cayman Islands (“Purchaser”), hereby submits this irrevocable stock purchase offer (the “Offer”) to WPX ENERGY, INC., a corporation duly organized and validly existing under the laws of Delaware and domiciled in the State of Oklahoma (“Seller”), subject to the terms and conditions set forth below (including all schedules hereto).

This Offer shall be deemed accepted if, on or before 11:59 p.m. (New York time) on October 2, 2014, Seller delivers to Purchaser a written notice of acceptance of the Offer.

If Seller were to accept this Offer pursuant to the immediately preceding paragraph, the rights and obligations under which Seller and Purchaser will be bound shall be those arising from the terms and conditions of this Offer and those terms and conditions shall govern the relationship between Seller and Purchaser relating to the subject matter thereof.

TERMS AND CONDITIONS OF THE OFFER

THIS TRANSACTION AGREEMENT (this “Agreement”) is entered into as of October 2, 2014, between Seller and Purchaser.

WHEREAS, Seller is the beneficial and record owner of (a) 16,239 shares, par value ARS 1.00 per share (the “Apco Argentina Shares”), of Apco Argentina S.A., an Argentine corporation (“Apco Argentina”); and (b) 1,000 common shares, par value $1.00 per share (the “Northwest Common Shares”) of Northwest Argentina Corporation, a Utah corporation (“Northwest Corporation”);

WHEREAS, prior to Closing (as defined below), Seller shall cause the conversion (the “Conversion”) of Northwest Corporation into a limited liability company (“Northwest LLC” and, together with Northwest Corporation, “Northwest”);

WHEREAS, subsequent to such conversion and immediately prior to Closing, Seller shall own beneficially and of record, all of the limited liability company interests (the “Northwest Interests”) in Northwest LLC; and

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Apco Argentina Shares owned beneficially and of record by Seller and the Northwest Interests owned beneficially and of record by Seller at Closing (the “Target Interests” and the acquisition of the Target Interests, the “Purchase”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions

1.1 Certain Definitions.

“Acquisition Inquiry” means an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for nonpublic information made or submitted by or on behalf of Purchaser or its Affiliates) that could reasonably be expected to lead to an Acquisition Proposal.

“Acambuco Agreements” has the meaning set forth in Section 3.4(b).

“Acquisition Proposal” has the meaning set forth in Section 7.4.

“Administrative Services Agreement” has the meaning set forth in Section 7.9(b).

“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the recitals.

“Apco” has the meaning set forth in Section 2.1.

“Apco Argentina Board” has the meaning set forth in Section 3.11.

“Apco Board” means the board of directors of Apco.

“Apco Shares” means, collectively, each issued and outstanding ordinary share of Apco, par value $0.01 per share, and each issued and outstanding Class A Share of Apco, par value $0.01 per share.

“Argentine Antitrust Approval” means the authorization required by Argentine Antitrust Laws for the transactions contemplated by this Agreement.

“Argentine Antitrust Laws” means any Law of Argentina intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment (including, without limitation, Argentine Antitrust Law Nº 25,156 as amended by Argentine Legislative Decree N° 396/2001 and implemented by, inter alia, Argentine Regulatory Decree N° 89/2001 and Argentine Resolution SDyCS N° 40/2001, as amended and complemented from time to time).

“Argentine Stock Transfer Notice” means a notice, pursuant to Section 215 of the Argentine Commercial Corporations Law, of the transfer of 16,239 shares, par value ARS 1.00 per share of Apco Argentina S.A., an Argentine corporation.

“Balance Sheet Date” means June 30, 2014.

“Beneficiaries” has the meaning set forth in Section 7.15.

“Board Designees” has the meaning set forth in Section 5.1(c).

“Business Day” means any day of the year on which national banking institutions in New York, New York and the Cayman Islands are open to the public for conducting business and are not required or authorized to close.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Company Disclosure Schedule” means the disclosure schedule delivered by Apco to Purchaser prior to the execution of the Merger Agreement.

“Consent Fee” has the meaning set forth in Section 7.2.

“Confidentiality Agreement” means the confidentiality agreement among Pluspetrol S.A., Seller and Apco dated October 10, 2013, as amended on August 29, 2014, and as further amended from time to time.

“Contract” means any contract, agreement, arrangement, understanding, commitment, franchise, trust, indenture, note, deed, obligation, bond, mortgage, loan, instrument, lease, or license, whether written or otherwise.

“Contracting Parties” has the meaning set forth in Section 8.12.

“Conversion” has the meaning set forth in the recitals.

“Current Insurance Policy” has the meaning set forth in Section 7.15.

“Damages” means damages, costs, fees, expenses, liabilities, penalties or losses of any kind excluding special and punitive damages and consequential damages that were not reasonably foreseeable as of the date hereof.

“Directors and Officers” means Keith E. Bailey, Bryan K. Guderian, Benjamin A. Holman, Michael Kyle, Robert J. LaFortune, Richard E. Muncrief, Piero Ruffinengo, and J. Kevin Vann.

“Existing Confidentiality Agreement” has the meaning set forth in Section 7.4(a).

“GAAP” means the United States generally accepted accounting principles.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Hydrocarbons” means petroleum, natural gas and all related hydrocarbons (including liquid hydrocarbons) and all other substances, whether liquids, gases or solids and whether hydrocarbons or not, produced in association with petroleum, natural gas or related hydrocarbons.

“Hydrocarbons Concession” means the concessions rights granted by Governmental Bodies which entitles the holder thereof to explore for, drill for, recover, produce, develop, remove, and dispose of Hydrocarbons.

“Indebtedness” means, with respect to any Person, without duplication: (a) any obligations for borrowed money; (b) any obligations evidenced by bonds, notes, debentures, letters of credit or similar instruments; (c) any obligations under conditional sale, title retention or similar agreements or arrangements creating an obligation with respect to the deferred purchase price of securities or similar assets (including “earn-out” payments) and any obligations under any conditional sale, title retention or similar agreements or arrangements with respect to the deferred purchase price of goods or services that are due more than 90 days following entry into such agreements or arrangements; (d) any obligations relating to advance payments for goods or services; (e) any capital lease obligations; (f) any net obligations in respect of interest rate, currency or commodity swaps, collars, caps, hedges, futures contract, forward contract, option or other derivative instruments or arrangements; (g) any accrued interest, premiums, penalties, breakages, “make whole amounts” and other obligations relating to the foregoing that would be payable in connection with the repayment of the foregoing; and (h) any obligations to guarantee any of the foregoing types of obligations on behalf of any Person; provided, however, that, with respect to the Company, “Indebtedness” shall not be deemed to include any intercompany Indebtedness owing by Northwest to any of its wholly-owned Subsidiaries, by a wholly-owned Subsidiary of Northwest to Northwest or by one wholly-owned Subsidiary of Northwest to another wholly-owned Subsidiary of Northwest.

“Intentional Breach” means, with respect to any representation, warranty, agreement or covenant, an action or omission (including a failure to cure circumstances) taken or omitted to be taken on or after the date hereof that the breaching Person intentionally takes (or fails to take) and knows would, or would reasonably be expected to, cause or constitute a material breach of such representation, warranty, agreement or covenant.

“Knowledge” (including the term “Known”) means, with respect to Seller, the actual knowledge of the individuals set forth on Schedule 1.1(a) to this Agreement after due and reasonable inquiry of any other senior executives having responsibility for such matters.

“Law” means any and all domestic (federal, state or local), statute, code, ordinance, tribal or foreign laws, rules, regulations, orders, judgments, writs, stipulations, awards, injunctions or decrees promulgated by any Governmental Body.

“Legal Proceedings” means any claim, suit, action, litigation, arbitration, mediation, proceeding or investigation.

“Liability” means mortgages, charges, security interests, claims, obligations, liabilities, debts, commitments and duties of any kind whatsoever, whether, fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of contract or tort, based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Lien” means liens (statutory or other), claims, mortgages, encumbrances, pledges, security interests (including, in respect of shares, depositary receipts for such shares having been issued), easements, hypothecation, rights-of-way, claims, covenants, conditions, restrictions (including transfer restrictions), options, rights of first offer or refusal, third-party rights, limitations on voting rights, encroachments, title defects or charges of any kind or nature whatsoever, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

“Merger” has the meaning set forth in Section 2.1.

“Merger Agreement” has the meaning set forth in Section 2.1.

“Merger Agreement Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by or on behalf of Purchaser) relating to any Merger Agreement Acquisition Transaction.

“Merger Agreement Acquisition Transaction” means an Acquisition Transaction (as defined in the Merger Agreement).

“Merger Agreement Adverse Recommendation Change” means an Adverse Recommendation Change (as defined in the Merger Agreement).

“Merger Agreement Termination Fee” means the Termination Fee (as defined in the Merger Agreement).

“Merger Closing Date” means the Merger Closing Date (as defined in the Merger Agreement).

“Negative Antitrust Decision” has the meaning set forth in Section 7.1(c).

“Nonparty Affiliates” has the meaning set forth in Section 8.12.

“Northwest” has the meaning set forth in the recitals.

“Northwest Board” has the meaning set forth in Section 3.11.

“Northwest Common Shares” has the meaning set forth in the recitals.

“Northwest Corporation” has the meaning set forth in the recitals.

“Northwest Interests” has the meaning set forth in the recitals.

“Northwest LLC” has the meaning set forth in the recitals.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Parent Disclosure Schedule” means the disclosure schedule delivered by Purchaser to Apco prior to the execution of the Merger Agreement.

“Permit” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body, including, without limitation, any Hydrocarbons Concession.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Power of Attorney” means the Power of Attorney set forth as Exhibit B to the Merger Agreement.

“PRC” has the meaning set forth in Section 2.1.

“Purchase” has the meaning set forth in the recitals.

“Purchase Price” has the meaning set forth in Section 2.2.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Disclosure Schedule” means the disclosure schedule delivered by Purchaser to Seller prior to the execution of this Agreement.

“Purchaser Documents” has the meaning set forth in Section 4.2.

“Replacement Insurance Policy” has the meaning set forth in Section 7.15.

“Representatives” means, with respect to any Person, any Subsidiary of such Person and such Person’s and each of its respective Subsidiaries’ directors (in their capacity as such), officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors or representatives.

“Restraints” has the meaning set forth in Section 5.1(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the preamble.

“Seller Disclosure Schedule” means the disclosure schedule delivered by Seller to Purchaser prior to the execution of this Agreement.

“Seller Documents” has the meaning set forth in Section 3.2.

“Subsidiary” means, with respect to any Person, a Person of which a majority of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by the first Person.

“Target Boards” has the meaning set forth in Section 3.11.

“Tax” means any and all taxes, assessments, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties, additions to tax, additional amounts in respect of the foregoing, and any obligations or payments to any Person with respect to any of the foregoing) imposed by any Governmental Body or taxing authority including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; customs’ duties, tariffs, and similar charges.

“Tax Return” means any return, declaration, report information statement, claim for refund or other document, including any schedule or attachment thereto filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Target Companies” means Apco Argentina and Northwest.

“Target Interests” has the meaning set forth in the recitals.

“Third Party” means any Person or group other than Purchaser or its Affiliates.

“Unaudited Balance Sheet” means the balance sheet of Northwest for the year ended June 30, 2014.

1.2 Other Definitional and Interpretive Matters.

(a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply

Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings. The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

Including. The word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

Sale and Purchase of Securities

2.1 Sale and Purchase of Securities. Seller is selling and delivering to Purchaser, and Purchaser is purchasing and accepting from Seller, all right, title, and interest of Seller in and to the Target Interests, free and clear of all Liens and in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 2, 2014, by and among Pluspetrol Resources Corporation, a Cayman Island exempted company limited by shares (“PRC”), Pluspetrol Black River Corporation, a Caymans Island exempted company limited by shares and a wholly-owned Subsidiary of PRC, and Apco Oil and Gas International, Inc., a Cayman Islands exempted company limited by shares (“Apco”). The closing of the purchase and sale of the Target Interests (the “Closing”) shall take (a) place at the place and time of the closing of the transactions contemplated by the Merger Agreement (the “Merger”) or (b) such other time or date as agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

2.2 Purchase Price. The aggregate consideration for the Target Interests payable hereunder shall be an amount in cash equal to $2.00 (the “Purchase Price”). On the Closing Date, Purchaser shall pay the Purchase Price to Seller by wire transfer. Contemporaneously with the delivery of the Purchase Price, Seller will cause to be delivered to Purchaser (or its designee) the certificates (or evidence of book-entry delivery) representing the Target Interests to be sold hereunder by the Seller.

ARTICLE III

Representations and Warranties of Seller

Seller hereby represents and warrants to Purchaser as follows:

3.1 Organization.

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted.

(b) As of the date hereof, Northwest is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above and has the requisite corporate power and authority to conduct its business as it is now being conducted. Following the Conversion, Northwest will be a limited liability company validly existing and in good standing under the laws of the State of Utah and will have all requisite limited liability company power and authority to conduct its business as it is now being conducted.

(c) Each of Seller and Northwest is duly qualified or licensed as a foreign entity to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so licensed, qualified or in good standing would not be material to Apco and its Subsidiaries, taken as a whole.

3.2 Authorization. Seller has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Seller in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the “Seller Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all required corporate action on the part of Seller. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by Seller, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Seller Document, when so executed and delivered will constitute, the legal, valid and binding obligation of the Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3 Conflicts; Consents of Third Parties.

(a) Except as set forth on Section 3.3(a) of the Seller Disclosure Schedule, none of the execution and delivery by Seller of this Agreement or the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Seller with any of the provisions hereof or thereof will conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws (or other organizational and governing documents) of Seller, Northwest or Apco Argentina; (ii) any Contract or Permit to which Seller, Northwest or Apco Argentina is a party or is bound or to which any of the properties or assets of Seller, Northwest or Apco Argentina are subject; (iii) any Order of any Governmental Body applicable to Seller, Northwest or Apco Argentina or by which any of the properties or assets of Seller, Northwest or Apco Argentina are bound; or (iv) any Law applicable to Seller, Northwest or Apco Argentina or any of the properties or to which any of the assets of Seller, Northwest or Apco Argentina are subject.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Seller in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by Seller with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, Orders, Permits or authorizations the failure of which to obtain would not materially impair Apco Argentina, Northwest and its Subsidiaries (taken as a whole) or Seller’s ability to consummate the transactions contemplated hereby.

3.4 Ownership and Transfer of Target Interests.

(a) The authorized capital stock of Apco Argentina consists of 324,786 shares of common stock, par value ARS 1.00 per share, of which 324,786 shares are issued and outstanding. Apco is the sole record and beneficial owner of 308,547 shares of Apco Argentina. The Apco Argentina Shares (i) represent five percent (5%) of the entire allotted, duly authorized and validly issued share capital of Apco Argentina and (ii) are duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights. The Apco Argentina Shares represent five percent (5%) of the voting rights of shareholders of Apco Argentina and are not subject to any restrictions as to voting. Other than the Apco Argentina Shares and the shares of Apco Argentina owned by Apco, there are no outstanding shares of capital stock or other equity interests of Apco Argentina.

(b) As of the date hereof through the Conversion, the authorized capital stock of Northwest consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding. As of the date hereof through the Conversion, the Northwest Common Shares represent one hundred percent (100%) of the entire allotted, duly authorized and validly issued share capital of Northwest and are duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights. Following the Conversion, the authorized limited liability company interests of Northwest will consist of one class of outstanding limited liability company interests. Following the Conversion, the Northwest Interests will represent one hundred percent (100%) of the entire allotted, duly authorized and validly issued limited liability company interests of Northwest and will be duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights. As of the date hereof through the Conversion, the Northwest Common Shares represent one hundred percent (100%) of the voting rights of shareholders of Northwest and are not subject to any restrictions as to voting. Following the Conversion, the Northwest Interests will represent one hundred percent (100%) of the voting rights of members of Northwest and will not be subject to any restrictions as to voting. Other than the Northwest Common Shares, or, following the Conversion, the Northwest Interests, there are no outstanding shares of capital stock or other equity interests of Northwest or any outstanding securities convertible into or exchangeable or exercisable for any such capital stock or equity interests. There is no Person (other than Purchaser) who is entitled to acquire or receive any shares of capital stock or other securities or equity interests of Northwest. Northwest has not conducted any operations other than those directly related to its participating interest in Acambuco pursuant to the (i) Agreement among YPF Sociedad Anónima, Bridas S.A.P.I.C, Acambuco S.A., Apco Argentina and Northwest as of August 29, 1991 (ii) Decreto 2175/91 as of October 21, 1991; (iii) Public deed 301 as of December 17, 1991; (iv) Agreement among Bridas S.A.P.I.C., Apco Argentina and Northwest, effective as of April 23, 1984 and (v) “Unión Transitoria de Empresas Área Acambuco” among Bridas S.A.P.I.C., Apco Argentina, Northwest and YPF Sociedad Anónima, effective as of September 28, 1994, as amended on November 29, 1999 and as further amended on October 19, 2007 (collectively, the “Acambuco Agreements”).

(c) Seller is the record and beneficial owner of, and has good, valid and marketable title to, the Apco Argentina Shares and the Northwest Common Shares, free and clear of any and all Liens and, following the Conversion, will be the record and beneficial owner of, and has good, valid and marketable title to, the Target Interests, free and clear of any and all Liens. Seller has the corporate power and authority to sell, transfer, assign and deliver such Target Interests as provided in this Agreement, and such delivery will convey to Purchaser good title to such Target Interests, free and clear of any and all Liens or any other restrictions on transfer (other than any restrictions on transfer under the Securities Act and any state securities Laws).

(d) Northwest does not own, directly or indirectly, any capital stock, equity interest, beneficial interest or other voting or equity securities or interest in any Person. Northwest does not act or carry on business in partnership with any other Person and is not party to any joint venture agreement.

(e) Prior to the date hereof, Seller has made available to Purchaser complete and correct copies of the articles of association, charter and bylaws (or similar organizational documents) of Northwest. Other than the organizational documents made available to Purchaser pursuant to the foregoing sentence, there are no Contracts, arrangements, shareholder agreements, voting trusts, proxies or understandings which relate to the governance of the voting, registration, transfer or issuance of shares or equity interests of any company of Northwest.

3.5 No Undisclosed Liabilities. Northwest does not have any Liabilities of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or otherwise that are required by GAAP to be reflected or reserved against on a balance sheet (or the notes thereto) of Northwest except for Liabilities (i) that are specifically stated and adequately reserved against in the Unaudited Balance Sheet or, (ii) that have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and are not, individually or in the aggregate, material to Northwest.

3.6 Contracts. Other than the Acambuco Agreements and Contracts between Northwest and its Affiliates disclosed on Section 4.26 of the Company Disclosure Schedule, Northwest is not party to any Contract.

3.7 Legal Proceeding. As of the date hereof, there is no Legal Proceeding pending, or to the Knowledge of Seller, threatened, against Northwest, Northwest’s properties (tangible or intangible) or any of Northwest’s officers or directors (in their capacities as such). As of the date hereof, there is no investigation or other proceeding pending or, to the Knowledge of Seller, threatened, against Northwest, any of Northwest’s properties (tangible or intangible) or any of Northwest’s officers or directors (in their capacities as such) by or before any Governmental Body.

3.8 Tax. Effective as of the Closing Date, Northwest LLC will be disregarded as an entity separate from Seller for purposes of U.S. federal income tax law and any applicable state or local law.

3.9 Financial Advisors.

(a) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Apco or any of its Subsidiaries or Northwest or any of its Subsidiaries in connection with the Purchase or the Merger or any of the other transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of Seller or any of its Affiliates (other than Apco and its Subsidiaries).

3.10 “Big Boy” Representation. Seller acknowledges that (i) it is a sophisticated institution engaged in the business of assessing and assuming investment risks in respect of securities, including securities such as the Target Interests, (ii) it initiated and still desires to consummate the sale of the Target Interests to Purchaser, (iii) it is fully satisfied with the Purchase Price, and the Purchase Price is all that Seller is or will be entitled to receive for the Target Interests and (iv) Purchaser is consummating this transaction with Seller in reliance on the foregoing acknowledgements.

3.11 Board Matters. Section 3.11 of the Seller Disclosure Schedule sets forth a true, correct and complete list of Seller’s designees to the board of directors or applicable governing body of (a) Apco Argentina (the “Apco Argentina Board”), and (b) Northwest (the “Northwest Board” and, together with the Apco Argentina Board, the “Target Boards”).

3.12 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this ARTICLE III and those representations and warranties expressly made by Apco set forth in Article IV of the Merger Agreement, none of Seller or any of its Affiliates nor any other Person on behalf of Seller makes or has made any express or implied representation or warranty with respect to Seller, the Target Companies or their respective businesses or with respect to any other information provided, or made available, to Purchaser or their respective Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Seller acknowledges and agrees that, except for the representations and warranties made by Purchaser in ARTICLE IV (as qualified by the applicable items disclosed in the Purchaser Disclosure Schedule) and those representations and warranties expressly set forth in Article V of the Merger Agreement (as qualified by the applicable items disclosed in the Parent Disclosure Schedule), none of Purchaser or any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Purchaser or any of its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Purchaser or any of its Subsidiaries or any other matter furnished or provided to Seller or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby or thereby. Seller is not relying and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Purchaser and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Seller acknowledges and agrees that the representations and warranties contained in ARTICLE IV (as qualified by the applicable items disclosed in the Purchaser Disclosure Schedule) and Article V of the Merger Agreement (as qualified by the applicable item disclosed in the Parent Disclosure Schedule) are for risk allocation purposes and not necessarily assertions of truth.

ARTICLE IV

Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to Seller as follows:

4.1 Organization. Purchaser is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate or similar entity power and authority to own, lease and operate properties and conduct business as it is being conducted.

4.2 Authorization. Purchaser has all necessary power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each of the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all required corporate or similar entity action on behalf of Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.3 Conflicts; Consents of Third Parties.

(a) Except as set forth on Section 4.3 of the Purchaser Disclosure Schedule, none of the execution and delivery by Purchaser of this Agreement or the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the organizational documents of Purchaser; (ii) any Contract or Permit to which Purchaser is a party or is bound or to which Purchaser or any of the properties or assets of Purchaser are subject; (iii) any Order of any Governmental Body applicable to Purchaser or by which any of the properties or assets of Purchaser are bound; or (iv) any applicable Law, other than, in the case of clauses (ii) and (iv), for any such violation, breach, default, right, termination, or cancellation that would not materially impair Purchaser’s ability to consummate the transactions contemplated hereby.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, the compliance by Purchaser with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby and thereby or the taking by Purchaser of any other action contemplated hereby, except for such consents, waivers, approvals, orders, Permits or authorizations the failure of which to obtain would not have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby.

4.4 Securities Law Matters. Purchaser (i) is acquiring the Target Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, (ii) acknowledges that the Target Interests are not registered under the Securities Act, or any state securities laws, and that the Target Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable, (iii) has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of purchasing the Target Interests being purchased by it hereunder and (iv) is able to bear the economic risk of an investment in the Target Interests for an indefinite period, including the risk of a complete loss of any such investment.

4.5 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

4.6 Financial Capability. Purchaser has or will have sufficient funds to consummate the Purchase and at the Closing will have sufficient funds to pay the Purchase Price and consummate the Purchase.

4.7 No Other Representations and Warranties. Except for the representations and warranties expressly set forth in this ARTICLE IV, none of Purchaser or any of its respective Affiliates nor any other Person on behalf of any of them makes or has made any express or implied representation or warranty (and there is and has been no reliance by Seller or any of its Affiliates or Representatives on any such representation or warranty) with respect to Purchaser or its businesses or with respect to any other information provided, or made available, to Seller or any of its Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Purchaser acknowledges and agrees that, except for the representations and warranties made by Seller in ARTICLE III (as qualified by the applicable items disclosed in the Seller Disclosure Schedule) and the representations and warranties expressly set forth in Article IV of the Merger Agreement (as qualified by the applicable items disclosed in the Company Disclosure Schedule), neither Seller nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect with respect to or on behalf of the Seller, the Target Companies or any of their respective Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Target Companies or their respective Subsidiaries or any other matter furnished or provided to Purchaser or made available to Purchaser in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby or thereby. Purchaser is not relying and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person (other than the representations and warranties made by Apco under the Merger Agreement), and acknowledges and agrees that the Seller, the Target Companies and their respective Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Purchaser acknowledges and agrees that the representations and warranties contained in ARTICLE III (as qualified by the applicable items disclosed in the Seller Disclosure Schedule) and Article IV of the Merger Agreement (as qualified by the applicable items disclosed in the Company Disclosure Schedule) are for risk allocation purposes and not necessarily assertions of truth.

4.8 Doing Business in Argentina. Purchaser acknowledges that (i) it is acquiring companies doing business in Argentina, (ii) it is familiar with the risks of doing business in Argentina and (iii) has obtained all necessary advise in this respect.

ARTICLE V

Conditions to Closing

5.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in its sole discretion in whole or in part to the extent permitted by applicable Law):

(a) No Actions. No Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (collectively, “Restraints”), or threatened or commenced any Legal Proceeding, which is then pending or in effect and seeks to enjoin or otherwise prohibit, or has the effect of enjoining or otherwise prohibiting, the consummation of the transactions contemplated by this Agreement.

(b) Performance; Representations and Warranties True and Correct. Seller shall have performed in all material respects all of its obligations hereunder to be performed by Seller at or prior to the Closing Date, and (i) each of the representations and warranties set forth in Section 3.4(a), Section 3.4(b) and Section 3.4(c) (Ownership and Transfer of Target Interests) and Section 3.9 (Financial Advisors) shall be true and correct in all respects as of the date of this Agreement and as of the Closing, except, with respect to Section 3.4(a) and Section 3.4(b), to the extent that any inaccuracies would be de minimis and (ii) each of the other representation and warranties set forth in ARTICLE III shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, in each case with the same effect as if then made (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be tested as of such earlier date);

(c) Board Matters. (i) Those individuals set forth on Schedule 5.1(c) to this Agreement shall have been duly and validly elected to the Target Boards, with such election to be effective immediately following the Closing; and (ii) each member of Seller’s designees (collectively, the “Board Designees”) to the Target Boards prior to the Closing (other than those members included on Schedule 5.1(c) to this Agreement) shall have duly and validly delivered to the applicable Target Company his or her executed resignation as a director of the applicable Target Company, subject to and effective immediately following the Closing.

(d) Deliveries. Seller shall have delivered, or caused to be delivered, to Purchaser the documents described in Section 7.10;

(e) Conversion of Northwest Corporation to Limited Liability Company. At least two days prior to the Closing Date, Seller shall have (i) effectively converted Northwest Corporation into a limited liability company pursuant to the laws of the State of Utah, and (ii) transferred the relevant certificates of conversion to Purchaser, and Seller shall not have filed an election to cause such limited liability companies to be treated as corporations for U.S. federal, state or local tax purposes; and

(f) Consummation of Other Transactions. The transactions contemplated by the Merger Agreement shall have been consummated or shall be consummated substantially concurrently with the Closing.

5.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Seller in its sole discretion in whole or in part to the extent permitted by applicable Law):

(a) No Actions. There shall be no Restraints and no Governmental Body has threatened or commenced any Legal Proceeding, which is then pending or in effect and seeks to enjoin or otherwise prohibit, or has the effect of enjoining or otherwise prohibiting, the consummation of the transactions contemplated by this Agreement.

(b) Performance; Representations and Warranties True and Correct. Purchaser shall have performed in all material respects all of its obligations hereunder to be performed by Purchaser at or prior to the Closing Date, and each of the representations and warranties contained in ARTICLE IV shall be true and correct in all respects, in each case, as of the date of this Agreement and as of the Closing Date, in each case with the same effect as if then made (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be tested as of such earlier date), except for such failures to be true and correct as would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Purchaser to consummate the Purchase.

(c) Deliveries. Purchaser shall have delivered, or caused to be delivered, to Seller (or its designee(s)) the Purchase Price by wire transfer of immediately available funds and (ii) a certificate dated the Closing Date and signed by an executive officer of Seller certifying that the conditions set forth in Section 5.2(b) shall have been satisfied.

(d) Consummation of Other Transactions. The transactions contemplated by the Merger Agreement shall have been consummated or shall be consummated substantially concurrently with the Closing.

5.3 Frustration of Closing Conditions. Neither of Purchaser or Seller may rely on the failure of any condition set forth in Section 5.1 or Section 5.2, as the case may be, if such failure was caused by such party’s failure to comply with any provision of this Agreement.

ARTICLE VI

Termination

6.1 Termination. This Agreement:

(a) may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by mutual written consent of Seller and Purchaser; or

(b) shall automatically be terminated, without any further action by any party, and the transactions contemplated hereby shall be abandoned at any time prior to the Closing if the Merger Agreement has been terminated in accordance with its terms.

6.2 Procedure Upon Termination. In the event of termination and abandonment by Purchaser or Seller, or both, pursuant to Section 6.1, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Target Interests hereunder shall be abandoned, without further action by Purchaser or Seller.

6.3 Effect of Termination. In the event of any termination of this Agreement in accordance with Section 6.1, except as set forth in this Section 6.3, this Agreement shall be terminated, and there shall be no further liability or obligation hereunder by the part of any party hereto; provided, that if (x) such termination resulted, directly or indirectly, from the Intentional Breach of any representation, warranty, covenant or other agreement contained herein or (y) the Intentional Breach of any representation, warranty, covenant or other agreement contained herein shall cause the Closing not to occur, then, notwithstanding such termination, such breaching party shall be fully liable for any and all Damages, to the extent proven, as a result of such Intentional Breach regardless of whether or not the Termination Fee or the Merger Agreement Termination Fee has been paid or is payable; provided, further that the Confidentiality Agreement, and the provisions of Section 3.9 (Financial Advisors), Section 4.5 (Financial Advisors), Section 7.7 (Public Statements), ARTICLE I, ARTICLE VI and ARTICLE VIII shall survive any termination of this Agreement pursuant to this ARTICLE VI.

6.4 Future Sale Fee.

(a) If this Agreement is terminated pursuant to Section 6.1(b) and a Merger Agreement Termination Fee is payable to Purchaser pursuant to Section 8.3(a)(i) or 8.3(a)(ii) of the Merger Agreement, within one Business Day of Seller or its Affiliates receipt of consideration in connection with a related Merger Agreement Acquisition Proposal, Seller shall pay to Purchaser by wire transfer of immediately available funds an amount equal to the excess, if any, of (x) the consideration actually paid to Seller or its Affiliates in connection with the related Merger Agreement Acquisition Proposal (whether paid in one transaction or a series of transactions, in cash, securities or any other form and including any deferred purchase price payments, dividends, seller notes and “earn-out” payments) over (y) $15.00 multiplied by the number of Apco Shares in respect of which Seller received consideration in such Merger Agreement Acquisition Proposal.

(b) (i) If this Agreement is terminated (A) pursuant to Section 6.1(b) and a Merger Agreement Termination Fee is payable to Purchaser pursuant to Section 8.3(a)(iii) of the Merger Agreement (following a termination of the Merger Agreement pursuant to Section 8.1(d)(ii)(B) thereof) or (B) pursuant to Section 6.1(a) or Section 6.1(b) and prior to such termination Seller shall have committed an Intentional Breach of any of its obligations contained in Section 7.4 and (ii) within 12 months of the termination of this Agreement the Company enters into a definitive agreement with respect to a Merger Agreement Acquisition Proposal with a Third Party (whether or not such Third Party made an Acquisition Proposal prior to termination) or a Merger Agreement Acquisition Proposal (whether or not the applicable Third Party made an Acquisition Proposal prior to termination) is consummated, then Seller shall pay to Purchaser by wire transfer of immediately available funds an amount equal to the excess, if any, of (x) the consideration actually paid to Seller or its Affiliates in connection with such Merger Agreement Acquisition Proposal (whether paid in one transaction or a series of transactions, in cash, securities or any other form and including any deferred purchase price payments, dividends, seller notes and “earn-out” payments) over (y) $15.00 multiplied by the number of Apco Shares in respect of which Seller received consideration in such Merger Agreement Acquisition Proposal.

(c) (i) If the Agreement is terminated (A) pursuant to Section 6.1(b) and the Merger Agreement was terminated by Purchaser or Seller, as applicable, pursuant to Section 8.1(d)(i) or 8.1(d)(ii)(B) of the Merger Agreement or (B) pursuant to Section 6.1(a) or Section 6.1(b) and prior to such termination Seller shall have committed an Intentional Breach of any of its obligations contained in Section 7.4 of this Agreement, and (ii) (A) within 12 months of the termination of this Agreement following a termination of the Merger Agreement pursuant to Section 8.1(d)(i) or 8.1(d)(ii)(B) of the Merger Agreement or (B) within 12 months of the termination of this Agreement following an Intentional Breach by Seller of any of its obligations under Section 7.4 of this Agreement, Seller enters into an agreement to sell, dispose or transfer of all or any of the Apco Shares (or the economic benefit thereof) held by Seller as of the date hereof in a transaction or a series of transactions (a “Subsequent Share Sale”), Seller shall pay to Purchaser by wire transfer of immediately available funds an amount equal (x) the excess if any of (1) the per Apco Share consideration actually paid to Seller in connection with the Subsequent Share Sale (whether paid in cash, securities or any other form and including any deferred purchase price payments, seller notes and “earn-out” payments and including any consideration paid or payable for the Target Interests) over (2) $15.00 multiplied by (y) the number of Apco Shares sold by Seller in such Subsequent Share Sale.

(d) If the Agreement is (i) terminated pursuant to Section 6.1(b) and the Merger Agreement was terminated by Purchaser or Seller pursuant to Section 8.1(b)(i), (ii) Seller receives an Acquisition Proposal prior to any such termination and (iii) within 3 months of any such termination of this Agreement, Seller enters into a Subsequent Share Sale, Seller shall pay to Purchaser by wire transfer of immediately available funds an amount equal (x) the excess if any of (1) the per Apco Share consideration actually paid to Seller in connection with the Subsequent Share Sale (whether paid in cash, securities or any other form and including any deferred purchase price payments, seller notes and “earn-out” payments and including any consideration paid or payable for the Target Interests) over (2) $15.00 multiplied by (y) the number of Apco Shares sold by Seller in such Subsequent Share Sale.

(e) If the consideration received by Seller in respect of any Merger Agreement Acquisition Proposal subject to Section 6.4(a) or Section 6.4(b) or any Subsequent Share Sale subject to Section 6.4(c) or Section 6.4(d) is not all in the form of cash, then the value of such non-cash consideration shall equal: (i) in the case of non-cash consideration in the form of securities listed on a national securities market, the volume weighted average price for such securities for (x) the five consecutive trading days ending on the trading day immediately preceding Seller’s receipt of such securities or (y) the five consecutive trading days starting with the first trading day following Seller’s receipt of such securities if such securities are first listed upon the consummation of such Merger Agreement Acquisition Proposal or Subsequent Share Sale, as applicable or (ii) in the case of all other non-cash consideration, the fair market value of such non-cash consideration as agreed between a willing buyer and a willing seller, neither under any compulsion to transact, as determined by a third-party valuation firm of international reputation that is reasonably acceptable to both Purchaser and Seller.

6.5 Termination Fee.

(a) If: (i) the Agreement is terminated by either Purchaser or Seller pursuant to Section 6.1; (ii) prior to such termination, Seller committed an Intentional Breach of any of its obligations contained in Section 7.4; and (iii) no Merger Agreement Termination Fee is payable by Apco pursuant to the terms of the Merger Agreement, then Seller shall pay to Purchaser an amount equal to $15,450,000 (the “Termination Fee”) by wire transfer within two Business Days after the termination of this Agreement; provided that the Purchaser and Seller acknowledge that Purchaser shall not be entitled to receive both the Termination Fee and the Merger Agreement Termination Fee.

6.6 Failure to Pay Amounts Due.

(a) If Seller fails to pay the Termination Fee or any amounts payable by it pursuant to Section 6.4, when due, and, in order to obtain such payment, Purchaser commences a suit that results in a judgment against Seller for such amount, Seller shall pay to Purchaser its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on such amount from the date such payment was required to be made pursuant to Section 6.4 or Section 6.5 until the date of payment at the rate per annum three hundred (300) basis points over the “prime rate” (as announced by JP Morgan or any successor thereto) in effect on the date such awarded amount was originally required to be paid.

ARTICLE VII

Covenants

7.1 Consents; Regulatory Approvals.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall (and shall cause each of their applicable Affiliates and Subsidiaries to) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, as promptly as practicable, the Purchase and the other transactions contemplated by this Agreement. Without limiting the foregoing, each of the parties agrees to use its respective reasonable best efforts to (i) cause the conditions to the Purchase set forth in ARTICLE V to be satisfied as promptly as practicable, (ii) obtain any consents, approvals (including any post-Closing approvals), orders, waivers and authorizations of, actions or nonactions by, any Governmental Bodies or any third party necessary in connection with consummation of the transactions contemplated by this Agreement, including the Purchase and (iii) execute and deliver any additional instruments necessary to consummate the Purchase and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require Purchaser or any of its Affiliates, or permit Northwest or any of their Subsidiaries (without the prior consent of Purchaser), to (x) litigate with any Government Body to obtain approval, authorization or consent to the Purchase, (y) agree to (A) any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of Northwest, Purchaser or any of their respective Subsidiaries or Affiliates or of any amount (other than a de minimis amount) of such entities’ businesses, assets or properties, (B) the imposition of any limitation (other than a de minimis limitation) on the ability of Northwest, Purchaser, or any of their respective Subsidiaries or Affiliates to conduct their respective businesses or own any shares or assets or to acquire, hold or exercise full rights of ownership of their respective businesses, or (C) the imposition of any impediment (other than a de minimis impediment) on Purchaser or any of their respective Subsidiaries or Affiliates under any Laws or (z) pay any amounts (other than de minimis amounts) or otherwise agree to provide any benefit or undertaking to be subject to any limitation or restriction to any Governmental Body or any other Person in connection with any approval by a Governmental Body other than in respect of customary and established filing fees and other payments required as of the date hereof by Law.

(b) To the extent not expressly prohibited by Law, Purchaser and Seller shall reasonably cooperate with respect to all discussions, submissions, negotiations and other communications with all Governmental Bodies in connection with all waiting periods, authorizations, consents or waivers (including any post-Closing approvals) required to consummate the transactions contemplated by this Agreement, and, subject to reasonable concerns regarding confidentiality, each party shall keep the other reasonably informed with respect to such matters. In connection with the actions and procedures referenced in this Section 7.1, each party shall, and shall cause its Representatives to: (i) promptly and fully inform the other party of any written or material oral communication received from or given to any Governmental Body, (ii) permit the other party to review any submission required to be made by Northwest or any of their respective Subsidiaries to any Governmental Body, (iii) consult with the other party in advance of any meeting, conference or material discussion required by any Governmental Body and (iv) if permitted to do so by the relevant Governmental Body, give the other party the opportunity to attend and participate in any such meetings, conferences and discussions. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 7.1 shall require (x) Purchaser to take or (y) Seller to cause Apco to take any action not required under Section 6.3 of the Merger Agreement.

(c) Each of the parties hereto shall (and shall cause its Affiliates and Subsidiaries to) as soon as practicable but in no event later than one (1) calendar week following the Closing Date, take all actions necessary to make the filings required under the Argentine Antitrust Laws. Upon request by Purchaser, Seller shall (and shall cause its Affiliates and Subsidiaries to) use its reasonable best efforts to obtain, or cause to be obtained, any applicable consents, authorizations, orders, clearances, and approvals from all Governmental Bodies required in connection with the transactions contemplated by this Agreement and the Merger Agreement. Seller shall cooperate fully with the Purchaser and its Affiliates and use reasonable best efforts to promptly seek to obtain all such consents, authorizations, orders, clearances, and approvals (including any post-Closing approvals) and to make all required registrations, declarations and filings with, and notices to, any Governmental Bodies (including in connection with any applicable Antirust Law). To the extent not expressly prohibited by Law, Seller shall reasonably cooperate with Purchaser with respect to all discussions, submissions, negotiations and other communications with all Governmental Bodies in connection with all authorizations, consents, waivers or approvals (including any post-Closing approvals) required in connection with the transactions contemplated by the Merger Agreement, and, subject to reasonable concerns regarding confidentiality, each party shall keep the other reasonably informed with respect to such matters. In connection with the actions and procedures referenced in this Section 7.1(c), Seller shall, and shall cause its Representatives to: (i) promptly and fully inform Purchaser of any written or material oral communication received from or given to any Governmental Body, (ii) permit Purchaser to review any submission required to be made by Seller to any Governmental Body, (iii) consult with Purchaser in advance of any meeting, conference or material discussion required by any Governmental Body and (iv) if permitted to do so by the relevant Governmental Body, give Purchaser the opportunity to attend and participate in any such meetings, conferences and discussions. For the avoidance of doubt, Purchaser acknowledges that the Argentine Antitrust Approval shall not be a condition to Closing and agrees to assume all the risks related to the Argentine Antitrust Approval (or the lack thereof) and that Seller and its Affiliates shall not be required to return the Purchase Price in the event the Argentine Antitrust Approval is delayed, rejected or conditioned (a “Negative Antitrust Decision”). Purchaser shall be solely responsible to perform any and all actions required by a Negative Antitrust Decision at its own risk and cost. Seller and its Affiliates shall not be liable for any losses arising out of a Negative Antitrust Decision.

7.2 Third-Party Consents. Without limiting any covenant contained in Section 7.1, Purchaser and Seller shall each, and shall each cause their respective Subsidiaries to use reasonable best efforts to obtain all consents and approvals of third parties (including parties to Company Material Contracts (as defined in the Merger Agreement) and other Contracts of Apco and its Subsidiaries) that are required in connection with the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, in no event shall Purchaser or any of its Affiliates or Seller, Northwest or any of their respective Subsidiaries be obligated to bear any expense or pay any fee or grant any concession, other than de minimis expenses, fees or concessions (any such expense, fee or concession, a “Consent Fee”) in connection with obtaining any waivers, permits, approval, authorizations, qualifications or consents that are required in in connection with the consummation of the transactions contemplated hereby pursuant to the terms of any Contract to which Seller or Northwest or any of their respective Subsidiaries is a party; provided that Seller shall (x) promptly inform Purchaser in writing of any request or demand for a Consent Fee received by it, Northwest or their respective Subsidiaries and (y) pay any monetary Consent Fee if Purchaser undertakes to reimburse Seller for amounts paid in respect of such Consent Fee.

7.3 Notification of Certain Matters. Seller shall give prompt written notice to the Purchaser, and Purchaser shall give prompt written notice to Seller, of the occurrence, or failure to occur, of any event which occurrence or failure to occur has resulted in or would reasonably be expected to result in the failure to satisfy or be able to satisfy any of the conditions specified in Section 5.1 or Section 5.2, as applicable. For the avoidance of doubt, notices provided to either party hereto pursuant to Section 9.2 of the Merger Agreement shall be deemed delivered under this Section 7.3.

7.4 Non-Solicitation; No Transfer.

(a) From the date of this Agreement until the date and time at which the Merger becomes effective or, if earlier, the termination of this Agreement in accordance with its terms, Seller will not, nor shall it authorize or permit any of its Subsidiaries to, and shall cause its and their respective Representatives not to, directly or indirectly (i) initiate, solicit or knowingly encourage or knowingly facilitate the making of any bona fide proposal or offer (provided, that Seller shall be entitled substantially contemporaneously with the public announcement of the Merger Agreement, to waive the “don’t ask/don’t waive” provisions of any standstill provisions contained in any confidentiality agreement in effect on the date of this Agreement (such agreement, an “Existing Confidentiality Agreement”); provided further; that Seller shall notify Purchaser as to the identity of the other parties to the Existing Confidentiality Agreements to the extent not prohibited by such Existing Confidentiality Agreement and, in the event that one or more Existing Confidentiality Agreements prohibit such notification to Parent, the waiver of the “don’t ask/don’t waive” provisions for such Existing Confidentiality Agreements shall be conditioned upon the party to such Existing Confidentiality Agreement acknowledging that Seller shall not be prohibited from notifying Purchaser as to the identity of such party) concerning, (x) any sale or transfer of all or a material portion of the assets of Apco and its Subsidiaries, taken as a whole; or all or a material portion of the assets of Northwest and its Subsidiaries, taken as a whole; (y) any sale or transfer of any Apco Shares or the Target Interests or (z) any conversion, consolidation, recapitalization, merger, liquidation, dissolution or similar transaction involving Apco and its Subsidiaries or Northwest and its Subsidiaries (an “Acquisition Proposal”) or any Acquisition Inquiry, (ii) other than informing Third Parties of the existence of the provisions contained in this Section 7.4, engage in negotiations or discussions with, or furnish any non-public information concerning Apco, Northwest or any of their respective Subsidiaries to, any Third Party who has made or in response to an Acquisition Proposal or any Acquisition Inquiry or (iii) resolve or agree to do any of the foregoing. Seller shall, and shall cause its Subsidiaries to and shall cause its and their respective Representatives to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or any Acquisition Inquiry and (ii) promptly request that all confidential information provided by or on behalf of Seller or any of its Affiliates to any such Person in connection with such discussions or negotiations be returned or destroyed. Notwithstanding anything to the contrary in this Section 7.4, any actions taken by Apco, the Apco Board, the Subsidiaries or Representatives of Apco (including those Representatives of Apco that are also employees of the Seller) in accordance with the provisions of Section 6.5 of the Merger Agreement shall not constitute a breach by Seller of this Section 7.4.

(b) Seller shall promptly (and in any event within 24 hours after any director, officer or financial advisor of Seller is notified of the receipt thereof) advise Purchaser in writing in the event that Seller receives any Acquisition Proposal or Acquisition Inquiry, and in connection with such notice, provide to Purchaser the material terms and conditions (including the identity of the Third Party making any such Acquisition Proposal) of any such Acquisition Proposal. For the avoidance of doubt, any notices provided to either party hereto as required pursuant to Section 6.5 of the Merger Agreement shall be deemed delivered under this Section 7.4(b).

(c) Seller shall not (solely with respect to the Target Companies), and shall cause the Target Companies not to, sell, dispose of, transfer, or assign any ownership interests in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof owned by any of them as of the date hereof, other than asset sales or dispositions in the ordinary course of business.

7.5 Conduct of Business. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement, without the prior written consent of Purchaser, Seller shall not, in respect of the Target Companies, and shall cause Northwest not to: (a) except for the Conversion, amend or modify the organizational or constituent documents of the Target Companies, (b) pay or make any dividends, (c) issue, sell, pledge, dispose of, encumber (or authorize any of the foregoing) or authorize any additional shares of Apco Argentina Shares or Northwest Common Shares, as applicable, or of any preferred stock or any other capital stock or other equity or voting securities of any of the Target Companies, (d) sell, pledge, dispose of or encumber any material asset of either Target Company, (e) amend, terminate, assign or waive any material right under any material Contract to which either Target Company is a party other than in the ordinary course of business, (f) incur any Indebtedness, (g) adopt any budget or operating plan or otherwise authorize or make any commitment with respect to any capital expenditure, (h) settle, waive, release assign or compromise any litigation to which either Target Company is a party, other than for compromises, settlements or agreements that involve only the payment of monetary damages not in excess of $100,000 in any single instance and $250,000 in the aggregate and in any case without the imposition of equitable relief on, or the admission of wrongdoing by, any Target Company or any of its Subsidiaries or (i) except for the Conversion or as required by Law or the published interpretation or enforcement thereof, make or rescind any material Tax election, change any material Tax method, file any amended Tax Return that is material, incur any material Tax Liability, or settle or compromise any material federal, state, provincial, local or foreign income Tax liability.

7.6 Director Resignations. Seller shall cause each Board Designee to duly and validly deliver to the relevant Target Company his or her executed resignation as a director of such Target Company subject to and effective immediately following the Closing.

7.7 Public Statements.

(a) Each party hereto agrees not to issue any press release or make any other public announcement relating to this Agreement or the transactions contemplated hereby without the prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) of the other party, except as may be required by Law, court process or the rules and regulations of any national securities exchange or national securities quotation system, in which case the other parties hereto shall, to the extent practicable, be given the reasonable opportunity to review and comment on any such press release or other public announcement prior to its public release. Notwithstanding any other provision of this Agreement, the requirements of this Section 7.7 shall not apply to any disclosure by (a) Seller or Purchaser of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Purchase or the transactions contemplated by this Agreement, or (b) Seller or Purchaser, with respect to any public announcement or public statement with respect to any Merger Agreement Adverse Recommendation Change made in accordance with Section 6.5(d) of the Merger Agreement.

(b) Each of Purchaser and Seller agree that the terms of this Agreement, and the information provided to Purchaser in connection with this Agreement and the transactions contemplated hereby, shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law.

7.8 Preservation of Records. Purchaser shall use reasonable efforts to preserve and keep the records held by Purchaser or its Affiliates relating to the businesses of the Target Companies for a period of five years from the Closing Date and shall make such records and, as reasonably requested by Seller, personnel available to Seller, during regular business hours and upon reasonable advance notice and in such a manner as not to materially interfere with the normal operation of Purchaser and its Subsidiaries, as may be reasonably required by Seller in connection with any insurance claims by, Legal Proceedings or tax audits against or governmental investigations of Seller or any of its Affiliates involving the Target Companies or in order to enable Seller to comply with its obligations under this Agreement and the Seller Documents. All information obtained by Seller and its Affiliates pursuant to this Section 7.8 shall be treated confidentially by Seller and its Affiliates. If Purchaser wishes to destroy such records after that time, Purchaser shall first give 90-day written notice to Seller and Seller shall have the right at its option and expense, upon prior written notice given to such party within that 90-day period, to take possession of the records within 180 days after the date of such notice. Seller shall deliver all original records relating to the businesses of the Target Companies to Apco within 15 days of Closing. Notwithstanding anything to the contrary herein or otherwise, Purchaser shall not be required to provide access to, or cause its Subsidiaries (including, following the Merger, Apco) to provide access to, or disclose any information or documents to the extent that such access would (in the reasonable judgment of Purchaser) (i) constitute a waiver of the attorney-client, work-product or other doctrine or privilege held by the Purchaser or any of its Subsidiaries or (ii) violate any Contract of Purchaser or any of its Subsidiaries in effect as of the date hereof with respect to confidentiality or privacy, (iii) materially interfere with the conduct of the business of Purchaser or any of its Subsidiaries or its or their Affiliates or (iv) violate any Laws relating to the exchange of information or otherwise; provided, that in the case of clauses (i) and (iv), Purchaser shall use its reasonable best efforts to obtain any required consents and take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure; provided further, that in the case of clause (ii), Purchaser shall use reasonable best efforts to obtain a waiver from the counterparty to any such Contract so as to allow Purchaser to provide access to or furnish the relevant information.

7.9 Access to Information.

(a) From the date of this Agreement to the earlier of the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 6.1, Seller will, and will cause Apco and Northwest to, and will use reasonable best efforts to cause Apco Argentina to, provide to Purchaser and its authorized Representatives (i) upon reasonable notice, reasonable access during normal business hours to the Sellers’ and Apco’s and Apco’s Subsidiaries’ and Northwest’s employees, properties, books, Contracts and records (including Tax Returns, Tax correspondence, Tax work papers, Tax advice, correspondence with taxing authorities (including any assessments of Tax)), passwords of all platforms and information systems, access to all electronic data repositories, including backups, service and maintenance Contracts, and related licenses, as Purchaser may reasonably request and (ii) such reasonably available financial and operating information of Apco, Northwest and their respective Subsidiaries as Purchaser may reasonably request. From the date of this Agreement to the earlier of (x) the later of March 31, 2015 and the date that is three months after the Closing and (y) the date, if any, on which this Agreement is terminated pursuant to Section 6.1, Seller will reasonably assist Purchaser the transition and migration to Purchaser of all the information and documentation stored by Seller and pertaining to Apco, Apco’s Subsidiaries and Northwest, including information concerning administrative, accounting, reporting, planning, financial, tax and information technology activities. Notwithstanding the foregoing, Seller shall not be required to provide access to, or cause Apco or Northwest to, or use reasonable best efforts to cause Apco Argentina to, provide access to, or disclose any information or documents to the extent that such access would (in the reasonable judgment of the Seller) (i) constitute a waiver of the attorney-client, work-product or other doctrine or privilege held by the Seller or any of Apco, Northwest or Apco Argentina, (ii) violate any Contract of Seller or any of Apco, Northwest or Apco Argentina in effect as of the date hereof with respect to confidentiality or privacy, (iii) materially interfere with the conduct of the business of Seller or any of Apco, Northwest or Apco Argentina or its or their Affiliates or (iv) violate any Laws relating to the exchange of information or otherwise; provided, that in the case of clauses (i) and (iv) each party shall use its reasonable best efforts to obtain any required consents and take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure; provided further, that in the case of clause (ii) Seller shall use reasonable best efforts to obtain a waiver from the counterparty to any such Contract so as to allow Seller to provide access to or furnish the relevant information.

(b) Upon request by Purchaser, Seller shall negotiate in good faith with Purchaser regarding an agreement for the provision of services by Purchaser to Apco and its Subsidiaries following Closing through the later of (i) March 31, 2015 and (ii) the date that is three months after the Closing; provided that Purchaser may terminate the agreement prior to such date. The agreement shall be on substantially similar terms to those set forth in the Amended and Restated Administrative Services Agreement, dated May 7, 2013, between Apco and Seller (the “Administrative Services Agreement”) and the compensation for the provision of such services shall be on the same terms as those set forth in the Administrative Services Agreement.

7.10 Deliveries. At Closing, Seller shall deliver, or cause to be delivered, to Purchaser (i) the Argentine Stock Transfer Notice, (ii) stock certificates, any limited liability company interest certificates (if applicable), and/or written confirmation, or other evidence reasonably satisfactory to Purchaser that the Northwest Interests have been transferred, (iii) the Northwest Limited Liability Company Agreement, duly executed by Seller (iv) stock certificates and/or written confirmation, or other evidence reasonably satisfactory to Purchaser that the Apco Argentina Shares have been transferred, (v) the Share Registry Book (Registro de Accionistas) reflecting the transfer of the Apco Argentina Shares to Purchaser and (vi) a certificate dated the Closing Date and signed by an executive officer of Seller certifying that the conditions set forth in Section 5.1(b) shall have been satisfied.

7.11 Disclosure Schedules. Inclusion of an item in the applicable Schedules, or any references to dollar amounts, shall not constitute an acknowledgement or representation that such item is material, shall not establish any standard of materiality and shall not define further the meaning of such terms for purposes of this Agreement. Information disclosed in the Schedules shall constitute a disclosure only for the purposes of the representation and warranty that is correspondingly numbered and lettered in the Agreement and any other numbered and lettered Section of this Agreement to the extent that it is reasonably apparent upon reading the disclosure contained in such section of the applicable Schedule that such disclosure is responsive to such other numbered and lettered Section of this Agreement.

7.12 Control of Business. Notwithstanding anything in this Agreement to the contrary, Purchaser acknowledges on behalf of itself and its Affiliates and its and their directors, officers, employees, Affiliates, agents, representatives, successors and assigns that the operation of each Target Company remains in the dominion and control of such Target Company until the Closing and that none of the foregoing Persons will provide, directly or indirectly, any directions, orders, advice, aid, assistance or information to any director, officer or employee of any Target Company, except as specifically contemplated or permitted by ARTICLE VIII or as otherwise consented to in advance by an officer of such Target Company.

7.13 Conversion. Prior to the Closing Date, Seller shall cause the Conversion of Northwest from a corporation incorporated under the laws of the State of Utah to a limited liability company organized under the laws of the State of Utah. In connection with the Conversion, Seller shall cause Northwest to adopt a limited liability company agreement in a form provided by Purchaser and reasonably acceptable to Seller.

7.14 Federal Tax Status of Northwest. As of the Closing Date, Seller shall cause Northwest LLC to be disregarded as an entity separate from Seller for U.S. federal income tax purposes.

7.15 Insurance. Seller shall maintain in full force and effect through the Closing (A) the Management Liability and Company Reimbursement Insurance Policy with XL Specialty Insurance Company (including the

A-Side, B-Side and C-Side policies associated therewith) (the “Current Insurance Policy”) or (B) a policy (the “Replacement Insurance Policy”) with provisions no less favorable to APCO and its Subsidiaries and their respective officers, directors and employees (the “Beneficiaries”) than to Seller and its officers, directors and employees. For the six year period immediately following the Closing, Seller shall continue in full force and effect a directors’ and officers’ liability insurance policy to cover the Directors’ and Officers’ prior service at Apco that is no less favorable to such persons than any policy covering Seller’s directors and officers. Seller shall use reasonable best efforts to make (or cause to be made) for the benefit of the Beneficiaries all claims available to it under the Current Insurance Policy or the Replacement Insurance Policy, as applicable, as promptly as practicable, and to the extent Seller shall receive proceeds on account of any claims under any such policy that are applicable to such Beneficiaries, Seller shall pay such proceeds over to the applicable Beneficiaries promptly following receipt by Seller of such amounts from the insurer.

7.16 Further Assurances. Subject to the other express provisions of this Agreement, upon the request of the other party, each of Purchaser and Seller shall use reasonable best efforts to undertake as soon as reasonably practicable (or procure the undertaking as soon as reasonably practicable of) all acts including executing and delivering (or procuring the execution and delivery of) all such other documents, instruments and agreements as may be reasonably necessary for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

ARTICLE VIII

Miscellaneous

8.1 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Seller or Purchaser, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

8.2 Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary, stamp or similar Taxes or charges, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by Purchaser.

8.3 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment will be effective as delivery of a manually executed counterparty of this agreement.

8.4 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.5 Expenses. Except as otherwise provided in this Agreement, each of Seller and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

8.6 Governing Law. This Agreement and all claims, actions, proceedings or counterclaims (whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or relating to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules (other than New York General Obligations Law Sections 5-1401 and 5-1402) of such State.

8.7 Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. Each of Purchaser and Seller irrevocably submits to the exclusive jurisdiction of any New York federal court (or if jurisdiction is not available therein, a New York state court) sitting in the Borough of Manhattan of the City of New York, and any appellate court from any thereof, for the purposes of any suit, action, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the other agreements contemplated hereby or any transaction contemplated hereby. Each of Purchaser and Seller hereby agree to commence any action, suit or proceeding relating hereto in a New York federal court (or if jurisdiction is not available therein, a New York state court) sitting in the Borough of Manhattan of the City of New York. To the extent process by mail is permitted by applicable law, each of Purchaser and Seller agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 8.7. Each of Purchaser and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any New York federal court sitting in the Borough of Manhattan of the City of New York, and any appellate court from any thereof, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of Purchaser and Seller irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court.

8.8 Specific Performance. Each party hereto agrees that money damages would not be a sufficient remedy for any breach of this Agreement by any party here and that the other party would suffer irreparable harm as a result of any such breach. Without prejudice to the rights and remedies otherwise available to the parties hereto, each party agrees that the parties shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including an injunction or specific performance, in the event of any breach or threatened breach of the provisions of this Agreement by the other party. Such remedies shall not be deemed to be exclusive remedies but shall be in addition to all other remedies available at law or equity to such other party.

8.9 Notices. Any notice, request, demand, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand delivery, mail (first class, certified mail, postage prepaid), facsimile, email of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient) or overnight courier if to any party hereto, at the address or facsimile number set forth below such party’s name on the signature pages hereto or to such other address or facsimile number as such party shall have last designated by notice to the other parties hereto in accordance with this Section 8.9. Notices sent by hand delivery shall be deemed to have been given when received or delivery is refused; notices mailed in accordance with this Section 8.9 shall be deemed to have been given three days after the date so mailed; notices sent by facsimile shall be deemed to have been given when electronically confirmed; notice sent by e-mail shall be deemed to have been given when electronically confirmed) and notices sent by overnight courier shall be deemed to have been given on the next business day after the date so sent.

8.10 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.11 Survival. The representations and warranties set forth in this Agreement shall not survive the consummation of the transactions contemplated hereby other than the representations and warranties set forth in Section 3.4 and Section 3.9 which shall survive indefinitely.

8.12 No Recourse Against Non-Parties. Except to the extent otherwise set forth in the Merger Agreement and Power of Attorney, all claims, obligations, Liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made by the parties hereto only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). Except as set forth in the Power of Attorney and the Merger Agreement, no Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, or assignee of any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, or assignee of any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any Liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or Liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such Liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates of another Contracting Party. Without limiting the foregoing, to the maximum extent permitted by Law, except with respect to rights, claims, demands and causes of action arising under or in respect of the Merger Agreement and the Power of Attorney, each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose Liability of a Contracting Party on any other Contracting Party’s Nonparty Affiliate in respect of this Agreement, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise. Notwithstanding anything in this Agreement to the contrary (x) for the avoidance of doubt, nothing in this Agreement (including the provisions of Section 4.7 or this Section 8.12) shall limit in any way (i) the terms and conditions of the Power of Attorney or the Merger Agreement or any rights that Purchaser or any of its Affiliates has thereunder or (ii) any parties’ right to obtain Damages, to the extent proven, against Apco for Intentional Breach of the Merger Agreement and (y) following the Merger, Purchaser shall be entitled to obtain Damages, to the extent proven, from Seller for any Intentional Breach by Apco of which Seller had Knowledge of (i) the specific representations and warranties made as of the date hereof and set forth in Article IV the Merger

Agreement or the representations and warranties made as of the Merger Closing Date to the standard set forth in the certificate delivered pursuant to Section 7.2(d) of the Merger Agreement and (ii) any of the covenants set forth in Article VI of the Merger Agreement to the standard set forth in the certificate delivered pursuant to Section 7.2(d); provided, that any such claim by Purchaser must be commenced within twelve (12) months following the Closing.

8.13 WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, OR PROCEEDING, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Sincerely,

PLUSPETROL RESOURCES CORPORATION

By:	/s/ Maria Ximena Storni

Name:	Maria Ximena Storni
Title:	Attorney-in-fact

Signature Page to Offer Letter

Step N°2

Tulsa, Oklahoma, October 2, 2014

Messrs.

PLUSPETROL RESOURCES CORPORATION

Muiderstraat 7/A

1011PZ Amsterdam, The Netherlands

REF: IRREVOCABLE OFFER N° 001- WPX-TA-2014

Dear Sirs,

We hereby acknowledge receipt of your only Irrevocable Offer N° 001- WPX-TA-2014 dated October 2, 2014 (the “Offer”). Exhibit A hereto reproduces all terms and conditions of the Offer for the sole purpose of its identification. The Offer will be reviewed and analyzed by us. This document is not, and should not be deemed, as an acceptance to the Offer.

Sincerely,

WPX ENERGY, INC.

/s/ Jeffrey Schmuhl
Name:	Jeffrey Schmuhl
Title:	Vice President Acquisitions and Divestitures

Step N°3

Tulsa, Oklahoma, October 2, 2014

Messrs.

PLUSPETROL RESOURCES CORPORATION

Muiderstraat 7/A

1011PZ Amsterdam, The Netherlands

REF: IRREVOCABLE OFFER N° 001- WPX-TA-2014

Dear Sirs,

We hereby accept your only Irrevocable Offer N° 001- WPX-TA-2014 dated October 2, 2014.

Sincerely,

WPX ENERGY, INC.

/s/ Jeffrey Schmuhl
Name:	Jeffrey Schmuhl
Title:	Vice President Acquisitions and Divestitures

Step N°4

Amsterdam, The Netherlands, October 2, 2014

Messrs.

WPX ENERGY, INC.

3500 One Williams Center

Tulsa, OK 74172-0135

REF: IRREVOCABLE OFFER N° 001- WPX-TA-2014

Dear Sirs,

We hereby acknowledge receipt on the date hereof of your written notice of acceptance to our only Irrevocable Offer N° 001- WPX-TA-2014.

Sincerely,

PLUSPETROL RESOURCES CORPORATION

/s/ Maria Ximena Storni
Name:	Maria Ximena Storni
Title:	Attorney-in-fact

Apco Oil and Gas International Inc.

IMPORTANT EXTRAORDINARY GENERAL MEETING INFORMATION

•
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

1. To adopt the Merger Agreement (and the plan of merger exhibited thereto):	For ☐	Against ☐	Abstain ☐

2. To approve, on a non-binding advisory basis, the “golden parachute” compensation that will be paid or may become payable to the Company’s named executive officers that is based on or otherwise relates to the merger contemplated by the Merger Agreement.	For ☐	Against ☐	Abstain ☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01MPJC

Extraordinary General Meeting of Shareholders

[—], 2014

[—] [a.m.] local time

One Williams Center

720 level, Community Room

Tulsa, Oklahoma 74172

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — APCO OIL AND GAS INTERNATIONAL INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - [—], 2014

The undersigned shareholder of Apco Oil and Gas International Inc. hereby appoints MICHAEL KYLE, BRYAN K. GUDERIAN, and AMY FLAKNE jointly and severally with full power of substitution, as proxies to represent and vote all of the ordinary shares the undersigned is entitled to vote at the extraordinary general meeting of shareholders of Apco Oil and Gas International Inc. to be held on [—], 2014, and at any and all adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxy cannot be voted unless you sign, date, and return this card.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, AND, IN THE DISCRETION OF THE PROXY HOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT THEREOF.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON [—], 2014. The notice of extraordinary general meeting of shareholders and proxy statement are available at http://www.proxydocs.com/apco.

(Continued and to be marked, dated and signed, on the other side)